The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

This filing is made pursuant to Rule 424(b)(3)
under the Securities Act of 1933 in
connection with Registration No. 333-147542
333-147542-02
Supplement to Prospectus Supplement, Dated April 14, 2008
(To Prospectus Dated April 14, 2008)
Subject to Completion, Dated April 14, 2008
$475,100,000
Nissan Auto Lease Trust 2008-A
Issuing Entity
Nissan Auto Leasing LLC II
Depositor
Nissan Motor Acceptance Corporation
Servicer/Sponsor
$475,100,000 ASSET BACKED NOTES
The information contained in this supplement, dated April 14, 2008 (the “Supplement”), supplements, and to the extent it is inconsistent replaces, the information contained in the attached preliminary Prospectus Supplement dated April 14, 2008 to the Prospectus dated April 14, 2008 related to the Asset Backed Notes described therein (the “Preliminary Prospectus Supplement”). This Supplement should be read in conjunction with, and is qualified in its entirety by reference to, the Preliminary Prospectus Supplement. Terms used in this Supplement have the meanings assigned to those terms in the Preliminary Prospectus Supplement.
Page S-3 of the Preliminary Prospectus Supplement is amended to insert “APPENDIX D — ASSUMED CASH FLOWS....................D-1” immediately following “APPENDIX C — HISTORICAL POOL PERFORMANCE....................C-1”
Page S-38 of the Preliminary Prospectus Supplement is amended to insert “•     the lease payments are made according to the schedule in Appendix D to this Prospectus Supplement,” immediately preceding the language “•     as of the Cutoff Date, 11 months have elapsed since the inception of the Leases,”
The Preliminary Prospectus Supplement is amended to insert the table on page A-1 of this Supplement immediately following page C-38 of the Preliminary Prospectus Supplement.
If you have previously received a copy of the Preliminary Prospectus Supplement, please discard it and retain the attached Preliminary Prospectus Supplement (as supplemented by this Supplement) for your permanent records.
April 14, 2008.

APPENDIX D

ASSUMED CASH FLOWS

Modeling Assumption:  The cash flow schedules appearing in the immediately following table were generated assuming (i) that the lessees make their remaining lease payments starting in April 2008 and every month thereafter until all scheduled lease payments are made and (ii) that the residual value of the Leased Vehicles is due the month following the last related lease payment.

	Lease Payments	Base Residual Value	Contract Residual Value

Apr-08	$10,401,564.72	$—	$—
May-08	10,401,564.72	—	—
Jun-08	10,401,564.72	—	—
Jul-08	10,401,564.72	—	—
Aug-08	10,401,564.72	—	—
Sep-08	10,401,564.72	—	—
Oct-08	10,401,564.72	—	—
Nov-08	10,401,564.72	—	—
Dec-08	10,401,564.72	—	—
Jan-09	10,401,564.72	—	—
Feb-09	10,401,502.29	15,386.70	16,593.50
Mar-09	10,400,185.99	27,946.00	27,946.00
Apr-09	10,394,026.78	151,925.45	152,857.70
May-09	10,391,564.11	56,004.40	56,004.40
Jun-09	10,385,112.38	176,247.70	180,531.65
Jul-09	10,377,254.74	208,398.60	210,565.90
Aug-09	10,349,372.61	740,690.95	768,891.05
Sep-09	10,314,078.66	938,016.40	984,892.82
Oct-09	10,266,429.60	1,334,613.35	1,429,301.93
Nov-09	10,226,622.51	1,123,521.50	1,192,953.69
Dec-09	10,102,492.75	3,849,077.51	4,148,834.82
Jan-10	9,968,745.46	4,154,019.16	4,489,998.39
Feb-10	9,936,334.28	853,494.23	860,847.98
Mar-10	9,675,919.87	8,793,225.56	9,025,478.39
Apr-10	9,291,895.58	13,208,687.43	13,670,369.50
May-10	7,810,669.90	52,318,939.87	54,952,172.46
Jun-10	6,540,292.38	45,249,828.71	48,004,155.78
Jul-10	5,645,326.80	30,979,043.03	33,178,763.94
Aug-10	4,679,092.36	35,070,138.13	37,694,398.89
Sep-10	3,874,055.31	29,441,421.04	32,070,303.97
Oct-10	3,436,805.74	14,410,823.00	15,858,852.96
Nov-10	2,915,317.31	17,749,925.17	19,676,667.96
Dec-10	1,293,933.36	55,897,013.79	62,216,755.40
Jan-11	901,691.38	13,211,859.67	14,763,284.44
Feb-11	830,940.60	2,000,912.05	2,107,915.50
Mar-11	633,078.79	6,270,343.75	6,710,751.55
Apr-11	569,121.05	1,848,002.20	1,972,191.48
May-11	457,611.18	3,592,675.00	3,836,947.80
Jun-11	370,368.05	2,794,231.52	2,979,351.84
Jul-11	351,624.48	418,656.80	424,904.05
Aug-11	326,033.69	578,767.35	590,705.10
Sep-11	286,766.76	942,931.85	955,102.85
Oct-11	275,051.41	284,371.12	292,199.50
Nov-11	266,870.68	198,196.10	215,061.35
Dec-11	258,197.24	207,402.90	220,654.20
Jan-12	255,181.28	69,337.20	70,101.60
Feb-12	240,013.78	341,665.50	342,324.50
Mar-12	229,333.33	224,859.05	225,208.95
Apr-12	220,431.10	210,437.95	211,627.65
May-12	204,592.54	371,404.10	374,153.00
Jun-12	181,671.17	512,692.60	527,080.00
Jul-12	168,611.63	290,084.05	297,279.00
Aug-12	143,961.44	575,083.20	589,460.50
Sep-12	112,428.01	701,358.67	720,017.30
Oct-12	66,972.46	997,278.85	1,030,481.65
Nov-12	25,844.87	896,545.40	925,966.20
Dec-12	366.40	529,194.00	544,019.35
Jan-13	0.00	10,710.00	10,710.00
Feb-13	0.00	—	—

D-1

The information in this prospectus supplement and the accompanying prospectus is not complete and may be amended. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell nor are they seeking an offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus Supplement
(To Prospectus Dated April 14, 2008)

Subject to Completion, Dated April 14, 2008

$475,100,000
Nissan Auto Lease Trust 2008-A
Issuing Entity
Nissan Auto Leasing LLC II
Depositor
Nissan Motor Acceptance Corporation
Servicer/Sponsor
$475,100,000 ASSET BACKED NOTES

You should review carefully the factors set forth under “Risk Factors” beginning on page S-17 of this prospectus supplement and page 8 in the accompanying prospectus. The main sources for payment of the notes are a selected portfolio of Nissan and Infiniti lease contracts and the related Nissan and Infiniti leased vehicles, payments due on the lease contracts, proceeds from the sale of the leased vehicles, payments due under one or more interest rate swap agreements, if any, and monies on deposit in a reserve account. The securities are asset backed securities issued by, and represent obligations of, the issuing entity only and do not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Leasing LLC II or any of their respective affiliates. Neither the securities nor the leases are insured or guaranteed by any governmental agency. This prospectus supplement may be used to offer and sell the offered notes only if it is accompanied by the prospectus dated April 14, 2008.

•	The issuing entity may issue up to seven classes of securities, consisting of up to six classes of notes and one class of certificates described in the following table. Only the notes other than the Class A-4 notes are being offered by this prospectus supplement and the accompanying prospectus. The Class A-4 notes are not being offered to the public, but will be entitled to certain amounts as described herein. The certificates represent all of the undivided beneficial ownership interests in the issuing entity and are not being offered to the public, but instead will be issued to and retained by Nissan Auto Leasing LLC II. The Class A-4 notes will initially be retained by Nissan Auto Leasing LLC II or conveyed to an affiliate.

•	The notes accrue interest from and including April 23, 2008.

•	The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes and the Class A-3a and the Class A-3b notes will be determined on the day of pricing. The amount of the Class A-2 notes may be allocated entirely to the Class A-2a notes or the Class A-2b notes, with no principal balance allocated to the Class A-2b notes or Class A-2a notes, respectively, in which case no Class A-2b notes or Class A-2a notes, respectively, would be issued. Likewise, the amount of the Class A-3 notes may be allocated entirely to the Class A-3a notes or the Class A-3b notes, with no principal balance allocated to the Class A-3b notes or Class A-3a notes, respectively, in which case no Class A-3b notes or Class A-3a notes, respectively, would be issued. If it is determined that all of the Class A-2 notes will be issued as fixed rate notes, the discussion in this prospectus supplement pertaining to the Class A-2a notes will apply, and if it is determined that all of the Class A-2 notes will be issued as floating rate notes, the discussion in this prospectus supplement pertaining to the Class A-2b notes will apply, but in each case, the Class A-2 notes will simply be referred to as “Class A-2 notes”. Similarly, if it is determined that all of the Class A-3 notes will be issued as fixed rate notes, the discussion in this prospectus supplement pertaining to the Class A-3a notes will apply, and if it is determined that all of the Class A-3 notes will be issued as floating rate notes, the discussion in this prospectus supplement pertaining to the Class A-3b notes will apply, but in each case, the Class A-3 notes will simply be referred to as “Class A-3 notes”.

•	If issued, the Class A-2b notes and the Class A-3b notes will be floating rate notes. All other classes of offered notes will be fixed rate notes.

•	The principal of and interest on the notes will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case payment will be made on the following business day. The first payment will be made on May 15, 2008. The first interest period will run from and including April 23, 2008 to but excluding May 15, 2008, consisting of 22 days for the Class A-1 notes and, if issued, the Class A-2b notes and the Class A-3b notes, with interest thereon being calculated on the basis of the actual number of days elapsed in such period and a year of 360 days, and for the Class A-4 notes and, if issued, the Class A-2a notes and the Class A-3a notes consisting of 22 days, with interest on such classes of notes being calculated based on twelve 30-day months and a year of 360 days.

				Final Scheduled
		Principal Amount	Interest Rate	Payment Date

Class A-1 Notes		$77,100,000%		May 15, 2009

Class A-2a Notes	}	$173,000,000%		December 15, 2010

Class A-2b Notes			One-Month LIBOR + %

Class A-3a Notes	}	$225,000,000%		July 15, 2011

Class A-3b Notes			One-Month LIBOR + %

Class A-4 Notes(1)		$25,474,000%		January 15, 2014

2008-A SUBI Certificate		NA	NA	NA

Proceeds to
	Price to Public(2)		Underwriting Discount(2)		Depositor(2)

Class A-1 Notes		%		%		%
Class A-2a Notes		%		%		%
Class A-2b Notes		%		%		%
Class A-3a Notes		%		%		%
Class A-3b Notes		%		%		%
Class A-4 Notes(1)	NA		NA		NA
2008-A SUBI Certificate	NA		NA		NA

(1)	The Class A-4 notes are not being offered for sale by this prospectus supplement or the accompanying prospectus but will be entitled to certain amounts as described herein.

(2)	Total price to the public is $ , total underwriting discount is $ and total proceeds to the Depositor are $ . If all of the classes of offered notes are not sold at the initial offering price, the underwriter may change the public offering price and the other selling terms. After the initial public offering, the underwriters may change the public offering price and selling concessions and reallowance discounts to dealers.
Enhancement:

•	Reserve account, with an initial deposit of $1,375,203.99, and thereafter a required balance of $16,502,447.84.

•	The certificates are subordinated to the notes to the extent described herein.

•	If applicable, interest rate swap agreement(s) with , as the swap counterparty, to mitigate the risk associated with an increase in the floating interest rate of each class of the floating rate notes, if any.

Neither the Securities and Exchange commission nor any state securities commission has approved or disapproved of the securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. any representation to the contrary is a criminal offense.

Merrill Lynch & Co.	Citi
BNP PARIBAS
Deutsche Bank Securities
HSBC
JPMorgan
RBS Greenwich Capital

The date of this prospectus supplement is April   , 2008.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the securities in two separate documents that progressively provide varying levels of detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular class of securities, including your class; and (2) this prospectus supplement, which will supplement the accompanying prospectus by providing the specific terms that apply to your class of securities.

Cross-references are included in this prospectus supplement and in the accompanying prospectus that direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the front cover of this prospectus supplement and the accompanying prospectus.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption “Index of Principal Terms” beginning on page S-78 in this prospectus supplement and under the caption “Index of Principal Terms” beginning on page 102 in the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any dates other than the dates stated on the respective cover pages. We are not offering the offered notes in any jurisdiction where it is not permitted.

Prospectus Supplement

TRANSACTION OVERVIEW

•	The special unit of beneficial interest or SUBI represents a beneficial interest in specific Titling Trust assets.

•	The SUBI represents a beneficial interest in a pool of closed end Nissan and Infiniti vehicle leases and the related Nissan and Infiniti leased vehicles.

•	The UTI represents Titling Trust assets not allocated to the SUBI or any other special unit of beneficial interest similar to the SUBI and the Issuing Entity has no rights in either the UTI assets or the asset of any other SUBI.

Flow of Funds*

*	This chart provides only a simplified overview of the priority of the monthly distributions. The order in which funds will flow each month as indicated above is applicable for so long as no indenture default has occurred. For more detailed information or for information regarding the flow of funds upon the occurrence of an indenture default, please refer to this prospectus supplement and the accompanying prospectus for a further description.

SUMMARY OF MONTHLY DEPOSITS TO AND WITHDRAWALS FROM ACCOUNTS*

Depositor
Servicer
Lessees Lease Payments
Payments on Leases
Purchasers of Lease Vehicles
Proceeds From Sale of Leased Vehicles
Payments on Leases and sale of Leased Vehicles
Servicer Advances
Reimbursement of Servicer Advances
Repurchase Payments & Reallocation Payments
Total Servicing Fees
Swap Counterparty, if any
Swap Termination Payments, if any New Swap Receipts, if any
Net Swap Payments, if any Swap Termination Payments, if any
Collection Account
Withdrawals from Reserve Account
Deposits to Reserve Account
Reserve Account
Interest and Principal
Payments on Certificates
Excess Funds From Reserve Account
Noteholders
Certificateholders/Currency Swap Counterparty, if any
Depositor

*	This chart provides only a simplified overview of the monthly flow of funds. Refer to this prospectus supplement for a further description.

SUMMARY

This summary highlights selected information from this prospectus supplement and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus supplement and the accompanying prospectus. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity: (with respect to the Notes and the certificates)	Nissan Auto Lease Trust 2008-A is the trust that was established by a trust agreement dated as of February 13, 2008, and will be the entity that issues the notes and the certificates.

Depositor:	Nissan Auto Leasing LLC II.

Servicer/Sponsor and Administrative Agent:	Nissan Motor Acceptance Corporation.

Indenture Trustee:	U.S. Bank National Association.

Owner Trustee:	Wilmington Trust Company.

Swap Counterparty:	If any floating rate classes of notes are issued, , will be the swap counterparty. The long-term credit rating assigned to the swap counterparty by Moody’s Investor Services, Inc. (“Moody’s”) is currently at least “Aa2” and by Standard & Poor’s, a division of The McGraw Hill Companies, Inc. (“Standard & Poor’s”), is currently at least “AA.” The short-term credit rating assigned to the swap counterparty by Moody’s is currently at least “Prime-1” and by Standard & Poor’s is currently at least “A-1+.”

Titling Trust: (also the issuing entity with respect to the SUBI certificate):	Nissan-Infiniti LT.

Titling Trustee:	NILT, Inc.

Underwriters with respect to the 2008-A SUBI Certificate:	NILT Trust and Nissan Auto Leasing LLC II.

Cutoff Date:	Close of business on March 31, 2008.

Closing Date:	Expected on or about April 23, 2008.

Assets of the Issuing Entity:	The primary assets of the issuing entity will consist of a certificate representing the beneficial interest in a pool of closed-end Nissan and Infiniti leases, the related Nissan and Infiniti leased vehicles and related assets, including the right to receive monthly payments under the leases, the amounts realized from sales of the related leased vehicles, and payments due under an interest rate swap agreement for any classes of floating rate notes, if any, together with amounts in various accounts, including a reserve account.

As of the close of business on March 31, 2008, the cutoff date, the leases had:

• an aggregate securitization value of $550,081,594.75,

• an aggregate non-discounted base residual value of the related leased vehicles of $354,827,388.56 (approximately 64.50% of the aggregate securitization value),

• a weighted average original lease term of approximately 40 months, and

• a weighted average remaining term to scheduled maturity of approximately 29 months.

The securitization value of each lease will be the sum of the present value of (i) the remaining monthly payments payable under the lease and (ii) the base residual of the leased vehicle. The present value calculations will be made using a discount rate of 9.25%.

The base residual is the lowest of (a) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in January 2008 as a “mark-to-market” value without making a distinction between value adding options and non-value adding options, (b) the residual value of the related leased vehicle at the scheduled termination of the lease established by Automotive Lease Guide in January 2008 as a “mark-to-market” value giving only partial credit or no credit for options that add little or no value to the resale price of the vehicle and (c) the residual value of the related leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease.

On the closing date, the titling trust will issue a special unit of beneficial interest, which is also called a SUBI, constituting a beneficial interest in the leases and the related leased vehicles. The 2008-A SUBI Certificate will be transferred to the issuing entity at the time it issues the notes and the certificates.

The 2008-A SUBI Certificate will evidence an indirect beneficial interest, rather than a direct ownership interest, in the related SUBI assets. By holding the 2008-A SUBI Certificate, the issuing entity will receive an amount equal to all payments made on or in respect of the SUBI assets, except as described under “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in the accompanying prospectus. Payments made on or in respect of all other titling trust assets will not be available to make payments on the notes and the certificates. The 2008-A SUBI Certificate is not offered to you under this prospectus supplement or the accompanying prospectus.

For more information regarding the issuing entity’s property, you should refer to “The Issuing Entity — Property of the Issuing Entity,” “The SUBI” and “The Leases” in this prospectus supplement.

Offered Notes:	Class A-1 notes:	$77,100,000
	Class A-2a notes and Class A-2b notes:	$173,000,000
	Class A-3a notes and Class A-3b notes:	$225,000,000

The issuing entity will also issue $25,474,000 of Class A-4 notes which are not being offered by this prospectus supplement or the accompanying prospectus. The depositor will initially retain the Class A-4 notes or convey them to an affiliate. Information about the Class A-4 notes is set forth herein solely to provide a better understanding of the offered notes.

The offered notes may consist of the Class A-1 notes, the Class A-2a notes, the Class A-2b notes, the Class A-3a notes and the Class A-3b notes, as described on the cover page of this prospectus supplement. The Class A-2a notes and the Class A-2b notes are referred to in this prospectus supplement collectively as the “Class A-2 notes”; and the Class A-3a notes and the Class A-3b notes are referred to in this prospectus supplement collectively as the “Class A-3 notes”. If issued, the Class A-2b notes and the Class A-3b notes will be floating rate notes. All other classes of offered notes will be fixed rate notes. The allocation of the principal balance between the Class A-2a notes and the Class A-2b notes and between the Class A-3a notes and the Class A-3b notes, respectively, will be determined on the day of pricing. The amount of the Class A-2 notes may be allocated entirely to the Class A-2a notes or the Class A-2b notes, with no principal balance allocated to the Class A-2b notes or Class A-2a notes, respectively, in which case no Class A-2b notes or Class A-2a notes, respectively, would be issued. Likewise, the amount of the Class A-3 notes may be allocated entirely to the Class A-3a notes or the Class A-3b notes, with no principal balance allocated to the Class A-3b notes or Class A-3a notes, respectively, in which case no Class A-3b notes or Class A-3a notes, respectively, would be issued. If it is determined that all of the Class A-2 notes will be issued as fixed rate notes, the discussion in this prospectus supplement pertaining to the Class A-2a notes will apply, and if it is determined that all of the Class A-2 notes will be issued as floating rate notes, the discussion in this prospectus supplement pertaining to the Class A-2b notes will apply, but in each case, the Class A-2 notes will simply be referred to as “Class A-2 notes”. Similarly, if it is determined that all of the Class A-3 notes will be issued as fixed rate notes, the discussion in this prospectus supplement pertaining to the Class A-3a notes will apply, and if it is determined that all of the Class A-3 notes will be issued as floating rate notes, the discussion in this prospectus supplement pertaining to the Class A-3b notes will apply, but in each case, the Class A-3 notes will simply be referred to as “Class A-3 notes”.

Certificates:	The issuing entity will also issue certificates. The issuing entity is not offering the certificates. The certificates will be retained by the depositor.

The issuing entity will not make any distributions on the certificates until all principal of and interest on the notes have been paid in full.

Terms of the Notes:	Payment Dates:

Interest and principal will generally be payable on the 15th day of each month, unless the 15th day is not a business day, in which case the payment will be made on the following business day. The first payment will be made on May 15, 2008. The first payment period will run from and including April 23, 2008 to but excluding May 15, 2008, consisting of 22 days for the Class A-1 notes and if issued, the Class A-2b notes and the Class A-3b notes, with interest thereon being calculated on the basis of the actual number of days elapsed in such period and a year of 360 days, and for the Class A-4 notes and, if issued, the Class A-2a notes and the Class A-3a notes consisting of 22 days, with interest on such classes of notes being calculated based on twelve 30-day months and a year of 360 days.

Denominations:

The notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form (provided that any notes retained by the depositor or an affiliate of the depositor will be issued as definitive notes).

Per annum interest rates:

The notes will have fixed or floating rates of interest (which we refer to in this prospectus supplement as “fixed rate notes” and “floating rate notes,” respectively), as follows:

Class A-1 notes:		%
Class A-2a notes:		%
Class A-2b notes:	One-month LIBOR +	%
Class A-3a notes:		%
Class A-3b notes:	One-month LIBOR +	%
Class A-4 notes:		%

Interest Period and Payments:

Interest on the notes will accrue in the following manner, except that on the first payment date, interest on all of the notes will accrue from and including the closing date to but excluding May 15, 2008:

Day Count
Class	From (Including)	To (Excluding)	Convention

A-1	Prior Payment Date	Current Payment Date	Actual/360
A-2a	15th of prior month	15th of current month	30/360
A-2b	Prior Payment Date	Current Payment Date	Actual/360
A-3a	15th of prior month	15th of current month	30/360
A-3b	Prior Payment Date	Current Payment Date	Actual/360
A-4	15th of prior month	15th of current month	30/360

Interest payments on the notes will be paid pro rata with any senior swap termination payment to the swap counterparty, if any, from all available funds after the servicing fee has been paid, certain advances and expenses have been reimbursed to the servicer, and the swap counterparty, if any, has been paid the net amounts, if any, due under the interest rate swap agreement(s), if any.

Interest Rate Swap Agreement(s):

On the closing date, for each class of the floating rate notes, if any, which may consist of the Class A-2b notes and/or the Class A-3b notes, the issuing entity will enter into a corresponding transaction pursuant to an interest rate swap agreement with the swap counterparty to hedge the floating interest rate on each class of such notes. The interest rate swap transaction for each class of floating rate notes will have an initial notional amount equal to the principal balance of the related class of floating rate notes on the closing date, which notional amount will decrease by the amount of any principal payments paid on such class of floating rate notes.

The notional amount under an interest rate swap transaction will at all times be equal to the note balance of the related class of floating rate notes.

In general, under each interest rate swap agreement, if any, on each payment date, the issuing entity will be obligated to pay the swap counterparty a fixed rate payment based on a per annum fixed rate times the notional amount of the related interest rate swap agreement for the related class of floating rate notes, if any, and the swap counterparty will be obligated to pay a per annum floating interest rate payment based on one-month LIBOR times the notional amount of the corresponding interest rate swap agreement. Payments (other than swap termination payments) between the issuing entity and the swap counterparty under any interest rate swap agreement will be exchanged on a net basis for such interest rate swap agreement. Any net swap payment owed by the issuing entity to the swap counterparty under the interest rate swap agreement(s) ranks higher in priority than all payments on the notes.

Each interest rate swap agreement, if any, may be terminated upon an event of default or other termination event specified in such interest rate swap agreement. If an interest rate swap agreement is terminated due to an event of default or other termination event, a termination payment may be due to the swap counterparty by the issuing entity out of available funds or by the swap counterparty to the issuing entity.

If the issuing entity fails to make a net swap payment due under the interest rate swap agreement(s) or if a bankruptcy event occurs with respect to the issuing entity, a senior swap termination payment may be due to the swap counterparty that will be paid pro rata with payments of interest on the notes and will be higher in priority than payments of principal of the notes. Subordinated swap termination payments, which may be due because of an event of default or termination event under the interest rate swap agreement(s) not involving the issuing entity’s failure to make a net swap payment or a bankruptcy event with respect to the issuing entity, will be subordinate to payments of principal of and interest on the notes.

The issuing entity’s obligation to pay any net swap payment and any other amounts due under the interest rate swap agreement(s) is secured under the indenture by the issuing entity’s property.

For a more detailed description of the interest rate swap agreement(s) and the swap counterparty, see “Description of the Notes — Interest Rate Swap Agreement(s)” and “The Swap Counterparty” in this prospectus supplement.

Principal:

Amounts allocated to the notes; priority of payments: Principal of the notes will be payable on each payment date sequentially, in the following order of priority:

(1) to the Class A-1 notes until they are paid in full,

(2) to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable) until they are paid in full,

(3) to the Class A-3 notes (pro rata among the Class A-3a notes and the Class A-3b notes, if applicable) until they are paid in full, and

(4) to the Class A-4 notes until they are paid in full.

Principal payments on the notes will be made from all available amounts after the servicing fee has been paid, any net swap payment and senior swap termination payment has been paid to the swap counterparty, if any, and certain advances have been reimbursed and after payment of interest on the notes. Until all principal due to the notes is paid, no principal will be paid to the certificates.

Notwithstanding the foregoing, after the occurrence of an event of default under the indenture, referred to as an “indenture default,” and an acceleration of the notes (unless and until such acceleration has been rescinded), amounts available for payment of principal on the notes shall be made in the following priority, first to the Class A-1 notes, until the outstanding principal balance of the Class A-1 notes has been paid in full, and then to the Class A-2 notes (pro rata among the Class A-2a notes and the Class A-2b notes, if applicable), the Class A-3 notes (pro rata among the Class A-3a notes and the Class A-3b notes, if applicable) and the Class A-4 notes on a pro rata basis, based on the respective outstanding principal balances of those classes of notes, until the outstanding principal balances of those classes of notes have been paid in full.

Final Scheduled Payment Dates: The issuing entity must pay the outstanding principal balance of each class of notes by its final scheduled payment date as follows:

Final Scheduled
Class	Payment Date

A-1	May 15, 2009
A-2a and A-2b	December 15, 2010
A-3a and A-3b	July 15, 2011
A-4	January 15, 2014

For more detailed information concerning payments of principal, you should refer to ‘Description of the Notes — Principal‘ and “Distributions on the Notes” in this prospectus supplement.

Enhancement:	The enhancement for the offered notes will consist of the reserve account, the subordination of the certificates, and the interest rate swap agreement(s), if any. The enhancement is intended to protect you against losses and delays in payments on your notes by absorbing losses on the leases and other shortfalls in cash flows.

The Reserve Account:

The depositor will establish a reserve account in the name of the indenture trustee. The reserve account will be funded as follows:

• on the closing date, the depositor will make an initial deposit into the reserve account of $1,375,203.99, which is approximately 0.25% of the aggregate securitization value of the leases and the related leased vehicles as of the cutoff date, and

• on each payment date while the notes remain outstanding, any excess collections remaining after payment of principal of and interest on the notes, payments due to the swap counterparty, if any and various other obligations and expenses of the issuing entity will be deposited into the reserve account until the reserve account balance is equal to 3.00% of the aggregate securitization value of the leases and the related leased vehicles as of the cutoff date.

On each payment date, after all appropriate deposits and withdrawals are made to and from the reserve account, any amounts on deposit in the reserve account in excess of the reserve account requirement will be released to the depositor.

Funds in the reserve account on each payment date will be available to cover shortfalls in payments on the notes and any net swap payments and senior swap termination payments then payable to the swap counterparty, if any. The reserve account will be pledged to the indenture trustee to secure the notes and the interest rate swap agreement(s), if any. See “Distributions on the Notes — Deposits to the Distribution Accounts; Priority of Payments” in this prospectus supplement.

For more information regarding the reserve account, you should refer to “Security for the Notes — The Accounts — The Reserve Account” in this prospectus supplement.

Subordination of the Certificates:

The certificates represent all of the ownership interests in the issuing entity. The certificates will not receive any distributions until all principal of and interest on the notes and any net swap payments and swap termination payments due to the swap counterparty, if any, under the interest rate swap agreement(s) have been paid in full. The certificates will not receive any interest.

Indenture Defaults:	The notes are subject to specified indenture defaults described under “Description of the Indenture — Indenture Defaults” in the accompanying prospectus. Among these indenture defaults are the failure to pay interest on the notes for five days after it is due or the failure to pay principal on the final scheduled payment date for the notes.

If an indenture default occurs and continues, the indenture trustee or the holders of at least a majority of the outstanding principal amount of the notes may declare the notes to be immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes.

After an indenture default and the acceleration of the notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on the notes in the order and amounts described under “Description of the Notes — Interest” and “— Principal” in this prospectus supplement, and to pay amounts owing to the swap counterparty, if any, pursuant to the interest rate swap agreement(s).

If the notes are accelerated after an indenture default, the indenture trustee may, under certain circumstances:

• institute proceedings in its own name for the collection of all amounts then payable on the notes and due to the swap counterparty, if any, under the interest rate swap agreement(s),

• take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee, the noteholders, and the swap counterparty, if any, or

• foreclose on the assets of the issuing entity, if the indenture default relates to a failure by the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled payment dates, by causing the issuing entity to sell those assets to permitted purchasers under the indenture.

For more information regarding the events constituting an indenture default under the indenture and the remedies available following an indenture default, you should refer to “Description of the Indenture — Indenture Defaults” and “— Remedies Upon an Indenture Default” in the accompanying prospectus.

Servicing/Administrative Agent:	Nissan Motor Acceptance Corporation will service the titling trust assets, including the SUBI assets. In addition, Nissan Motor Acceptance Corporation will perform the administrative obligations required to be performed by the issuing entity or the owner trustee under the indenture and the trust agreement. On each payment date, Nissan Motor Acceptance Corporation will be paid a fee for performing its servicing and administrative obligations in an amount equal to one-twelfth of 1.00% of the aggregate securitization value of the leases and leased vehicles represented by the 2008-A SUBI Certificate at the beginning of the preceding month, or in the case of the first payment date, at the cutoff date. The servicing fee will be payable from amounts collected under the leases and amounts realized from sales of the related leased vehicles, and will be paid to the servicer prior to the payment of principal of and interest on the notes.

Optional Purchase:	On each payment date, the servicer has the option to purchase or cause to be purchased all of the assets of the issuing entity on any payment date when the aggregate unpaid principal amount of the securities is less than or equal to 5.00% of the aggregate initial principal amount of the securities. If the servicer exercises this option, any notes that are outstanding at that time will be prepaid in whole at a redemption price equal to their unpaid principal amount plus accrued and unpaid interest.

For more information regarding the optional purchase, you should refer to “Additional Information Regarding the Securities — Optional Purchase” in this prospectus supplement.

Advances:	The servicer is required to advance to the issuing entity (i) lease payments that are due but unpaid by the lessees and (ii) proceeds from expected sales on leased vehicles for which the related leases have terminated during the related collection period. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or leased vehicle.

For more detailed information on advances and reimbursement of advances, you should refer to “Additional Information Regarding the Securities — Advances” in this prospectus supplement and “Description of the Servicing Agreement — Advances” in the accompanying prospectus.

Tax Status:	On the closing date, and subject to certain assumptions and qualifications, Mayer Brown LLP, special counsel to the depositor, will render an opinion to the effect that the notes (other than notes retained by NMAC, the depositor or the issuing entity) will be classified as debt for federal income tax purposes. The depositor will agree, and noteholders and beneficial owners will agree by accepting a note or a beneficial interest therein, to treat the notes as debt for federal income tax purposes.

We encourage you to consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of the notes and the tax consequences arising under the laws of any state or other taxing jurisdiction.

For additional information concerning the application of federal income tax laws to the issuing entity and the notes, you should refer to “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus.

Ratings:	The securities will be issued only if the Class A-1 notes are rated in the highest short-term rating category, the Class A-2a notes, the Class A-2b notes, the Class A-3a notes, the Class A-3b notes and the Class A-4 notes are rated in the highest long-term category. On the closing date, each class of notes will receive the following ratings from Standard & Poor’s Rating Services and Moody’s Investors Service:

Standard &
Class	Poor’s	Moody’s

A-1	A-1+	Prime-1
A-2a and A-2b	AAA	Aaa
A-3a and A-3b	AAA	Aaa
A-4	AAA	Aaa

There can be no assurance that a rating will not be lowered or withdrawn by an assigning rating agency.

ERISA Considerations:	It is expected that the notes will be eligible for purchase by Benefit Plans (as defined in “ERISA Considerations” in this prospectus supplement) subject to the considerations discussed under “ERISA Considerations” in this prospectus supplement. However, Benefit Plans contemplating a purchase of notes are encouraged to consult their counsel before making a purchase.

Money Market Investment:	The Class A-1 notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. Money market funds contemplating a purchase of the Class A-1 notes are encouraged to consult their counsel before making a purchase.

RISK FACTORS

You should consider the following risk factors (and the factors set forth under “Risk Factors” in the accompanying prospectus) in deciding whether to purchase the notes of any class.

You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market.	The notes will not be listed on any securities exchange. Therefore, in order to sell your notes, you must first locate a willing purchaser. The absence of a secondary market for the notes could limit your ability to resell them. Currently, no secondary market exists for the notes. We cannot assure you that a secondary market will develop. The underwriters intend to make a secondary market for the offered notes by offering to buy the offered notes from investors that wish to sell. However, the underwriters are not obligated to make offers to buy the offered notes and they may stop making offers at any time. In addition, the underwriters’ offered prices, if any, may not reflect prices that other potential purchasers would be willing to pay were they given the opportunity. There have been times in the past where there have been very few buyers of asset backed securities and, thus, there has been a lack of liquidity. There may be similar lack of liquidity at times in the future.

As a result of the foregoing restrictions and circumstances, you may not be able to sell your notes when you want to do so and you may not be able to obtain the price that you wish to receive.

Payment priorities increase risk of loss or delay in payment to certain notes	Based on the priorities described under “Distributions on the Notes” in this prospectus supplement, classes of notes that receive payments, particularly principal payments, before other classes will be repaid more rapidly than the other classes of notes. In addition, because principal of each class of notes will be paid sequentially, classes of notes that have higher sequential numerical class designations (i.e., 2 being higher than 1) will be outstanding longer and therefore will be exposed to the risk of losses on the leases during periods after other classes of notes have been receiving most or all amounts payable on their notes, and after which a disproportionate amount of credit enhancement may have been applied and not replenished.

Because of the priority of payment on the notes, the yields of the Class A-2 notes, Class A-3 notes and Class A-4 notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-1 notes. Accordingly, the Class A-3 and Class A-4 notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-2 notes. The Class A-4 notes will be relatively more sensitive to losses on the leases and the timing of such losses than the Class A-3 notes. If the actual rate and amount of losses exceed your expectations, and if amounts in the reserve account are insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss.

Classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets	As of March 31, 2008, Nissan Motor Acceptance Corporation’s records indicate that the addresses of the vehicle registrations of the leased vehicles were most highly concentrated in the following states:

Percentage of
Aggregate
Cutoff Date
State	Securitization Value

New York	15.33%
Florida	12.43%
California	10.24%
New Jersey	10.16%
Texas	7.93%

No other state, based on the addresses of the state of registration of the leased vehicles, accounted for more than 5.00% of the total securitization value of the leases as of March 31, 2008. Economic conditions or other factors affecting these states in particular could adversely affect the delinquency, credit loss, repossession or prepayment experience of the issuing entity.

The concentration of leased vehicles to particular models could negatively affect the pool assets.	The Murano, Altima and Pathfinder models represent approximately 32.04%, 27.52% and 12.80%, respectively, of the aggregate securitization value, respectively, of the leases allocated to the SUBI as of the cutoff date. Any adverse change in the value of a specific model type would reduce the proceeds received at disposition of a related leased vehicle. As a result, you may incur a loss on your investment.

Risks associated with the interest rate swap agreement(s).	The issuing entity will enter into an interest rate swap transaction for each class of floating rate notes, if any, under a separate interest rate swap agreement because payments under the leases are based on fixed rates while each of the Class A-2b and Class A-3b notes, if any such class is issued, will bear interest at a floating rate. During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement for a particular class of floating rate notes is greater than the fixed rate payable by the issuing entity for the same interest rate swap transaction, the issuing entity will be entitled to receive a net swap receipt from the swap counterparty. The issuing entity may use payments made by the swap counterparty to make interest and other payments on each payment date. During those periods in which the floating rate payable by the swap counterparty under the interest rate swap agreement for a particular class of floating rate notes is less than the fixed rate payable by the issuing entity for the same interest rate swap transaction, the issuing entity will be obligated to make a net swap payment to the swap counterparty. The issuing entity’s obligation to pay a net swap payment to the swap counterparty is secured by the issuing entity’s property.

During those periods in which the floating rate payable by the swap counterparty is substantially greater than the fixed rate payable by the issuing entity, the issuing entity will be more dependent on receiving payments from the swap counterparty in order to make interest payments on the notes without using amounts that would otherwise be paid as principal on the notes. If the swap counterparty fails to pay a net swap receipt, and if leases included in the 2008-A SUBI and realization of the lease vehicles related thereto and funds on deposit in the reserve account are insufficient to make payments of interest on the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

An indenture default may result in payments on your notes being accelerated. The swap counterparty’s right to receive a net swap payment in such event will continue to be higher in priority than all payments on the notes. If a net swap payment is due to the swap counterparty on a payment date and there are insufficient collections on leases included in the 2008-A SUBI and realization of the lease vehicles related thereto and insufficient funds on deposit in the reserve account to make payments of interest on and principal of the notes, you may experience delays and/or reductions in the interest on and principal payments of your notes.

As more fully described in this prospectus supplement under “Description of the Notes — Interest Rate Swap Agreement(s),” an interest rate swap agreement, if any, generally may not be terminated except upon failure of either party to the interest rate swap agreement to make payments when due, a bankruptcy of either party to the interest rate swap agreement or other insolvency events with respect to the swap counterparty, or illegality; or failure of the swap counterparty to provide financial information as required by Regulation AB or to post eligible collateral or assign the interest rate swap agreement to an eligible counterparty if it is unable to provide that financial information, certain tax or merger events that affect the swap counterparty’s creditworthiness or ability to make payments, or any other breach of the interest rate swap agreement on the part of the swap counterparty; a material misrepresentation by the swap counterparty in the interest rate swap agreement; or failure of the swap counterparty to obtain a guarantee, to post collateral, assign the interest rate swap agreement to an eligible counterparty or take other remedial action if the swap counterparty’s credit ratings drop below the levels required by the interest rate swap agreement. Depending on the reason for the termination, a termination payment may be due to the issuing entity or to the swap counterparty. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial.

If the swap counterparty, if any, fails to make a termination payment owed to the issuing entity under an interest rate swap agreement, if any, the issuing entity may not be able to enter into a replacement interest rate swap agreement. If this occurs, the amount available to pay principal of and interest on the notes will be reduced to the extent the interest rate on the classes of floating rate notes, if any, exceeds the fixed rate the issuing entity would have been required to pay the swap counterparty under the interest rate swap agreement.

If an interest rate swap agreement is terminated and no replacement is entered into and collections on leases included in the 2008-A SUBI and realization of the lease vehicles related thereto and funds on deposit in the reserve account are insufficient to make payments of interest and principal on your notes you may experience delays and/or reductions in the interest on and principal payments of your notes.

Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure.	Because the servicing fee is structured as a percentage of the aggregate securitization value of the leases and leased vehicles, the amount of the servicing fee payable to the servicer may be considered insufficient by potential replacement servicers if servicing is required to be transferred at a time when much of the aggregate outstanding securitization value of the leases and leased vehicles has been repaid. Due to the reduction in servicing fee as described in the foregoing, it may be difficult to find a replacement servicer. Consequently, the time it takes to effect the transfer of servicing to a replacement servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your notes.

The return on your notes could be reduced by shortfalls due to extreme weather conditions and natural disasters.	Extreme weather conditions could cause substantial business disruptions, economic losses, unemployment and an economic downturn. As a result, the related lessees’ ability to make payments on the leases could be adversely affected. The issuing entity’s ability to make payments on the notes could be adversely affected if the related obligors were unable to make timely payments.

In addition, natural disasters may adversely affect lessees of the leases. The effect of natural disasters on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and early termination experience on the performance of the leases.

Risks associated with legal proceedings relating to leases.	From time to time, Nissan Motor Acceptance Corporation is a party to legal proceedings, and is presently a party to, and is vigorously defending, various legal proceedings, including proceedings that are or purport to be class actions. Some of these actions may include claims for rescission and/or set-off, among other forms of relief. Each of Nissan Auto Leasing LLC II, the depositor, and Nissan Motor Acceptance Corporation, the servicer, will make representations and warranties relating to the leases’ compliance with law and the issuing entity’s ability to enforce the lease contracts. If there is a breach of any of these representations or warranties, the issuing entity’s sole remedy will be to require Nissan Auto Leasing LLC II to repurchase the affected leases. Nissan Motor Acceptance Corporation believes each such proceeding constitutes ordinary litigation incidental to the business and activities of major lending institutions, including Nissan Motor Acceptance Corporation. The amount of liability on pending claims and actions as of the date of this prospectus supplement is not determinable; however, in the opinion of the management of Nissan Motor Acceptance Corporation, the ultimate liability resulting from such litigation should not have a material adverse effect on Nissan Motor Acceptance Corporation’s consolidated financial position or results of operation. However, there can be no assurance in this regard.

The residual value of leased vehicles may be adversely affected by discount pricing incentives and marketing incentive programs.	Historical residual value loss experience on lease vehicles is partially attributable to new car pricing policies of all manufacturers. Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. The reduced demand for used cars resulting from discount pricing incentives or other marketing incentive programs introduced by Nissan North America, Inc. or any of its competitors may reduce the prices consumers will be willing to pay for used cars, including leased vehicles included in the pool assets at the end of the related leases and thus reduce the residual value of such leased vehicles. As a result, the proceeds received by the titling trust upon disposition of leased vehicles may be reduced and may not be sufficient to pay amounts owing on the notes.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes.	A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc., and Moody’s Investors Service, respectively, of the likelihood that interest on a class of notes will be paid on a timely basis and that a class of notes will be paid in full by its final scheduled payment date. Ratings on the notes may be lowered, qualified or withdrawn at any time without notice from the issuing entity or the depositor. The ratings do not consider to what extent the notes will be subject to prepayment or that the outstanding principal amount of any class of notes will be paid prior to the final scheduled payment date for that class of notes.

Lack of liquidity in the secondary market may adversely affect your notes.	The secondary market for asset-backed securities is experiencing significant reduced liquidity. This period of illiquidity may continue and may adversely affect the market value of your notes. See “Risk Factors — You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in this prospectus supplement.

Retention of the notes by the depositor or an affiliate of the depositor may reduce the liquidity of such notes.	In addition to the Class A-4 notes, some or all of one or more other classes of notes may be retained by the depositor or conveyed to an affiliate of the depositor. Accordingly, the market for such a retained class of notes may be less liquid than would otherwise be the case. In addition, if any retained notes are subsequently sold in the secondary market, demand and market price for notes of that class already in the market could be adversely affected.

OVERVIEW OF THE TRANSACTION

Please refer to page S-4 for a diagram providing an overview of the transaction described in this Prospectus Supplement and the accompanying Prospectus. You can find a listing of the pages where the principal terms are defined under “Index of Principal Terms” in this Prospectus Supplement beginning on page S-78.

All of the motor vehicle dealers (“Dealers”) in the Nissan Motor Acceptance Corporation (“NMAC”) network of Dealers have entered into agreements with NMAC or Infiniti Financial Services (“IFS”), which is a division of NMAC, pursuant to which they have assigned and will assign retail closed-end motor vehicle lease contracts to Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”). The Titling Trust was created in July 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. The Titling Trust issued to NILT Trust (the “UTI Beneficiary”) a beneficial interest in the undivided trust interest (the “UTI”) representing the entire beneficial interest in the unallocated assets of the Titling Trust. See “The Titling Trust — Property of the Titling Trust” in the accompanying Prospectus. The UTI Beneficiary will instruct the trustee of the Titling Trust:

•	to establish a special unit of beneficial interest (the “SUBI”) and

•	to allocate to the SUBI a separate portfolio of leases (the “Leases”), the related vehicles leased under the Leases (the “Leased Vehicles”), the cash proceeds associated with such Leases, the security deposits made by the lessees, the certificates of title relating to the Leased Vehicles and the right to receive payments under any insurance policy relating to the Leases, the Leased Vehicles or the related lessees.

The SUBI will represent the entire beneficial interest in the Leases, Leased Vehicles and other assets associated with such Leases and Leased Vehicles referenced above (collectively, the “SUBI Assets”). Upon the creation of the SUBI, the portfolio of Leases or Leased Vehicles will no longer constitute assets of the Titling Trust represented by the UTI, and the interest in the Titling Trust assets represented by the UTI will be reduced accordingly. The SUBI will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets. The SUBI will not represent a beneficial interest in any Titling Trust assets other than the related SUBI Assets. Payments made on or in respect of any Titling Trust assets other than the SUBI Assets will not be available to make payments on the Notes or the Certificates. The UTI Beneficiary may from time to time cause special units of beneficial interest similar to the SUBI (each, an “Other SUBI”) to be created out of the UTI. The Issuing Entity (and, accordingly, the Securityholders) will have no interest in the UTI, any Other SUBI or any assets of the Titling Trust evidenced by the UTI or any Other SUBI. See “The Titling Trust” and “The SUBI” in the accompanying Prospectus.

On the date of initial issuance of the Notes and the Certificates (the “Closing Date”), the Titling Trust will issue a certificate evidencing the SUBI (the “2008-A SUBI Certificate”) to or upon the order of the UTI Beneficiary. The UTI Beneficiary will then sell, transfer and assign its beneficial interests in the SUBI represented by the 2008-A SUBI Certificate to Nissan Auto Leasing LLC II (the “Depositor”). The Depositor will in turn sell, transfer and assign the 2008-A SUBI Certificate to Nissan Auto Lease Trust 2008-A, a Delaware statutory trust (the “Issuing Entity”). The Issuing Entity will issue up to six classes of notes (the “Notes”) in an aggregate principal amount of $500,574,000 (the “Initial Note Balance”) and one class of asset backed certificates (the “Certificates”) in the aggregate principal amount of $49,507,594.75 (the “Initial Certificate Balance”) to the Depositor in consideration for the 2008-A SUBI Certificate and will pledge the 2008-A SUBI Certificate to the indenture trustee as security therefor. The holders of the Notes are referred to in this Prospectus Supplement as the “Noteholders,” and the holders of the Certificates are referred to herein as the “Certificateholder.” The Notes and the Certificates are collectively referred to in this Prospectus Supplement as the “Securities,” and the holders of the Securities are referred to as “Securityholders.” Each Note will represent an obligation of, and each Certificate will represent a fractional beneficial interest in, the Issuing Entity. Payments in respect of the Certificates will be subordinated to payments in respect of one or more classes of Notes to the extent described in this Prospectus Supplement.

The Class A-1 Notes, Class A-2 Notes and Class A-3 Notes (collectively, the “Offered Notes”) are the only securities being offered hereby. The Class A-4 Notes will initially be retained by the Depositor or conveyed to an affiliate and the Depositor will retain all of the Certificates.

As a condition to the issuance of the Notes, Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., or its successors (“Standard & Poor’s”) and Moody’s Investors Service or its successors (“Moody’s” and, together with Standard & Poor’s, the “Rating Agencies”) must rate (i) the Class A-1 Notes in their highest short-term rating category and (ii) the remaining classes of the Notes in their highest long-term rating category. See “Ratings of the Notes” in this Prospectus Supplement for further information concerning the ratings assigned to the Notes, including the limitations of such ratings.

THE ISSUING ENTITY

Formation

The Issuing Entity was formed as a statutory trust under the laws of Delaware solely for the purposes of the transactions described in this Prospectus Supplement and the accompanying Prospectus. The Issuing Entity will be governed by an amended and restated trust agreement, to be dated as of the Closing Date (the “Trust Agreement”), between the Depositor and Wilmington Trust Company, as owner trustee (the “Owner Trustee”).

The Issuing Entity will issue the Notes pursuant to an indenture, to be dated as of the Closing Date (the “Indenture”), between the Issuing Entity and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee” and, together with the Owner Trustee, the “Trustees”), and will issue the Certificates pursuant to the Trust Agreement.

The Issuing Entity will not engage in any activity other than as duly authorized in accordance with the terms of the Trust Agreement. On the Closing Date, the authorized purposes of the Issuing Entity will be limited to:

•	issuing the Securities,

•	acquiring the 2008-A SUBI Certificate and the other property of the Issuing Entity with the net proceeds from the sale of the Notes and certain capital contributions, and unsecured subordinated loans made by, NMAC,

•	assigning and pledging the property of the Issuing Entity to the Indenture Trustee,

•	making payments on the Notes and the Certificates,

•	entering into and performing its obligations under the Basic Documents (as defined herein) to which it is a party,

•	engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish, or that are incidental to or connected with, any of the foregoing activities, and

•	subject to compliance with the Basic Documents, engaging in such other activities including, without limitation, if applicable, entering into one or more Interest Rate Swap Agreements, as may be required in connection with conservation of the Issuing Entity’s Estate and the making of distributions to the holders of the Notes and the Certificates.

The term “Basic Documents” refers to the Indenture, together with the SUBI Trust Agreement the Servicing Agreement, the Trust Administration Agreement, the Trust Agreement, the 2008-A SUBI Certificate Transfer Agreement, the Trust 2008-A SUBI Certificate Transfer Agreement, each Interest Rate Swap Agreement, if any, and the Agreement of Definitions.

On the Closing Date, NMAC will make a capital contribution to the Issuing Entity to pay for a portion of the cost of acquiring the 2008-A SUBI Certificate and the other property of the Issuing Entity.

The Issuing Entity may not engage in any additional activities other than in connection with the foregoing purposes or other than as required or authorized by the terms of the Basic Documents.

Securities owned by the Issuing Entity, the Depositor, the Servicer and their respective affiliates will be entitled to all benefits afforded to the Securities except that they generally will not be deemed outstanding for the purpose of making requests, demands, authorizations, directions, notices, consents or other action under the Basic Documents.

The Issuing Entity’s principal office will be in Wilmington, Delaware, in care of the Owner Trustee, at the address listed below under “The Owner Trustee, the Indenture Trustee and the Titling Trustee.” The fiscal year of the Issuing Entity begins on April 1 of each year. NMAC, on behalf of the Issuing Entity, will file with the Securities and Exchange Commission (the “SEC”) periodic reports of the Issuing Entity required to be filed with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the SEC thereunder. For more information on where you can obtain a copy of these and other reports, you should refer to “Where You Can Find More Information” in the accompanying Prospectus.

Capitalization of the Issuing Entity

On the Closing Date, the Issuing Entity will initially be capitalized with $500,574,000 aggregate principal amount of Notes and with $49,507,594.75 aggregate principal amount of Certificates. In exchange for the 2008-A SUBI Certificate, the Issuing Entity will transfer the Notes and Certificates to the Depositor, who will then sell the Offered Notes to the Noteholders. The Class A-4 Notes are not being offered for sale pursuant to this Prospectus Supplement or the accompanying Prospectus. The Depositor will retain all of the Certificates, which represent all of the ownership interests in the Issuing Entity. The Depositor will initially retain the Class A-4 Notes or convey them to an affiliate. The following table illustrates the capitalization of the Issuing Entity as of the Closing Date, as if the issuance and sale of the Securities had taken place on that date:

Amount

Class A-1 Notes	$77,100,000.00
Class A-2a Notes and Class A-2b Notes	$173,000,000.00
Class A-3a Notes and Class A-3b Notes	$225,000,000.00
Class A-4 Notes	$25,474,000.00
Certificates	$49,507,594.75

Subtotal	$550,081,594.75
Reserve Account	$1,375,203.99
Total	$551,456,798.74

The Issuing Entity may also be liable for payments to the Swap Counterparty, if any, as described in this Prospectus Supplement under “Description of the Notes — Interest Rate Swap Agreement(s).”

Property of the Issuing Entity

On the Closing Date, the Depositor will transfer the 2008-A SUBI Certificate to the Issuing Entity pursuant to the Trust 2008-A SUBI Certificate Transfer Agreement. The Issuing Entity will then pledge its interest in the 2008-A SUBI Certificate to the Indenture Trustee under the Indenture. See “The SUBI — Underwriting and Transfers of the SUBI Certificate” in this Prospectus Supplement.

After giving effect to the transactions described in this Prospectus Supplement, the property of the Issuing Entity (the “Issuing Entity’s Estate”) will include:

•	the 2008-A SUBI Certificate, evidencing a 100% beneficial interest in the SUBI Assets, including the lease payments and the right to payments received after March 31, 2008 (the “Cutoff Date”) from the sale or other disposition of the Leased Vehicles on deposit in the SUBI Collection Account and investment earnings, net of losses and investment expenses, on amounts on deposit in the SUBI Collection Account,

•	the Reserve Account and any amounts deposited therein (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•	the rights of the Indenture Trustee as secured party under a back-up security agreement with respect to the 2008-A SUBI Certificate and the 100% undivided interest in the SUBI Assets,

•	the rights of the Issuing Entity to funds on deposit from time to time in the Note Distribution Account and any other account or accounts established pursuant to the Indenture,

•	the rights of the Depositor, as transferee, under the SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity, as transferee, under the Trust SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity as a third-party beneficiary of the Servicing Agreement, to the extent relating to the SUBI Assets, and the SUBI Trust Agreement,

•	the rights of the Issuing Entity and of the Owner Trustee under each Interest Rate Swap Agreement, if any, and the amounts payable to the Issuing Entity thereunder, and

•	all proceeds and other property from and relating to the foregoing; provided that actual sales proceeds will not constitute part of the Issuing Entity’s Estate (as described under “Nissan Motor Acceptance Corporation — Like Kind Exchange” in the accompanying Prospectus).

The Issuing Entity will pledge the Issuing Entity’s Estate to the Indenture Trustee and if applicable, the Swap Counterparty pursuant to the Indenture and the Interest Rate Swap Agreement(s), if any.

Holders of the Notes and Certificates will be dependent on payments made on the Leases and proceeds received in connection with the sale or other disposition of the related Leased Vehicles for payments on the Notes and Certificates. Because the SUBI will represent a beneficial interest in the related SUBI Assets, the Issuing Entity will not, except to the extent of the back-up security interest as discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in the accompanying Prospectus, have a direct ownership interest in the Leases or a direct ownership interest or perfected security interest in the Leased Vehicles — which will be titled in the name of the Titling Trust or the titling trustee on behalf of the Titling Trust. It is therefore possible that a claim or lien in respect of the Leased Vehicles or the Titling Trust could limit the amounts payable in respect of the 2008-A SUBI Certificate to less than the amounts received from the lessees of the Leased Vehicles or received from the sale or other disposition of the Leased Vehicles. To the extent that a claim or lien were to delay the disposition of the Leased Vehicles or reduce the amount paid to the holder of the 2008-A SUBI Certificate in respect of its beneficial interest in the SUBI Assets, you could experience delays in payment or losses on your investment. See “Risk Factors — A depositor or servicer bankruptcy could delay or limit payments to you,” “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes,” “The SUBI,” “Additional Legal Aspects of the Titling Trust and the SUBI — The SUBI” and “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in the accompanying Prospectus.

THE OWNER TRUSTEE, THE INDENTURE TRUSTEE AND THE TITLING TRUSTEE

Wilmington Trust Company will be the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903 and its corporate trust office is located at Rodney Square North, 1100 N. Market Street, Wilmington, Delaware 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed transactions involving automobile leases. NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Owner Trustee and its affiliates. The fees and expenses of the Owner Trustee will be paid by NMAC, as administrative agent (the “Administrative Agent”) under the Trust Administration Agreement dated as of the Closing Date (the “Trust Administration Agreement”) among NMAC, as Administrative Agent, the Issuing Entity and the Indenture Trustee.

For a description of the roles and responsibilities of the Owner Trustee, see “Description of the Trust Agreement” and “Description of the Trust Administration Agreement” in the accompanying Prospectus. For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.

U.S. Bank National Association (“U.S. Bank”) will act as indenture trustee, registrar and paying agent under the Indenture. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $238 billion as of December 31, 2007. As of December 31, 2007, U.S. Bancorp served approximately 14.2 million customers, operated 2,518 branch offices in 24 states and had over 50,000 employees. A network of specialized

U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

U.S. Bank has one of the largest corporate trust businesses in the country with offices in 46 U.S. cities. The Indenture will be administered from U.S. Bank’s corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

U.S. Bank has provided corporate trust services since 1924. As of December 31, 2007, U.S. Bank was acting as trustee with respect to over 85,000 issuances of securities with an aggregate outstanding principal balance of over $2.4 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

The Indenture Trustee shall make each monthly statement available to the Noteholders via the Indenture Trustee’s internet website at http://www.usbank.com/abs. Noteholders with questions may direct them to the Indenture Trustee’s bondholder services group at (800) 934-6802.

As of December 31, 2007, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as indenture trustee, registrar and paying agent on 27 issuances of automobile receivables-backed securities with an outstanding aggregate principal balance of approximately $11,066,200,000.00.

For a description of the roles and responsibilities of the Indenture Trustee, see “Description of the Indenture” in the accompanying Prospectus.

NILT, Inc. will act as titling trustee of Nissan-Infiniti LT under the titling trust agreement. NILT, Inc. is a Delaware corporation and a wholly-owned subsidiary of U.S. Bank National Association, which is a wholly-owned subsidiary of U.S. Bancorp. U.S. Bank has provided titling trustee services for auto lease-backed securities since 1993. It has one of the largest origination trustee businesses in the country. As of December 31, 2007, U.S. Bank, or a subsidiary thereof, was providing titling trustee services for over 20 issuers of auto lease-backed securities. The titling trust will be administered from U.S. Bank’s trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

NMAC, the Depositor and their respective affiliates may maintain normal commercial banking relationships with the Indenture Trustee and its affiliates. The fees and expenses of the Indenture Trustee will be paid by the Servicer, as the Administrative Agent under the Trust Administration Agreement.

THE SWAP COUNTERPARTY

          will be the Swap Counterparty. The Swap Counterparty is organized as a           under the laws of           .

The Swap Counterparty will be an entity actively engaged in the interest rate swap business and will have the credit ratings described in the following paragraph.

The long-term credit rating assigned to the Swap Counterparty by Moody’s is currently at least “Aa2” and by Standard & Poor’s is currently at least “AA-”. The short term credit rating assigned to the Swap Counterparty by Moody’s is currently at least “Prime-1” and by Standard & Poor’s is currently at least “A-1+”.

Upon the occurrence of an event of default or termination event specified in each Interest Rate Swap Agreement, the Interest Rate Swap Agreement may be replaced with a replacement interest rate swap agreement as described below under “Description of Notes — Interest Rate Swap Agreement(s).”

USE OF PROCEEDS

The Depositor will use the net proceeds from the sale of the Notes — proceeds from the sale of the Notes minus the underwriting discount in the amount of $ , payable to the underwriters — to acquire the 2008-A SUBI Certificate from NILT Trust. No expenses incurred in connection with the selection and acquisition of the pool assets will be payable from the proceeds from the sale of the Notes.

THE SUBI

General

The SUBI will be issued by the Titling Trust under a 2008-A SUBI supplement (the “SUBI Supplement”) to the Titling Trust Agreement dated as of August 26, 1998 (the “Titling Trust Agreement,” and together with the SUBI Supplement, the “SUBI Trust Agreement”), among NILT Trust, as the UTI Beneficiary, NMAC as servicer (the “Servicer”), NILT, Inc. as trustee (the “Titling Trustee”), Wilmington Trust Company, as Delaware trustee, and U.S. Bank National Association, as trust agent (in that capacity, the “Trust Agent”). To provide for the servicing of the SUBI Assets, the Titling Trust, the Servicer and the UTI Beneficiary will enter into a supplement (the “Servicing Supplement”) to the Basic Servicing Agreement dated as of March 1, 1999 (the “Basic Servicing Agreement,” and together with the Servicing Supplement, the “Servicing Agreement”).

The SUBI will represent an indirect beneficial interest, rather than a direct legal interest, in the Leases and the Leased Vehicles allocated to that SUBI, all proceeds of or payments on or in respect of the Leases or Leased Vehicles received or due after the close of business on the Cutoff Date, and all other related SUBI Assets, including:

•	amounts in the SUBI Collection Account received in respect of the Leases or the sale of the Leased Vehicles,

•	certain monies due under or payable in respect of the Leases and the Leased Vehicles after the Cutoff Date, including the right to receive payments made to NMAC, the Depositor, the Titling Trust, the Titling Trustee or the Servicer under any insurance policy relating to the Leases, the Leased Vehicles or the related lessees, and

•	all proceeds of the foregoing.

The SUBI will not represent a beneficial interest in any Titling Trust assets other than the related SUBI Assets. None of the Issuing Entity, the Noteholders and the Certificateholder will have an interest in the UTI, any Other SUBI or any assets of the Titling Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Titling Trust assets not represented by the SUBI will not be available to make payments on the Notes or the Certificates.

On the Closing Date, the Titling Trust will issue the 2008-A SUBI Certificate evidencing the SUBI to or upon the order of NILT Trust, as UTI Beneficiary. For more information regarding the Titling Trust, the UTI Beneficiary and the Titling Trustee, you should refer to “The Titling Trust” in the accompanying Prospectus.

Underwriting and Transfers of the SUBI Certificate

Upon issuance by Nissan-Infiniti LT, the 2008-A SUBI Certificate will be transferred by NILT Trust, the UTI Beneficiary, to the Depositor and then transferred by the Depositor to the Issuing Entity. Such transfers will be made by NILT Trust, the UTI Beneficiary, and the Depositor in their capacities as the underwriters of the 2008-A SUBI Certificate.

Transfer of the 2008-A SUBI Certificate by the UTI Beneficiary to the Depositor will be made pursuant to a transfer agreement, to be dated as of the Closing Date (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat the conveyance of the 2008-A SUBI Certificate to the Depositor as an absolute sale, transfer and assignment for all purposes.

Immediately after the transfer of the 2008-A SUBI Certificate to the Depositor, the Depositor will:

•	sell, transfer and assign to the Issuing Entity, without recourse, all of its right, title and interest in and to the 2008-A SUBI Certificate under a transfer agreement, to be dated as of the Closing Date (the “Trust SUBI Certificate Transfer Agreement”) and

•	deliver the 2008-A SUBI Certificate to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and the Certificates.

Immediately following the transfer of the 2008-A SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the Issuing Entity’s Estate, which includes the 2008-A SUBI Certificate, to the Indenture Trustee as security for the Notes.

THE LEASES

General

The Leases allocated to the SUBI consist of 25,834 motor vehicle retail closed-end leases for new Nissan and Infiniti motor vehicles. Each Lease was originated by a Dealer in the ordinary course of such Dealer’s business and assigned to the Titling Trust on or prior to the Cutoff Date, in accordance with the underwriting procedures described under “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures” in the accompanying Prospectus. For more information regarding NMAC’s leasing business, you should refer to “Nissan Motor Acceptance Corporation” in the accompanying Prospectus. NMAC will represent and warrant, among other things, that no adverse selection procedures were employed in selecting the Leases or the Leased Vehicles for inclusion in the SUBI Assets; however, it is nonetheless possible that the delinquencies or losses on the Leases could exceed those on other leases included in NMAC’s portfolio of new Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC.

Each Lease is a closed-end lease. Over the term of the Lease (the “Lease Term”), the lessee is required to make level monthly payments intended to cover the cost of financing the related Leased Vehicle, scheduled depreciation of the Leased Vehicle and certain sales, use or lease taxes. From each payment billed with respect to a Leased Vehicle, the amounts that represent the financing cost and depreciation of the Leased Vehicle (including any capitalized amounts, such as insurance and warranty premiums) (the “Monthly Payment”) will be available to the Issuing Entity to make payments in respect of the Notes and the Certificates.

A Lease may terminate (a) at the scheduled end of the Lease Term (the “Lease Maturity Date”) or (b) prior to the related Lease Maturity Date (an “Early Lease Termination” ). An Early Lease Termination may occur if (a) the related lessee defaults under the Lease (a “Credit Termination”), (ii) a lessee who is not in default elects to terminate the lease prior to the Lease Maturity Date (a “Lessee Initiated Early Termination”) or (iii) the related Leased Vehicle has been lost, stolen or damaged beyond economic repair (a “Casualty Termination”). In connection with certain types of Early Lease Terminations, the lessee will be required to pay early termination charges and fees described under “The Leases — Early Termination” in the accompanying Prospectus. For more information regarding scheduled and early termination of the Leases, you should refer to “The Leases — General,” “— Early Termination” in the accompanying Prospectus.

Characteristics of the Leases

The securitized portfolio information presented in this Prospectus Supplement is stated as of the Cutoff Date and is calculated based on the Securitization Value of the Leases and the related Leased Vehicles allocated to the SUBI. As of the Cutoff Date, the Leases and related Leased Vehicles allocated to the SUBI had an aggregate Securitization Value of approximately $550,081,594.75. For more information regarding how the Securitization Value for each Lease is calculated, you should refer to “— Calculation of the Securitization Value” below.

General

The Leases were selected from a pool of eligible leases that all met several criteria. The criteria for the Leases include, among others, that, as of the Cutoff Date, each Lease:

•	relates to a Nissan or an Infiniti automobile, light duty truck, minivan or sport utility vehicle, of a model year of 2004 or later,

•	is written with respect to a Leased Vehicle that was at the time of the origination of the related Lease a new Nissan or Infiniti motor vehicle,

•	was originated in the United States on or after March 1, 2004, by a Dealer (a) for a lessee with a United States address, (b) in the ordinary course of such Dealer’s business, and (c) pursuant to a Dealer agreement that provides for recourse to the Dealer in the event of certain defects in the Lease, but not for default by the lessee,

•	has a remaining term to maturity, as of the Cutoff Date, of not less than 10 months and not greater than 57 months,

•	provides for level payments (exclusive of taxes) that fully amortize the Adjusted Capitalized Cost of the Contract Residual at a rate implicit in the Lease (the “Lease Rate”) and corresponding to the disclosed rent charge and, in the event of a Lessee Initiated Early Termination, provides for payment of an Early Termination Charge,

•	is not more than 29 days past due as of the Cutoff Date,

•	is owned, and the related Leased Vehicle is owned by the Titling Trust, free of all liens (including tax liens, mechanics’ liens, and other liens that arise by operation of law), other than any lien upon a certificate of title of any Leased Vehicles deemed necessary and useful by the Servicer solely to provide for delivery of title documentation to the Titling Trustee (an “Administrative Lien”),

•	was originated in compliance with, and complies in all material respect with, all material applicable legal requirements, including, to the extent applicable, the Federal Consumer Credit Protection Act, Regulation M of the Board of Governors of the Federal Reserve, all state leasing and consumer protection laws and all state and federal usury laws,

•	is the valid, legal, and binding full-recourse payment obligation of the related lessee, enforceable against such lessee in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, affecting the enforcement of credits’ rights in general or (b) general principles of equity,

•	is payable solely in U.S. dollars,

•	the related lessee of which is a person located in any state within the United States or the District of Columbia (except for Tennessee) and is not (a) NMAC or any of its affiliates, or (b) the United States of America or any state or local government or any agency or potential subdivision thereof, and

•	together with the related Leased Vehicle, has a Securitization Value, as of the Cutoff Date, of no greater than $60,709.37.

The “Adjusted Capitalized Cost” for each lease is the difference between (i) the sum of (a) the value of the vehicle agreed upon between the Dealer and the lessee, plus (b) the cost of any items that the lessee pays over the Lease Term, such as taxes, fees, service contracts and insurance, and (ii) the amount of any net trade-in allowance, rebate, non-cash credit or cash paid by the lessee.

An “Early Termination Charge” means, with respect to any Lease that is terminated prior to its Lease Maturity Date, an amount equal to the lesser of (i) the difference, if any, between (a) the sum of the present value of (1) the remaining Monthly Payments and (2) the Contract Residual of the related Leased Vehicle and (b) a wholesale value assigned to the Leased Vehicle by NMAC in accordance with accepted practices in the automobile industry (or by written agreement between NMAC, on behalf of the Titling Trust, and the lessee) and (ii) the remaining Monthly Payments.

As of the Cutoff Date, the weighted average credit scores (“FICO Scores”) of the Leases is 729, with the minimum FICO Score being 600 and the maximum FICO Score being 900.

NMAC/IFS, like most of the industry, utilizes a generic score developed by Fair Isaac Corporation. This FICO score is sold through the three major credit reporting agencies, each using a different trade name for the product. We purchase the automobile specific version of FICO. This score is one of several factors used by the originator in its application processing system to assess the credit risk associated with each applicant. See “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures” in the accompanying Prospectus. FICO Scores are based solely on independent third party information from the credit reporting agency, the accuracy of which cannot be verified. FICO Scores should not necessarily be relied upon as a meaningful predictor of the performance of the Leases.

The Leases, in the aggregate, possess the following characteristics as of the Cutoff Date:

	Average	Minimum	Maximum

Securitization Value	$21,292.93	$8,292.43	$60,709.37
Base Residual	$13,734.90	$3,683.85	$25,260.00
Seasoning (Months)(1)(2)	11	3	49
Remaining Term (Months)(1)	29	10	57
Original Term (Months)(1)	40	36	60
Base Residual as a% of Securitization Value as of the Cutoff Date	64.50%
Base Residual as a% of MSRP	47.77%
Percentage of Securitization Value Financed
through Nissan or Infiniti Dealers	Nissan 97.66%
	Infiniti 2.34%

(1)	Weighted average by Securitization Value as of the Cutoff Date.

(2)	Seasoning is the number of months elapsed since origination of a Lease.

For more information regarding the methodology used to determine the Base Residual, you should refer to “— Calculation of the Securitization Value” below.

We have not provided delinquency, repossession and loss data on the Leases because none of the Leases, as of the Cutoff Date, was more than 29 days delinquent. See “— Characteristics of the Leases — General” above.

Representations, Warranties and Covenants

In the Servicing Agreement, NMAC will make representations and warranties with respect to each Lease and related Leased Vehicle as described under “ — Characteristics of the Leases — General” in this Prospectus Supplement NMAC will make certain other representations and warranties, including, among other things, that each Lease and, to the extent applicable, the related Leased Vehicle or lessee:

(1)	was originated by a dealer located in the United States (a) in the ordinary course of its business and (b) in compliance with NMAC’s customary credit and collection policies and practices,

(2)	has been validly assigned to the Titling Trust by the related Dealer and is owned by the Titling Trust, free of all liens, encumbrances or rights of others (other than the holder of any Administrative Lien),

(3) is a U.S. dollar-denominated obligation,

(4)	constitutes “tangible chattel paper,” as defined under the UCC,

(5)	is not recourse to the Dealer,

(6)	is a lease as to which no selection procedure that was believed by NMAC to be adverse to the holder of the 2008-A SUBI Certificate was used,

(7)	was created in compliance in all material respects with all applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity and applicable disclosure laws,

(8)	as of the Cutoff Date, (a) is a legal, valid and binding payment obligation of the related lessee, enforceable against the lessee in accordance with its terms, as amended, (b) has not been satisfied, subordinated, rescinded, canceled or terminated, (c) is a lease as to which no right of rescission, setoff, counterclaim or defense has been asserted or threatened in writing, (d) is a lease as to which no default (other than payment defaults continuing for a period of no more than 29 days as of the Cutoff Date), breach or violation shall have occurred and no continuing condition that, with notice or lapse of time or both, would constitute a default, breach or violation and (e) is a lease as to which none of the foregoing shall have been waived (other than deferrals and waivers of late payment charges or fees permitted under the Servicing Agreement),

(9)	had an original term of not less than 36 months and not greater than 60 months,

(10)	is a Lease for which the related documentation is located at an address specified by NMAC, and

(11)	the Servicer has determined that the lessee has agreed to obtain and maintain physical damage and liability insurance covering the related Leased Vehicle as required under the Lease.

The Servicing Agreement will also provide that if the Titling Trustee, NMAC, the Owner Trustee, the Indenture Trustee or the Depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph or in the first paragraph under “— Characteristics of the Leases — General” above, that materially and adversely affects the Issuing Entity’s interest in the related Lease or Leased Vehicle, which breach is not cured in all material respects prior to the end of the Collection Period which includes the 60th day (or, if the Servicer elects, an earlier date) after the date that the Servicer discovers such breach (whether pursuant to such notice or otherwise), the Lease and related Leased Vehicle (and any other related SUBI Assets) will be reallocated to the UTI or transferred to the Servicer on the Deposit Date related to such Collection Period. In connection with this reallocation, the Servicer will be required to deposit (or cause to be deposited) into the SUBI Collection Account the Repurchase Payment on the Deposit Date following the end of the Collection Period.

The “Repurchase Payment” with respect of any Lease will mean the Securitization Value of such Lease as of the end of the last Collection Period plus any delinquent monthly payments that have not been paid by the lessee by the end of the Collection Period relating to the Deposit Date on which the Repurchase Payment will be made. For more information regarding the reallocation and related payment obligations of the Servicer, you should refer to “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” and “— Sale and Disposition of Leased Vehicles” in the accompanying Prospectus.

Calculation of the Securitization Value

Under the Servicing Agreement, the Servicer will calculate a “Securitization Value” for each Lease equal to the following:

Calculation Date	Securitization Value Formula

as of any date other than its Lease Maturity Date:	the present value, calculated using the Securitization Rate, of the sum of (a) the aggregate Monthly Payments remaining on the Lease and (b) the Base Residual of the related Leased Vehicle and
as of its Lease Maturity Date:	the Base Residual of the related Lease Vehicle.

The present value calculations will be made using a Securitization Rate of 9.25%.

The “Base Residual” means the lowest of (i) the ALG Residual (“ALG Residual”) established in January 2008 as a “mark-to-market” value, (ii) the Maximum Residualized MSRP ALG Residual (“MRM Residual”) established in January 2008 as a “mark-to-market” value and (iii) the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease (the “Contract Residual”). The ALG Residual and the MRM Residual are established by a third-party source, Automotive Lease Guide (“ALG”), an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. For more information on how residual values of the Leased Vehicles are determined, you should refer to “Nissan Motor Acceptance Corporation — Determination of Residual Values” in this Prospectus Supplement.

The Securitization Value for any Lease and the related Leased Vehicle represents the amount of financing that will be raised for that Lease and the related Leased Vehicle. The Securitization Value represents the amount of financing that will be raised against each Lease and will at any given time during the term of the Lease represent the principal amount of securities that can be amortized by the sum of the Monthly Payments due in respect of the

Leased Vehicle over the remaining Lease Term, plus the Base Residual of the Leased Vehicle, in each case discounted at an annualized rate equal to the Securitization Rate. The “Securitization Rate” will equal 9.25%.

The Securitization Rate is selected by the Depositor with input from the underwriters and is determined based on prevailing interest rates at the time of the transaction. The Securitization Rate takes into consideration, among other items, losses and other payments contemplated by the transaction.

Distribution of the Leased Vehicles by Model

The distribution of the Leased Vehicles as of the Cutoff Date by Nissan and Infiniti model was as follows:

				Percentage
		Percentage		of Aggregate
	Number	of Total Number of	Securitization	Securitization
Models	of Leases	Leases(1)	Value(1)	Value(1)

350Z	271	1.05%	$7,858,268.40	1.43%
Altima	7,871	30.47	151,378,074.20	27.52
Altima Coupe	451	1.75	10,253,309.22	1.86
Armada	464	1.80	12,286,435.99	2.23
Crew Cab	449	1.74	9,105,567.52	1.66
Frontier	203	0.79	3,431,904.41	0.62
FX35	38	0.15	1,424,330.32	0.26
G35	27	0.10	911,577.29	0.17
G35 Coupe	1	0.00	41,297.34	0.01
G37	118	0.46	4,569,125.66	0.83
M35	137	0.53	4,768,825.38	0.87
M45	11	0.04	505,317.57	0.09
Maxima	1,173	4.54	27,557,095.24	5.01
Murano	7,551	29.23	176,233,188.36	32.04
Pathfinder	2,905	11.24	70,404,549.99	12.80
Quest	472	1.83	9,823,628.44	1.79
QX56	13	0.05	663,641.54	0.12
Rogue	76	0.29	1,728,357.45	0.31
Sentra	1,922	7.44	27,265,287.66	4.96
Titan	444	1.72	9,931,547.43	1.81
Versa	586	2.27	7,411,069.40	1.35
Xterra	651	2.52	12,529,195.93	2.28

Total	25,834	100.00%	$550,081,594.75	100.00%

Based on a Securitization Rate of 9.25%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Original Lease Term

The distribution of the Leases as of the Cutoff Date by original lease term was as follows:

				Percentage of
		Percentage		Aggregate
	Number of	of Total Number	Securitization	Securitization
Months	Leases	of Leases(1)	Value(1)	Value(1)

36 — 36	7,937	30.72%	$156,533,005.94	28.46%
37 — 42	16,188	62.66	351,307,663.80	63.86
43 — 48	712	2.76	16,635,370.98	3.02
55 — 60	997	3.86	25,605,554.04	4.65

Total	25,834	100.00%	$550,081,594.75	100.00%

Based on a Securitization Rate of 9.25%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Remaining Lease Term

The distribution of the Leases as of the Cutoff Date by remaining lease term was as follows:

				Percentage of
		Percentage		Aggregate
	Number	of Total Number	Securitization	Securitization
Months	of Leases	of Leases(1)	Value(1)	Value(1)

10 — 12	14	0.05%	$261,885.21	0.05%
13 — 18	260	1.01	5,015,141.66	0.91
19 — 24	2,401	9.29	46,763,313.12	8.50
25 — 30	14,751	57.10	309,325,336.56	56.23
31 — 36	7,334	28.39	156,828,539.43	28.51
37 — 42	507	1.96	16,116,515.95	2.93
43 — 48	112	0.43	2,971,727.84	0.54
49 — 54	316	1.22	8,857,425.49	1.61
55 — 57	139	0.54	3,941,709.49	0.72

Total	25,834	100.00%	$550,081,594.75	100.00%

Based on a Securitization Rate of 9.25%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by Maturity

The distribution of the Leases as of the Cutoff Date by quarter of maturity was as follows:

				Percentage of
				Aggregate		Percentage of
		Percentage of Total	Securitization	Securitization		Aggregate Base
Quarter	Number of Leases	Number of Leases(1)	Value(1)	Value(1)	Base Residual(1)	Residual(1)

1st Quarter 2009	3	0.01%	$54,056.44	0.01%	$43,332.70	0.01%
2nd Quarter 2009	28	0.11	530,859.57	0.10	384,177.55	0.11
3rd Quarter 2009	142	0.55	2,740,698.40	0.50	1,887,105.95	0.53
4th Quarter 2009	454	1.76	9,184,425.07	1.67	6,307,212.36	1.78
1st Quarter 2010	1,045	4.05	20,243,850.99	3.68	13,800,738.95	3.89
2nd Quarter 2010	7,793	30.17	162,304,357.13	29.51	110,777,456.01	31.22
3rd Quarter 2010	6,890	26.67	143,277,956.32	26.05	95,490,602.20	26.91
4th Quarter 2010	6,687	25.88	140,453,103.97	25.53	88,057,761.96	24.82
1st Quarter 2011	1,579	6.11	36,010,026.94	6.55	21,483,115.47	6.05
2nd Quarter 2011	465	1.80	14,591,540.06	2.65	8,234,908.72	2.32
3rd Quarter 2011	161	0.62	4,296,482.45	0.78	1,940,356.00	0.55
4th Quarter 2011	46	0.18	1,532,603.74	0.28	689,970.12	0.19
1st Quarter 2012	66	0.26	1,562,015.71	0.28	635,861.75	0.18
2nd Quarter 2012	100	0.39	2,692,407.77	0.49	1,094,534.65	0.31
3rd Quarter 2012	139	0.54	4,010,164.78	0.73	1,566,525.92	0.44
4th Quarter 2012	235	0.91	6,573,335.51	1.19	2,423,018.25	0.68
1st Quarter 2013	1	0.00	23,709.91	0.00	10,710.00	0.00

Total	25,834	100.00%	$550,081,594.75	100.00%	$354,827,388.56	100.00%

Based on a Securitization Rate of 9.25%.

(1)	Balances and percentages may not add to total due to rounding.

Distribution of the Leases by State

The distribution of the Leases as of the Cutoff Date by state of registration was as follows:

				Percentage
		Percentage		of Aggregate
	Number	of Total Number		Securitization
State of Registration(1)	of Leases(2)	of Leases(2)(3)	Securitization Value(2)(3)	Value(3)
Alabama	1	0.00%	$45,517.78	0.01%
Alaska	6	0.02	151,209.11	0.03
Arizona	414	1.60	8,857,919.89	1.61
Arkansas	37	0.14	816,984.97	0.15
California	2,633	10.19	56,323,272.89	10.24
Colorado	248	0.96	5,355,586.95	0.97
Connecticut	617	2.39	12,520,065.63	2.28
Delaware	59	0.23	1,282,771.38	0.23
District of Columbia	20	0.08	429,060.67	0.08
Florida	3,274	12.67	68,364,527.45	12.43
Georgia	579	2.24	12,805,673.56	2.33
Hawaii	291	1.13	5,583,921.36	1.02
Idaho	55	0.21	1,230,950.06	0.22
Illinois	813	3.15	18,697,316.07	3.40
Indiana	398	1.54	8,525,791.81	1.55
Iowa	135	0.52	2,979,788.73	0.54
Kansas	111	0.43	2,387,078.13	0.43
Kentucky	164	0.63	3,498,591.03	0.64
Louisiana	329	1.27	6,807,755.57	1.24
Maine	103	0.40	2,078,803.93	0.38
Maryland	263	1.02	5,919,607.23	1.08
Massachusetts	707	2.74	14,450,659.24	2.63
Michigan	458	1.77	9,256,848.98	1.68
Minnesota	431	1.67	9,286,200.57	1.69
Mississippi	122	0.47	2,522,913.07	0.46
Missouri	173	0.67	3,664,159.15	0.67
Montana	23	0.09	560,420.09	0.10
Nebraska	120	0.46	2,451,519.94	0.45
Nevada	307	1.19	6,180,989.62	1.12
New Hampshire	212	0.82	4,403,416.84	0.80
New Jersey	2,626	10.16	55,897,170.75	10.16
New Mexico	21	0.08	467,499.33	0.08
New York	4,032	15.61	84,311,217.88	15.33
North Carolina	444	1.72	9,389,418.71	1.71
North Dakota	36	0.14	793,641.68	0.14
Ohio	838	3.24	17,792,114.47	3.23
Oklahoma	88	0.34	1,886,942.20	0.34
Oregon	73	0.28	1,576,945.40	0.29
Pennsylvania	1,055	4.08	22,031,397.74	4.01
Rhode Island	245	0.95	5,079,977.74	0.92
South Carolina	195	0.75	4,278,054.09	0.78
South Dakota	27	0.10	616,342.57	0.11
Texas	1,914	7.41	43,633,024.38	7.93
Utah	192	0.74	4,295,294.83	0.78
Vermont	60	0.23	1,281,929.07	0.23
Virginia	395	1.53	8,568,546.01	1.56
Washington	221	0.86	4,978,488.78	0.91
West Virginia	32	0.12	724,300.43	0.13
Wisconsin	222	0.86	4,706,725.76	0.86
Wyoming	15	0.06	333,241.24	0.06

Total	25,834	100.00%	$550,081,594.75	100.00%

Based on a Securitization Rate of 9.25%.

(1)	Excludes Tennessee.

(2)	Based on the current state of registration of the Leased Vehicle.

(3)	Balances and percentages may not add to total due to rounding.

No state other than New York, Florida, California and New Jersey accounts for 10.00% or more of the cutoff date Securitization Value of the Leases and related Leased Vehicles. Adverse economic conditions in any of these states may have a disproportionate impact on the performance of the Leases and the Leased Vehicles. See “Risk Factors — The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” in this Prospectus Supplement.

STATIC POOL INFORMATION

“Static Pool Information Regarding Certain Previous Securitizations” beginning on page B-1 in this Prospectus Supplement sets forth in graphic format static pool information regarding delinquencies, cumulative losses, turn-in rates, servicer advances and prepayments for NMAC’s securitized portfolios of leases, and also sets forth in tabular format, as of the relevant cut-off date, certain characteristics of these leases for the past five years. The underlying historical data used in preparing the graphs are set forth under “Historical Pool Performance” beginning on page C-1 of this Prospectus Supplement. The information presented in Appendix B and in Appendix C, to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of leases established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

Information regarding maturity and prepayment considerations with respect to the Notes is set forth under “Weighted Average Life of the Notes” in this Prospectus Supplement and “Risk Factors — Returns on your investment may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in the accompanying Prospectus. No principal payments will be made on the Class A-2 Notes until the Class A-1 Notes have been paid in full. No principal payments will be made on the Class A-3 Notes until the Class A-1 Notes and the Class A-2 Notes have been paid in full. No principal payments will be made on the Class A-4 Notes until the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes have been paid in full. However, upon a default under the Indenture (an “Indenture Default”) and the acceleration of the Notes following an Indenture Default, principal payments will be made as follows: first, to the Class A-1 Notes until the Class A-1 Notes have been paid in full, and then to the Class A-2 Notes (pro rata to the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes (pro rata to the Class A-3a Notes and the Class A-3b Notes, if applicable) and the Class A-4 Notes, on a pro rata basis, based on the respective outstanding principal balances of those classes of Notes, until the outstanding principal balances of those classes of Notes have been paid in full. See “Description of the Notes — Principal” in this Prospectus Supplement.

Because the rate of payment of principal of each class of Notes depends primarily on the rate of payment (including prepayments) on the Leases and the Leased Vehicles, final payment of any class of Notes could occur later or significantly earlier than their respective Final Scheduled Payment Dates set forth in “Description of the Notes — Principal” in this Prospectus Supplement. Noteholders will bear the risk of being able to reinvest principal payments on the Notes at yields at least equal to the yield on their respective Notes if final payment on such Notes occurs significantly earlier than such Notes’ Final Scheduled Payment Date. No prediction can be made as to the rate of prepayments on the Leases in either stable or changing interest rate environments. For a more detailed discussion of the prepayment risks, see “Risk Factors — You may experience reduced returns on your investment resulting from prepayments on the leases, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in the accompanying Prospectus.

WEIGHTED AVERAGE LIFE OF THE NOTES

The following information is provided solely to illustrate the effect of prepayments of the Leases and the related Leased Vehicles on the unpaid principal amounts of the Notes and the weighted average life of the Notes under the assumptions stated below, and is not a prediction of the prepayment rates that might actually be experienced with respect to the Leases. It is expected that at the time the redemption option becomes available to the Servicer, only the Certificates will be outstanding.

Prepayments on motor vehicle leases may be measured by a prepayment standard or model. The prepayment model used in this Prospectus Supplement is expressed in terms of percentages of “ABS,” which means a prepayment model that assumes a constant percentage of the original number of leases in the pool prepay each month. The base prepayment assumption (the “100% Prepayment Assumption”) assumes that the original principal balance of the leases will prepay as follows:

(1) In month one, prepayments will occur at 0.31% ABS and increase by 0.04% ABS each month until reaching 1.47% ABS in the 30th month of the life of the lease.

(2) In month 31, prepayments increase to 1.80% ABS and remain at that level until the 36th month of the life of the lease.

(3) In month 37, prepayments decrease to 1.45% ABS and remain at that level until the original outstanding principal balance of the contract has been paid in full.

Neither any ABS rate nor the 100% Prepayment Assumption purports to be a historical description of the prepayment experience or a prediction of the anticipated rate of prepayment of the Leases. We cannot assure you that the Leases will prepay at the levels of the Prepayment Assumption or at any other rate.

The tables below were prepared on the basis of certain assumptions, including that:

•	as of the Cutoff Date, 11 months have elapsed since the inception of the Leases,

•	all Monthly Payments are timely received and no Lease is ever delinquent,

•	no Repurchase Payment is made in respect of any Lease,

•	there are no losses in respect of the Leases,

•	payments on the Notes and the Certificates are made on the 15th day of each month, whether or not the day is a Business Day,

•	the servicing fee is 1.00% per annum,

•	all prepayments on the Leases are prepayments in full (and the residual values of the related Leased Vehicles are paid in full),

•	the Reserve Account is initially funded with an amount equal to $1,375,203.99,

•	the Securitization Value as of the Cutoff Date is $550,081,594.75, based on a Securitization Rate of 9.25%,

•	the Closing Date is assumed to be April 23, 2008,

•	the Servicer does not exercise its option to purchase the assets of the Issuing Entity on or after the payment date on which the aggregate unpaid principal amount of the Securities is less than or equal to 5% of the aggregate initial principal amount of the Securities, and

•	Net Swap Payments are equal to zero for each Payment Date.

No representation is made as to what the actual levels of losses and delinquencies on the Leases will be. Because payments on the Leases and the Leased Vehicles will differ from those used in preparing the following tables, distributions of principal of the Notes may be made earlier or later than as set forth in the tables. Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

The following tables set forth the percentages of the unpaid principal amount of each class of the Notes that would be outstanding after each of the dates shown, based on a rate equal to 25%, 50%, 75%, 100% and 125% of the Prepayment Assumption. As used in the table, “25% Prepayment Assumption” assumes that a lease will prepay at 25% of the Prepayment Assumption, “50% Prepayment Assumption” assumes that a lease will prepay at 50% of the Prepayment Assumption and so forth.

Percentage of Class A-1 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
May-08	90.66%	89.25%	87.78%	86.24%	84.63%
Jun-08	81.21%	78.35%	75.35%	72.22%	68.93%
Jul-08	71.66%	67.30%	62.73%	57.93%	52.91%
Aug-08	62.02%	56.11%	49.91%	43.40%	36.55%
Sep-08	52.27%	44.77%	36.90%	28.61%	19.88%
Oct-08	42.43%	33.31%	23.71%	13.58%	2.89%
Nov-08	32.50%	21.71%	10.34%	0.00%	0.00%
Dec-08	22.48%	9.99%	0.00%	0.00%	0.00%
Jan-09	12.37%	0.00%	0.00%	0.00%	0.00%
Feb-09	2.17%	0.00%	0.00%	0.00%	0.00%
Mar-09	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life To Maturity (years)(1)	0.45	0.40	0.35	0.31	0.28

(1)	The weighted average life of the Class A-1 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-2 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
May-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-08	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-08	100.00%	100.00%	100.00%	100.00%	100.00%
Sep-08	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-08	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-08	100.00%	100.00%	100.00%	99.25%	93.58%
Dec-08	100.00%	100.00%	98.57%	92.34%	85.73%
Jan-09	100.00%	99.18%	92.46%	85.33%	77.75%
Feb-09	100.00%	93.85%	86.28%	78.23%	69.63%
Mar-09	96.38%	88.46%	80.02%	71.01%	61.36%
Apr-09	91.74%	83.01%	73.69%	63.70%	52.94%
May-09	87.01%	77.46%	67.23%	56.23%	44.34%
Jun-09	82.30%	71.92%	60.77%	48.72%	35.63%
July-09	77.49%	66.28%	54.18%	41.06%	26.73%
Aug-09	72.63%	60.58%	47.53%	33.30%	17.66%
Sept-09	67.47%	54.59%	40.58%	25.22%	8.23%
Oct-09	62.19%	48.48%	33.50%	16.99%	0.00%
Nov-09	56.69%	42.16%	26.22%	8.53%	0.00%
Dec-09	51.09%	35.41%	17.93%	0.00%	0.00%
Jan-10	44.10%	27.42%	8.62%	0.00%	0.00%
Feb-10	37.03%	19.45%	0.00%	0.00%	0.00%
Mar-10	31.76%	13.20%	0.00%	0.00%	0.00%
Apr-10	22.41%	3.33%	0.00%	0.00%	0.00%
May-10	10.96%	0.00%	0.00%	0.00%	0.00%
June-10	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	1.64	1.47	1.30	1.16	1.04

(1)	The weighted average life of the Class A-2 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-3 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
May-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-08	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-08	100.00%	100.00%	100.00%	100.00%	100.00%
Sep-08	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-08	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-08	100.00%	100.00%	100.00%	100.00%	100.00%
Dec-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jan-09	100.00%	100.00%	100.00%	100.00%	100.00%
Feb-09	100.00%	100.00%	100.00%	100.00%	100.00%
Mar-09	100.00%	100.00%	100.00%	100.00%	100.00%
Apr-09	100.00%	100.00%	100.00%	100.00%	100.00%
May-09	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-09	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-09	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-09	100.00%	100.00%	100.00%	100.00%	100.00%
Sep-09	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-09	100.00%	100.00%	100.00%	100.00%	98.90%
Nov-09	100.00%	100.00%	100.00%	100.00%	91.25%
Dec-09	100.00%	100.00%	100.00%	98.50%	80.39%
Jan-10	100.00%	100.00%	100.00%	89.84%	69.19%
Feb-10	100.00%	100.00%	99.56%	81.38%	58.37%
Mar-10	100.00%	100.00%	93.75%	74.11%	48.70%
Apr-10	100.00%	100.00%	85.57%	64.99%	37.84%
May-10	100.00%	93.61%	76.33%	55.21%	26.91%
Jun-10	84.56%	71.64%	56.61%	38.36%	14.35%
Jul-10	64.07%	52.90%	39.93%	24.29%	4.05%
Aug-10	49.69%	39.74%	28.22%	14.40%	0.00%
Sep-10	34.07%	25.64%	15.90%	4.29%	0.00%
Oct-10	21.03%	13.94%	5.78%	0.00%	0.00%
Nov-10	14.13%	7.70%	0.29%	0.00%	0.00%
Dec-10	6.13%	0.57%	0.00%	0.00%	0.00%
Jan-11	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.37	2.32	2.23	2.10	1.92

(1)	The weighted average life of the Class A-3 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

Percentage of Class A-4 Note Balance Outstanding to Maturity

	Prepayment Assumption
Payment Date	25%	50%	75%	100%	125%

Closing Date	100.00%	100.00%	100.00%	100.00%	100.00%
May-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-08	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-08	100.00%	100.00%	100.00%	100.00%	100.00%
Sep-08	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-08	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-08	100.00%	100.00%	100.00%	100.00%	100.00%
Dec-08	100.00%	100.00%	100.00%	100.00%	100.00%
Jan-09	100.00%	100.00%	100.00%	100.00%	100.00%
Feb-09	100.00%	100.00%	100.00%	100.00%	100.00%
Mar-09	100.00%	100.00%	100.00%	100.00%	100.00%
Apr-09	100.00%	100.00%	100.00%	100.00%	100.00%
May-09	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-09	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-09	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-09	100.00%	100.00%	100.00%	100.00%	100.00%
Sep-09	100.00%	100.00%	100.00%	100.00%	100.00%
Oct-09	100.00%	100.00%	100.00%	100.00%	100.00%
Nov-09	100.00%	100.00%	100.00%	100.00%	100.00%
Dec-09	100.00%	100.00%	100.00%	100.00%	100.00%
Jan-10	100.00%	100.00%	100.00%	100.00%	100.00%
Feb-10	100.00%	100.00%	100.00%	100.00%	100.00%
Mar-10	100.00%	100.00%	100.00%	100.00%	100.00%
Apr-10	100.00%	100.00%	100.00%	100.00%	100.00%
May-10	100.00%	100.00%	100.00%	100.00%	100.00%
Jun-10	100.00%	100.00%	100.00%	100.00%	100.00%
Jul-10	100.00%	100.00%	100.00%	100.00%	100.00%
Aug-10	100.00%	100.00%	100.00%	100.00%	71.79%
Sep-10	100.00%	100.00%	100.00%	100.00%	9.21%
Oct-10	100.00%	100.00%	100.00%	65.41%	0.00%
Nov-10	100.00%	100.00%	100.00%	25.28%	0.00%
Dec-10	100.00%	100.00%	48.59%	0.00%	0.00%
Jan-11	0.00%	0.00%	0.00%	0.00%	0.00%
Weighted Average Life to Maturity (years)(1)	2.73	2.73	2.68	2.55	2.38

(1)	The weighted average life of the Class A-4 Notes is determined by (a) multiplying the amount of each distribution in reduction of principal amount by the number of years from the Closing Date to the date indicated, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of principal amount referred to in clause (a).

This table has been prepared based on the assumptions in this Prospectus Supplement (including the assumptions regarding the characteristics and performance of the Leases, which will differ from the actual characteristics and performance of the Leases) and should be read in conjunction with those assumptions.

PREPAYMENTS, DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

Prepayment Information

Prepayment information relating to NMAC’s securitized portfolios of leases for the past five years is set forth under “Static Pool Information Regarding Certain Previous Securitizations — Prepayment Information” in Appendix B in this Prospectus Supplement.

Delinquency, Repossession and Credit Loss Information

Set forth below is information concerning NMAC’s experience with respect to its entire portfolio of new and used Nissan and Infiniti motor vehicle leases, which includes leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC. The dollar amounts of the leases outstanding is NMAC’s book value. NMAC believes credit losses are an expected cost in the business of extending credit. NMAC’s strategy is to minimize credit losses while providing financing support for the sale of the motor vehicles.

NMAC establishes an allowance for expected credit losses and deducts amounts reflecting losses against such allowance. For credit loss terminations, NMAC charges the account balance related to a lease against the allowance for credit losses upon the related vehicle’s sale date. For losses related to uncollected end of term charges such as charges for excess mileage or excess wear and tear (“Excess Mileage and Excess Wear and Tear Charges”) on early, full and over termination leases, NMAC charges the account balance to the related allowance 120 days after the initial customer billing statement is produced. NMAC credits any recoveries from charge-offs related to a lease to the allowance. For more information regarding the Excess Mileage and Excess Wear and Tear Charges and other charges that may be payable by the related lessee upon termination of the Lease, you should refer to “Nissan Motor Acceptance Corporation — Lease Vehicle Maintenance” and “The Leases — Early Termination” in the accompanying Prospectus.

Gains or losses associated with the sale of off-lease inventory are recorded and charged to the corresponding allowance on the vehicle sale date.

Delinquency, repossession and loss experience may be influenced by a variety of economic, social and geographic conditions and other factors beyond NMAC’s control. There is no assurance that NMAC’s delinquency, repossession and loss experience with respect to its leases and the related leased vehicles in the future, or the experience of the Issuing Entity with respect to the Leases and the Leased Vehicles, will be similar to that set forth below.

We have not provided similar delinquency, repossession and loss data on the Leases, because none of the Leases, as of the Cutoff Date, was more than 29 days delinquent in payments. See “The Leases — Characteristics of the Leases — General” in this Prospectus Supplement.

Nissan Lease Delinquency Experience(1)(2)
(dollars in thousands)

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Dollar Amount of Net Receivables Outstanding(3)	$8,557,832	$8,430,823	$7,007,794	$5,086,769	$4,047,700	$3,770,177
Ending Number of Lease Contracts Outstanding	401,418	385,730	321,818	240,665	196,965	193,120
Percentage of Delinquent Lease Contracts(4)
31-60 Days	1.78%	1.24%	1.18%	1.12%	1.21%	1.30%
61-90 Days	0.48%	0.30%	0.27%	0.24%	0.26%	0.25%
91 Days or more	0.20%	0.09%	0.07%	0.07%	0.06%	0.05%

Total	2.47%	1.63%	1.52%	1.42%	1.53%	1.61%

(1)	Includes leases for Nissan motor vehicles that NMAC has sold to third parties but continues to service.

(2)	Percentages may not add to total due to rounding.

(3)	Dollar amounts based on net book value of vehicles.

(4)	An account is considered delinquent if $50 or more of the scheduled monthly payment is past due.

Infiniti Lease Delinquency Experience(1)(2)
(dollars in thousands)

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Dollar Amount of Net Receivables Outstanding(3)	$5,217,166	$4,971,445	$4,005,638	$2,608,750	$1,769,694	$1,105,050
Ending Number of Lease Contracts Outstanding	162,554	154,267	124,717	85,513	58,453	38,905
Percentage of Delinquent Lease Contracts(4)
31-60 Days	1.28%	0.90%	0.86%	0.84%	0.81%	0.91%
61-90 Days	0.32%	0.23%	0.19%	0.16%	0.15%	0.19%
91 Days or more	0.16%	0.09%	0.05%	0.04%	0.05%	0.04%

Total	1.75%	1.21%	1.11%	1.04%	1.01%	1.14%

(1)	Includes leases for Infiniti motor vehicles that NMAC has sold to third parties but continues to service.

(2)	Percentages may not add to total due to rounding.

(3)	Dollar amounts based on net book value of vehicles.

(4)	An account is considered delinquent if $50 or more of the scheduled monthly payment is past due.

NMAC Total Lease Delinquency Experience(1)(2)
(dollars in thousands)

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Dollar Amount of Net Receivables Outstanding	$13,774,999	$13,402,268	$11,013,433	$7,695,519	$5,817,394	$4,875,227
Ending Number of Lease Contracts Outstanding(3)	563,972	539,997	446,535	326,178	255,418	232,025
Percentage of Delinquent Lease Contracts(4)
31-60 Days	1.64%	1.14%	1.09%	1.05%	1.12%	1.24%
61-90 Days	0.43%	0.28%	0.25%	0.22%	0.24%	0.24%
91 Days or more	0.19%	0.09%	0.07%	0.06%	0.06%	0.05%

Total	2.26%	1.51%	1.41%	1.32%	1.41%	1.53%

(1)	Includes leases for Nissan and Infiniti motor vehicles that NMAC has sold to third parties but continues to service.

(2)	Percentages may not add to total due to rounding.

(3)	Dollar amounts based on net book value of vehicles.

(4)	An account is considered delinquent if $50 or more of the scheduled monthly payment is past due.

Nissan Lease Repossession and Credit Loss Experience(1)(2)
(dollars in thousands)

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Ending Number of Lease Contracts Outstanding	401,418	385,730	321,818	240,665	196,965	193,120
Average Number of Lease Contracts Outstanding(3)	396,210	363,280	287,460	215,892	193,324	202,798
Repossessions:
Number of Repossessions	6,490	6,747	5,500	4,435	4,232	3,978
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	2.16%	1.75%	1.71%	1.84%	2.15%	2.06%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	2.18%	1.86%	1.91%	2.05%	2.19%	1.96%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$8,557,832	$8,430,823	$7,007,794	$5,086,769	$4,047,700	$3,770,177
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$8,568,771	$7,992,174	$6,194,838	$4,511,978	$3,902,816	$3,881,212
Gross Repossession Losses(5)	$83,971	$81,517	$64,349	$43,891	$40,537	$36,225
Repossession Recoveries(5)	$25,732	$28,050	$24,180	$11,314	$9,761	$8,530
Net Repossession Losses	$58,239	$53,467	$40,169	$32,577	$30,776	$27,695
Average Net Repossession Loss per Liquidated Contract(6)	$8,974	$7,925	$7,303	$7,345	$7,272	$6,962
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.91%	0.67%	0.65%	0.72%	0.79%	0.71%

(1)	Includes leases for Nissan motor vehicles that the Titling Trust has sold to third parties but NMAC continues to service.

(2)	Percentages and numbers may not add to total due to rounding.

(3)	Average amounts calculated based on month-end data for the periods indicated.

(4)	Dollar amounts based on net book value of vehicles.

(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.

(6)	Dollars not in thousands.

Infiniti Lease Repossession and Credit Loss Experience(1)(2)
(dollars in thousands)

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Ending Number of Lease Contracts Outstanding	162,554	154,267	124,717	85,513	58,453	38,905
Average Number of Lease Contracts Outstanding(3)	161,593	142,283	108,052	72,833	49,157	36,856
Repossessions:
Number of Repossessions	1,682	1,471	1,042	652	478	417
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	1.38%	0.95%	0.84%	0.76%	0.82%	1.07%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	1.39%	1.03%	0.96%	0.90%	0.97%	1.13%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$5,217,166	$4,971,445	$4,005,638	$2,608,750	$1,769,694	$1,105,050
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$5,201,720	$4,599,334	$3,421,112	$2,217,420	$1,469,505	$1,008,101
Gross Repossession Losses(5)	$48,395	$43,498	$31,052	$9,302	$7,650	$5,823
Repossession Recoveries(5)	$28,590	$31,367	$26,675	$3,050	$1,947	$1,381
Net Repossession Losses	$19,805	$12,131	$4,376	$6,252	$5,703	$4,442
Average Net Repossession Loss per Liquidated Contract(6)	$11,774	$8,247	$4,200	$9,588	$11,932	$10,652
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.51%	0.26%	0.13%	0.28%	0.39%	0.44%

(1)	Includes leases for Infiniti motor vehicles that the Titling Trust has sold to third parties but NMAC continues to service.

(2)	Percentages and numbers may not add to total due to rounding.

(3)	Average amounts calculated based on month-end data for the periods indicated.

(4)	Dollar amounts based on net book value of vehicles.

(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.

(6)	Dollars not in thousands.

NMAC Total Lease Repossession and Credit Loss Experience(1)(2)
(dollars in thousands)

	At or For the Nine
	Months Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Ending Number of Lease Contracts Outstanding	563,972	539,997	446,535	326,178	255,418	232,025
Average Number of Lease Contracts Outstanding(3)	557,803	505,563	395,512	288,725	242,481	239,654
Repossessions:
Number of Repossessions	8,172	8,218	6,542	5,087	4,710	4,395
Number of Repossessions as a Percentage of Ending Number of Lease Contracts Outstanding	1.93%	1.52%	1.47%	1.56%	1.84%	1.89%
Number of Repossessions as a Percentage of Average Number of Lease Contracts Outstanding	1.95%	1.63%	1.65%	1.76%	1.94%	1.83%
Losses:
Dollar Amount of Net Receivables Outstanding(4)	$13,774,999	$13,402,268	$11,013,433	$7,695,519	$5,817,394	$4,875,227
Average Dollar Amount of Net Receivables Outstanding(3)(4)	$13,770,491	$12,591,508	$9,615,950	$6,729,397	$5,372,321	$4,889,313
Gross Repossession Losses(5)	$132,366	$125,015	$95,401	$53,193	$48,187	$42,048
Repossession Recoveries(5)	$54,322	$59,417	$50,855	$14,364	$11,707	$9,911
Net Repossession Losses	$78,043	$65,598	$44,545	$38,829	$36,480	$32,137
Average Net Repossession Loss per Liquidated Contract(6)	$9,550	$7,982	$6,809	$7,633	$7,745	$7,312
Net Repossession Losses as a Percentage of Average Net Receivables Outstanding	0.76%	0.52%	0.46%	0.58%	0.68%	0.66%

(1)	Includes leases for Nissan and Infiniti motor vehicles that the Titling Trust has sold to third parties but NMAC continues to service.

(2)	Percentages and numbers may not add to total due to rounding.

(3)	Average amounts calculated based on month-end data for the periods indicated.

(4)	Dollar amounts based on net book value of vehicles.

(5)	Includes involuntary and voluntary repossessions, bankruptcy repossessions and charge-offs.

(6)	Dollars not in thousands.

Residual Value Loss Experience

Set forth below is information concerning residual value loss experience and return rates for Nissan and Infiniti motor vehicles at termination. The residual value loss rates are indicated as the difference between the Initial ALG Residual and the actual amounts received for the off-lease vehicles (customer purchases and auction proceeds). In general, Contract Residuals reflect Initial ALG Residuals plus a small number of percentage points. See “Nissan Motor Acceptance Corporation — Determination of Residual Values” in this Prospectus Supplement.

Nissan Residual Value Loss Experience(1)(2)

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Total Number of Vehicles Scheduled to Terminate(1)	77,723	83,979	52,065	35,951	64,959	91,484
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$989,536,359	$973,883,137	$607,956,871	$437,950,969	$816,769,504	$1,122,604,707
Number of Vehicles Returned to NMAC(4)	42,653	37,806	27,619	22,773	46,398	65,743
Vehicles Returned to NMAC Ratio	54.88%	45.02%	53.05%	63.34%	71.43%	71.86%
Number of Vehicles going to Full Termination(5)	37,832	31,942	21,961	18,342	40,523	58,541
Full Termination Ratio(6)	48.68%	38.04%	42.18%	51.02%	62.38%	63.99%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	$(16,362,262)	$11,076,109	$12,341,806	$(806,032)	$(19,788,606)	$(31,315,990)
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	$(384)	$293	$447	$(35)	$(426)	$(476)
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$569,089,461	$479,495,765	$347,673,925	$287,774,292	$594,554,790	$818,170,335
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	(2.88)%	2.31%	3.55%	(0.28)%	(3.33)%	(3.83)%
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	(1.65)%	1.14%	2.03%	(0.18)%	(2.42)%	(2.79)%
Average Contract Residual Percentage of Adjusted MSRP	56.71%	51.82%	50.95%	51.03%	55.08%	56.89%
Average Initial ALG Residual Percentage of Adjusted MSRP	52.01%	46.74%	45.68%	46.08%	49.43%	49.16%
Percentage Difference	4.70%	5.08%	5.27%	4.95%	5.65%	7.73%

(1)	Includes leases for Nissan motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Percentages and numbers may not add to total due to rounding.

(3)	ALG Residual for Standard Mileage Leases (15,000 miles/year) (not adjusted Maximum Residualized MSRP).

(4)	Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for Dealer add-ins in accordance with NMAC policy. Includes lessee initiated early terminations.

(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.

(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.

(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

Infiniti Residual Value Loss Experience(1)(2)

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Total Number of Vehicles Scheduled to Terminate(1)	32,954	24,034	11,038	7,081	9,859	11,230
Total Initial ALG Residual on Vehicles Scheduled to Terminate(3)	$740,629,264	$447,333,626	$201,043,794	$125,296,025	$180,082,572	$204,694,277
Number of Vehicles Returned to NMAC(4)	19,905	12,910	6,427	4,468	7,285	9,185
Vehicles Returned to NMAC Ratio	60.40%	53.72%	58.23%	63.10%	73.89%	81.79%
Number of Vehicles going to Full Termination(5)	19,945	11,171	5,691	3,891	6,779	8,472
Full Termination Ratio(6)	60.52%	46.48%	51.56%	54.95%	68.76%	75.44%
Total Gain/(Loss) on Vehicles Returned to NMAC(4)(7)	$(46,403,439)	$(7,526,546)	$(3,425,778)	$(570,115)	$(5,700,803)	$(16,504,317)
Average Gain/(Loss) on Vehicles Returned to NMAC(7)	$(2,331)	$(583)	$(533)	$(128)	$(783)	$(1,797)
Total Initial ALG Residual on Vehicles Returned to NMAC(3)	$478,339,714	$251,716,606	$121,770,936	$80,551,702	$136,499,932	$172,229,890
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Returned Vehicles Sold by NMAC	(9.70)%	(2.99)%	(2.81)%	(0.71)%	(4.18)%	(9.58)%
Total Gain/(Loss) on Vehicles Returned to NMAC as a Percentage of Initial ALG Residuals of Vehicles Scheduled to Terminate	(6.27)%	(1.68)%	(1.70)%	(0.46)%	(3.17)%	(8.06)%
Average Contract Residual Percentage of Adjusted MSRP	63.55%	51.54%	51.32%	52.37%	57.39%	59.45%
Average Initial ALG Residual Percentage of Adjusted MSRP	59.79%	48.44%	46.96%	47.78%	52.27%	52.53%
Percentage Difference	3.76%	3.10%	4.36%	4.59%	5.12%	6.92%

(1)	Includes leases for Infiniti motor vehicles which NMAC has sold to third parties but continues to service. These leases are grouped by scheduled lease maturity date. Excludes leases that have been terminated pursuant to a lessee default (including, but not limited to, as a result of the lessee’s failure to maintain insurance coverage required by the lease, the failure of the lessee to timely or properly perform any obligation under the lease, or any other act by the lessee constituting a default under applicable law).

(2)	Percentages and numbers may not add to total due to rounding.

(3)	Excludes vehicles for which no ALG Residual is available due to the absence of an equivalent vehicle or contract term on the ALG tables.

(4)	Excludes repossessions, vehicles in inventory and NMAC Residual Percentages of less than 10% and greater than 95%. MSRP adjusted for Dealer add-ins in accordance with IFS policy. Includes lessee initiated early terminations.

(5)	Includes all vehicles terminating at scheduled maturity, terminating past scheduled maturity and terminating within 90 days prior to scheduled maturity.

(6)	The ratio of the vehicles that went to full termination during the stated period over the vehicles scheduled to terminate.

(7)	Gain/(Loss) net of the difference between the Contract Residual and the ALG Residual.

NOTE FACTORS, AND TRADING INFORMATION

The “Note Factor” for a class of Notes will be a seven-digit decimal that the Servicer will compute for each Payment Date, which will represent the remaining outstanding principal amount of each class of Notes, as of such Payment Date (after giving effect to payments made on such Payment Date), expressed as a fraction of the initial outstanding principal amount of such class of Notes or the Certificates, as the case may be. Each Note Factor will initially be 1.0000000 and will thereafter decline to reflect reductions in the principal amount of the related class of Notes. A noteholder’s portion of the principal amount of the Notes will be the product of (i) the original denomination of the Note and (ii) the applicable Note Factor, as the case may be.

On each Payment Date, the Indenture Trustee, pursuant to the Indenture, and the Owner Trustee, pursuant to the Trust Agreement, will provide to all registered holders of Notes and the Certificates, respectively (which, in the case of the Notes, other than Notes retained by the Depositor or an affiliate of the Depositor (the “Retained Notes” , which will be issued as Definitive Notes) will be Cede & Co. (“Cede”) as the nominee of the Depository Trust Company (“DTC”), except for any Definitive Notes, if issued under the limited circumstances described under “Additional Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus), unaudited reports concerning payments received on or in respect of the Leases and the Leased Vehicles, the Note Factor for each class of Notes and various other items of information. Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee at its corporate trust office. In addition, Note Owners and the Certificateholder will be furnished information for tax reporting purposes during each calendar year, not later than the latest date permitted by law. For further details concerning information furnished to Noteholders and Note Owners and the Certificateholder, the Servicer’s compliance statement, the Servicer’s assessment report and the annual attestation report prepared by the independent certified public accounts as to the Servicer’s assessment report, you should refer to “Additional Information Regarding the Securities — Statements to Securityholders” and “— Payment Date Certificate” in this Prospectus Supplement and “Additional Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes”, “Description of the Servicing Agreement — Evidence as to Compliance” and “Description of the Indenture — Reports and Documents by Indenture Trustee to Noteholders” in the accompanying Prospectus.

THE DEPOSITOR

Information regarding the Depositor is set forth under the caption “The Depositor” in the accompanying Prospectus.

NISSAN MOTOR ACCEPTANCE CORPORATION

Financing

NMAC offers indirect automotive consumer loan and lease financing and direct dealer financing through (and to) Nissan and Infiniti dealers in the United States. As of December 31, 2007, approximately 66.0% of NMAC’s total revenues came from retail loans, approximately 25.0% from retail lease financing and approximately 5.5% from wholesale financing.

The following chart provides, respectively, market penetration information regarding Nissan and Infiniti motor vehicles leased in the United States and NMAC’s total revenues from leasing for the fiscal years ended March 31, 2003, 2004, 2005, 2006 and 2007 and the nine months ended December 31, 2007.

Overview of NMAC Lease Financing Operations

	At or For the
	Nine Months
	Ended
	December 31,	At or For the Twelve Months Ended March 31,
	2007	2007	2006	2005	2004	2003

Number of lease vehicle contracts purchased by NMAC:	144,862	218,553	212,942	136,466	108,119	99,314
Leasing Revenues(1):	$2,406,363	$2,811,656	$2,118,581	$1,515,457	$1,249,369	$1,185,325

(1)	Dollars in thousands.

For more information regarding the financing business of NMAC, you should refer to “Nissan Motor Acceptance Corporation — Financing Operations” in the accompanying Prospectus.

Securitization

General

Since 2000, one of the primary funding sources for NMAC has been the packaging and sale of loans and leases through asset-backed securitization transactions. These loans and leases are purchased by NMAC from Nissan and Infiniti dealers or are loans made by NMAC to dealers. NMAC generally holds, or ages these loans and leases for an interim period prior to transferring them in connection with an asset-backed securitization transaction. During this interim period, NMAC’s financing needs are met, in part, through the use of warehouse finance facilities. These warehouse finance facilities are provided by a number of financial institutions and provide liquidity to fund NMAC’s acquisition of loans and leases. These warehouse facilities are sometimes structured as secured revolving loan facilities, and sometimes as repurchase agreements.

For the fiscal years ended March 31, 2003, 2004, 2005, 2006 and 2007 and the nine months ended December 31, 2007, NMAC securitized approximately $5.3 billion, $6.6 billion, $5.6 billion, $6.1 billion, $4.9 billion and $3.1 billion, respectively, through asset-backed debt offerings.

A significant portion of NMAC’s assets are sold in asset-backed securitization transactions, although the assets remain on NMAC’s balance sheet. These assets support payments on the asset-backed securities and are not available to NMAC’s creditors generally. At March 31, 2007, NMAC had approximately $17.9 billion, or 43.34% of its consolidated assets pledged in connection with asset-backed securitization transactions. NMAC expects that asset-backed debt offerings will continue to be a material funding source for NMAC. For information regarding NMAC’s experience in securitizing other types of assets, including retail loans and loans to dealers, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus.

Lease Securitization

NMAC’s auto lease asset-backed program was first established and utilized for the Nissan Auto Lease Trust 2000-A (“NALT 2000-A”) transaction. Prior to 2000, NMAC had acquired the leases and titled the related lease vehicles in its own name. In connection with the establishment of the lease asset-backed program, NMAC formed Nissan-Infiniti LT, a Delaware statutory trust, which began titling leased vehicles into it in November 1998. As discussed under “Overview of the Transaction” in this Prospectus Supplement, creating the Titling Trust allowed NMAC to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases.

NMAC is the servicer for all of the loans and leases that it finances. Although NMAC may be replaced or removed as servicer upon the occurrence of certain events, including the occurrence of a servicer default (as defined under the applicable financing documents), NMAC generally expects to service the loans and leases sold in an asset-backed securitization transaction for the life of that transaction. For more information regarding the circumstances under which NMAC may be replaced or removed as servicer of the Leases and the Leased Vehicles, you should refer to “Description of the Servicing Agreement” in the accompanying Prospectus. If the servicing of any Leases and the Leased Vehicles were to be transferred from NMAC to another servicer, there may be an increase in overall delinquencies and defaults due to misapplied or lost payments, data input errors or system incompatibilities. Although NMAC expects that any increase in any such delinquencies to be temporary, there can be no assurance as to the duration or severity of any disruption in servicing the Leases and the Leased Vehicles as a result of any servicing transfer. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.

For more information regarding NMAC’s experience with respect to its entire portfolio of new and used Nissan motor vehicle leases, including leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” in this Prospectus Supplement.

Determination of Residual Values

The value of the Notes being issued is based on the aggregate Securitization Value of the Leases and the related Leased Vehicles. The ALG Residual and the MRM Residual are residual value calculations produced by ALG, an independent publisher of residual value percentages recognized throughout the automotive finance industry for projecting vehicle market values at lease termination. The MRM Residual is the residual value of the related Leased Vehicle at the scheduled termination of the lease established by ALG in January 2008 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the “Maximum Residualized MSRP,” which consists of the Manufacturers Suggested Retail Price (“MSRP”) of the typically equipped vehicle and value adding options, giving only partial credit or no credit for those options that ALG understands add little or no value to the resale price of the vehicle. This has the effect of placing a cap on the total capitalized cost of a vehicle for purposes of calculating the residual value of such vehicle. The ALG Residual is the residual value of the related Leased Vehicle at the scheduled termination of the lease established by ALG in January 2008 as a “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the total MSRP of the base vehicle and all NMAC authorized options, without making a distinction between value adding options and non-value adding options.

The following discussion relates to NMAC’s Contract Residuals, which will affect the return rates of vehicles to NMAC. Each lease sets forth a Contract Residual, which is the residual value of the leased vehicle at the scheduled termination of the lease established or assigned by NMAC at the time of origination of the lease. In establishing the Contract Residual of leased vehicles, NMAC uses residual value estimates produced by ALG. In general, NMAC establishes the Contract Residual by adding a small number of percentage points to the Initial ALG Residual as requested by NNA (NMAC’s parent company) as part of NNA’s marketing programs. The “Initial ALG Residual” is the expected value provided by ALG of the related leased vehicle at the time of scheduled termination of the lease and is determined at the time of origination of the lease. The difference between the Contract Residual specified in a lease and the Initial ALG Residual represents marketing incentives offered to customers. NMAC has fully reserved funds for the difference between the Contract Residual and the Initial ALG Residual.

The estimated future value of a leased vehicle is a major component of the leasing business. Specifically, any excess of the Contract Residual of a vehicle over its actual future market value represents a residual loss at lease termination. NMAC believes that this difference between the Contract Residual and the actual value at maturity may affect consumer behavior concerning purchasing or returning a vehicle to the lessor at lease termination. Furthermore, NMAC believes that return rates may decline as the difference between the Contract Residual and actual value declines. As it specifically pertains to this transaction, the residual loss at lease termination in respect of a Leased Vehicle will be determined by the excess, if any, of the Base Residual of the Leased Vehicle, which is the lowest of the related Contract Residual, the ALG Residual and the MRM Residual of such vehicle, over its actual future market value.

Servicing

General

NMAC is the servicer for all of the loans and leases that it finances. As the servicer, NMAC generally handles all collections, administers defaults and delinquencies and otherwise services the loans, the leases and the related vehicles.

NMAC began operations in February 1982 and shortly thereafter started servicing auto retail loans and leases. In 1995, the operations of Infiniti Financial Services were assumed by NMAC. NMAC subsequently expanded its servicing portfolio to include loans to dealers.

In the normal course of its servicing business, NMAC outsources certain of its administrative functions to unaffiliated third party service providers. The third parties providing those administrative functions do not have discretion relating to activities that NMAC believes would materially affect the amounts realized or collected with respect to the Leases or the related Leased Vehicles or the timing of receipt of such amounts. Moreover, NMAC retains ultimate responsibility for those administrative functions under the Servicing Agreement and should any of those third parties not be able to provide those functions, NMAC believes those third parties or the functions performed by them could easily be replaced. Therefore, failure by the third party service providers to provide the administrative functions is not expected to result in any material disruption in NMAC’s ability to perform its servicing functions under the Servicing Agreement. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus and “Risk Factors — Risk of loss or delay in payment may result from delays in the transfer of servicing due to the servicing fee structure” in this Prospectus Supplement.

Servicer Advances

The Servicer is required to advance to the Issuing Entity any Monthly Payment Advance or Sales Proceeds Advance for the related Collection Period. See “Description of the Servicing Agreement — Advances” in the accompanying Prospectus. Information regarding the amounts advanced by NMAC relative to the total amount of collections received by NMAC on its prior lease securitized portfolios is set forth under “Static Pool Information Regarding Certain Previous Securitizations Servicer Advances” in Appendix B in this Prospectus Supplement.

Delinquencies, Repossessions and Net Losses

For a discussion of NMAC’s delinquency and loss experience with respect to its portfolio of Nissan and Infiniti leases, including leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC, you should refer to “Prepayments, Delinquencies, Repossessions and Net Losses” and Appendix B and Appendix C in this Prospectus Supplement. For a description of the roles and responsibilities of the Servicer, see “The Servicing Agreement” of the accompanying Prospectus.

For a general description of NMAC’s responsibilities as servicer of retail loans and dealer loans, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program” in the accompanying Prospectus. For more information regarding NMAC’s servicing obligations with respect to the Leases and the related Leased Vehicles, you should refer to “Description of the Servicing Agreement” in the accompanying Prospectus. NMAC believes that it has materially complied with its servicing obligations with respect to each asset-backed securitization transaction involving NMAC as servicer.

Financial Condition of Nissan Motor Co., Ltd.

NMAC is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. (“NML”). Although NML is not guaranteeing the Issuing Entity’s obligations under the Notes, NML’s financial condition may affect NMAC’s ability to service the Leases and the related Leased Vehicles. See “Risk Factors — Adverse events with respect to

Nissan Motor Acceptance Corporation, its affiliates or their party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of the payments on your notes or have other adverse effect on your notes,” in the Prospectus. For the fiscal year ended March 31, 2007, NML reported consolidated net income of 460,796 million yen (US $3,938 million) down 11.1% from the fiscal year ended March 31, 2006. Consolidated operating profit totaled 776,939 million yen (US $6,641 million), down 10.9% compared with a year earlier. The operating margin was 7.4%, down 1.8 points compared with a year earlier.

The foregoing expression of Japanese yen in U.S. dollars has been converted, for the convenience of the reader only, at the foreign exchange rate of 117.00 yen/dollar, the average rate for the fiscal year ended March 31, 2007.

DESCRIPTION OF THE NOTES

General

The Notes will be issued under the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the final signed Indenture, together with the other Basic Documents, will be filed with the SEC following the issuance of the Securities. The summaries of the material provisions of the Basic Documents and the summaries of material provisions included under “The SUBI,” “The Titling Trust,” “The Leases — Characteristics of the Leases,” “— General”, “— Representations, Warranties and Covenants” and “Security for the Notes” in this Prospectus Supplement and the accompanying Prospectus, as applicable, do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of those documents. Where particular provisions of, or terms used in, a Basic Document are referred to, the actual provisions, including definitions of terms, are incorporated by reference as part of those summaries.

The Notes will be issued in minimum denominations of $25,000 and integral multiples of $1,000 in excess thereof in book-entry form, provided that, any Retained Notes will be issued as Definitive Notes. The Notes issued in book-entry form initially will be registered in the name of Cede & Co., the nominee of DTC. No investor acquiring an interest in the Notes issued in book-entry form, as reflected on the books of the clearing agency, or a person maintaining an account with such clearing agency (a “Note Owner”) will be entitled to receive a certificate representing that owner’s Note, except as set forth below. Unless and until Notes (other than Retained Notes) are issued in fully registered certificated form (the “Definitive Notes”) under the limited circumstances described in “Additional Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus, all references herein to distributions, notices, reports and statements to Noteholders will refer to the same actions made with respect to DTC or Cede & Co., as the case may be, for the benefit of Note Owners in accordance with DTC procedures. See “Additional Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes” in the accompanying Prospectus.

Distributions in respect of the Certificates will be subordinated to distributions in respect of the Notes to the limited extent described under “Description of the Notes — Principal” and “Distributions on the Notes” in this Prospectus Supplement.

Interest

The Class A-1 Notes, the Class A-4 Notes and, if issued, the Class A-2a Notes and the Class A-3a Notes will constitute Fixed Rate Notes, as that term is defined under “Additional Information Regarding the Notes — Fixed Rate Notes” in the accompanying Prospectus. If issued, the Class A-2b Notes and the Class A-3b Notes will constitute Floating Rate Notes, as such term is defined under “Additional Information Regarding the Notes — Floating Rate Notes” in the accompanying Prospectus. The Class A-2a Notes and the Class A-2b Notes are referred to herein collectively as the “Class A-2 Notes” and the Class A-3a Notes and the Class A-3b Notes are referred to herein collectively as the “Class A-3 Notes”. Interest on the unpaid principal amount of each class of Notes will be generally paid in monthly installments on the 15th day of each month, or if such day is not a Business Day, then the next succeeding Business Day, beginning May 15, 2008 (each, a “Payment Date”), to holders of record of the Notes as of the Business Day immediately preceding the Payment Date (each such date, a “Deposit Date”), with the final interest payment on each class of the Notes due on the earlier of (a) the Payment Date on which the principal amount of such class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date. A “Business Day” will be any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Tennessee, Texas, Illinois, New York, or the principal place of business of the Swap Counterparty, if any, are authorized or obligated by law, executive order or government decree to be closed.

Interest payments on the Notes will be made pro rata with any Senior Swap Termination Payments payable to the Swap Counterparty, if any, and, after the Total Servicing Fee and any Net Swap Payments, if any, have been paid. See “Security for the Notes — The Accounts — The Reserve Account” and “Distributions on the Notes” in this Prospectus Supplement.

Interest payments to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes and any Senior Swap Termination Payments under the Interest Rate Swap Agreement(s), if any, defined below will have the same priority. Under some circumstances, the amount available for interest payments could be less than the amount of interest payable on the Notes on any Payment Date, in which case (i) the holders of the Notes will receive their ratable share (based upon the aggregate amount of interest due to that class of Notes) of the aggregate amount available to be distributed in respect of interest on the Notes and (ii) the Swap Counterparty will receive its ratable share of the aggregate amount available to be distributed based on the amount of the Swap Termination Payment, if any.

Until the principal amount of the Notes has been paid in full, interest will accrue (a) on the Class A-1 Notes and each class of Floating Rate Notes, if any, from and including the previous Payment Date, to but excluding the current Payment Date, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date and (b) on each class of Fixed Rate Notes, other than the Class A-1 Notes, from and including the 15th day of each month, to but excluding the 15th day of the immediately succeeding month, or with respect to the first Payment Date, from and including the Closing Date, to but excluding the first Payment Date (each, an “Accrual Period”), at the rate specified below (each, a “Note Rate”):

•	for the Class A-1 Notes, % per annum,

•	for the Class A-2a Notes, % per annum,

•	for the Class A-2b Notes, LIBOR + % per annum,

•	for the Class A-3a Notes, % per annum,

•	for the Class A-3b Notes, LIBOR + % per annum, and

•	for the Class A-4 Notes, % per annum.

Interest on the Class A-1 Notes and each class of Floating Rate Notes, if any, will be calculated on the basis of the actual number of days elapsed and a 360-day year. Interest on each class of Fixed Rate Notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The Certificates will be subordinated to the Notes so that, if other sources available to make payments of principal and interest on the Notes are insufficient, amounts that otherwise would be paid to the Certificates generally will be available for that purpose, as more fully described under “Description of the Notes — Principal” and “Distributions on the Notes” in this Prospectus Supplement.

Calculation of Floating Rate Interest

Each class of Floating Rate Notes, if any, will bear interest during each applicable Accrual Period at a rate per annum determined by the London Interbank Offer Rate for one-month U.S. dollar deposits (“LIBOR”) plus a Spread. A “Spread” is the number of basis points to be added to or subtracted from the related LIBOR applicable to such class of Floating Rate Notes.

The rate of interest on the Floating Rate Notes will be reset for each Accrual Period on the first day of the applicable Accrual Period (each such date, an “Interest Reset Date” ).

LIBOR will be calculated for each Accrual Period on the day that is two London Business Days prior to the related Interest Reset Date (each such date, an “Interest Determination Date”). LIBOR for each Accrual Period will be the rate for deposits in U.S. dollars having a maturity of one month (commencing on the related Interest

Reset Date) that appears on the Designated LIBOR Page as of 11:00 a.m. London time, on the applicable Interest Determination Date.

With respect to an Interest Determination Date on which no rate appears on the Designated LIBOR Page, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of one month, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such Interest Determination Date and in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., in New York, New York, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in New York, New York selected by the Calculation Agent for loans in U.S. dollars to leading European banks in a principal amount that is representative of a single transaction in U.S. dollars in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market. “Designated LIBOR Page” means the display on Reuters Screen, LIBOR 01 Page, or any successor service or any other page as may replace the designated page on that service or any successor service that displays the London interbank rates of major banks for U.S. dollars.

U.S. Bank, National Association, will be designated as the calculation agent (the “Calculation Agent”) and, as such, will calculate the interest rates on the Floating Rate Notes. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holder of the Floating Rate Notes. All percentages resulting from any calculation on the Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on the Floating Rate Note will be rounded to the nearest cent (with one-half cent being rounded upwards). The Calculation Agent may be removed by the Issuing Entity at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuing Entity, the Issuing Entity will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the Issuing Entity or its Affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

Interest Rate Swap Agreement(s)

On the Closing Date, for each class of Floating Rate Notes, if any, the Issuing Entity will enter into an “Interest Rate Swap Agreement” consisting of the ISDA Master Agreement, the schedule thereto, the credit support annex thereto, if applicable, and a confirmation for such class of Floating Rate Notes, with          , as the swap counterparty (the “Swap Counterparty”) to hedge the floating interest rate risk on such class of Floating Rate Notes. All terms of the Interest Rate Swap Agreement(s) will be acceptable to each rating agency listed under “Summary — Ratings” in this Prospectus Supplement. Each Interest Rate Swap Agreement will have an initial notional amount equal to the initial principal balance of the related class of Floating Rate Notes on the Closing Date and will decrease by the amount of any principal payments on such class of Floating Rate Notes. The notional amount of an Interest Rate Swap Agreement will be equal to the outstanding principal balance of the related class of Floating Rate Notes. Based on a reasonable good faith estimate of maximum probable exposure, the “significance percentage”, as defined in Regulation AB of the Securities Act of 1933, as amended, of the Interest Rate Swap Agreement(s) is less than 10%.

In general, in respect of each Interest Rate Swap Agreement for a class of Floating Rate Notes, if any, on each Payment Date, the Issuing Entity will be obligated to pay the Swap Counterparty a fixed rate payment based on a specified per annum fixed rate times the notional amount of such Interest Rate Swap Agreement for such class of Floating Rate Notes (which will equal the then outstanding principal balance of the related class of Floating Rate Notes), and the Swap Counterparty will be obligated to pay a floating rate payment based on LIBOR times the same notional amount. Payments between the Issuing Entity and the Swap Counterparty under any Interest Rate Swap Agreement (other than Swap Termination Payments) will be exchanged on a net basis for such Interest Rate Swap Agreement. The payment obligations of the Issuing Entity to the Swap Counterparty under the Interest Rate Swap Agreement(s) are secured under the Indenture by the same lien in favor of the Indenture Trustee that secures payments to the Noteholders. A Net Swap Payment made by the Issuing Entity ranks higher in priority than all payments on the Notes.

Among other things, an event of default under each Interest Rate Swap Agreement includes:

•	failure to make payments due under such Interest Rate Swap Agreement;

•	the occurrence of certain bankruptcy events of the Issuing Entity or bankruptcy and insolvency events of the Swap Counterparty;

•	any breach of such Interest Rate Swap Agreement or related agreements by the Swap Counterparty;

•	misrepresentation by the Swap Counterparty; or

•	merger by the Swap Counterparty without assumption of its obligations under such Interest Rate Swap Agreement.

Among other things, a termination event under each Interest Rate Swap Agreement includes:

•	illegality of the transactions contemplated by such Interest Rate Swap Agreement;

•	any commencement of a liquidation of the collateral as described in the Indenture following an Indenture Default under the Indenture;

•	failure of the Swap Counterparty to provide the financial information required by Regulation AB and other requested information or to post eligible collateral or assign such Interest Rate Swap Agreement to an eligible counterparty that is able to provide the information;

•	certain tax events that would affect the ability of the Swap Counterparty to make payments without withholding taxes therefrom to the Issuing Entity, that occur because of a change in tax law, an action by a court or taxing authority or a merger or consolidation of the Swap Counterparty;

•	a merger or consolidation of the Swap Counterparty into an entity with materially weaker creditworthiness;

•	failure of the Swap Counterparty (or its credit support provider, if any) to maintain its credit rating at certain levels required by such Interest Rate Swap Agreement, which failure may not constitute a termination event if the Swap Counterparty maintains certain minimum credit ratings and, among other things, as provided under such Interest Rate Swap Agreement:

•	at its own expense obtains an unconditional guarantee or similar assurance from a guarantor with the appropriate credit rating, along with a legal opinion regarding the guarantee;

•	posts collateral; and/or

•	assigns its rights and obligations under such Interest Rate Swap Agreement to a substitute Swap Counterparty that satisfies the eligibility criteria set forth in such Interest Rate Swap Agreement.

Upon the occurrence of any event of default or termination event specified in an Interest Rate Swap Agreement, the non-defaulting or non-affected party may elect to terminate such Interest Rate Swap Agreement; provided that, following the early termination of such Interest Rate Swap Agreement due to an event of default or termination event specified in such Interest Rate Swap Agreement, the Issuing Entity shall, in accordance with the terms of such Interest Rate Swap Agreement, enter into a replacement Interest Rate Swap

Agreement to the extent possible and practicable. If an Interest Rate Swap Agreement is terminated due to an event of default or a termination event, a Swap Termination Payment under such Interest Rate Swap Agreement may be due to the Swap Counterparty by the Issuing Entity out of Available Amounts or may be due to the Issuing Entity by the Swap Counterparty. The amount of any Swap Termination Payment may be based on the actual cost or market quotations of the cost of entering into a similar swap transaction or such other methods as may be required under such Interest Rate Swap Agreement, in each case in accordance with the procedures set forth in the Interest Rate Swap Agreement. Any Swap Termination Payment could, if market rates or other conditions have changed materially, be substantial. If a replacement interest rate swap agreement is entered into, any payments made by the replacement Swap Counterparty in consideration for replacing the Swap Counterparty, will be applied to any Swap Termination Payment owed to the Swap Counterparty, to the extent not previously paid.

For purposes of this Prospectus Supplement, the following terms will have the following meanings:

“Eligible Account” means an account maintained with a depository institution or trust company (i) (a) the short-term unsecured debt obligations of which have the Required Deposit Rating or (b) having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and (ii) which is maintained in a segregated trust account in the corporate trust department of such depository institution or trust company.

“Net Swap Payment” means for each Interest Rate Swap Agreement, the net amounts owed by the Issuing Entity to the Swap Counterparty, if any, on any Payment Date (including any prior unpaid Net Swap Payments and any accrued interest thereon under the applicable Interest Rate Swap Agreement) under such Interest Rate Swap Agreement, excluding Swap Termination Payments.

“Net Swap Receipts” means for each Interest Rate Swap Agreement, the net amounts owed by the Swap Counterparty to the Issuing Entity, if any, on any Payment Date under such Interest Rate Swap Agreement, excluding any Swap Termination Payments.

“Senior Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement that is not a Subordinated Swap Termination Payment.

“Subordinated Swap Termination Payment” means any Swap Termination Payment owed by the Issuing Entity to the Swap Counterparty under an Interest Rate Swap Agreement following an “event of default” or a “termination event” where the Swap Counterparty is the “defaulting party” or sole “affected party” (other than with respect to “illegality” or a “tax event”), as each such term is defined in such Interest Rate Swap Agreement.

“Swap Replacement Proceeds” means any amounts received from a replacement Swap Counterparty in consideration for entering into any replacement Interest Rate Swap Agreement for a terminated Interest Rate Swap Agreement.

“Swap Termination Payment” means payments due to the Swap Counterparty by the Issuing Entity or to the Issuing Entity by the Swap Counterparty under an Interest Rate Swap Agreement, including interest that may accrue thereon, due to a termination of such Interest Rate Swap Agreement due to an “event of default” or “termination event” under such Interest Rate Swap Agreement.

“Swap Termination Payment Account” means an Eligible Account held in the United States in the name of the Indenture Trustee which shall be held in trust for the benefit of the Noteholders and the Swap Counterparty pursuant to the Indenture.

Principal

The allocation of the principal balance between the Class A-2a Notes and the Class A-2b Notes and between the Class A-3a Notes and the Class A-3b Notes will be determined on the day of pricing. The amount of the Class A-2 Notes may be allocated entirely to the Class A-2a Notes or the Class A-2b Notes, with no principal balance allocated to the Class A-2b Notes or Class A-2a Notes, respectively, in which case no Class A-2b Notes or Class A-2a Notes, respectively, would be issued. Likewise, the amount of the Class A-3 Notes may be allocated entirely to the Class A-3a Notes or the Class A-3b Notes, with no principal balance allocated to the Class A-3b Notes or Class A-3a Notes, respectively, in which case no Class A-3b Notes or Class A-3a Notes, respectively, would be issued.

Until the Notes have been paid in full, principal payments to Securityholders will be made on each Payment Date in the amount and order of priority described under “Distributions on the Notes” in this Prospectus Supplement. Generally, on each Payment Date, Securityholders will be entitled to receive an amount (the “Principal Distribution Amount”) equal to the sum of (i) the Optimal Principal Distributable Amount and (ii) any Principal Carryover Shortfall as of the preceding Payment Date; provided, however, that on or after the Final Scheduled Payment Date for any class of Notes, and so long as no Indenture Default has been declared, the Principal Distribution Amount will equal, until the principal balance of such class is reduced to zero, the greater of (a) such principal balance and (b) the sum of (A) the Optimal Principal Distributable Amount and (B) any Principal Carryover Shortfall as of the preceding Payment Date; provided, further, that if the amount on deposit in the Reserve Account after giving effect to all deposits and withdrawals on such Payment Date exceeds the aggregate unpaid principal amount of the Notes, the unpaid principal amount of the Notes will be paid in full.

Notwithstanding the foregoing, the Principal Distribution Amount shall not exceed the sum of the then-outstanding Note Balance and Certificate Balance and the aggregate amount of principal paid in respect of a class of Notes will not exceed its Initial Note Balance.

The funds available to make principal distributions on a Payment Date (the “Available Principal Distribution Amount”) will equal the excess of (i) the sum of (a) Available Funds remaining after the Servicer has been paid the Payment Date Advance Reimbursement and the Servicing Fee (together with any unpaid Servicing Fees in respect of one or more prior Collection Periods), and the Swap Counterparty, if any, has been paid any Net Swap Payments, and (b) the Reserve Account Draw Amount, over (ii) accrued interest that has been paid on the Notes on that Payment Date and any Senior Swap Termination Payments have been paid to the Swap Counterparty, if any. Principal payments will be made to Securityholders on each Payment Date in an amount equal to the lesser of (a) the Principal Distribution Amount and (b) the Available Principal Distribution Amount (the “Monthly Principal Distributable Amount”).

The “Principal Carryover Shortfall” will mean, as of the close of business on any Payment Date, the excess, if any, of the Principal Distribution Amount over the Monthly Principal Distributable Amount.

On each Payment Date, unless the maturity of the Notes has been accelerated following an Indenture Default, principal payments shall be made sequentially so that no principal will be paid on any class of Notes until each class of Notes with a lower numerical designation has been paid in full. Thus, no principal will be paid on the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable) until the principal on the Class A-1 Notes has been paid in full, no principal will be paid on the Class A-3 Notes (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable) until the principal on the Class A-2 Notes has been paid in full and no principal will be paid on the Class A-4 Notes until the principal on the Class A-3 Notes has been paid in full. Any remaining principal payment will then be paid to the Certificates until they have been paid in full.

On any Payment Date, the “Note Balance” will equal the Initial Note Balance reduced by all payments of principal made on or prior to such Payment Date on the Notes.

On each Payment Date after the maturity of the Notes has been accelerated following an Indenture Default, principal will be allocated first to the Class A-1 Notes, until they have been paid in full, second, pro rata among all other classes of the Notes until they have been paid in full, and third, to the Certificates. See “Distributions on the Notes” in this Prospectus Supplement and “Description of the Indenture — Indenture Defaults” in the accompanying Prospectus.

The “Optimal Principal Distributable Amount” for any Payment Date and the related Collection Period will equal the sum of the following amounts:

•	for each Leased Vehicle for which the related Lease did not terminate during that Collection Period, the difference between the Securitization Value of the Lease at the beginning and at the end of that Collection Period,

•	for each Leased Vehicle for which the related Lease reached its Lease Maturity Date during that Collection Period, the Securitization Value of the Lease as of the Lease Maturity Date,

•	for each Leased Vehicle purchased by the Servicer before its Lease Maturity Date, the Repurchase Payment, and

•	for each Lease that became subject to an Early Lease Termination during the related Collection Period, the Securitization Value of the Lease as of the effective date of the Early Lease Termination.

“Reallocation Payments” will mean the proceeds allocated from the UTI to the SUBI in connection with any reallocation of a Matured Vehicle or Defaulted Vehicle from such SUBI to the UTI in an amount equal to the Net Liquidation Proceeds for such Matured Vehicle or Defaulted Vehicle.

“Net Liquidation Proceeds” will mean Liquidation Proceeds reduced by the related expenses.

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related dealer agreement, receipt of insurance proceeds and application of the related security deposit and the proceeds of any disposition fees or other related proceeds.

To the extent not previously paid prior to such dates, the outstanding principal amount of each class of Notes will be payable in full on the Payment Date in the months specified below (each, a “Final Scheduled Payment Date”):

•	for the Class A-1 Notes, May 15, 2009,

•	for the Class A-2a Notes and the Class A-2b Notes, December 15, 2010,

•	for the Class A-3a Notes and the Class A-3b Notes, July 15, 2011, and

•	for the Class A-4 Notes, January 15, 2014.

The actual date on which the outstanding principal amount of any class of Notes is paid may be later or significantly earlier than its Final Scheduled Payment Date based on a variety of factors, including the factors described under “Weighted Average Life of the Notes” in this Prospectus Supplement and under “Maturity, Prepayment and Yield Considerations” in this Prospectus Supplement and the accompanying Prospectus.

Optional Purchase

The Notes may be redeemed in whole, but not in part, on any Payment Date when an Optional Purchase can be exercised. The redemption price will equal the outstanding principal balance of the Notes plus accrued and unpaid interest thereon at the applicable Note Rate through the related Accrual Period. See “Additional Information Regarding the Securities — Optional Purchase” in this Prospectus Supplement.

Indenture Defaults

Indenture Defaults as well as the rights and remedies available to the Indenture Trustee, the Noteholders and the Swap Counterparty when an Indenture Default occurs, are described under “Description of the Indenture — Indenture Defaults” and “— Remedies Upon an Indenture Default” in the accompanying Prospectus.

Following the occurrence of an Indenture Default that results in the acceleration of the Notes and unless and until such acceleration has been rescinded, on each Payment Date, the Indenture Trust shall make the following payments and distributions from the 2008-A SUBI Collection Account in the following priority:

(a)	to the Servicer, the Payment Date Advance Reimbursement,

(b)	to the Servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(c)	the Net Swap Payment, if any, to be paid under the Interest Rate Swap Agreement(s) to the Swap Counterparty, if any,

(d)	on a pro rata basis (i) any Senior Swap Termination Payments due under the Interest Rate Swap Agreement(s) to the Swap Counterparty, if any and (ii) to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of Notes, to pay (x) interest due on the outstanding Notes on that Payment Date (including any overdue interest) and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate,

(e)	to the Note Distribution Account, the Monthly Principal Distributable Amount, which will be allocated to pay principal, first, to the Class A-1 Notes, until they have been paid in full, and second, to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable) and the Class A-4 Notes, pro rata, until all such Notes have been paid in full,

(f)	to the Swap Counterparty, if any, any Subordinated Swap Termination Payments for such Payment Date, and

(g)	to the Certificate Distribution Account, for the Certificateholder.

If an Indenture Default occurs, the Indenture Trustee or the holders of at least a majority of the aggregate principal amount of the Notes, voting as a single class, may declare the principal of the Notes to be immediately due and payable. If the Notes are accelerated, you may receive principal before the Final Scheduled Payment Date for your notes.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued under the Trust Agreement in definitive form. Payments on the Certificates will be subordinated to payments on the Notes. The Certificates will not bear interest.

Principal

Principal payments will be made to Certificateholder on each Payment Date in the priority and in the amount set forth under “Distributions on the Notes” in this Prospectus Supplement. No principal payment will be made on the Certificates until the Notes have been paid in full. See “Description of the Notes — Principal” and “Additional Information Regarding the Securities — Payments on the Securities” in this Prospectus Supplement. On any Payment Date, the “Certificate Balance” will equal the Initial Certificate Balance reduced by all payments of principal made on or prior to such Payment Date on the Certificates.

SECURITY FOR THE NOTES

General

On the Closing Date, the Issuing Entity will pledge the 2008-A SUBI Certificate, the Reserve Account and the other property of the Issuing Entity’s Estate to the Indenture Trustee and the Swap Counterparty to secure the Issuing Entity’s obligations under the Notes and the Interest Rate Swap Agreement. The property of the Issuing Entity — the Issuing Entity’s Estate — will consist of:

•	the 2008-A SUBI Certificate, which includes the right to amounts payable with respect to the 2008-A SUBI Certificate, including collections and the right to receive the amounts realized from the sale or other disposition of Leased Vehicles after the Cutoff Date,

•	the Reserve Account and any amounts deposited therein,

•	proceeds of the Interest Rate Swap Agreement(s), if any, and the rights of the Issuing Entity under the Interest Rate Swap Agreement(s),

•	the rights of the Issuing Entity under a back-up security agreement entered into as of the Closing Date for the Notes, among the related Issuing Entity, NMAC, the Titling Trust, NILT Trust, the Depositor, and the Indenture Trustee (the “Back-up Security Agreement”),

•	the rights of the Issuing Entity to the funds on deposit from time to time in the Note Distribution Account, and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time deposited or credited thereto and all proceeds thereof, and

•	the other property and assets described under “The Issuing Entity — Property of the Issuing Entity” and the Issuing Entity’s rights as a third-party beneficiary of the SUBI Trust Agreement and the Servicing Agreement.

The Accounts

The SUBI Collection Account

On or prior to the Closing Date, the Titling Trustee, at the direction of the Servicer, will establish a trust account for the benefit of the holders of interests in the SUBI, into which collections on or in respect of the Leases and the Leased Vehicles, and other payments received, will generally be deposited (the “SUBI Collection Account”) within two Business Days after identification unless the Monthly Remittance Condition is met. As of the Closing Date, the Monthly Remittance Condition will not be met.

Deposits into the SUBI Collection Account.  As more fully described under “Description of the Servicing Agreement — Collections,” “— Monthly Remittance Condition,” and “Nissan Motor Acceptance Corporation
 — Like Kind Exchange” in the accompanying Prospectus, the Servicer may reallocate a Leased Vehicle returned to the Servicer at the scheduled end of the related Lease and in connection with an Lessee Initiated Early Termination or a Casualty Termination (each, a “Matured Vehicle”) or a Leased Vehicle returned to, or repossessed by, the Servicer in connection with a Credit Termination (a “Defaulted Vehicle” ) from the SUBI to the UTI for purposes of implementing NMAC’s LKE program. In connection with such reallocation, NILT Trust, as UTI Beneficiary, will cause to be deposited into the SUBI Collection Account any Reallocation Payments no later than two Business Days after the reallocation, unless the Monthly Remittance Condition is satisfied. If NMAC is the Servicer and no Servicer default has occurred and is continuing, the “Monthly Remittance Condition” will be satisfied if (a) NMAC’s short-term unsecured debt obligations are rated at least “Prime-1” by Moody’s and “A-1” by Standard & Poor’s (in each case, so long as Moody’s or Standard & Poor’s is a Rating Agency); (b) NMAC maintains a letter of credit or other form of enhancement acceptable to the Rating Agencies to support NMAC’s obligation to deposit collections into the Collection Account; or (c) after the issuance of the Notes, NMAC otherwise satisfies each Rating Agency’s requirements. If the Monthly Remittance Condition is satisfied, the Servicer will be permitted to retain the Reallocation Payments and all Collections received during a Collection Period until such amounts are required to be disbursed on the next Payment Date. In addition, on each Deposit Date, the following additional amounts, if any, in respect of the related Collection Period and Payment Date will be deposited into the SUBI Collection Account: Advances made by the Servicer and, in the case of an Optional Purchase, the Optional Purchase Price. See “Description of the Servicing Agreement — Collections” in the accompanying Prospectus.

Withdrawals from the SUBI Collection Account.  On each Payment Date, the Titling Trustee shall transmit or shall cause to be transmitted the sum of all Available Funds from the SUBI Collection Account for the related Collection Period in the amounts and in the priority, and to such accounts as set forth under “Distributions on the Notes” in this Prospectus Supplement.

If, on any date, the Servicer supplies the Titling Trustee and the Indenture Trustee with an officer’s certificate setting forth the calculations for Reimbursable Expenses, the Titling Trustee shall remit to the Servicer, without interest and before any other distribution from the SUBI Collection Account on that date, monies from the SUBI Collection Account representing such Reimbursable Expenses.

“Reimbursable Expenses” means, with respect to each Lease or Leased Vehicle allocated to the SUBI, the costs or expenses incurred by the Servicer in a legal proceeding (including a legal proceeding to repossess the Leased Vehicle) to protect or otherwise enforce the interests of the Titling Trust, the Titling Trustee on behalf of the Titling Trust or the holder of the 2008-A SUBI Certificate in that Lease or Leased Vehicle. All Reimbursable Expenses will be reimbursed to the Servicer out of amounts on deposit in the Collection Account. See “Description of the Servicing Agreement — Realization Upon Liquidated Leases” in the accompanying Prospectus.

“Contingent and Excess Liability Insurance” means the insurance maintained by NMAC for the benefit of among others, NMAC, the Titling Trustee, on behalf of the Titling Trust, the UTI Beneficiary, the Depositor and the Issuing Entity, against third party claims that may be raised against the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, with respect to any leased vehicle owned by the Titling Trust. For more information regarding the Contingent and Excess Liability Insurance, you should refer to “Nissan Motor Acceptance Corporation — Insurance on the Leased Vehicles” in the accompanying Prospectus.

The Reserve Account

On or before the Closing Date the Servicer, on behalf of the Issuing Entity and the Swap Counterparty, if any, will establish a trust account in the name of the Indenture Trustee for the benefit of the Noteholders and the Swap Counterparty, if any (the “Reserve Account”). The Reserve Account will be established to provide additional security for payments on the Notes and payments due to the Swap Counterparty, if any. On each Payment Date, amounts on deposit in the Reserve Account, together with Available Funds, will be available to make the distributions described under “Distributions on the Notes” in this Prospectus Supplement.

The Reserve Account initially will be funded by the Issuing Entity with a deposit of $1,375,203.99, representing approximately 0.25% of the aggregate Securitization Value of the Leases and the Related Leased Vehicles as of the Cutoff Date, and the amounts on deposit in the Reserve Account will be pledged to the Indenture Trustee and the Swap Counterparty, if any. To the extent the amount deposited in the Reserve Account is less than the Reserve Account Requirement, on each Payment Date, monies on deposit in the Reserve Account will be supplemented by the deposit of:

•	the amount necessary to meet the Reserve Amount Requirement (the “Excess Amounts”), if any, and

•	income received on the investment of funds on deposit in the SUBI Collection Account and the Reserve Account.

On each Payment Date, a withdrawal will be made from the Reserve Account in an amount (the “Reserve Account Draw Amount”) equal to the lesser of (1) the Available Funds Shortfall Amount for that Payment Date, calculated as described under “Distributions on the Notes — Determination of Available Funds,” or (2) the amount on deposit in the Reserve Account after giving effect to all deposits thereto on the related Deposit Date or that Payment Date.

On any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, exceeds the Reserve Account Requirement, any such excess shall be paid to the Depositor. In addition, if on any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the Notes then outstanding and all accrued and unpaid interest, such amount will be used to retire the then outstanding Notes.

The “Reserve Account Requirement” on any Payment Date will equal $16,502,447.84, which represents 3.00% of the aggregate Securitization Value of the Leases and the related Leased Vehicles as of the Cutoff Date.

The Distribution Accounts

On or before the Closing Date, (a) the Depositor, on behalf of the Issuing Entity, will establish a trust account in the name of the Indenture Trustee for the benefit of the Noteholders, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the Noteholders will be deposited and from which all distributions to the Noteholders will be made (the “Note Distribution Account”) and

(b) the Owner Trustee, at the direction of the Depositor, will establish a trust account in the name of the Owner Trustee on behalf of the Certificateholder, into which amounts released from the SUBI Collection Account and, when necessary, from the Reserve Account, for distribution to the Certificateholder will be deposited and from which all distributions to the Certificateholder will be made (the “Certificate Distribution Account” and, together with the Note Distribution Account, the “Distribution Accounts”). For further information regarding these deposits and payments, you should refer to ‘‘— The SUBI Collection Account” and “— The Reserve Account” in this Prospectus Supplement.

On or before each Payment Date, (a) the Titling Trustee shall deposit or cause to be deposited from the SUBI Collection Account and (b) the Indenture Trustee shall deposit or cause to be deposited from the Reserve Account, if necessary, respectively, the amounts allocable to the Noteholders and the Certificateholder, as set forth in “Distributions on the Notes” in this Prospectus Supplement for the related Payment Date in the Note Distribution Account and the Certificate Distribution Account, respectively. On each Payment Date, the Trustees will distribute the allocated amounts for the related Collection Period to the Securityholders and the payments due to the Swap Counterparty, if any, to the Swap Counterparty.

Maintenance of the Accounts

The Note Distribution Account and the Reserve Account will be maintained with the Indenture Trustee and the SUBI Collection Account (together with the Note Distribution Account and the SUBI Collection Account, the “Accounts”) will be maintained with the Trust Agent, respectively, so long as either (a) the short-term unsecured debt obligations of the Indenture Trustee or the Trust Agent, as the case may be, are rated in the highest short-term rating category by Standard & Poor’s and Moody’s (excluding any “+” signs associated with such rating) or (b) the Indenture Trustee or the Trust Agent, as the case may be, is a depository institution or trust company having a long-term unsecured debt rating acceptable to each Rating Agency and corporate trust powers and the related Account is maintained in a segregated trust account of the Indenture Trustee or the Trust Agent, as the case may be (the “Required Deposit Rating”). Each of the Accounts will be segregated trust accounts. If either of the Indenture Trustee or the Trust Agent at any time does not have the Required Deposit Rating, the Servicer shall, with the assistance of the Indenture Trustee or the Trust Agent, as the case may be, as necessary, cause the related Account to be moved to a depository institution or trust company organized under the laws of the United States or any constituent state of the United States that has the Required Deposit Rating. If the Certificate Distribution Account does not at any time have the Required Deposit Rating, the Owner Trustee, or the Depositor on behalf of the Owner Trustee, if the Certificate Distribution Account is not then held by the Owner Trustee or an affiliate thereof, shall establish a new account meeting such Required Deposit Rating and move any funds.

On the Payment Date on which all of the Notes have been paid in full and following payment of any remaining obligations of the Issuing Entity under the Basic Documents, any amounts remaining on deposit in the Accounts — after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date (and taking into account any payments due to the Swap Counterparty, if any) — will be paid to the holder of the Certificates.

Permitted Investments

When funds are deposited in (a) the SUBI Collection Account and (b) the Reserve Account, they will be invested at the direction of the Servicer and the Administrative Agent, respectively, in one or more Permitted Investments maturing no later than the Deposit Date immediately succeeding the date of that investment. Notwithstanding the foregoing, Permitted Investments on which the entity at which the related account is located may mature on the related Deposit Date.

When funds are deposited in (a) the SUBI Collection Account of the related series of Notes and (b) the Reserve Account of such series of Notes, they will be invested at the direction of the Servicer and the Administrative Agent, respectively, in one or more Permitted Investments maturing no later than the Deposit Date immediately succeeding the date of that investment. Notwithstanding the foregoing, Permitted Investments on which the entity at which the related account is located may mature on the related Deposit Date. “Permitted Investments” will be limited to highly rated obligations, instruments or securities that meet the criteria of each Rating Agency from time to time as being consistent with its then-current ratings of the Notes which mature no later than the Business Day prior to the date on which such funds are required to be available for application pursuant to the Basic Documents. On each Payment Date, all net income or other gain from the investment of funds on deposit in the Reserve Account and the SUBI Collection Account in respect of the related Collection Period will be deposited into the Reserve Account.

On each Payment Date, all net income or other gain from the investment of funds on deposit in the Reserve Account and the SUBI Collection Account in respect of the related Collection Period will be deposited into the Reserve Account.

DISTRIBUTIONS ON THE NOTES

As more fully described under “The SUBI” in this Prospectus Supplement, the 2008-A SUBI Certificate will evidence a beneficial interest in the related SUBI Assets, which are comprised of Leased Vehicles and related Leases having an aggregate Securitization Value as of the Cutoff Date of $550,081,594.75 (based on a Securitization Rate of 9.25%). On or prior to the tenth calendar day of each month or, if such day is not a Business Day, the immediately succeeding Business Day (each, a “Determination Date”), the Servicer will inform the Trustees of, among other things, the amount of (a) collections described in the third paragraph of “Description of the Servicing Agreement — Accounts” in the accompanying Prospectus, (the “Collections”), (b) Advances to be made by the Servicer, (c) the Servicing Fee payable to the Servicer, in each case with respect to the month immediately preceding the month in which the related Payment Date occurs (each, a “Collection Period”), (d) the Optimal Principal Distributable Amount, (e) the amount of Net Swap Payments, Net Swap Receipts and Swap Termination Payments, if any, to be paid by or to the Swap Counterparty, if any, under the Interest Rate Swap Agreement(s), if any, and (f) based on Available Funds and other amounts available for distribution on the related Payment Date as described below, the amount to be distributed to the Securityholders.

The Trustees will make distributions to the Securityholders and the Swap Counterparty, if any, out of amounts on deposit in the related Distribution Accounts. The amount to be distributed to the Servicer, the Securityholders and the Swap Counterparty, if any, will be determined in the manner described below.

Determination of Available Funds

The amount of funds available for distribution on a Payment Date will generally equal the sum of Available Funds and amounts on deposit in the Reserve Account.

“Available Funds” for a Payment Date and the related Collection Period will equal the sum of: (a) Collections, (b) Advances required to be made by the Servicer, (c) in the case of an Optional Purchase, the Optional Purchase Price, (d) any Net Swap Receipts (excluding any Swap Termination Payments received from the Swap Counterparty, if any and deposited into the Swap Termination Payment Account, if any), (e) amounts, if any, on deposit in the Swap Termination Payment Account to the extent such amounts are required to be included in Available Funds pursuant to the Indenture and (f) Swap Replacement Proceeds to the extent such amounts are required to be included in Available Funds pursuant to the Indenture, if any.

The “Available Funds Shortfall Amount” for a Payment Date and the related Collection Period will equal the amount by which Available Funds are less than the amount necessary to make the distributions in clauses (a) through (d) of the first paragraph under “— Deposits to the Distribution Accounts; Priority of Payments — SUBI Collection Account” in this Prospectus Supplement, except that the Optimal Principal Distributable Amount rather than the Monthly Principal Distributable Amount will be used for purposes of clause (d).

Deposits to the Distribution Accounts; Priority of Payments

SUBI Collection Account.  On each Payment Date, the Servicer will allocate amounts on deposit in the SUBI Collection Account with respect to the related Collection Period as described below and will instruct the Titling Trustee, acting through the Trust Agent, to cause the following deposits and distributions to be made in the following amounts and order of priority:

(a)	to the Servicer, the Payment Date Advance Reimbursement,

(b)	to the Servicer, the Servicing Fees, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods,

(c)	the Net Swap Payment, if any, to be paid under the Interest Rate Swap Agreement(s) to the Swap Counterparty, if any,

(d)	on a pro rata basis (i) any Senior Swap Termination Payments due under the Interest Rate Swap Agreement(s) to the Swap Counterparty, if any and (ii) to the Note Distribution Account, on a pro rata basis based on the amount distributable to each class of Notes, to pay (x) interest due on the outstanding Notes on that Payment Date (including any overdue interest) and (y) to the extent permitted under applicable law, interest on any overdue interest thereon at the applicable Note Rate,

(e)	to the Note Distribution Account, (i) the Monthly Principal Distributable Amount, which will be allocated to pay principal first, to the Class A-1 Notes, until they have been paid in full, second, to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), until they have been paid in full, third, to the Class A-3 Notes (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable), until they have been paid in full and fourth, to the Class A-4 Notes until they have been paid in full, unless the maturity of the Notes has been accelerated following an Indenture Default, or (ii) if the maturity of the Notes has been accelerated following an Indenture Default (unless and until such acceleration has been rescinded), the Monthly Principal Distributable Amount, first to the Class A-1 Notes until they have been paid in full and then second, pro rata, to the Class A-2 Notes (pro rata among the Class A-2a Notes and the Class A-2b Notes, if applicable), the Class A-3 Notes (pro rata among the Class A-3a Notes and the Class A-3b Notes, if applicable) and the Class A-4 Notes until they have been paid in full,

(f)	while any of the Notes remain outstanding and unless the maturity of the Notes has been accelerated following an Indenture Default, to the Reserve Account, the Excess Amounts,

(g)	to the Swap Counterparty, if any, any Subordinated Swap Termination Payments for such Payment Date; and

(h)	to the Certificate Distribution Account, for the Certificateholder.

The “Payment Date Advance Reimbursement” for a Payment Date will equal the sum of all (a) outstanding Sales Proceeds Advances (1) in respect of Leased Vehicles that were sold during the related Collection Period or (2) that have been outstanding as of the end of that Collection Period for at least 90 days and (b) Monthly Payment Advances as to which the related lessee has made all or a portion of the advanced Monthly Payment or that have been outstanding as of the end of the Collection Period for at least 90 days.

Reserve Account.  On each Payment Date, after taking into account amounts available to be distributed to Securityholders from the SUBI Collection Account to pay any amounts due to the Swap Counterparty, if any, the Servicer will allocate the Reserve Account Draw Amount on deposit in the Reserve Account with respect to the related Collection Period and will instruct the Indenture Trustee to make the following deposits and distributions in the following amounts (but not to exceed the Reserve Account Draw Amount) and order of priority:

(a)	to pay any remaining Net Swap Payments due to the Swap Counterparty, if any;

(b)	on a pro rata basis (i) any remaining Senior Swap Termination Payments due under the Interest Rate Swap Agreement(s) to the Swap Counterparty, if any and (ii) to the Note Distribution Account, to pay, on a pro rata basis, based on the amount distributable to each class of Notes, any remaining interest due on the outstanding Notes on that Payment Date, and, to the extent permitted under applicable law, interest on any overdue interest at the applicable Note Rate;

(c)	to the Note Distribution Account, the remaining Monthly Principal Distributable Amount, which will be allocated to pay principal on the Notes in the amounts and order of priority described under “— Deposits to the Distribution Accounts; Priority of Payments — SUBI Collection Account” above;

(d)	to the Swap Counterparty, if any, any remaining Subordinated Swap Termination Payments for such Payment Date; and

(e)	to the Certificate Distribution Account, for the Certificateholder.

On each Payment Date, if, after giving effect to the distributions set forth above, the amount on deposit in the Reserve Account exceeds the Reserve Account Requirement, any such excess shall be released to the Depositor. In addition, if on any Payment Date on which the amount on deposit in the Reserve Account, after giving effect to all withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the Notes then outstanding, such amount will be used to retire the then outstanding Notes. Upon any such distributions, the Securityholders and the Swap Counterparty, if any, will have no further rights in, or claims to such amounts.

Amounts distributed to the Depositor and to any holder of the Certificates will not be available in later periods to fund charge offs or the reserve account. See “Risk Factors — Payment priorities increase risk of loss or delay in payment to certain notes” in this Prospectus Supplement. Amounts distributed to the Depositor will be distributed to NMAC, the sole member of the Depositor, for general corporate uses.

The final distribution to any Securityholder will be made only upon surrender and cancellation of the certificate representing its Securities at an office or agency of the Issuing Entity specified in the notice of termination. Any funds remaining in the Issuing Entity, after the related Trustee has taken certain measures to locate the related Securityholders and those measures have failed, will be distributed to the Depositor.

None of the Securityholders, the Indenture Trustee, the Owner Trustee, the Depositor, the Servicer or the Swap Counterparty, if any, will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent Payment Date to make full distributions to the Securityholders.

Payment Date Certificate

The Issuing Entity will cause the Servicer to agree to deliver to the Indenture Trustee, the Owner Trustee and each paying agent, if any, on the tenth calendar day of each month or, if the tenth day is not a Business Day, the next succeeding Business Day, a certificate (the “Payment Date Certificate”) including, among other things, the following information with respect to such Payment Date and the related Collection Period and Accrual Period:

(i)	the amount of collections allocable to the 2008-A SUBI Certificate,

(ii)	the amount of Available Funds,

(iii)	the amount of interest accrued during the related Accrual Period on each class of Notes and, for any classes of Floating Rate Notes, the applicable Interest Rate for the related Accrual Period for such Payment Date for such classes of Floating Rate Notes, respectively, if any,

(iv)	the Note Balance for each class of Notes, in each case before giving effect to payments on such Payment Date,

(v)	(A) the Reserve Account Requirement, (B) the amount deposited in the Reserve Account, if any, (C) the Reserve Account Draw Amount, if any, (D) the balance on deposit in the Reserve Account after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (E) the change in such balance from the immediately preceding Payment Date,

(vi)	the amount being distributed to each class of the Noteholders (the “Note Distribution Amount”) and to the Certificateholder (the “Certificate Distribution Amount”),

(vii)	the amount of the Note Distribution Amount allocable to interest on and principal of each class of the Notes and any Principal Carryover Shortfall for each class of the Notes,

(viii)	the amount of any principal paid on, and Principal Carryover Shortfall for, the Certificates,

(ix)	the Monthly Principal Distributable Amount and the Optimal Principal Distributable Amount,

(x)	the Note Factor for each class of the Notes after giving effect to the distribution of the Note Distribution Amount,

(xi)	the amount of Residual Value Losses and Residual Value Surplus for such Collection Period,

(xii)	the amount of Sales Proceeds Advances and Monthly Payment Advances included in Available Funds,

(xiii)	the amount of any Payment Date Advance Reimbursement for such Collection Period,

(xiv)	the amount of any Net Swap Receipts and any Swap Termination Payments received by the Issuing Entity from the Swap Counterparty, if any, under the Interest Rate Swap Agreement(s),

(xv)	the amount of any Net Swap Payments and any Swap Termination Payments due to the Swap Counterparty, if any, under the Interest Rate Swap Agreement(s),

(xvi)	the Servicing Fee for such Collection Period,

(xvii)	delinquency and loss information for the Collection Period,

(xviii)	any material change in practices with respect to charge-offs, collection and management of delinquent Leases, and the effect of any grade period, re-aging, re-structure, partial payments or other practices on delinquency and loss experience,

(xix)	any material modifications, extensions or waivers to Lease terms, fees, penalties or payments during the Collection Period,

(xx)	any material breaches of representations, warranties or covenants contained in the Leases,

(xxi)	any new issuance of notes or other securities backed by the SUBI Assets (if applicable),

(xxii)	any material additions, removals or substitutions of SUBI Assets, repurchases of SUBI Assets, and

(xxiii)	any material change in the underwriting, origination or acquisition of Leases.

On any Payment Date, the Note Balance will equal the Initial Note Balance reduced by all payments of principal made on or prior to such Payment Date on the Notes.

“Residual Value Loss” for each Leased Vehicle that is returned to the Servicer following the termination of the related Lease at its Lease Maturity Date or an Early Lease Termination, will mean the positive difference, if any, between (a) the Base Residual of such Leased Vehicle, and (b) the related Net Auction Proceeds plus all Net Insurance Proceeds.

“Residual Value Surplus” for each Leased Vehicle that is returned to the Servicer following the termination of the related Lease at its Lease Maturity Date or an Early Lease Termination, will mean the positive difference, if any, between (a) the Net Auction Proceeds from the sale of the Leased Vehicle plus all Net Insurance Proceeds and (b) the Base Residual of such Leased Vehicle.

“Net Auction Proceeds” will mean with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds, reduced by the related Disposition Expenses and, in the case of a Matured Vehicle, any outstanding Sales Proceeds Advances.

“Net Insurance Proceeds” means, with respect to any Leased Vehicle, Lease or lessee, all related Insurance Proceeds, net of the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in liquidation expenses or Disposition Expenses that are recoverable by the Servicer under the Servicing Agreement.

“Insurance Expenses” means, with respect to any Leased Vehicle, Lease or lessee, the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in liquidation expenses or disposition expenses that are recoverable by the Servicer under the Servicing Agreement. Insurance Expenses will be reimbursable to the Servicer as a deduction from Net Insurance Proceeds.

Each amount set forth pursuant to clauses (iii), (iv), (vi), (vii) and (viii) above will be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of a Note.

The Indenture Trustee has no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Payment Date Certificate delivered to the Indenture Trustee, and the Indenture Trustee shall be fully protected in relying upon the Payment Date Certificate.

ADDITIONAL INFORMATION REGARDING THE SECURITIES

Statements to Securityholders

On each Payment Date, the Indenture Trustee will include with each distribution to each Noteholder of record, as of the close of business on the related Deposit Date (which, for the Notes other than Retained Notes (and unless Definitive Notes are issued under the limited circumstances described in “Additional Information Regarding the Notes — Definitive Notes” in the accompanying Prospectus) shall be Cede as the nominee of DTC) and each Rating Agency, an unaudited report (which may or may not be based on the Payment Date Certificate prepared by the Servicer), setting forth with respect to such Payment Date or the related Deposit Date or Collection Period, as the case may be, among other things, the items listed under clauses (i) through (xvii) in the first paragraph of “Distributions on the Notes— Payment Date Certificate” above.

Copies of such statements may be obtained by the Noteholders or Note Owners by a request in writing addressed to the Indenture Trustee. In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the Indenture Trustee (during the term of the Indenture) will mail to each person who at any time during such calendar year was a Noteholder a statement containing such information as is reasonably necessary to permit the Noteholder to prepare its state and federal income taxes.

Optional Purchase

In order to avoid excessive administrative expenses, the Servicer will be permitted at its option to purchase the 2008-A SUBI Certificate from the Issuing Entity on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, (a) the sum of the then-outstanding Note Balance and the then-outstanding Certificate Balance is less than or equal to 5% of the sum of the Initial Note Balance and the Initial Certificate Balance or (b) the principal amount of the Notes has been reduced to zero. The exercise of that option by the Servicer is referred to in this Prospectus Supplement as an “Optional Purchase.” The purchase price for the 2008-A SUBI Certificate (the “Optional Purchase Price”) will equal the aggregate Securitization Value of the SUBI Assets (including Leases of Defaulted Vehicles) plus the appraised value of any other property (other than cash, in which case such value shall be the amount of such funds held in cash) held as part of the Issuing Entity’s Estate (less liquidation expenses); provided, however, that such price will be at least equal to the sum of the Note Balance plus accrued and unpaid interest on the Notes, the Servicing Fee (including any unpaid Servicing Fees for prior Collections Periods), all amounts payable to the Swap Counterparty, if any, under the Interest Rate Swap Agreement(s), if any and unpaid portions of any outstanding Sales Proceeds Advances and Monthly Payment Advances. In connection with an Optional Purchase, the outstanding Notes, if any, will be redeemed on such Payment Date in whole, but not in part, for the Redemption Price. The “Redemption Price” for the Notes will equal the aggregate outstanding Note Balance, plus accrued and unpaid interest thereon at the related Note Rates (including, to the extent allowed by law, interest on overdue interest, if applicable), to but not including the Payment Date fixed for redemption. The Owner Trustee and the Indenture Trustee (to the extent the Notes are still outstanding), will give written notice of redemption to each Securityholder. On the Payment Date fixed for redemption, the Notes will be due and payable at the Redemption Price, and no interest will accrue on the Notes after such Payment Date. If the 2008-A SUBI Certificate is held by the UTI Beneficiary after the exercise by the Servicer of the Optional Purchase, the SUBI Assets may be reallocated to the UTI at the discretion of the UTI Beneficiary.

It is expected that at such time as the Optional Purchase becomes available to the Servicer, only the Certificates will be outstanding.

Advances

On each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of certain Leased Vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of Leases relating to certain Matured Vehicles. As used in this Prospectus Supplement, the term “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance. The Servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments or collections on the related Lease or Leased Vehicle or otherwise. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Leases and, accordingly, in respect of the Securities, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the Servicer, without interest, as described in this Prospectus Supplement.

Monthly Payment Advances.  If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the Servicer will advance the difference between (a) the amount of the Monthly Payment due and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes (each, a “Monthly Payment Advance”).

The Servicer will be entitled to reimbursement of all Monthly Payment Advances from (a) subsequent payments made by the related lessee in respect of the Monthly Payment due or (b) if the Monthly Payment Advance has been outstanding for at least 90 days after the end of the Collection Period in respect of which such Monthly Payment Advance was made, from the SUBI Collection Account.

Sales Proceeds Advances.  If the Servicer does not sell or otherwise dispose of a Leased Vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date the Servicer will advance to the Issuing Entity an amount equal to, if the related Lease (i) terminated early but is not a Lease in default, the Securitization Value and (ii) relates to a Leased Vehicle that matured on its scheduled termination date, the Base Residual (each, a “Sales Proceeds Advance”).

If the Servicer sells a Matured Vehicle after making a Sales Proceeds Advance, the Net Auction Proceeds will be paid to the Servicer up to the amount of such Sales Proceeds Advance, and the Residual Value Surplus will be deposited into the SUBI Collection Account. If the Net Auction Proceeds are insufficient to reimburse the Servicer for the entire Sales Proceeds Advance, the Servicer will be entitled to reimbursement of the difference from Collections, on the SUBI Assets, in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance.

If the Servicer has not sold a Matured Vehicle within 90 days after it has made a Sales Proceeds Advance, it may be reimbursed for that Sales Proceeds Advance from amounts on deposit in the SUBI Collection Account. Within six months of receiving that reimbursement, if the related Leased Vehicle has not been sold, the Servicer shall, if permitted by applicable law, cause that Leased Vehicle to be sold at auction and shall remit the proceeds associated with the disposition of that Leased Vehicle to the SUBI Collection Account.

For more information regarding the Servicer’s obligation to deposit Advances into the SUBI Collection Account, you should refer to “Description of the Servicing Agreement — Advances” in the accompanying Prospectus.

Compensation for Servicer and Administrative Agent

As Servicer, NMAC will be entitled to compensation for the performance of its servicing obligations with respect to the SUBI Assets under the Servicing Agreement. NMAC will also perform the administrative obligations required to be performed by the trust or the owner trustee under the indenture and the trust agreement. As Servicer and Administrative Agent, NMAC will be entitled to receive a fee in respect of the SUBI Assets equal to, for each Collection Period, one-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all Leases as of the first day of that Collection Period (the “Servicing Fee”). The Servicing Fee will be payable on each Payment Date and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

As Servicer, NMAC will also be entitled to additional compensation as described under “Description of the Servicing Agreement — Servicing Compensation” in the accompanying Prospectus.

Fees and Expenses

Set forth below is a list of all fees and expenses payable on each Payment Date out of Available Funds and amounts on deposit in the Reserve Account for the related Collection Period.

Party
Type of Fee	Amount of Fee	Receiving Fee	Priority in Distribution

Servicing Fee(1)	One-twelfth of the product of (a) 1.00% and (b) the aggregate Securitization Value of all Leases as of the first day of the Collection Period or, in the case of the first Payment Date, as of the Cutoff Date	Servicer and Administrative Agent	Payable prior to payment of interest and principal on the Notes
Reimbursable Expenses(2)	Costs and expenses incurred by the Servicer in a legal proceeding to protect or otherwise enforce the rights of the Titling Trust or the Titling Trustee in a Lease or Leased Vehicle.	Servicer	Payable prior to payment of interest and principal on the Notes

(1)	The formula for calculating the Servicing Fee may not be changed without the consent of all of the holders of the Notes and Certificates then outstanding and delivery of an opinion of counsel as to certain tax matters. See “Description of the Servicing Agreement — Amendment” in the accompanying Prospectus. The fees and expenses of the Indenture Trustee, the Owner Trustee and the Titling Trustee will not be paid out of Available Funds on each Payment Date. Instead, such fees and expenses will be paid by NMAC, both as the Servicer, pursuant to the Servicing Agreement and as the Administrative Agent, pursuant to the Trust Administration Agreement.

(2)	Reimbursable Expenses will be paid to the Servicer on any day after the Servicer supplies the Titling Trustee and Indenture Trustee with an officer’s certificate setting forth the calculations for such Reimbursable Expenses. See “Security for the Notes — The Accounts — The SUBI Collection Account — Withdrawals from the SUBI Collection Account” in this Prospectus Supplement. The formula for calculating Reimbursable Expenses may not be changed without the consent of all of the holders of the Notes and Certificates then outstanding and delivery of an opinion of counsel as to certain tax matters. See “Description of the Servicing Agreement — Amendment” in the accompanying Prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

In the opinion of Mayer Brown LLP, special counsel to the Depositor, for federal income tax purposes, the Notes (other than Retained Notes retained by NMAC, the Depositor or the Issuing Entity) will be classified as debt and the Issuing Entity will not be treated as an association or publicly traded partnership taxable as a corporation. See the discussion under “Material Federal Income Tax Consequences” in the accompanying Prospectus.

The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Offered Notes purchased by the Underwriters, at the applicable prices set forth on the cover page of this Prospectus Supplement. If all of the Offered Notes are not sold at the initial offering price, the Underwriters may change the offering price and other selling terms.

It is anticipated that the Offered Notes offered hereunder will not be issued with more than a de minimis amount (i.e., 1/4% of the principal amount of the Offered Notes multiplied by their weighted average life to maturity) of original issue discount (“OID”). If the Offered Notes offered hereunder are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the Treasury Regulations, the following general rules will apply.

The excess of the “stated redemption price at maturity” of the Offered Notes offered hereunder (generally equal to their principal amount as of the date of original issuance plus all interest other than “qualified stated interest payments” payable prior to or at maturity) over their original issue price (in this case, the initial offering price at which a substantial amount of the Offered Notes offered hereunder are sold to the public) will constitute OID. A Noteholder must include OID in income over the term of the Offered Notes under a constant yield method. In general, OID must be included in income in advance of the receipt of the cash representing that income. In the case of debt instruments as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Notes, the amount of OID which will accrue in any given “accrual period” may either increase or decrease depending upon the prepayment rate.

In the case of a debt instrument (such as a note) as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, under section 1272(a)(6) of the Code, the periodic accrual of OID is determined by taking into account (i) a reasonable prepayment assumption in accruing OID (generally, the assumption used to price the debt offering) and (ii) adjustments in the accrual of OID when prepayments do not conform to the prepayment assumption, and regulations could be adopted applying those provisions to the notes. It is unclear whether those provisions would be applicable to the notes in the absence of such regulations or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. If this provision applies to the notes, the amount of OID that will accrue in any given “accrual period” may either increase or decrease depending upon the actual prepayment rate. In the absence of such regulations (or statutory or other administrative clarification), any information reports or returns to the IRS and the noteholders regarding OID, if any, will be based on the assumption that the receivables will prepay at a rate based on the assumption used in pricing the notes offered hereunder. However, no representation will be made regarding the prepayment rate of the receivables. See “Weighted Average Life of the Notes” in this Prospectus Supplement. Accordingly, Noteholders are advised to consult their own tax advisors regarding the impact of any prepayments under the receivables (and the OID rules) if the Offered Notes offered hereunder are issued with OID.

In the case of an Offered Note purchased with de minimis OID, generally, a portion of such OID is taken into income upon each principal payment on the Offered Note. Such portion equals the de minimis OID times a fraction whose numerator is the amount of principal payment made and whose denominator is the stated principal amount of the Offered Note. Such income generally is capital gain. If the notes are not issued with OID but a holder purchases an Offered Note at a discount greater than the de minimis amount set forth above, such discount will be market discount. Generally, a portion of each principal payment will be treated as ordinary income to the extent of the accrued market discount not previously recognized as income. Gain on sale of such note is treated as ordinary income to the extent of the accrued but not previously recognized market discount. Market discount generally accrues ratably, absent an election to base accrual on a constant yield to maturity basis.

Noteholders should consult their tax advisors with regard to OID and market discount matters concerning their notes.

ERISA CONSIDERATIONS

Subject to important considerations described below and under “ERISA Considerations” in the accompanying Prospectus, the notes are eligible for purchase by pension, profit-sharing or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as well as individual retirement accounts, Keogh plans and other plans subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code” ), as well as any entity holding “plan assets” of any of the foregoing (each, a “Benefit Plan”).

Although there is little guidance on the subject, assuming the notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation (as defined in “ERISA Considerations” in the accompanying Prospectus). This determination is based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

By acquiring a note, each purchaser and transferee will be deemed to represent, warrant and covenant that either (i) it is not acquiring the note (or any interest therein) with the assets of a Benefit Plan or any other plan which is subject to applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code; or (ii) the acquisition, holding and disposition of the note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar law.

UNDERWRITING

Subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”), the Depositor has agreed to sell to each of the Underwriters named below (collectively, the “Underwriters”), and each of the Underwriters has severally agreed to purchase, the principal amount of the Offered Notes, if and when issued, set forth opposite its name below:

	Principal	Principal	Principal	Principal	Principal
	Amount	Amount of	Amount of	Amount of	Amount of
Underwriters	of Class A-1	Class A-2a	Class A-2b	Class A-3a	Class A-3b
	Notes	Notes	Notes	Notes	Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Citigroup Global Markets, Inc.
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
HSBC Securities (USA) Inc.
J.P. Morgan Securities Inc.
Greenwich Capital Markets, Inc.
Total

The Class A-4 Notes are not being offered for sale by this Prospectus Supplement or the accompanying Prospectus. Additionally, some or all of one or more classes of Offered Notes may be retained by the Depositor or conveyed to an affiliate of the Depositor.

In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Notes not retained by the Depositor or an affiliate of the Depositor, if any, listed in the table above if any of the Offered Notes are purchased. This obligation of the Underwriters is subject to specified conditions precedent set forth in the Underwriting Agreement. The Depositor has been advised by the Underwriters that they propose initially to offer to the public the Offered Notes purchased by the Underwriters, at the applicable prices set forth on the cover of this Prospectus Supplement, and to specified dealers at that price less the initial concession not in excess of     % of the principal amount of the Offered Notes per Class A-1 Note,     % per Class A-2a Note,     % per Class A-2b Note,     % per Class A-3a Note and     % per Class A-3b Note. The Underwriters may allow, and those dealers may reallow, a concession not in excess of     % per Class A-1 Note,     % per Class A-2a Note,     % per Class A-2b Note,     % per Class A-3a Note and     % per Class A-3b Note to some other dealers. After the initial public offering of the Offered Notes, the public offering price and those concessions may be changed.

The Depositor and NMAC have agreed to indemnify the Underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters may be required to make in respect thereof. However, in the opinion of the SEC, certain indemnification provisions for liability arising under the federal securities laws are contrary to public policy and therefore unenforceable. In the ordinary course of their respective businesses, the Underwriters and their respective affiliates have engaged and may engage in investment banking and/or commercial banking transactions with Nissan and its affiliates.

The Offered Notes are new issues of securities with no established trading markets. The Depositor has been advised by the Underwriters that they intend to make a market in the Offered Notes of each class, in each case as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Notes of any class, and that market-making may be discontinued at any time without notice at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes of any class.

The Issuing Entity may, from time to time, invest funds in the Accounts in Permitted Investments acquired from the Underwriters.

NMAC or its affiliates may apply all or any portion of the net proceeds of the sale of the 2008-A SUBI Certificate to the Depositor to the repayment of indebtedness, including “warehouse” indebtedness secured by leases and/or to reallocate leases sold into a lease purchase facility. One or more of the Underwriters (or (a) their respective affiliates or (b) entities for which their respective affiliates act as administrative agent and/or provide liquidity lines) may have acted as a “warehouse” lender or purchaser to NMAC or its affiliates, and may receive a portion of such proceeds as repayment of such “warehouse” indebtedness or as repurchase proceeds.

Additionally, certain of the Underwriters and their affiliates engage in transactions with and perform services for NMAC and its affiliates in the ordinary course of business and have engaged, and may in the future engage, in commercial banking and investment banking transactions with NMAC and its affiliates.

The Underwriters have advised the Depositor that in connection with the offering to the public of the Offered Notes purchased by the Underwriters, the Underwriters may engage in overallotment transactions, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the 1934 Act. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing transactions involve bids to purchase the Offered Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Offered Notes. Syndicate covering transactions involve purchases of the Offered Notes in the open market after the distribution has been completed in order to cover short positions. Overallotment, stabilizing transactions and syndicate covering transactions may cause the price of the Offered Notes to be higher than it would otherwise be in the absence of those transactions. Neither the Depositor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any of that effect on the prices for the Offered Notes. Neither the Depositor nor the Underwriters represent that the Underwriters will engage in any such transactions. If the Underwriters engage in such transactions, they may discontinue them at any time. Rule 15c6-1 under the 1934 Act generally requires trades in the secondary market to settle in three Business Days, unless the parties to such trade expressly agree otherwise. Because delivery of Offered Notes to purchasers hereunder will settle more than three Business Days after the date hereof, purchasers hereunder who wish to trade notes in the secondary market on the date hereof will be required to specify an alternative settlement cycle with their secondary purchasers to prevent a failed settlement of the secondary purchase. Purchasers hereunder who wish to make such secondary trades on the date hereof are encouraged to consult their own advisors.

Each Underwriter will represent that (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended; (ii) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and (iii) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.

In connection with any sales of securities outside of the United States, the Underwriters may act through one or more of their affiliates.

In addition, the UTI Beneficiary and the Depositor are the underwriters with respect to the 2008-A SUBI Certificate.

One of the Underwriters of the Offered Notes, or its affiliate, may be the Swap Counterparty under the Interest Rate Swap Agreement(s).

MATERIAL LITIGATION

No litigation or governmental proceeding is pending, or has been threatened, against the UTI Beneficiary, the Depositor or the Issuing Entity.

NMAC and the Titling Trust are parties to, and are vigorously defending, numerous legal proceedings, all of which NMAC and the Titling Trust, as applicable, believe constitute ordinary routine litigation incidental to the business and activities conducted by NMAC and the Titling Trust. Some of the actions naming NMAC and/or the Titling Trust are or purport to be class action suits. In the opinion of management of NMAC, the amount of ultimate liability on pending claims and actions as of the date of this Prospectus Supplement should not have a material adverse effect on its condition, financial or otherwise, or on the Titling Trust, the Titling Trust Assets or the SUBI. However, there can be no assurance in this regard or that future litigation will not adversely affect NMAC or the Titling Trust. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in the accompanying Prospectus.

CERTAIN RELATIONSHIPS

The Depositor is a wholly-owned subsidiary of NMAC. The sole beneficiary of the Titling Trust is the UTI Beneficiary. The sole beneficiary of the UTI Beneficiary is NMAC. In addition to the agreements described in the accompanying prospectus and this Prospectus Supplement, NMAC may from time to time enter into agreements in the ordinary course of business or that are on arms’ length terms with its parent Nissan North America, Inc.

RATINGS OF THE NOTES

The Securities will be issued only if the Class A-1 Notes are rated in the highest short-term rating category and the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are rated in the highest long-term category. The ratings of the Notes will be based primarily upon the value of the Leases and the Leased Vehicles, the Reserve Account, the Certificates and the terms of the Securities. There can be no assurance that any such rating will not be lowered or withdrawn by the assigning Rating Agency if, in its judgment, circumstances so warrant. If a rating with respect to any class of Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes or any other Securities that have been rated.

A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Notes address the likelihood of the payments on the Notes pursuant to their terms.

There can be no assurance as to whether any rating agency other than the assigning Rating Agency will rate the Notes or, if one does, what rating will be assigned by such other rating agency. A rating on the Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes by the assigning Rating Agency.

NMAC has paid a fee to the assigning Rating Agencies to rate the Notes. Although no contractual arrangements are in place, we believe that the assigning Rating Agencies will continue to monitor the transaction while the Notes are outstanding.

LEGAL MATTERS

In addition to the legal opinions described in the accompanying prospectus, certain legal matters relating to the Notes and federal income tax and other matters will be passed upon for the Depositor by Mayer Brown LLP. Richards, Layton & Finger, P.A. will act as Delaware counsel to the Depositor. Orrick, Herrington & Sutcliffe LLP will act as counsel for the Underwriters.

INDEX OF PRINCIPAL TERMS

100% Prepayment Assumption	S-37
1934 Act	S-24
2008-A SUBI Certificate	S-22
25% Prepayment Assumption	S-38
50% Prepayment Assumption	S-38
ABS	S-37
Accounts	S-63
Accrual Period	S-54
Adjusted Capitalized Cost	S-29
Administrative Agent	S-25
Administrative Lien	S-29
Advance	S-69
ALG	S-31
ALG Residual	S-31
Available Funds	S-64
Available Funds Shortfall Amount	S-64
Available Principal Distribution Amount	S-58
Back-up Security Agreement	S-61
Base Residual	S-31
Basic Documents	S-23
Basic Servicing Agreement	S-27
Benefit Plan	S-71
Business Day	S-53
Calculation Agent	S-55
Casualty Termination	S-28
Cede	S-49
Certificate Balance	S-60
Certificate Distribution Account	S-63
Certificate Distribution Amount	S-66
Certificateholder	S-22
Certificates	S-22
Class A-2 Notes	S-53
Class A-3 Notes	S-53
Closing Date	S-22
Code	S-71
Collection Period	S-64
Collections	S-64
Contingent and Excess Liability Insurance	S-62
Contract Residual	S-31
Credit Termination	S-28
Cutoff Date	S-24
Dealers	S-22
Defaulted Vehicle	S-61
Definitive Notes	S-53
Deposit Date	S-53
Depositor	S-22
Designated LIBOR Page	S-55
Determination Date	S-64
Distribution Accounts	S-63
DTC	S-49
Early Lease Termination	S-28
Early Termination Charge	S-29
Eligible Account	S-57
ERISA	S-71
ERISA Considerations	S-71
Excess Amounts	S-62
Excess Mileage and Excess Wear and Tear Charges	S-42
FICO Scores	S-29
Final Scheduled Payment Date	S-59
FSMA	S-73
Global Securities	A-1
IFS	S-22
Indenture	S-23
Indenture Default	S-36
Indenture Trustee	S-23
Initial ALG Residual	S-51
Initial Certificate Balance	S-22
Initial Note Balance	S-22
Insurance Expenses	S-67
Interest Determination Date	S-54
Interest Rate Swap Agreement	S-55
Interest Reset Date	S-54
Issuing Entity	S-22
Issuing Entity’s Estate	S-24
Lease Maturity Date	S-28
Lease Rate	S-29
Lease Term	S-28
Leased Vehicles	S-22
Leases	S-22
Lessee Initiated Early Termination	S-28
LIBOR	S-54
Liquidation Proceeds	S-59
London Business Day	S-55
Matured Vehicle	S-61
Monthly Payment	S-28
Monthly Payment Advance	S-69
Monthly Principal Distributable Amount	S-58
Monthly Remittance Condition	S-61
Moody’s	S-23
MRM Residual	S-31
MSRP	S-51
NALT 2000-A	S-50
Net Auction Proceeds	S-67
Net Insurance Proceeds	S-67
Net Liquidation Proceeds	S-59
Net Swap Payment	S-57
Net Swap Receipts	S-57
NMAC	S-22
NML	S-52
Note Balance	S-58
Note Distribution Account	S-62
Note Distribution Amount	S-66
Note Factor	S-49
Note Owner	S-53
Note Rate	S-54
Noteholder	S-22
Notes	S-22
Offered Notes	S-22
OID	S-70
Optimal Principal Distributable Amount	S-58
Optional Purchase	S-68

Optional Purchase Price	S-68
Other SUBI	S-22
Owner Trustee	S-23
Payment Date	S-53
Payment Date Advance Reimbursement	S-65
Payment Date Certificate	S-66
Permitted Investments	S-63
Principal Carryover Shortfall	S-58
Principal Distribution Amount	S-58
Rating Agencies	S-23
Reallocation Payments	S-59
Redemption Price	S-68
Reimbursable Expenses	S-62
Repurchase Payment	S-31
Required Deposit Rating	S-63
Reserve Account	S-62
Reserve Account Draw Amount	S-62
Reserve Account Requirement	S-62
Residual Value Loss	S-67
Residual Value Surplus	S-67
Retained Notes	S-49
Sales Proceeds Advance	S-69
SEC	S-24
Securities	S-22
Securitization Rate	S-32
Securitization Value	S-31
Securityholders	S-22
Senior Swap Termination Payment	S-57
Servicer	S-27
Servicing Agreement	S-27
Servicing Fee	S-69
Servicing Supplement	S-27
Spread	S-54
Standard & Poor’s	S-23
SUBI	S-22
SUBI Assets	S-22
SUBI Certificate Transfer Agreement	S-27
SUBI Collection Account	S-61
SUBI Supplement	S-27
SUBI Trust Agreement	S-27
Subordinated Swap Termination Payment	S-57
Swap Counterparty	S-55
Swap Replacement Proceeds	S-57
Swap Termination Payment	S-57
Swap Termination Payment Account	S-57
Titling Trust	S-22
Titling Trust Agreement	S-27
Titling Trustee	S-27
Trust Administration Agreement	S-25
Trust Agent	S-27
Trust Agreement	S-23
Trust SUBI Certificate Transfer Agreement	S-27
Trustees	S-23
U.S. Bank	S-25
Underwriters	S-72
Underwriting Agreement	S-72
UTI	S-22
UTI Beneficiary	S-22

APPENDIX A

GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

Except in specified circumstances, the globally offered Notes (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through DTC, Clearstream Banking Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Banking Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., three calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

Secondary cross-market trading between Clearstream Banking Luxembourg or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the depositaries of Clearstream Banking Luxembourg and Euroclear (in that capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet specified requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Banking Luxembourg and Euroclear will hold positions on behalf of their participants through their depositaries, which in turn will hold those positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Banking Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

Trading between Clearstream Banking Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Banking Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC Seller and Clearstream Banking Luxembourg or Euroclear Participants.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream

Banking Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Banking Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Banking Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Banking Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Banking Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Banking Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Banking Luxembourg or Euroclear has extended a line of credit to them, Clearstream Banking Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream Banking Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on each Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Banking Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Banking Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Banking Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream Banking Luxembourg or Euroclear through a Clearstream Banking Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Banking Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Banking Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Banking Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Banking Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Banking Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Banking Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)	borrowing through Clearstream Banking Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Banking Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)	borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Banking Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(3)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Banking Luxembourg Participant or Euroclear Participant.

Material U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream Banking Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) that beneficial owner takes appropriate steps to obtain an exemption or reduced tax rate. See “Material Federal Income Tax Consequences” in the accompanying Prospectus.

APPENDIX B

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITIZATIONS

The information presented in this Appendix B, to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of leases established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.

Characteristics of the Leases

The leases allocated to the SUBI in each of NMAC’s securitized portfolios consisted of leases originated by a Dealer in such Dealer’s ordinary course of business and assigned to the Titling Trust on or prior to the applicable Cutoff Date, in accordance with the underwriting procedures described under “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures” in the accompanying Prospectus. As of the relevant Cutoff Date, the leases in the securitized portfolios consisted of the following characteristics:

Lease Securitization 2003-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	65,060
Aggregate Securitization Value	$1,425,005,313.53
Base Residual	$794,418,197.12
Securitization Rate	5.10%
Weighted Average Original Term (Months)	43.46
Weighted Average Remaining Term (Months)	32.81
Seasoning (Months)(1)	10.65
Reserve Account Required Balance	$49,875,185.97
Range of FICO Scores	560 to 900
Weighted Average FICO Score	720

Cutoff Date	August 31, 2003
Base Residual as a % of Securitization Value	55.75%
Base Residual as a % of MSRP	44.96%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	100%
Infiniti	0%

	Average		Minimum	Maximum

Securitization Value	$21,902.94		$5,822.22	$46,907.97
Base Residual	$12,210.55		$852.65	$22,457.17
Seasoning (Months)(1)	10.65	(2)	1	42
Remaining Term (Months)	32.81	(2)	3	58
Original Term (Months)	43.46	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Vehicle Types

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
Vehicle Types	Leases	Leases	Value	Value

Pathfinder	19,013	29.22%	$422,115,786.20	29.62%
Altima	19,586	30.10%	$378,040,516.03	26.53%
Maxima	9,304	14.30%	$233,206,352.70	16.37%
Murano	3,652	5.61%	$110,403,023.29	7.75%
Xterra	4,919	7.56%	$107,076,087.43	7.51%
350Z	2,090	3.21%	$67,328,258.01	4.72%
Sentra	3,772	5.80%	$52,119,829.72	3.66%
Frontier	1,824	2.80%	$35,414,440.90	2.49%
Quest	900	1.38%	$19,301,019.25	1.35%

Total	65,060	100.00%	$1,425,005,313.53	100.00%

Geographic Distribution

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
State of Registration(1)	Leases	Leases	Value	Value

New York	13,145	20.20%	$279,007,622.52	19.58%
New Jersey	8,111	12.47%	$173,690,617.26	12.19%
California	5,662	8.70%	$128,433,099.06	9.01%
Florida	5,581	8.58%	$118,169,829.23	8.29%
Texas	4,356	6.70%	$103,047,295.47	7.23%
Pennsylvania	2,924	4.49%	$62,598,387.57	4.39%
Connecticut	2,380	3.66%	$49,861,105.06	3.50%
Massachusetts	1,967	3.02%	$42,352,577.01	2.97%
Illinois	1,901	2.92%	$46,004,209.53	3.23%
Ohio	1,617	2.49%	$34,776,047.01	2.44%
Michigan	1,583	2.43%	$33,693,389.09	2.36%
Georgia	1,491	2.29%	$33,975,602.65	2.38%
Arizona	1,069	1.64%	$22,790,741.26	1.60%
Virginia	988	1.52%	$23,786,408.00	1.67%
North Carolina	947	1.46%	$20,869,598.53	1.46%
Colorado	943	1.45%	$21,650,548.86	1.52%
Minnesota	941	1.45%	$20,625,533.83	1.45%
Rhode Island	883	1.36%	$16,057,494.17	1.13%
Indiana	820	1.26%	$17,999,247.76	1.26%
Louisiana	745	1.15%	$17,282,569.54	1.21%
Tennessee	609	0.94%	$13,854,788.47	0.97%
Missouri	564	0.87%	$12,483,222.11	0.88%
Maryland	549	0.84%	$13,427,632.32	0.94%
Washington	502	0.77%	$11,989,502.99	0.84%
Nevada	469	0.72%	$10,687,018.48	0.75%
New Hampshire	468	0.72%	$10,016,561.60	0.70%
Wisconsin	413	0.63%	$8,990,055.13	0.63%
Kentucky	355	0.55%	$7,519,467.26	0.53%
South Carolina	345	0.53%	$7,910,007.63	0.56%
Utah	277	0.43%	$6,016,334.49	0.42%
Oklahoma	267	0.41%	$6,175,859.78	0.43%
Oregon	266	0.41%	$6,215,208.24	0.44%
Delaware	243	0.37%	$5,549,058.86	0.39%
Mississippi	236	0.36%	$5,279,407.20	0.37%
Nebraska	226	0.35%	$4,782,290.18	0.34%
Vermont	202	0.31%	$4,297,369.86	0.30%
Kansas	183	0.28%	$4,044,697.63	0.28%
Iowa	165	0.25%	$3,887,829.93	0.27%
Maine	133	0.20%	$2,889,371.75	0.20%
Arkansas	94	0.14%	$2,192,546.55	0.15%
West Virginia	82	0.13%	$1,840,356.43	0.13%

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
State of Registration(1)	Leases	Leases	Value	Value

New Mexico	76	0.12%	$1,725,589.73	0.12%
Idaho	68	0.10%	$1,526,047.95	0.11%
Montana	54	0.08%	$1,280,258.23	0.09%
District of Columbia	47	0.07%	$1,080,417.81	0.08%
South Dakota	47	0.07%	$1,101,005.83	0.08%
North Dakota	37	0.06%	$871,367.13	0.06%
Wyoming	19	0.03%	$469,323.63	0.03%
Alaska	10	0.02%	$230,792.92	0.02%

Total	65,060	100.00%	$1,425,005,313.53	100.00%

(1)	Excludes Alabama and Hawaii.

Distribution of the Leases by Maturity

		Percentage of		Percentage of
		Total		Aggregate		Percentage of
	Number of	Number of	Securitization	Securitization	Base	Aggregate Base
Quarters	Leases	Leases	Value	Value	Residual	Residual

4th Quarter 2003	30	0.05%	$495,264.15	0.03%	$465,387.31	0.06%
1st Quarter 2004	253	0.39%	$4,284,178.32	0.30%	$3,890,474.35	0.49%
2nd Quarter 2004	312	0.48%	$4,702,977.87	0.33%	$3,896,909.92	0.49%
3rd Quarter 2004	808	1.24%	$13,480,861.14	0.95%	$10,610,566.50	1.34%
4th Quarter 2004	4,750	7.30%	$91,973,104.24	6.45%	$70,643,110.36	8.89%
1st Quarter 2005	2,754	4.23%	$56,043,355.12	3.93%	$41,091,945.07	5.17%
2nd Quarter 2005	2,409	3.70%	$50,296,061.88	3.53%	$35,555,246.22	4.48%
3rd Quarter 2005	1,726	2.65%	$33,479,406.04	2.35%	$20,969,867.48	2.64%
4th Quarter 2005	4,495	6.91%	$92,123,141.28	6.46%	$56,705,016.55	7.14%
1st Quarter 2006	6,247	9.60%	$133,734,493.06	9.38%	$79,762,027.19	10.04%
2nd Quarter 2006	9,511	14.62%	$208,651,497.41	14.64%	$119,547,446.22	15.05%
3rd Quarter 2006	10,819	16.63%	$241,714,012.68	16.96%	$130,068,231.65	16.37%
4th Quarter 2006	6,002	9.23%	$135,036,897.09	9.48%	$66,202,605.31	8.33%
1st Quarter 2007	5,256	8.08%	$123,286,078.67	8.65%	$55,478,866.43	6.98%
2nd Quarter 2007	5,568	8.56%	$137,835,706.30	9.67%	$59,736,930.30	7.52%
3rd Quarter 2007	2,259	3.47%	$51,383,637.85	3.61%	$21,455,557.45	2.70%
4th Quarter 2007	678	1.04%	$15,801,673.09	1.11%	$6,484,714.68	0.82%
1st Quarter 2008	588	0.90%	$14,652,785.82	1.03%	$5,785,879.94	0.73%
2nd Quarter 2008	479	0.74%	$12,794,756.26	0.90%	$4,860,764.37	0.61%
3rd Quarter 2008	116	0.18%	$3,235,425.26	0.23%	$1,206,649.82	0.15%

Total	65,060	100.00%	$1,425,005,313.53	100.00%	$794,418,197.12	100.00%

Lease Securitization 2004-A

Original Pool Characteristics as of Cutoff Date
Number of Leases	70,936
Aggregate Securitization Value	$1,680,098,819.60
Base Residual	$937,810,006.51
Securitization Rate	4.50%
Weighted Average Original Term (Months)	42.35
Weighted Average Remaining Term (Months)	33.69
Seasoning (Months)(1)	8.66
Reserve Account Required Balance	$50,402,964.59
Range of FICO Scores	563 to 900
Weighted Average FICO Score	720

Cutoff Date	August 31, 2004
Base Residual as a % of Securitization Value	55.82%
Base Residual as a % of MSRP	46.81%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	100%
Infiniti	0%

	Average		Minimum	Maximum

Securitization Value	$23,684.71		$7,212.66	$51,922.22
Base Residual	$13,220.51		$3,555.00	$26,564.00
Seasoning (Months)(1)	8.66	(2)	1	45
Remaining Term (Months)	33.69	(2)	3	58
Original Term (Months)	42.35	(2)	19	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Vehicle Types

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
Vehicle Types	Leases	Leases	Value	Value

Altima	24,600	34.68%	$474,322,964.50	28.23%
Maxima	11,434	16.12%	$294,706,408.38	17.54%
Pathfinder	11,957	16.86%	$278,857,644.97	16.60%
Murano	6,301	8.88%	$182,303,684.03	10.85%
Quest	5,019	7.08%	$133,226,656.04	7.93%
350Z	2,880	4.06%	$95,929,924.58	5.71%
Armada	2,312	3.26%	$84,208,011.04	5.01%
Titan	1,624	2.29%	$48,771,717.26	2.90%
Xterra	2,211	3.12%	$48,393,993.28	2.88%
Sentra	1,908	2.69%	$25,429,104.75	1.51%
Frontier	690	0.97%	$13,948,710.77	0.83%

Total	70,936	100.00%	$1,680,098,819.60	100.00%

Geographic Distribution

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
State of Registration(1)	Leases	Leases	Value	Value

New York	13,930	19.64%	$310,605,029.39	18.49%
New Jersey	9,675	13.64%	$220,208,410.31	13.11%
Florida	7,123	10.04%	$168,156,301.22	10.01%
California	6,856	9.67%	$174,871,668.83	10.41%
Pennsylvania	3,328	4.69%	$75,324,967.63	4.48%
Texas	3,230	4.55%	$86,444,452.01	5.15%
Connecticut	2,449	3.45%	$54,130,163.09	3.22%
Massachusetts	2,374	3.35%	$52,856,947.40	3.15%
Illinois	2,294	3.23%	$59,732,783.45	3.56%
Ohio	2,072	2.92%	$47,618,431.87	2.83%
Michigan	1,722	2.43%	$38,677,285.69	2.30%
Georgia	1,617	2.28%	$40,782,538.26	2.43%
Minnesota	1,022	1.44%	$23,453,787.17	1.40%
Arizona	998	1.41%	$24,419,081.95	1.45%
Indiana	981	1.38%	$23,060,403.69	1.37%
North Carolina	922	1.30%	$22,594,903.38	1.34%
Virginia	872	1.23%	$22,739,502.95	1.35%
Louisiana	742	1.05%	$19,075,353.33	1.14%
Colorado	700	0.99%	$17,196,932.63	1.02%
Maryland	630	0.89%	$17,011,345.92	1.01%
Missouri	604	0.85%	$14,831,600.25	0.88%
Wisconsin	569	0.80%	$13,299,362.52	0.79%
Rhode Island	562	0.79%	$12,371,640.01	0.74%
New Hampshire	550	0.78%	$12,758,249.74	0.76%

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
State of Registration(1)	Leases	Leases	Value	Value

Tennessee	531	0.75%	$13,139,768.42	0.78%
Nevada	521	0.73%	$13,537,034.55	0.81%
Washington	471	0.66%	$12,629,194.28	0.75%
Kentucky	437	0.62%	$10,288,524.34	0.61%
South Carolina	322	0.45%	$8,270,382.54	0.49%
Delaware	301	0.42%	$7,245,106.10	0.43%
Oklahoma	293	0.41%	$8,044,208.32	0.48%
Utah	283	0.40%	$7,048,544.53	0.42%
Iowa	258	0.36%	$6,223,975.52	0.37%
Nebraska	253	0.36%	$5,614,213.69	0.33%
Mississippi	249	0.35%	$6,499,407.08	0.39%
Kansas	217	0.31%	$5,316,162.69	0.32%
Oregon	209	0.29%	$5,576,786.98	0.33%
Vermont	170	0.24%	$3,897,667.11	0.23%
Maine	95	0.13%	$2,120,095.03	0.13%
South Dakota	93	0.13%	$2,392,237.93	0.14%
West Virginia	77	0.11%	$1,849,836.51	0.11%
Idaho	69	0.10%	$1,655,783.35	0.10%
Arkansas	67	0.09%	$1,614,502.43	0.10%
New Mexico	48	0.07%	$1,162,540.61	0.07%
District of Columbia	47	0.07%	$1,094,168.09	0.07%
Montana	35	0.05%	$914,519.37	0.05%
Wyoming	33	0.05%	$853,529.20	0.05%
North Dakota	23	0.03%	$549,153.86	0.03%
Alaska	12	0.02%	$340,334.38	0.02%

Total	70,936	100.00%	$1,680,098,819.60	100.00%

(1)	Excludes Alabama and Hawaii.

Distribution of the Leases by Maturity

		Percentage of		Percentage of
		Total		Aggregate		Percentage of
	Number of	Number of	Securitization	Securitization	Base	Aggregate Base
Quarters	Leases	Leases	Value	Value	Residual	Residual

4th quarter 2004	23	0.03%	$326,843.40	0.02%	$304,111.79	0.03%
1st quarter 2005	92	0.13%	$1,385,331.11	0.08%	$1,228,214.25	0.13%
2nd quarter 2005	103	0.15%	$1,591,213.97	0.09%	$1,311,999.75	0.14%
3rd quarter 2005	255	0.36%	$4,725,694.77	0.28%	$3,626,142.66	0.39%
4th quarter 2005	617	0.87%	$12,108,807.54	0.72%	$8,990,501.26	0.96%
1st quarter 2006	1,427	2.01%	$28,614,856.85	1.70%	$20,565,746.88	2.19%
2nd quarter 2006	2,601	3.67%	$52,479,418.41	3.12%	$35,906,032.17	3.83%
3rd quarter 2006	5,554	7.83%	$111,317,746.01	6.63%	$71,366,824.83	7.61%
4th quarter 2006	9,631	13.58%	$198,506,103.50	11.82%	$122,919,721.06	13.11%
1st quarter 2007	8,696	12.26%	$194,529,373.20	11.58%	$117,797,687.18	12.56%
2nd quarter 2007	9,085	12.81%	$210,986,708.57	12.56%	$125,164,477.62	13.35%
3rd quarter 2007	10,655	15.02%	$258,029,780.89	15.36%	$144,258,626.30	15.38%
4th quarter 2007	6,969	9.82%	$176,515,343.04	10.51%	$91,473,621.95	9.75%
1st quarter 2008	5,096	7.18%	$139,433,490.97	8.30%	$64,969,974.51	6.93%
2nd quarter 2008	6,819	9.61%	$194,662,215.35	11.59%	$88,085,491.91	9.39%
3rd quarter 2008	2,056	2.90%	$58,746,891.26	3.50%	$25,679,614.40	2.74%
4th quarter 2008	382	0.54%	$10,631,874.75	0.63%	$4,288,462.62	0.46%
1st quarter 2009	322	0.45%	$9,428,863.75	0.56%	$3,657,939.97	0.39%
2nd quarter 2009	416	0.59%	$12,011,336.31	0.71%	$4,653,329.17	0.50%
3rd quarter 2009	137	0.19%	$4,066,925.95	0.24%	$1,561,486.23	0.17%

Total	70,936	100.00%	$1,680,098,819.60	100.00%	$937,810,006.51	100.00%

Lease Securitization 2005-A

Original Pool Characteristics as of Cutoff Date
Number of Leases	68,257
Aggregate Securitization Value	$1,550,442,391.02
Base Residual	$941,165,061.74
Securitization Rate	8.15%
Weighted Average Original Term (Months)	43.02
Weighted Average Remaining Term (Months)	31.98
Seasoning (Months)(1)	11.04
Reserve Account Required Balance	46,513,271.73
Range of FICO Scores	600 to 900
Weighted Average FICO Score	730

Cutoff Date	September 30, 2005
Base Residual as a % of Securitization Value	60.70%
Base Residual as a % of MSRP	47.37%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	81.29%
Infiniti	18.71%

	Average		Minimum	Maximum

Securitization Value	$22,714.77		$6,335.92	$47,671.20
Base Residual	$13,788.55		$2,820.32	$30,096.00
Seasoning (Months)(1)	11.04	(2)	2	49
Remaining Term (Months)	31.98	(2)	5	58
Original Term (Months)	43.02	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Vehicle Types

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
Vehicle Types	Leases	Leases	Value	Value

Altima	20,335	29.79%	$360,451,272.10	23.25%
G35(1)	6,540	9.58%	$192,862,196.33	12.44%
Pathfinder	7,818	11.45%	$192,859,305.19	12.44%
Maxima	7,849	11.50%	$182,628,685.89	11.78%
Murano	5,897	8.64%	$155,970,938.26	10.06%
FX35	2,765	4.05%	$93,882,566.27	6.06%
Xterra	3,998	5.86%	$76,776,861.46	4.95%
Titan	2,938	4.30%	$76,145,737.21	4.91%
Quest	3,477	5.09%	$76,133,043.44	4.91%
350Z	2,537	3.72%	$73,644,094.68	4.75%
Crew Cab	1,489	2.18%	$31,552,821.83	2.04%
Sentra	1,793	2.63%	$21,431,632.06	1.38%
Frontier	735	1.08%	$12,833,513.72	0.83%
FX45	86	0.13%	$3,269,722.59	0.21%

Total	68,257	100.00%	$1,550,442,391.02	100.00%

(1)	Includes Coupe.

Geographic Distribution

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
State of Registration(1)	Leases	Leases	Value	Value

New York	10,738	15.73%	$230,168,987.76	14.85%
California	8,543	12.52%	$203,308,687.66	13.11%
New Jersey	7,738	11.34%	$170,150,868.90	10.97%
Florida	7,130	10.45%	$159,862,708.30	10.31%
Texas	5,573	8.16%	$139,082,802.41	8.97%
Illinois	2,469	3.62%	$60,599,451.26	3.91%
Pennsylvania	2,696	3.95%	$58,436,511.56	3.77%
Ohio	2,483	3.64%	$54,261,553.99	3.50%
Georgia	1,738	2.55%	$41,261,728.08	2.66%
Massachusetts	1,724	2.53%	$37,706,102.96	2.43%
Connecticut	1,610	2.36%	$33,485,362.23	2.16%
Arizona	1,361	1.99%	$30,819,267.18	1.99%
North Carolina	1,303	1.91%	$29,817,698.44	1.92%
Michigan	1,374	2.01%	$29,596,981.31	1.91%
Virginia	1,173	1.72%	$27,961,851.75	1.80%
Indiana	900	1.32%	$19,773,671.02	1.28%
Maryland	745	1.09%	$19,163,952.04	1.24%
Minnesota	820	1.20%	$18,041,741.89	1.16%
Washington	691	1.01%	$17,132,895.30	1.11%
Nevada	699	1.02%	$16,213,298.60	1.05%
Colorado	673	0.99%	$15,323,506.52	0.99%
Tennessee	627	0.92%	$14,202,080.60	0.92%
Missouri	569	0.83%	$12,957,128.54	0.84%
Wisconsin	573	0.84%	$12,727,221.56	0.82%
South Carolina	445	0.65%	$10,365,269.73	0.67%
Kentucky	479	0.70%	$10,125,880.08	0.65%
New Hampshire	456	0.67%	$10,066,799.52	0.65%
Oklahoma	380	0.56%	$9,430,190.30	0.61%
Utah	357	0.52%	$8,447,691.09	0.54%
Oregon	282	0.41%	$6,617,745.02	0.43%
Delaware	284	0.42%	$6,502,720.95	0.42%
Iowa	283	0.41%	$6,431,796.46	0.41%
Kansas	215	0.31%	$4,968,696.23	0.32%
Nebraska	221	0.32%	$4,584,530.68	0.30%
Vermont	143	0.21%	$3,058,815.30	0.20%
Maine	122	0.18%	$2,496,667.80	0.16%
Arkansas	95	0.14%	$2,284,435.91	0.15%
New Mexico	86	0.13%	$2,124,856.36	0.14%
West Virginia	89	0.13%	$1,963,943.63	0.13%
Idaho	77	0.11%	$1,846,443.20	0.12%
South Dakota	79	0.12%	$1,821,870.80	0.12%
Alaska	50	0.07%	$1,337,584.77	0.09%
North Dakota	49	0.07%	$1,129,485.96	0.07%
Montana	48	0.07%	$1,110,858.79	0.07%
District of Columbia	44	0.06%	$1,084,719.92	0.07%
Wyoming	23	0.03%	$585,328.69	0.04%

Total	68,257	100.00%	$1,550,442,391.02	100.00%

(1)	Excludes Alabama, Hawaii, Louisiana, Mississippi, and Rhode Island.

Distribution of the Leases by Maturity

		Percentage of		Percentage of
		Total		Aggregate		Percentage of
	Number of	Number of	Securitization	Securitization	Base	Aggregate Base
Quarters	Leases	Leases	Value	Value	Residual	Residual

1st quarter 2006	1	0.00%	$14,660.86	0.00%	$11,546.80	0.00%
2nd quarter 2006	11	0.02%	$164,258.32	0.01%	$133,871.55	0.01%
3rd quarter 2006	81	0.12%	$1,556,684.16	0.10%	$1,231,091.15	0.13%
4th quarter 2006	1,821	2.67%	$28,257,102.27	1.82%	$21,465,643.14	2.28%
1st quarter 2007	2,504	3.67%	$42,565,083.02	2.75%	$31,954,160.58	3.40%
2nd quarter 2007	4,244	6.22%	$73,518,994.89	4.74%	$54,595,082.96	5.80%
3rd quarter 2007	4,368	6.40%	$79,274,480.56	5.11%	$55,422,587.86	5.89%
4th quarter 2007	8,559	12.54%	$172,552,442.77	11.13%	$117,066,277.16	12.44%
1st quarter 2008	9,716	14.23%	$214,752,720.03	13.85%	$143,605,973.75	15.26%
2nd quarter 2008	10,037	14.70%	$245,446,960.22	15.83%	$155,394,876.22	16.51%
3rd quarter 2008	9,685	14.19%	$234,776,659.12	15.14%	$133,469,022.86	14.18%
4th quarter 2008	5,356	7.85%	$138,691,231.57	8.95%	$75,682,598.09	8.04%
1st quarter 2009	3,708	5.43%	$97,489,936.04	6.29%	$50,095,932.73	5.32%
2nd quarter 2009	3,405	4.99%	$90,282,693.19	5.82%	$43,449,021.88	4.62%
3rd quarter 2009	1,780	2.61%	$46,342,172.86	2.99%	$21,287,073.20	2.26%
4th quarter 2009	983	1.44%	$27,220,438.65	1.76%	$12,122,469.18	1.29%
1st quarter 2010	974	1.43%	$27,748,034.33	1.79%	$12,135,588.49	1.29%
2nd quarter 2010	826	1.21%	$24,156,492.58	1.56%	$9,859,918.30	1.05%
3rd quarter 2010	198	0.29%	$5,631,345.59	0.36%	$2,182,325.84	0.23%

Total	68,257	100.00%	$1,550,442,391.02	100.00%	$941,165,061.74	100.00%

Lease Securitization 2006-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	73,877
Aggregate Securitization Value	$1,719,278,529.36
Base Residual	$1,111,217,474.00
Securitization Rate	9.00%
Weighted Average Original Term (Months)	40.67
Weighted Average Remaining Term (Months)	29.70
Seasoning (Months)(1)	10.98
Reserve Account Required Balance	$34,385,570.59
Range of FICO Scores	600 to 900
Weighted Average FICO Score	732

Cutoff Date	October 31, 2006
Base Residual as a % of Securitization Value	64.63%
Base Residual as a % of MSRP	48.29%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	73.62%
Infiniti	26.38%

	Average		Minimum	Maximum

Securitization Value	$23,272.18		$6,870.13	$44,949.99
Base Residual	$15,041.45		$3,960.00	$36,708.00
Seasoning (Months)(1)	10.98	(2)	4	57
Remaining Term (Months)	29.70	(2)	3	56
Original Term (Months)	40.67	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Vehicle Types

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
Vehicle Type	Leases	Leases	Value	Value

Murano	15,652	21.19%	$384,609,059.38	22.37%
Altima	16,409	22.21%	$285,547,085.88	16.61%
Pathfinder	10,108	13.68%	$244,218,331.52	14.20%
G35	5,880	7.96%	$158,908,710.36	9.24%
Maxima	6,016	8.14%	$137,946,193.97	8.02%
FX35	3,688	4.99%	$118,003,646.72	6.86%
G35 Coupe	2,790	3.78%	$88,083,883.01	5.12%
M35	2,316	3.13%	$82,612,716.87	4.81%
Xterra	2,491	3.37%	$51,000,923.69	2.97%
350Z	1,507	2.04%	$44,021,805.82	2.56%
Quest	1,876	2.54%	$39,418,125.67	2.29%
Sentra	2,722	3.68%	$33,019,623.28	1.92%
Crew Cab	1,440	1.95%	$31,284,251.20	1.82%
Frontier	806	1.09%	$14,655,153.82	0.85%
FX45	93	0.13%	$3,164,170.87	0.18%
M45	83	0.11%	$2,784,847.29	0.16%

Total	73,877	100.00%	$1,719,278,529.36	100.00%

Geographic Distribution

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
State of Registration(1)	Leases	Leases	Value	Value

New York	10,941	14.81%	$246,344,072.67	14.33%
Florida	9,596	12.99%	$223,868,709.79	13.02%
California	8,782	11.89%	$210,915,931.46	12.27%
New Jersey	7,495	10.15%	$170,888,633.47	9.94%
Texas	6,139	8.31%	$154,197,319.61	8.97%
Illinois	2,778	3.76%	$67,756,561.50	3.94%
Pennsylvania	3,024	4.09%	$67,278,548.55	3.91%
Ohio	2,559	3.46%	$57,480,561.95	3.34%
Georgia	2,009	2.72%	$48,186,892.07	2.80%
Massachusetts	1,914	2.59%	$41,820,827.33	2.43%
Arizona	1,674	2.27%	$39,213,577.12	2.28%
North Carolina	1,472	1.99%	$34,767,508.26	2.02%
Connecticut	1,549	2.10%	$33,729,143.47	1.96%
Michigan	1,271	1.72%	$28,002,458.42	1.63%
Virginia	1,157	1.57%	$27,894,964.12	1.62%
Minnesota	1,061	1.44%	$23,698,814.24	1.38%
Nevada	1,013	1.37%	$22,908,781.20	1.33%
Indiana	1,014	1.37%	$22,548,948.61	1.31%
Maryland	833	1.13%	$21,850,657.91	1.27%
Washington	738	1.00%	$17,996,961.29	1.05%
Colorado	769	1.04%	$17,826,975.87	1.04%
Wisconsin	713	0.97%	$16,114,024.40	0.94%
Missouri	640	0.87%	$15,315,852.81	0.89%
South Carolina	598	0.81%	$14,206,955.83	0.83%
New Hampshire	540	0.73%	$11,332,592.53	0.66%
Kentucky	486	0.66%	$10,843,959.88	0.63%
Utah	423	0.57%	$9,752,950.56	0.57%
Oklahoma	351	0.48%	$8,662,704.88	0.50%
Iowa	322	0.44%	$7,199,217.72	0.42%
Oregon	266	0.36%	$6,676,604.44	0.39%
Delaware	278	0.38%	$6,394,242.02	0.37%
Nebraska	267	0.36%	$5,628,244.94	0.33%
Kansas	239	0.32%	$5,617,511.74	0.33%
New Mexico	154	0.21%	$3,828,398.25	0.22%
Maine	160	0.22%	$3,404,753.89	0.20%
Arkansas	106	0.14%	$2,652,540.36	0.15%
Vermont	109	0.15%	$2,392,922.12	0.14%
Idaho	92	0.12%	$2,171,870.99	0.13%
West Virginia	81	0.11%	$1,743,926.23	0.10%
South Dakota	65	0.09%	$1,409,884.09	0.08%
District of Columbia	49	0.07%	$1,208,562.61	0.07%
Montana	49	0.07%	$1,172,874.36	0.07%
North Dakota	44	0.06%	$1,002,447.45	0.06%
Wyoming	39	0.05%	$967,664.29	0.06%
Alaska	14	0.02%	$308,100.43	0.02%
Louisiana	4	0.01%	$92,873.63	0.01%

Total	73,877	100.00%	$1,719,278,529.36	100.00%

(1)	Excludes Alabama, Hawaii, Mississippi, Rhode Island and Tennessee.

Distribution of the Leases by Maturity

		Percentage of		Percentage of
		Total		Aggregate		Percentage of
	Number of	Number of	Securitization	Securitization	Base	Aggregate Base
Quarters	Leases	Leases	Value	Value	Residual	Residual

1st quarter 2007	633	0.86%	$9,698,240.99	0.56%	$9,450,097.19	0.85%
2nd quarter 2007	1,140	1.54%	$17,258,727.00	1.00%	$16,547,996.91	1.49%
3rd quarter 2007	1,356	1.84%	$20,810,452.30	1.21%	$19,258,657.29	1.73%
4th quarter 2007	574	0.78%	$12,536,930.67	0.73%	$11,064,037.82	1.00%
1st quarter 2008	1,128	1.53%	$24,079,944.03	1.40%	$20,382,865.38	1.83%
2nd quarter 2008	4,105	5.56%	$91,340,791.87	5.31%	$73,930,457.42	6.65%
3rd quarter 2008	5,876	7.95%	$126,483,409.59	7.36%	$95,901,461.84	8.63%
4th quarter 2008	5,798	7.85%	$130,271,240.40	7.58%	$92,431,786.34	8.32%
1st quarter 2009	10,017	13.56%	$230,140,983.33	13.39%	$152,418,397.87	13.72%
2nd quarter 2009	12,122	16.41%	$287,680,120.38	16.73%	$180,289,343.86	16.22%
3rd quarter 2009	14,926	20.20%	$370,554,454.52	21.55%	$226,249,694.97	20.36%
4th quarter 2009	9,316	12.61%	$229,345,425.99	13.34%	$134,397,657.94	12.09%
1st quarter 2010	2,629	3.56%	$61,103,377.03	3.55%	$30,470,186.81	2.74%
2nd quarter 2010	1,963	2.66%	$48,960,280.36	2.85%	$23,249,602.60	2.09%
3rd quarter 2010	469	0.63%	$11,859,174.40	0.69%	$5,317,075.75	0.48%
4th quarter 2010	587	0.79%	$14,605,303.15	0.85%	$6,344,369.32	0.57%
1st quarter 2011	699	0.95%	$17,991,691.22	1.05%	$7,668,041.13	0.69%
2nd quarter 2011	537	0.73%	$14,504,557.90	0.84%	$5,828,262.36	0.52%
3rd quarter 2011	2	0.00%	$53,424.23	0.00%	$17,481.20	0.00%

Total	73,877	100.00%	$1,719,278,529.36	100.00%	$1,111,217,474.00	100.00%

Lease Securitization 2007-A

Original Pool Characteristics as of the Cutoff Date
Number of Leases	54,392
Aggregate Securitization Value	$1,197,889,471.05
Base Residual	$769,483,988.32
Securitization Rate	9.20%
Weighted Average Original Term (Months)	38.67
Weighted Average Remaining Term (Months)	29.04
Seasoning (Months)(1)	9.63
Reserve Account Required Balance	$26,952,513.10
Range of FICO Scores	600 to 900
Weighted Average FICO Score	724

Cutoff Date	June 30, 2007
Base Residual as a % of Securitization Value	64.24%
Base Residual as a % of MSRP	47.61%

Percentage of Securitization Value Financed through Nissan or Infiniti Dealers

Nissan	84.24%
Infiniti	15.76%

	Average		Minimum	Maximum

Securitization Value	$22,023.27		$7,558.11	$44,193.86
Base Residual	$14,147.01		$2,403.65	$31,492.50
Seasoning (Months)(1)	9.63	(2)	0	49
Remaining Term (Months)	29.04	(2)	8	55
Original Term (Months)	38.67	(2)	24	60

(1)	Seasoning refers to the number of months elapsed from origination of the leases to the Cutoff Date.

(2)	Weighted average by Securitization Value as of the Cutoff Date.

Vehicle Types

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
Vehicle Type	Leases	Leases	Value	Value

Altima	15,306	28.14%	$273,062,659.52	22.80%
Pathfinder	8,183	15.04%	$193,904,206.24	16.19%
Murano	8,133	14.95%	$203,364,604.22	16.98%
Maxima	7,780	14.30%	$177,107,297.64	14.78%
G35	2,754	5.06%	$74,002,275.27	6.18%
Sentra	2,332	4.29%	$31,531,969.97	2.63%
Xterra	1,761	3.24%	$35,474,074.34	2.96%
M35	1,420	2.61%	$46,884,430.41	3.91%
Quest	1,262	2.32%	$28,388,265.96	2.37%
G35 Coupe	1,057	1.94%	$30,157,443.10	2.52%
FX35	1,005	1.85%	$31,875,484.83	2.66%
Crew Cab	993	1.83%	$21,235,156.47	1.77%
Versa	971	1.79%	$12,675,681.36	1.06%
350Z	679	1.25%	$19,548,948.94	1.63%
Frontier	482	0.89%	$8,780,417.51	0.73%
QX56	93	0.17%	$3,790,089.40	0.32%
Armada	77	0.14%	$2,782,197.72	0.23%
M45	49	0.09%	$1,749,032.64	0.15%
Titan	45	0.08%	$1,217,268.44	0.10%
FX45	10	0.02%	$357,967.07	0.03%

Total	54,392	100.00%	$1,197,889,471.05	100.00%

Geographic Distribution

				Percentage of
		Percentage of		Aggregate
		Total	Cutoff Date	Cutoff Date
	Number of	Number of	Securitization	Securitization
State of Registration(1)	Leases	Leases	Value	Value

New York	8,365	15.38%	$179,237,713.84	14.96%
Florida	6,456	11.87%	$142,309,932.58	11.88%
New Jersey	5,636	10.36%	$123,293,953.60	10.29%
California	5,492	10.10%	$121,822,278.38	10.17%
Texas	4,152	7.63%	$96,209,938.67	8.03%
Pennsylvania	2,204	4.05%	$47,255,859.63	3.94%
Illinois	1,860	3.42%	$43,617,996.04	3.64%
Ohio	1,693	3.11%	$36,884,262.23	3.08%
Massachusetts	1,435	2.64%	$30,114,030.18	2.51%
Georgia	1,413	2.60%	$31,626,603.71	2.64%
Connecticut	1,149	2.11%	$24,004,849.03	2.00%
Alabama	1,141	2.10%	$24,536,524.28	2.05%
North Carolina	1,069	1.97%	$23,458,869.69	1.96%
Arizona	1,032	1.90%	$22,555,398.27	1.88%
Michigan	974	1.79%	$20,508,336.12	1.71%
Virginia	910	1.67%	$21,135,078.69	1.76%
Nevada	809	1.49%	$17,200,812.45	1.44%
Louisiana	784	1.44%	$17,805,417.80	1.49%
Indiana	735	1.35%	$16,046,467.64	1.34%
Minnesota	637	1.17%	$13,881,665.54	1.16%
Maryland	557	1.02%	$13,801,519.33	1.15%
Colorado	540	0.99%	$12,198,027.78	1.02%
Wisconsin	494	0.91%	$10,468,969.52	0.87%
Missouri	484	0.89%	$11,200,638.44	0.94%
South Carolina	478	0.88%	$10,505,764.53	0.88%
Washington	472	0.87%	$10,787,661.77	0.90%
New Hampshire	402	0.74%	$8,296,534.93	0.69%
Utah	388	0.71%	$8,735,192.83	0.73%
Kentucky	359	0.66%	$7,624,192.29	0.64%
Oklahoma	293	0.54%	$6,978,980.74	0.58%
Mississippi	260	0.48%	$5,979,473.26	0.50%
Iowa	243	0.45%	$5,327,100.14	0.44%
Nebraska	188	0.35%	$3,943,619.67	0.33%
Oregon	181	0.33%	$4,219,315.55	0.35%
Kansas	175	0.32%	$3,991,419.82	0.33%
Delaware	171	0.31%	$3,732,617.07	0.31%
Maine	165	0.30%	$3,449,274.69	0.29%
Idaho	102	0.19%	$2,145,441.37	0.18%
Vermont	78	0.14%	$1,704,318.69	0.14%
Arkansas	76	0.14%	$1,708,396.21	0.14%
New Mexico	72	0.13%	$1,795,672.99	0.15%
North Dakota	62	0.11%	$1,207,564.17	0.10%
West Virginia	54	0.10%	$1,235,845.47	0.10%
South Dakota	50	0.09%	$1,013,667.78	0.08%
Montana	35	0.06%	$788,997.79	0.07%
Wyoming	31	0.06%	$706,836.81	0.06%
District of Columbia	27	0.05%	$641,800.52	0.05%
Alaska	9	0.02%	$194,638.52	0.02%

Total	54,392	100.00%	$1,197,889,471.05	100.00%

(1)	Excludes, Hawaii, Rhode Island and Tennessee.

Distribution of the Leases by Maturity

		Percentage of		Percentage of		Percentage of
	Number of	Total Number	Securitization	Aggregate	Base	Aggregate Base
Quarters	Leases	of Leases	Value	Securitization Value	Residual	Residual

1st Quarter 2008	5	0.01%	$144,728.82	0.01%	$118,973.60	0.02%
2nd Quarter 2008	86	0.16%	$2,024,159.55	0.17%	$1,640,580.42	0.21%
3rd Quarter 2008	631	1.16%	$11,095,063.90	0.93%	$8,812,090.02	1.15%
4th Quarter 2008	1,709	3.14%	$34,695,940.70	2.90%	$27,331,112.03	3.55%
1st Quarter 2009	2,527	4.65%	$54,407,486.39	4.54%	$41,837,586.39	5.44%
2nd Quarter 2009	5,030	9.25%	$113,562,617.39	9.48%	$84,109,900.23	10.93%
3rd Quarter 2009	11,786	21.67%	$245,512,573.50	20.50%	$173,488,322.91	22.55%
4th Quarter 2009	7,179	13.20%	$151,328,692.73	12.63%	$92,032,051.82	11.96%
1st Quarter 2010	9,923	18.24%	$220,496,344.56	18.41%	$134,578,242.52	17.49%
2nd Quarter 2010	8,642	15.89%	$193,615,878.91	16.16%	$118,625,217.05	15.42%
3rd Quarter 2010	4,994	9.18%	$124,700,769.57	10.41%	$66,391,202.61	8.63%
4th Quarter 2010	863	1.59%	$23,557,586.22	1.97%	$11,274,537.42	1.47%
1st Quarter 2011	148	0.27%	$3,568,507.07	0.30%	$1,509,046.13	0.20%
2nd Quarter 2011	63	0.12%	$1,421,646.77	0.12%	$617,350.10	0.08%
3rd Quarter 2011	450	0.83%	$9,678,542.44	0.81%	$3,942,571.32	0.51%
4th Quarter 2011	250	0.46%	$5,666,490.35	0.47%	$2,233,908.89	0.29%
1st Quarter 2012	106	0.19%	$2,412,442.18	0.20%	$941,294.86	0.12%

Total	54,392	100.00%	$1,197,889,471.05	100.00%	$769,483,988.32	100.00%

	Public	Public	Public	Public		Public
Offering Type Transaction	2007-A	2006-A	2005-A	2004-A		2003-A

Aggregate Securitization Value	$1,197,889,471	$1,719,278,529	$1,550,442,391	$1,680,098,820		$1,425,005,314
Aggregate Base Residual	$769,483,988	$1,111,217,474	$941,165,062	$937,810,007		$794,418,197
Weighted Average
Remaining Term (months)	29.04	29.70	31.98	33.69		32.81
Original Term (months)	38.67	40.67	43.02	42.35		43.46
Seasoning (months)	9.63	10.98	11.04	8.66		10.65
Base Residual as a % of
Initial Securitization Value	64.24%	64.63%	60.70%	55.82%		55.75%
Original Lease Term
24-30 months	4.53%	4.99%	4.00%	1.28	%(1)	0.79%
31-36 months	21.90%	14.80%	19.43%	6.07%		7.82%
37-42 months	67.85%	64.67%	41.44%	56.75%		53.57%
43-48 months	3.96%	11.79%	21.22%	33.01%		26.79%
49-60 months	1.76%	3.75%	13.90%	2.88%		11.02%
Top 5 Models
Maxima	14.78%	8.02%	11.78%	17.54%		16.37%
Altima	22.80%	16.61%	23.25%	28.23%		26.53%
Pathfinder	16.19%	14.20%	12.44%	16.60%		29.62%
Murano	16.98%	22.37%	10.06%	10.85%		7.75%
Xterra	N/A	N/A	N/A	N/A		7.51%
Quest	N/A	N/A	N/A	7.93%		N/A
Sentra	N/A	N/A	N/A	N/A		N/A
G35	8.70%	9.24%	12.44%	N/A		N/A
Top 3 States
New York	14.96%	14.33%	14.85%	18.49%		19.58%
New Jersey	10.29%	N/A	10.97%	13.11%		12.19%
Florida	11.88%	13.02%	N/A	N/A		N/A
California	N/A	12.27%	13.11%	10.41%		9.01%
Weighted Average Credit Score(2)	724	732	730	720		720
Range of Credit Scores(2)	900-600	900-600	900-600	900-563		900-560

(1)	2004-A transaction contained one lease with an original lease term of 19 months.

(2)	From September 1996 through October 2001, NMAC utilized its own statistically derived empirical credit scoring process. In October of 2001, NMAC switched to FICO Scores.

Prepayment Information

Set forth below is prepayment information relating to NMAC’s securitized portfolios of leases for the past five years. The following tables include both pool factors based on prepayment assumptions and actual pool factors to allow a comparison of the effect of actual prepayments against the assumptions used to generate the declining balance tables setting forth the principal balances of the notes using certain prepayment assumptions.

LEASE SECURITIZATION 2003-A
Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)(3)

1)	Prepayment assumption based on 50% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the leases for each of the series represented in the above graph beginning on page B-1 of this prospectus supplement under “— Characteristics of the Leases.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the leases.

3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this prospectus supplement which contains the underlying historical data used in preparing the above chart.

LEASE SECURITIZATION 2004-A
Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)(3)

1)	Prepayment assumption based on 50% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

2)	Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the leases for each of the series represented in the above graph beginning on page B-1 of this prospectus supplement under “— Characteristics of the Leases.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the leases.

3)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this prospectus supplement which contains the underlying historical data used in preparing the above chart.

LEASE SECURITIZATION 2005-A
Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 50% prepayment speed. For more information regarding the prepayment assumption model, you should refer to “Weighted Average Life of the Notes” in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2006-A
Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the Notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in this prospectus.

LEASE SECURITIZATION 2007-A
Pool Factor Based on Prepayment Assumptions versus Actual Pool Factor(1)(2)

1)	Prepayment assumption based on 75% prepayment speed. For more information regarding the prepayment assumption model, you should refer Average Life of the Notes in this prospectus supplement.

2)	For more information regarding calculation of Pool Factor, you should refer to “Pool Factors and Trading Information” in this prospectus.

Servicer Advances

The chart below shows the amounts advanced by NMAC relative to the total amount of collections received by NMAC on its prior lease securitized portfolios.

Advances as a Percentage of Total Collections

Delinquency Experience

Set forth below is delinquency information relating to NMAC’s securitized portfolios of leases for the past five transactions presented on a monthly basis.

1)	Percentage based on outstanding securitization value of the delinquent leases, divided by outstanding aggregate securitization value of all leases.

2)	Investors are encouraged to carefully review the information set forth under “Historical Pool Performance” beginning on page C-1 of this prospectus supplement which contains the underlying historical data used in preparing the above graph. Pool characteristics will vary from series to series and investors are encouraged to carefully review the characteristics of the leases for each of the series represented in the above graph beginning on page B-1 of this prospectus supplement under “— Characteristics of the Leases.” Performance may also vary from series to series, and there can be no assurance that the performance of the prior series will correspond to or be an accurate predictor of the performance of the leases.

Credit Loss Experience

Set forth below is credit loss information relating to NMAC’s securitized portfolios of leases for the past five transactions presented on a monthly basis.

1)	Net losses are calculated based on gross losses, less the amount of recoveries received for each repossessed or charged-off vehicle.

Residual Value Loss Experience

Set forth below is residual value loss information relating to NMAC’s securitized portfolios of leases for the past five transactions presented on a monthly basis.

Return Rates — Nissan

1)	Residual value losses exclude repossessions, vehicles in inventory and NMAC Residual Percentage of less than 10% and greater than 95%. Includes lessee initiated early terminations.

APPENDIX C

HISTORICAL POOL PERFORMANCE

The information presented in this Appendix C, to the extent such information relates to NMAC’s experience with respect to its securitized portfolios of leases established prior to January 1, 2006, is not deemed to be part of this Prospectus Supplement, the accompanying Prospectus or the registration statement.

2003-A Static Pool Data

	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04	Apr-04

Prepayment Assumption
Class A-1	240,300,000.00	192,504,330.00	168,258,060.00	143,338,950.00	117,170,280.00	90,929,520.00	65,193,390.00
Class A-2	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00
Class A-3a	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00
Class A-3b	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	1,425,005,313.53	1,377,209,643.53	1,352,963,373.53	1,328,044,263.53	1,301,875,593.53	1,275,634,833.53	1,249,898,703.53
2003-A Prepayment Assumption	1.000000	0.966459	0.949444	0.931957	0.913594	0.895179	0.877119
Actual prepayment
Class A-1	240,300,000.00	187,446,557.88	161,561,511.54	133,904,417.73	105,069,477.34	75,736,999.36	43,871,394.27
Class A-2	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00	277,000,000.00
Class A-3a	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00
Class A-3b	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	1,425,005,313.53	1,372,151,871.41	1,346,266,825.07	1,318,609,731.26	1,289,774,790.87	1,260,442,312.89	1,228,576,707.80
2003-A Pool Factor	1.000000	0.962910	0.944745	0.925337	0.905102	0.884518	0.862156
Monthly Residual Losses	(298,828.81)	(166,642.58)	(226,918.57)	(286,175.77)	(287,340.68)	(311,628.83)	(320,283.38)
2003-A Cumulative Residual Losses	(298,828.81)	(465,471.39)	(692,389.96)	(978,565.73)	(1,265,906.41)	(1,577,535.24)	(1,897,818.62)
2003-A Residual Losses
(as a % of Original Pool Balance)	0.021%	0.033%	0.049%	0.069%	0.089%	0.111%	0.133%
Monthly Net Credit Losses	657,756.33	(493,959.31)	(1,232,823.08)	(303,025.01)	(858,211.99)	(225,145.02)	(64,742.55)
2003-A Cumulative Net Credit Losses	657,756.33	163,797.02	(1,069,026.06)	(1,372,051.07)	(2,230,263.06)	(2,455,408.08)	(2,520,150.63)
2003-A Net Credit Losses
(as a % of Original Pool Balance)	-0.046%	-0.011%	0.075%	0.096%	0.157%	0.172%	0.177%
Delinquencies ($)
31-60	9,196,183.99	12,710,173.55	12,297,590.21	12,073,089.68	13,011,109.51	10,739,769.06	10,979,621.40
61-90	1,738,731.22	2,216,919.99	2,845,021.00	3,304,005.65	2,670,867.60	1,815,090.42	2,510,748.36
91-120+	—	728,561.02	873,577.36	1,227,620.64	980,524.84	687,035.22	398,514.13

Total	10,934,915.21	15,655,654.56	16,016,188.57	16,604,715.97	16,662,501.95	13,241,894.70	13,888,883.89

	Oct-03	Nov-03	Dec-03	Jan-04	Feb-04	Mar-04	Apr-04

Delinquencies (%)
31-60	0.65%	0.93%	0.91%	0.92%	1.01%	0.85%	0.89%
61-90	0.12%	0.16%	0.21%	0.25%	0.21%	0.14%	0.20%
91-120+	0.00%	0.05%	0.06%	0.09%	0.08%	0.05%	0.03%

Total	0.77%	1.14%	1.19%	1.26%	1.29%	1.05%	1.13%
2003-A 60+	0.12%	0.21%	0.28%	0.34%	0.28%	0.20%	0.24%
Delinquencies (units)
31-60	410	570	561	564	620	513	531
61-90	72	95	127	148	120	83	116
91-120+	0	29	37	52	40	30	15

Total	482	694	725	764	780	626	662
Residual Advances
Beginning Balance of Residual Advance	—	1,067,936.48	1,519,986.73	2,118,896.95	3,152,727.12	3,704,794.91	4,146,785.72
Reimbursement of Outstanding Advance	—	653,809.98	900,503.24	1,020,296.53	1,394,221.42	1,993,952.57	3,092,016.69
Additional Advance for Current Period	1,067,936.48	1,105,860.23	1,499,413.46	2,054,126.70	1,946,289.21	2,435,943.38	2,626,010.91

Ending Residual Advances	1,067,936.48	1,519,986.73	2,118,896.95	3,152,727.12	3,704,794.91	4,146,785.72	3,680,779.94
Payment Advances
Beginning Balance of Payment Advance	—	2,174,942.63	3,205,520.23	2,769,629.06	2,755,881.18	3,387,993.28	2,288,677.28
Reimbursement of Outstanding Payment Advance	—	700,631.09	1,498,607.36	1,161,803.22	1,031,562.10	1,862,711.52	978,892.84
Additional Payment Advance for Current Period	2,174,942.63	1,731,208.69	1,062,716.19	1,148,055.34	1,663,674.20	763,395.52	1,068,184.71

Ending Balance of Payment Advance	2,174,942.63	3,205,520.23	2,769,629.06	2,755,881.18	3,387,993.28	2,288,677.28	2,377,969.15
Total Collections	68,317,244.18	31,691,537.31	35,565,327.91	36,403,082.98	36,494,522.39	42,032,671.90	41,271,699.61
2003-A
Total Advances as a % of Total Collections	4.747%	8.952%	7.204%	8.796%	9.892%	7.612%	8.951%

	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04

Prepayment Assumption
Class A-1	39,120,840.00	12,759,930.00	—	—	—	—
Class A-2	277,000,000.00	277,000,000.00	262,734,500.00	234,951,400.00	207,002,100.00	176,421,300.00
Class A-3a	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00
Class A-3b	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	1,223,826,153.53	1,197,465,243.53	1,170,439,813.53	1,142,656,713.53	1,114,707,413.53	1,084,126,613.53
2003-A Prepayment Assumption	0.858822	0.840323	0.821358	0.801861	0.782248	0.760788
Actual prepayment
Class A-1	11,428,947.54	—	—	—	—	—
Class A-2	277,000,000.00	257,205,423.54	222,618,744.85	181,648,417.65	138,726,631.74	100,173,768.86
Class A-3a	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00
Class A-3b	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	1,196,134,261.07	1,164,910,737.07	1,130,324,058.38	1,089,353,731.18	1,046,431,945.27	1,007,879,082.39
2003-A Pool Factor	0.839389	0.817478	0.793207	0.764456	0.734335	0.707281
Monthly Residual Losses	(441,384.38)	(400,743.54)	(539,804.96)	(1,389,369.99)	(1,263,329.78)	(1,318,988.69)
2003-A Cumulative Residual Losses	(2,339,203.00)	(2,739,946.54)	(3,279,751.50)	(4,669,121.49)	(5,932,451.27)	(7,251,439.96)
2003-A Residual Losses
(as a % of Original Pool Balance)	0.164%	0.192%	0.230%	0.328%	0.416%	0.509%
Monthly Net Credit Losses	(394,410.00)	(805,262.71)	(511,525.78)	(702,755.06)	(655,925.90)	(233,286.60)
2003-A Cumulative Net Credit Losses	(2,914,560.63)	(3,719,823.34)	(4,231,349.12)	(4,934,104.18)	(5,590,030.08)	(5,823,316.68)
2003-A Net Credit Losses
(as a % of Original Pool Balance)	0.205%	0.261%	0.297%	0.346%	0.392%	0.409%
Delinquencies ($)
31-60	12,207,737.64	11,940,842.37	12,200,338.73	10,884,753.09	11,374,514.43	12,516,719.24
61-90	2,434,614.57	2,473,015.57	2,824,717.20	3,330,716.64	2,750,958.32	2,604,591.25
91-120+	760,484.52	695,949.08	871,008.22	1,004,978.84	843,939.97	854,745.62

Total	15,402,836.73	15,109,807.02	15,896,064.15	15,220,448.57	14,969,412.72	15,976,056.11

	May-04	Jun-04	Jul-04	Aug-04	Sep-04	Oct-04

Delinquencies (%)
31-60	1.02%	1.03%	1.08%	1.00%	1.09%	1.24%
61-90	0.20%	0.21%	0.25%	0.31%	0.26%	0.26%
91-120+	0.06%	0.06%	0.08%	0.09%	0.08%	0.08%

Total	1.29%	1.30%	1.41%	1.40%	1.43%	1.59%
2003-A 60+	0.27%	0.27%	0.33%	0.40%	0.34%	0.34%
Delinquencies (units)
31-60	610	591	628	570	599	670
61-90	113	122	137	170	141	135
91-120+	33	30	42	52	44	44

Total	756	743	807	792	784	849
Residual Advances
Beginning Balance of Residual Advance	3,680,779.94	3,997,840.45	5,094,434.71	11,760,648.60	12,729,085.81	12,650,715.39
Reimbursement of Outstanding Advance	2,481,265.97	2,765,788.88	3,481,731.33	8,732,467.80	9,021,380.12	8,209,924.00
Additional Advance for Current Period	2,798,326.48	3,862,383.14	10,147,945.22	9,700,905.01	8,943,009.70	11,547,750.90

Ending Residual Advances	3,997,840.45	5,094,434.71	11,760,648.60	12,729,085.81	12,650,715.39	15,988,542.29
Payment Advances
Beginning Balance of Payment Advance	2,377,969.15	2,949,165.65	2,612,621.43	2,601,655.91	2,478,473.44	2,541,336.66
Reimbursement of Outstanding Payment Advance	848,264.92	1,336,206.36	1,107,503.86	1,144,592.41	1,030,279.63	1,002,080.60
Additional Payment Advance for Current Period	1,419,461.42	999,662.14	1,096,538.34	1,021,409.94	1,093,142.85	1,138,389.32

Ending Balance of Payment Advance	2,949,165.65	2,612,621.43	2,601,655.91	2,478,473.44	2,541,336.66	2,677,645.38
Total Collections	38,534,025.72	44,088,682.18	50,441,916.37	57,227,446.40	53,021,299.32	54,528,461.33
2003-A
Total Advances as a % of Total Collections	10.946%	11.028%	22.292%	18.736%	18.929%	23.265%

	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05

Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	130,550,100.00	81,050,200.00	38,087,500.00	2,326,800.00
Class A-3a	379,950,000.00	379,950,000.00	379,950,000.00	379,950,000.00	363,460,170.00	343,854,750.00
Class A-3b	342,450,000.00	342,450,000.00	342,450,000.00	342,450,000.00	327,587,670.00	309,917,250.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	1,038,255,413.53	988,755,513.53	945,792,813.53	910,032,113.53	876,353,153.53	839,077,313.53
2003-A Prepayment Assumption	0.728598	0.693861	0.663712	0.638617	0.614982	0.588824
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	59,252,979.46	15,390,356.76	—	—	—	—
Class A-3a	379,950,000.00	379,950,000.00	352,409,885.20	345,615,342.16	329,004,086.88	309,817,049.77
Class A-3b	342,450,000.00	342,450,000.00	342,450,000.00	311,504,076.64	296,532,305.70	279,238,975.36
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	966,958,292.99	923,095,670.29	880,165,198.73	842,424,732.33	810,841,706.11	774,361,338.66
2003-A Pool Factor	0.678565	0.647784	0.617657	0.591173	0.569010	0.543409
Monthly Residual Losses	(1,531,443.98)	(1,797,720.32)	(2,384,474.85)	(1,146,630.61)	(284,312.48)	(409,045.80)
2003-A Cumulative Residual Losses	(8,782,883.94)	(10,580,604.26)	(12,965,079.11)	(14,111,709.72)	(14,396,022.20)	(14,805,068.00)
2003-A Residual Losses
(as a % of Original Pool Balance)	0.616%	0.742%	0.910%	0.990%	1.010%	1.039%
Monthly Net Credit Losses	(448,744.76)	(444,300.57)	(343,558.98)	(553,918.43)	(50,769.99)	(52,097.72)
2003-A Cumulative Net Credit Losses	(6,272,061.44)	(6,716,362.01)	(7,059,920.99)	(7,613,839.42)	(7,664,609.41)	(7,716,707.13)
2003-A Net Credit Losses
(as a % of Original Pool Balance)	0.440%	0.471%	0.495%	0.534%	0.538%	0.542%
Delinquencies ($)
31-60	12,732,338.67	12,885,275.59	10,342,026.92	9,896,082.50	8,392,796.75	8,338,353.51
61-90	2,883,605.72	2,868,663.78	3,267,272.67	2,509,559.64	1,737,844.33	1,736,174.49
91-120+	745,940.76	887,501.47	914,947.63	807,275.71	514,699.55	519,224.33

Total	16,361,885.15	16,641,440.84	14,524,247.22	13,212,917.85	10,645,340.63	10,593,752.33

	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05

Delinquencies (%)
31-60	1.32%	1.40%	1.18%	1.17%	1.04%	1.08%
61-90	0.30%	0.31%	0.37%	0.30%	0.21%	0.22%
91-120+	0.08%	0.10%	0.10%	0.10%	0.06%	0.07%

Total	1.69%	1.80%	1.65%	1.57%	1.31%	1.37%
2003-A 60+	0.38%	0.41%	0.48%	0.39%	0.28%	0.29%
Delinquencies (units)
31-60	680	713	578	567	487	482
61-90	153	153	173	142	99	101
91-120+	38	45	52	41	29	28

Total	871	911	803	750	615	611
Residual Advances
Beginning Balance of Residual Advance	15,988,542.29	20,598,455.20	24,100,282.01	17,654,801.57	13,251,232.62	11,576,624.37
Reimbursement of Outstanding Advance	9,531,710.30	11,689,486.58	16,250,872.84	10,168,703.71	7,837,450.13	7,119,415.73
Additional Advance for Current Period	14,141,623.21	15,191,313.39	9,805,392.40	5,765,134.76	6,162,841.88	6,854,659.09

Ending Residual Advances	20,598,455.20	24,100,282.01	17,654,801.57	13,251,232.62	11,576,624.37	11,311,867.73
Payment Advances
Beginning Balance of Payment Advance	2,677,645.38	2,715,220.00	2,591,615.12	2,240,325.86	2,647,826.06	1,923,915.30
Reimbursement of Outstanding Payment Advance	1,099,779.38	1,198,325.30	1,212,572.29	888,443.95	1,398,638.56	810,294.96
Additional Payment Advance for Current Period	1,137,354.00	1,074,720.42	861,283.03	1,295,944.15	674,727.80	993,539.54

Ending Balance of Payment Advance	2,715,220.00	2,591,615.12	2,240,325.86	2,647,826.06	1,923,915.30	2,107,159.88
Total Collections	59,439,133.69	59,973,019.06	58,806,666.20	44,485,871.18	49,124,920.85	44,677,969.74
2003-A
Total Advances as a % of Total Collections	25.705%	27.122%	18.139%	15.873%	13.919%	17.566%

	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05

Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3a	323,869,380.00	305,137,845.00	290,433,780.00	276,109,665.00	261,937,530.00	245,371,710.00
Class A-3b	291,904,380.00	275,021,595.00	261,768,780.00	248,858,415.00	236,085,030.00	221,154,210.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	801,079,073.53	765,464,753.53	737,507,873.53	710,273,393.53	683,327,873.53	651,831,233.53
2003-A Prepayment Assumption	0.562159	0.537166	0.517547	0.498436	0.479527	0.457424
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3a	291,469,226.97	274,375,329.42	258,779,228.20	239,815,781.69	221,123,466.96	204,621,719.52
Class A-3b	262,702,031.24	247,295,253.47	233,238,443.72	216,146,636.23	199,299,200.57	184,426,129.35
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	739,476,571.74	706,975,896.42	677,322,985.45	641,267,731.45	605,727,981.06	574,353,162.40
2003-A Pool Factor	0.518929	0.496122	0.475313	0.450011	0.425071	0.403053
Monthly Residual Losses	(637,537.86)	(350,955.51)	(397,827.09)	(572,453.51)	(650,467.78)	(656,801.88)
2003-A Cumulative Residual Losses	(15,442,605.86)	(15,793,561.37)	(16,191,388.46)	(16,763,841.97)	(17,414,309.75)	(18,071,111.63)
2003-A Residual Losses
(as a % of Original Pool Balance)	1.084%	1.108%	1.136%	1.176%	1.222%	1.268%
Monthly Net Credit Losses	(90,921.09)	(84,113.69)	(10,184.93)	(137,890.98)	108,162.11	(319,964.96)
2003-A Cumulative Net Credit Losses	(7,807,628.22)	(7,891,741.91)	(7,901,926.84)	(8,039,817.82)	(7,931,655.71)	(8,251,620.67)
2003-A Net Credit Losses
(as a % of Original Pool Balance)	0.548%	0.554%	0.555%	0.564%	0.557%	0.579%
Delinquencies ($)
31-60	8,598,699.03	7,712,443.55	8,930,835.19	7,443,983.23	8,731,034.01	9,036,724.98
61-90	1,480,614.72	1,843,318.01	1,814,438.77	2,030,279.09	1,898,950.20	1,931,676.19
91-120+	417,707.90	533,417.18	701,191.47	666,507.25	688,928.79	632,623.37

Total	10,497,021.65	10,089,178.74	11,446,465.43	10,140,769.57	11,318,913.00	11,601,024.54

	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05

Delinquencies (%)
31-60	1.16%	1.09%	1.32%	1.16%	1.44%	1.57%
61-90	0.20%	0.26%	0.27%	0.32%	0.31%	0.34%
91-120+	0.06%	0.08%	0.10%	0.10%	0.11%	0.11%

Total	1.42%	1.43%	1.69%	1.58%	1.87%	2.02%
2003-A 60+	0.26%	0.34%	0.37%	0.42%	0.43%	0.45%
Delinquencies (units)
31-60	514	476	555	473	561	598
61-90	86	107	109	127	120	127
91-120+	25	31	41	43	45	42

Total	625	614	705	643	726	767
Residual Advances
Beginning Balance of Residual Advance	11,311,867.73	9,175,889.60	7,071,599.30	12,391,457.31	11,632,662.60	12,946,266.85
Reimbursement of Outstanding Advance	7,981,232.71	6,441,529.95	4,630,776.99	8,710,297.99	5,782,144.79	5,345,201.13
Additional Advance for Current Period	5,845,254.58	4,337,239.65	9,950,635.00	7,951,503.28	7,095,749.04	8,519,029.47

Ending Residual Advances	9,175,889.60	7,071,599.30	12,391,457.31	11,632,662.60	12,946,266.85	16,120,095.19
Payment Advances
Beginning Balance of Payment Advance	2,107,159.88	2,044,748.78	1,905,546.53	2,081,419.13	1,778,437.71	1,876,309.55
Reimbursement of Outstanding Payment Advance	927,796.52	910,959.04	739,051.89	966,457.83	709,880.56	813,685.33
Additional Payment Advance for Current Period	865,385.42	771,756.79	914,924.49	663,476.41	807,752.40	778,311.13

Ending Balance of Payment Advance	2,044,748.78	1,905,546.53	2,081,419.13	1,778,437.71	1,876,309.55	1,840,935.35
Total Collections	43,745,074.94	40,566,854.13	44,291,907.68	49,621,661.93	43,050,283.08	42,896,048.36
2003-A
Total Advances as a % of Total Collections	15.340%	12.594%	24.532%	17.361%	18.359%	21.674%

	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06

Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3a	226,526,190.00	210,644,280.00	191,076,855.00	171,661,410.00	152,625,915.00	133,210,470.00
Class A-3b	204,168,690.00	189,854,280.00	172,218,105.00	154,718,910.00	137,562,165.00	120,062,970.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	616,000,193.53	585,803,873.53	548,600,273.53	511,685,633.53	475,493,393.53	438,578,753.53
2003-A Prepayment Assumption	0.432279	0.411089	0.384981	0.359076	0.333678	0.307773
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3a	187,420,581.02	169,911,980.03	151,114,446.50	128,473,223.71	108,581,352.67	84,316,402.90
Class A-3b	168,922,695.01	153,142,143.85	136,199,874.19	115,793,276.63	97,864,677.51	75,994,610.27
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53
	541,648,589.56	508,359,437.41	472,619,634.22	429,571,813.87	391,751,343.71	345,616,326.70
2003-A Pool Factor	0.380103	0.356742	0.331662	0.301453	0.274912	0.242537
Monthly Residual Losses	(599,389.51)	(216,288.88)	(351.95)	(204,644.69)	6,804.01	83,349.42
2003-A Cumulative Residual Losses	(18,670,501.14)	(18,886,790.02)	(18,887,141.97)	(19,091,786.66)	(19,084,982.65)	(19,001,633.23)
2003-A Residual Losses
(as a % of Original Pool Balance)	1.310%	1.325%	1.325%	1.340%	1.339%	1.333%
Monthly Net Credit Losses	213,029.46	(309,151.25)	(266,379.62)	206,209.53	105,869.74	147,719.63
2003-A Cumulative Net Credit Losses	(8,038,591.21)	(8,347,742.46)	(8,614,122.08)	(8,407,912.55)	(8,302,042.81)	(8,154,323.18)
2003-A Net Credit Losses
(as a % of Original Pool Balance)	0.564%	0.586%	0.604%	0.590%	0.583%	0.572%
Delinquencies ($)
31-60	8,556,712.81	8,304,346.63	6,480,900.99	6,244,771.69	5,163,923.01	5,316,299.42
61-90	2,134,514.95	1,982,280.96	2,083,625.58	1,604,779.93	1,331,294.76	1,256,353.49
91-120+	614,226.82	767,893.28	494,833.05	638,109.17	377,905.20	390,685.32

Total	11,305,454.58	11,054,520.87	9,059,359.62	8,487,660.79	6,873,122.97	6,963,338.23

	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06

Delinquencies (%)
31-60	1.58%	1.63%	1.37%	1.45%	1.32%	1.54%
61-90	0.39%	0.39%	0.44%	0.37%	0.34%	0.36%
91-120+	0.11%	0.15%	0.10%	0.15%	0.10%	0.11%

Total	2.09%	2.17%	1.92%	1.98%	1.75%	2.01%
2003-A 60+	0.51%	0.54%	0.55%	0.52%	0.44%	0.48%
Delinquencies (units)
31-60	576	580	458	448	375	387
61-90	138	130	145	114	97	97
91-120+	42	48	32	45	26	27

Total	756	758	635	607	498	511
Residual Advances
Beginning Balance of Residual Advance	16,120,095.19	20,052,193.74	21,776,660.11	21,709,106.61	14,793,533.83	15,996,990.44
Reimbursement of Outstanding Advance	6,513,355.18	8,645,377.72	12,751,110.58	17,038,222.14	11,181,869.57	10,869,794.52
Additional Advance for Current Period	10,445,453.73	10,369,844.09	12,683,557.08	10,122,649.36	12,385,326.18	11,675,333.45

Ending Residual Advances	20,052,193.74	21,776,660.11	21,709,106.61	14,793,533.83	15,996,990.44	16,802,529.37
Payment Advances
Beginning Balance of Payment Advance	1,840,935.35	1,850,086.16	1,810,798.15	1,498,423.02	1,683,613.61	1,150,965.40
Reimbursement of Outstanding Payment Advance	768,810.61	784,050.53	891,113.39	613,127.72	962,406.19	491,075.54
Additional Payment Advance for Current Period	777,961.42	744,762.52	578,738.26	798,318.31	429,757.98	706,643.11

Ending Balance of Payment Advance	1,850,086.16	1,810,798.15	1,498,423.02	1,683,613.61	1,150,965.40	1,366,532.97
Total Collections	45,928,507.41	49,048,758.47	59,109,886.75	54,266,299.10	62,297,357.01	55,759,852.61
2003-A
Total Advances as a % of Total Collections	24.437%	22.660%	22.437%	20.125%	20.571%	22.206%

	May-06	Jun-06	Jul-06	Aug-06	Sep-06

Prepayment Assumption
Class A-1	—	—	—	—	—
Class A-2	—	—	—	—	—
Class A-3a	109,729,560.00	87,806,445.00	65,617,365.00	43,770,240.00	23,214,945.00
Class A-3b	98,899,560.00	79,140,195.00	59,141,115.00	39,450,240.00	20,923,695.00
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53	185,305,313.53

	393,934,433.53	352,251,953.53	310,063,793.53	268,525,793.53	229,443,953.53
2003-A Prepayment Assumption	0.276444	0.247193	0.217588	0.188438	0.161013
Actual prepayment
Class A-1	—	—	—	—	—
Class A-2	—	—	—	—	—
Class A-3a	62,780,792.14	40,423,537.50	17,120,791.73	—	—
Class A-3b	56,584,503.92	36,433,847.64	15,431,017.56	—	—
Overcollateralization	185,305,313.53	185,305,313.53	185,305,313.53	182,349,236.68	150,024,986.64

	304,670,609.59	262,162,698.67	217,857,122.82	182,349,236.68	150,024,986.64
2003-A Pool Factor	0.213803	0.183973	0.152882	0.127964	0.105280
Monthly Residual Losses	(142,715.51)	49,853.38	117,635.90	20,537.48	(116,839.85)
2003-A Cumulative Residual Losses	(19,144,348.74)	(19,094,495.36)	(18,976,859.46)	(18,956,321.98)	(19,073,161.83)
2003-A Residual Losses
(as a % of Original Pool Balance)	1.343%	1.340%	1.332%	1.330%	1.338%
Monthly Net Credit Losses	(223,961.58)	252,056.90	324,787.00	254,823.66	96,406.78
2003-A Cumulative Net Credit Losses	(8,378,284.76)	(8,126,227.86)	(7,801,440.86)	(7,546,617.20)	(7,450,210.42)
2003-A Net Credit Losses
(as a % of Original Pool Balance)	0.588%	0.570%	0.547%	0.530%	0.523%
Delinquencies ($)
31-60	4,516,625.12	4,013,577.11	3,473,203.34	3,060,454.53	2,720,912.67
61-90	938,650.13	1,002,857.91	953,861.98	864,214.11	700,324.07
91-120+	380,685.89	209,412.93	233,306.11	260,897.44	310,867.69

Total	5,835,961.14	5,225,847.95	4,660,371.43	4,185,566.08	3,732,104.43
Delinquencies (%)
31-60	1.48%	1.53%	1.59%	1.68%	1.81%
61-90	0.31%	0.38%	0.44%	0.47%	0.47%
91-120+	0.12%	0.08%	0.11%	0.14%	0.21%

Total	1.92%	1.99%	2.14%	2.30%	2.49%
2003-A 60+	0.43%	0.46%	0.54%	0.62%	0.67%

	May-06	Jun-06	Jul-06	Aug-06	Sep-06

Delinquencies (units)
31-60	335	311	270	245	220
61-90	73	77	75	66	56
91-120+	29	17	22	22	26

Total	437	405	367	333	302
Residual Advances
Beginning Balance of Residual Advance	16,802,529.37	17,989,257.84	22,168,933.74	20,479,795.47	17,784,999.44
Reimbursement of Outstanding Advance	11,317,005.01	11,516,038.97	13,702,320.98	14,324,320.16	17,784,999.44
Additional Advance for Current Period	12,503,733.48	15,695,734.87	12,013,182.71	11,629,524.13	—

Ending Residual Advances	17,989,257.84	22,168,953.74	20,479,795.47	17,784,999.44	—
Payment Advances
Beginning Balance of Payment Advance	1,366,532.97	1,093,268.61	1,001,628.57	879,563.64	745,972.01
Reimbursement of Outstanding Payment Advance	715,020.64	540,175.49	510,919.54	440,338.15	745,972.01
Additional Payment Advance for Current Period	441,756.28	448,535.45	388,854.61	306,746.52	—

Ending Balance of Payment Advance	1,093,268.61	1,001,628.57	879,563.64	745,972.01	—
Total Collections	57,951,529.29	59,957,058.49	53,295,509.53	50,560,310.92	30,442,500.89
2003-A
Total Advances as a % of Total Collections	22.338%	26.926%	23.270%	23.608%	0.000%

2004-A Static Pool Data

	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05

Prepayment Assumption
Class A-1	265,000,000.00	210,675,000.00	183,115,000.00	154,998,500.00	126,511,000.00	97,917,500.00	68,979,500.00
Class A-2	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00
Class A-3	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	1,680,098,819.60	1,625,773,819.60	1,598,213,819.60	1,570,097,319.60	1,541,609,819.60	1,513,016,319.60	1,484,078,319.60
2004-A Prepayment Assumption	1.000000	0.967666	0.951262	0.934527	0.917571	0.900552	0.883328
Actual prepayment
Class A-1	265,000,000.00	207,217,249.87	177,220,777.00	145,136,622.77	112,949,565.91	80,658,515.08	44,620,881.32
Class A-2	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00	260,000,000.00
Class A-3	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	1,680,098,819.60	1,622,316,069.47	1,592,319,596.60	1,560,235,442.37	1,528,048,385.51	1,495,757,334.68	1,459,719,700.92
2004-A Pool Factor	1.000000	0.965608	0.947754	0.928657	0.909499	0.890279	0.868830
Monthly Residual Losses	(104,725.56)	(126,799.82)	(125,294.53)	(232,897.17)	(270,451.76)	(344,086.95)	(153,567.88)
2004-A Cumulative Residual Losses	(104,725.56)	(231,525.38)	(356,819.91)	(589,717.08)	(860,168.84)	(1,204,255.79)	(1,357,823.67)
2004-A Residual Losses
(as a % of Original Pool Balance)	0.006%	0.014%	0.021%	0.035%	0.051%	0.072%	0.081%
Monthly Net Credit Losses	(1,565,466.42)	(818,879.66)	(748,620.42)	(827,349.22)	(993,587.48)	(1,138,280.24)	(244,029.08)
2004-A Cumulative Net Credit Losses	(1,565,466.42)	(2,384,346.08)	(3,132,966.50)	(3,960,315.72)	(4,953,903.20)	(6,092,183.44)	(6,336,212.52)
2004-A Net Credit Losses
(as a % of Original Pool Balance)	0.093%	0.142%	0.186%	0.236%	0.295%	0.363%	0.377%
Delinquencies ($)
31-60	12,375,473.15	15,421,163.08	16,826,582.88	15,166,746.42	15,611,264.17	13,278,109.22	13,892,452.20
61-90	2,027,996.47	2,591,597.70	2,993,798.17	4,055,641.07	3,828,950.34	2,664,389.19	2,927,370.90
91-120+	14,085.88	550,667.26	1,122,066.41	1,306,883.49	1,254,910.42	666,960.56	544,217.09

Total	14,417,555.50	18,563,428.04	20,942,447.46	20,529,270.98	20,695,124.93	16,609,458.97	17,364,040.19

	Oct-04	Nov-04	Dec-04	Jan-05	Feb-05	Mar-05	Apr-05

Delinquencies (%)
31-60	0.74%	0.95%	1.06%	0.97%	1.02%	0.89%	0.95%
61-90	0.12%	0.16%	0.19%	0.26%	0.25%	0.18%	0.20%
91-120+	0.00%	0.03%	0.07%	0.08%	0.08%	0.04%	0.04%

Total	0.86%	1.14%	1.32%	1.32%	1.35%	1.11%	1.19%
2004-A 60+	0.12%	0.19%	0.26%	0.34%	0.33%	0.22%	0.24%
Delinquencies (units)
31-60	511	635	706	637	667	584	609
61-90	76	100	117	164	155	109	124
91-120+	1	20	37	50	48	28	22

Total	588	755	860	851	870	721	755
Residual Advances
Beginning Balance of Residual Advance	—	597,331.62	1,000,644.98	1,743,358.48	2,028,039.49	2,465,579.08	2,030,955.27
Reimbursement of Outstanding Advance	—	409,186.50	539,173.02	1,164,027.79	1,089,760.35	1,610,181.24	1,139,664.21
Additional Advance for Current Period	597,331.62	812,499.86	1,281,886.52	1,448,708.80	1,527,299.94	1,175,557.43	2,058,690.05

Ending Residual Advances	597,331.62	1,000,644.98	1,743,358.48	2,028,039.49	2,465,579.08	2,030,955.27	2,949,981.11
Payment Advances
Beginning Balance of Payment Advance	—	3,089,568.61	3,260,479.91	3,321,179.70	3,012,394.42	3,785,992.42	2,769,781.69
Reimbursement of Outstanding Payment Advance	—	1,235,242.53	1,352,766.10	1,506,487.21	1,119,344.33	1,992,568.47	1,078,839.13
Additional Payment Advance for Current Period	3,089,568.61	1,406,153.83	1,413,465.89	1,197,701.93	1,892,942.33	976,357.74	1,428,190.35

Ending Balance of Payment Advance	3,089,568.61	3,260,479.91	3,321,179.70	3,012,394.42	3,785,992.42	2,769,781.69	3,119,132.91
Total Collections	70,747,427.84	37,197,271.46	39,736,704.27	40,615,042.92	38,516,919.98	45,028,984.09	41,274,612.83
2004-A
Total Advances as a % of Total Collections	5.211%	5.965%	6.783%	6.516%	8.880%	4.779%	8.448%

	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05

Prepayment Assumption
Class A-1	39,776,500.00	10,494,000.00	—	—	—	—
Class A-2	260,000,000.00	260,000,000.00	241,098,000.00	211,224,000.00	180,648,000.00	149,682,000.00
Class A-3	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	1,454,875,319.60	1,425,592,819.60	1,396,196,819.60	1,366,322,819.60	1,335,746,819.60	1,304,780,819.60
2004-A Prepayment Assumption	0.865946	0.848517	0.831021	0.813240	0.795041	0.776610

Actual prepayment
Class A-1	10,100,740.83	—	—	—	—	—
Class A-2	260,000,000.00	236,404,728.18	200,966,463.68	166,323,286.27	128,733,211.25	94,247,379.01
Class A-3	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	1,425,199,560.43	1,391,503,547.78	1,356,065,283.28	1,321,422,105.87	1,283,832,030.85	1,249,346,198.61
2004-A Pool Factor	0.848283	0.828227	0.807134	0.786515	0.764141	0.743615
Monthly Residual Losses	(295,578.22)	(264,207.96)	(342,249.57)	(293,699.07)	(398,949.43)	(445,097.69)
2004-A Cumulative Residual Losses	(1,653,401.89)	(1,917,609.85)	(2,259,859.42)	(2,553,558.49)	(2,952,507.92)	(3,397,605.61)
2004-A Residual Losses
(as a % of Original Pool Balance)	0.098%	0.114%	0.135%	0.152%	0.176%	0.202%
Monthly Net Credit Losses	(281,245.13)	(628,832.59)	(321,132.95)	(1,098,373.74)	(597,124.54)	(567,268.85)
2004-A Cumulative Net Credit Losses	(6,617,457.65)	(7,246,290.24)	(7,567,423.19)	(8,665,796.93)	(9,262,921.47)	(9,830,190.32)
2004-A Net Credit Losses
(as a % of Original Pool Balance)	0.394%	0.431%	0.450%	0.516%	0.551%	0.585%

Delinquencies ($)
31-60	13,937,801.29	14,689,816.76	16,861,699.40	13,469,315.66	17,239,171.53	17,789,501.67
61-90	2,736,708.07	3,674,726.85	3,637,943.64	4,667,206.82	3,393,856.69	4,035,197.81
91-120+	959,864.15	736,923.88	1,640,976.74	1,471,036.53	1,800,593.49	1,514,768.47

Total	17,634,373.51	19,101,467.49	22,140,619.78	19,607,559.01	22,433,621.71	23,339,467.95

	May-05	Jun-05	Jul-05	Aug-05	Sep-05	Oct-05

Delinquencies (%)
31-60	0.98%	1.06%	1.24%	1.02%	1.34%	1.42%
61-90	0.19%	0.26%	0.27%	0.35%	0.26%	0.32%
91-120+	0.07%	0.05%	0.12%	0.11%	0.14%	0.12%

Total	1.24%	1.37%	1.63%	1.48%	1.75%	1.87%
2004-A 60+	0.26%	0.32%	0.39%	0.46%	0.40%	0.44%
Delinquencies (units)
31-60	619	656	774	641	822	866
61-90	115	156	161	212	158	195
91-120+	40	31	71	63	79	72

Total	774	843	1006	916	1059	1133
Residual Advances
Beginning Balance of Residual Advance	2,949,981.11	2,815,194.74	2,822,976.90	3,247,361.67	4,363,867.63	4,206,384.21
Reimbursement of Outstanding Advance	1,852,824.87	1,807,888.84	1,872,397.38	1,717,418.06	2,448,205.27	2,211,761.18
Additional Advance for Current Period	1,718,038.50	1,815,671.00	2,296,782.15	2,833,924.02	2,290,721.85	2,824,396.85

Ending Residual Advances	2,815,194.74	2,822,976.90	3,247,361.67	4,363,867.63	4,206,384.21	4,819,019.88

Payment Advances
Beginning Balance of Payment Advance	3,119,132.91	3,142,042.64	2,968,217.40	3,400,873.54	2,961,513.43	3,180,054.52
Reimbursement of Outstanding Payment Advance	1,318,583.77	1,390,820.48	1,090,329.95	1,517,834.42	1,166,185.24	1,309,039.86
Additional Payment Advance for Current Period	1,341,493.50	1,216,995.24	1,522,986.09	1,078,474.31	1,384,726.33	1,325,244.70

Ending Balance of Payment Advance	3,142,042.64	2,968,217.40	3,400,873.54	2,961,513.43	3,180,054.52	3,196,259.36
Total Collections	42,189,957.72	44,540,553.41	41,736,669.14	45,643,093.61	42,673,754.86	43,274,226.20
2004-A
Total Advances as a % of Total Collections	7.252%	6.809%	9.152%	8.572%	8.613%	9.589%

	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06

Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	118,716,000.00	87,750,000.00	52,650,000.00	16,250,000.00	—	—
Class A-3	357,000,000.00	357,000,000.00	357,000,000.00	357,000,000.00	337,579,200.00	302,985,900.00
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	1,273,814,819.60	1,242,848,819.60	1,207,748,819.60	1,171,348,819.60	1,135,678,019.60	1,101,084,719.60
2004-A Prepayment Assumption	0.758179	0.739747	0.718856	0.697190	0.675959	0.655369
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	59,237,613.39	24,338,027.89	—	—	—	—
Class A-3	357,000,000.00	357,000,000.00	343,399,707.17	302,971,219.44	264,333,430.62	219,181,835.12
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	1,214,336,432.99	1,179,436,847.49	1,141,498,526.77	1,101,070,039.04	1,062,432,250.22	1,017,280,654.72
2004-A Pool Factor	0.722777	0.702004	0.679423	0.655360	0.632363	0.605489
Monthly Residual Losses	(405,398.76)	(270,974.00)	(317,225.07)	(387,323.13)	(475,925.14)	(404,228.76)
2004-A Cumulative Residual Losses	(3,803,004.37)	(4,073,978.37)	(4,391,203.44)	(4,778,526.57)	(5,254,451.71)	(5,658,680.47)
2004-A Residual Losses
(as a % of Original Pool Balance)	0.226%	0.242%	0.261%	0.284%	0.313%	0.337%
Monthly Net Credit Losses	(1,255,563.12)	(651,631.37)	(903,950.28)	224,429.93	(35,450.49)	203,163.79
2004-A Cumulative Net Credit Losses	(11,085,753.44)	(11,737,384.81)	(12,641,335.09)	(12,416,905.16)	(12,452,355.65)	(12,249,191.86)
2004-A Net Credit Losses
(as a % of Original Pool Balance)	0.660%	0.699%	0.752%	0.739%	0.741%	0.729%

Delinquencies ($)
31-60	17,890,992.40	17,322,040.01	14,249,041.86	15,501,400.20	12,424,506.40	12,100,728.45
61-90	4,859,123.87	4,334,638.74	5,258,588.55	3,493,877.82	2,678,992.54	3,580,148.99
91-120+	1,406,826.58	1,616,639.31	1,304,902.64	1,520,576.07	643,800.20	701,705.76

Total	24,156,942.85	23,273,318.06	20,812,533.05	20,515,854.09	15,747,299.14	16,382,583.20

	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06

Delinquencies (%)
31-60	1.47%	1.47%	1.25%	1.41%	1.17%	1.19%
61-90	0.40%	0.37%	0.46%	0.32%	0.25%	0.35%
91-120+	0.12%	0.14%	0.11%	0.14%	0.06%	0.07%

Total	1.99%	1.97%	1.82%	1.86%	1.48%	1.61%
2004-A 60+	0.52%	0.50%	0.57%	0.46%	0.31%	0.42%
Delinquencies (units)
31-60	878	876	718	794	652	638
61-90	240	215	272	175	137	187
91-120+	69	81	64	73	32	37

Total	1187	1172	1054	1042	821	862
Residual Advances
Beginning Balance of Residual Advance	4,819,019.88	5,941,273.42	7,248,191.39	8,546,019.67	7,136,613.38	7,834,558.87
Reimbursement of Outstanding Advance	2,511,711.21	3,052,025.43	4,729,618.91	6,206,708.77	5,123,820.93	5,092,098.72
Additional Advance for Current Period	3,633,964.75	4,358,943.40	6,027,447.19	4,797,302.48	5,821,766.42	5,971,629.78

Ending Residual Advances	5,941,273.42	7,248,191.39	8,546,019.67	7,136,613.38	7,834,558.87	8,714,089.93
Payment Advances
Beginning Balance of Payment Advance	3,196,259.36	3,319,482.89	3,302,091.85	2,869,803.58	3,284,706.47	2,317,583.41
Reimbursement of Outstanding Payment Advance	1,265,511.98	1,347,258.22	1,514,890.42	1,095,458.13	1,743,824.08	843,832.43
Additional Payment Advance for Current Period	1,388,735.51	1,329,867.18	1,082,602.15	1,510,361.02	776,701.02	1,413,920.42

Ending Balance of Payment Advance	3,319,482.89	3,302,091.85	2,869,803.58	3,284,706.47	2,317,583.41	2,887,671.40
Total Collections	42,603,080.17	46,973,968.40	51,573,821.74	50,582,177.19	58,097,279.74	50,731,465.36
2004-A
Total Advances as a % of Total Collections	11.790%	12.111%	13.786%	12.470%	11.358%	14.558%

	May-06	Jun-06	Jul-06	Aug-06	Sep-06

Prepayment Assumption
Class A-1	—	—	—	—	—
Class A-2	—	—	—	—	—
Class A-3	267,107,400.00	231,157,500.00	182,391,300.00	135,017,400.00	87,536,400.00
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	1,065,206,219.60	1,029,256,319.60	980,490,119.60	933,116,219.60	885,635,219.60
2004-A Prepayment Assumption	0.634014	0.612617	0.583591	0.555394	0.527133
Actual prepayment
Class A-1	—	—	—	—	—
Class A-2	—	—	—	—	—
Class A-3	178,412,868.94	133,069,284.38	80,291,933.86	29,735,255.99	—
Class A-4a	488,000,000.00	488,000,000.00	488,000,000.00	488,000,000.00	469,287,546.52
Class A-4b	100,000,000.00	100,000,000.00	100,000,000.00	100,000,000.00	96,165,480.85
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	976,511,688.54	931,168,103.98	878,390,753.46	827,834,075.59	775,551,846.97
2004-A Pool Factor	0.581223	0.554234	0.522821	0.492729	0.461611
Monthly Residual Losses	(516,815.64)	(585,682.62)	(559,596.40)	(869,475.42)	(853,273.82)
2004-A Cumulative Residual Losses	(6,175,496.11)	(6,761,178.73)	(7,320,775.13)	(8,190,250.55)	(9,043,524.37)
2004-A Residual Losses
(as a % of Original Pool Balance)	0.368%	0.402%	0.436%	0.487%	0.538%
Monthly Net Credit Losses	(213,406.13)	110,027.72	(275,219.45)	(173,887.06)	(184,212.83)
2004-A Cumulative Net Credit Losses	(12,462,597.99)	(12,352,570.27)	(12,627,789.72)	(12,801,676.78)	(12,985,889.61)
2004-A Net Credit Losses
(as a % of Original Pool Balance)	0.742%	0.735%	0.752%	0.762%	0.773%

Delinquencies ($)
31-60	12,134,535.17	11,472,703.51	11,659,890.19	9,550,231.37	10,837,477.57
61-90	2,107,780.63	2,659,964.73	2,045,122.10	3,138,564.53	2,162,634.10
91-120+	838,928.69	682,902.62	952,025.83	836,655.73	983,816.64

Total	15,081,244.49	14,815,570.86	14,657,038.12	13,525,451.63	13,983,928.31

	May-06	Jun-06	Jul-06	Aug-06	Sep-06

Delinquencies (%)
31-60	1.24%	1.23%	1.33%	1.15%	1.40%
61-90	0.22%	0.29%	0.23%	0.38%	0.28%
91-120+	0.09%	0.07%	0.11%	0.10%	0.13%

Total	1.54%	1.59%	1.67%	1.63%	1.80%
2004-A 60+	0.30%	0.36%	0.34%	0.48%	0.41%
Delinquencies (units)
31-60	654	624	642	535	615
61-90	112	146	112	173	119
91-120+	47	36	50	46	56

Total	813	806	804	754	790
Residual Advances
Beginning Balance of Residual Advance	8,714,089.93	11,573,425.44	18,270,524.47	19,973,700.56	20,079,188.29
Reimbursement of Outstanding Advance	5,288,955.15	7,232,820.29	10,848,032.59	13,702,681.13	13,262,841.81
Additional Advance for Current Period	8,148,290.66	13,929,919.32	12,551,208.68	13,808,168.86	13,601,197.31

Ending Residual Advances	11,573,425.44	18,270,524.47	19,973,700.56	20,079,188.29	20,417,543.79
Payment Advances
Beginning Balance of Payment Advance	2,887,671.40	2,429,280.80	2,431,111.96	2,392,626.75	2,205,566.70
Reimbursement of Outstanding Payment Advance	1,348,870.38	1,024,073.78	1,051,118.46	1,103,527.06	876,507.27
Additional Payment Advance for Current Period	890,479.78	1,025,904.94	1,012,633.25	916,467.01	1,094,608.39

Ending Balance of Payment Advance	2,429,280.80	2,431,111.96	2,392,626.75	2,205,566.70	2,423,667.82
Total Collections	57,544,111.12	66,977,140.18	68,317,938.34	73,803,219.07	66,341,513.32
2004-A
Total Advances as a % of Total Collections	15.708%	22.330%	19.854%	19.951%	22.152%

	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07

Prepayment Assumption
Class A-1	—	—	—	—	—
Class A-2	—	—	—	—	—
Class A-3	35,378,700.00	—	—	—	—
Class A-4a	488,000,000.00	472,774,400.00	421,924,800.00	375,076,800.00	331,010,400.00
Class A-4b	100,000,000.00	96,880,000.00	86,460,000.00	76,860,000.00	67,830,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	833,477,519.60	779,753,219.60	718,483,619.60	662,035,619.60	608,939,219.60
2004-A Prepayment Assumption	0.496088	0.464112	0.427644	0.394046	0.362443
Actual prepayment
Class A-1	—	—	—	—	—
Class A-2	—	—	—	—	—
Class A-3	—	—	—	—	—
Class A-4a	429,926,356.51	387,876,584.22	345,312,114.45	300,354,914.15	256,237,738.35
Class A-4b	88,099,663.22	79,482,906.60	70,760,679.19	61,548,138.14	52,507,733.27
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	728,124,839.33	677,458,310.42	626,171,613.24	572,001,871.89	518,844,291.22
2004-A Pool Factor	0.433382	0.403225	0.372699	0.340457	0.308818
Monthly Residual Losses	(815,597.09)	(855,712.96)	(855,180.26)	(1,178,602.57)	(968,087.29)
2004-A Cumulative Residual Losses	(9,859,121.46)	(10,714,834.42)	(11,570,014.68)	(12,748,617.25)	(13,716,704.54)
2004-A Residual Losses
(as a % of Original Pool Balance)	0.587%	0.638%	0.689%	0.759%	0.816%
Monthly Net Credit Losses	(249,679.98)	(361,215.89)	(279,106.51)	(232,017.14)	293,425.40
2004-A Cumulative Net Credit Losses	(13,235,569.59)	(13,596,785.48)	(13,875,891.99)	(14,107,909.13)	(13,814,483.73)
2004-A Net Credit Losses
(as a % of Original Pool Balance)	0.788%	0.809%	0.826%	0.840%	0.822%
Delinquencies ($)
31-60	10,282,171.13	10,513,708.72	10,543,427.96	8,298,839.88	8,277,828.67
61-90	2,581,581.87	2,817,444.66	2,698,808.48	2,747,505.14	1,938,415.98
91-120+	926,396.90	742,071.33	1,053,860.63	714,736.69	775,839.61

Total	13,790,149.90	14,073,224.71	14,296,097.07	11,761,081.71	10,992,084.26

	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07

Delinquencies (%)
31-60	1.41%	1.55%	1.68%	1.45%	1.60%
61-90	0.35%	0.42%	0.43%	0.48%	0.37%
91-120+	0.13%	0.11%	0.17%	0.12%	0.15%

Total	1.89%	2.08%	2.28%	2.06%	2.12%
2004-A 60+	0.48%	0.53%	0.60%	0.61%	0.52%
Delinquencies (units)
31-60	590	609	625	504	488
61-90	142	162	157	162	121
91-120+	50	41	59	42	44

Total	782	812	841	708	653
Residual Advances
Beginning Balance of Residual Advance	20,417,543.79	23,660,639.66	28,115,975.90	35,471,352.67	30,648,796.98
Reimbursement of Outstanding Advance	12,471,455.23	14,681,382.34	17,418,558.46	25,017,569.10	19,491,261.85
Additional Advance for Current Period	15,714,551.10	19,136,718.58	24,773,935.23	20,195,013.41	18,348,157.17

Ending Residual Advances	23,660,639.66	28,115,975.90	35,471,352.67	30,648,796.98	29,505,692.30
Payment Advances
Beginning Balance of Payment Advance	2,423,667.82	2,098,216.09	2,225,742.60	2,274,648.01	1,807,780.67
Reimbursement of Outstanding Payment Advance	1,122,822.12	846,697.55	938,160.24	1,124,899.34	733,156.73
Additional Payment Advance for Current Period	797,370.39	974,224.06	987,065.65	658,032.00	897,854.49

Ending Balance of Payment Advance	2,098,216.09	2,225,742.60	2,274,648.01	1,807,780.67	1,972,478.43
Total Collections	69,226,309.87	73,663,595.79	76,597,638.26	83,436,384.68	69,409,009.36
2004-A
Total Advances as a % of Total Collections	23.852%	27.301%	33.632%	24.993%	27.728%

	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07

Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3	—	—	—	—	—	—
Class A-4a	290,018,400.00	253,369,600.00	215,647,200.00	176,558,400.00	138,396,800.00	101,601,600.00
Class A-4b	59,430,000.00	51,920,000.00	44,190,000.00	36,180,000.00	28,360,000.00	20,820,000.00
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	559,547,219.60	515,388,419.60	469,936,019.60	422,837,219.60	376,855,619.60	332,520,419.60
2004-A Prepayment Assumption	0.333044	0.306761	0.279707	0.251674	0.224306	0.197917
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—
Class A-3	—	—	—	—	—	—
Class A-4a	218,124,458.70	172,423,713.25	132,092,619.11	93,651,933.08	58,068,173.37	23,679,070.76
Class A-4b	44,697,634.98	35,332,728.12	27,068,159.65	19,190,969.89	11,899,215.85	4,852,268.60
Overcollateralization	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60	210,098,819.60

	472,920,913.28	417,855,260.97	369,259,598.36	322,941,722.57	280,066,208.82	238,630,158.96
2004-A Pool Factor	0.281484	0.248709	0.219784	0.192216	0.166696	0.142033
Monthly Residual Losses	(536,589.06)	(821,011.85)	(1,108,561.19)	(543,252.75)	(461,612.48)	(782,948.80)
2004-A Cumulative Residual Losses	(14,253,293.60)	(15,074,305.45)	(16,182,866.64)	(16,726,119.39)	(17,187,731.87)	(17,970,680.67)
2004-A Residual Losses
(as a % of Original Pool Balance)	0.848%	0.897%	0.963%	0.996%	1.023%	1.070%
Monthly Net Credit Losses	(97,639.78)	161,133.45	(2,901.10)	62,969.52	(60,036.45)	234,208.81
2004-A Cumulative Net Credit Losses	(13,912,123.51)	(13,750,990.06)	(13,753,891.16)	(13,690,921.64)	(13,750,958.09)	(13,516,749.28)
2004-A Net Credit Losses
(as a % of Original Pool Balance)	0.828%	0.818%	0.819%	0.815%	0.818%	0.805%
Delinquencies ($)
31-60	6,679,555.32	6,283,163.10	6,086,391.24	5,624,426.08	5,862,573.54	4,503,983.03
61-90	1,667,795.27	1,458,291.69	1,725,341.81	1,460,441.95	1,330,108.71	1,679,740.37
91-120+	500,136.98	454,565.55	625,773.64	617,327.93	433,795.36	596,371.84

Total	8,847,487.57	8,196,020.34	8,437,506.69	7,702,195.96	7,626,477.61	6,780,095.24

	Mar-07	Apr-07	May-07	Jun-07	Jul-07	Aug-07

Delinquencies (%)
31-60	1.41%	1.50%	1.65%	1.74%	2.09%	1.89%
61-90	0.35%	0.35%	0.47%	0.45%	0.47%	0.70%
91-120+	0.11%	0.11%	0.17%	0.19%	0.15%	0.25%

Total	1.87%	1.96%	2.28%	2.39%	2.72%	2.84%
2004-A 60+	0.46%	0.46%	0.64%	0.64%	0.63%	0.95%
Delinquencies (units)
31-60	400	398	390	366	384	299
61-90	103	89	108	94	86	113
91-120+	31	28	38	39	27	38

Total	534	515	536	499	497	450
Residual Advances
Beginning Balance of Residual Advance	29,505,692.30	31,829,724.90	32,228,377.44	28,680,539.01	25,403,278.23	26,026,311.64
Reimbursement of Outstanding Advance	21,596,189.48	20,761,869.96	22,652,091.00	20,111,878.58	16,066,008.79	26,026,311.64
Additional Advance for Current Period	23,920,222.08	21,160,522.50	19,104,252.57	16,834,617.80	16,689,042.20	0.00

Ending Residual Advances	31,829,724.90	32,228,377.44	28,680,539.01	25,403,278.23	26,026,311.64	0.00
Payment Advances
Beginning Balance of Payment Advance	1,972,478.43	1,485,978.15	1,449,305.49	1,360,756.74	1,369,165.51	1,197,149.45
Reimbursement of Outstanding Payment Advance	1,007,273.79	641,383.98	637,029.52	558,996.15	635,552.69	1,197,149.45
Additional Payment Advance for Current Period	520,773.51	604,711.32	548,480.77	567,404.92	463,536.63	0.00

Ending Balance of Payment Advance	1,485,978.15	1,449,305.49	1,360,756.74	1,369,165.51	1,197,149.45	0.00
Total Collections	81,380,456.33	72,844,748.67	71,034,957.92	65,832,836.32	60,240,029.69	65,298,418.35
2004-A
Total Advances as a % of Total Collections	30.033%	29.879%	27.666%	26.434%	28.474%	0.000%

2005-A Static Pool Data

	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06

Prepayment Assumption
Class A-1	219,700,000.00	196,038,310.00	172,069,040.00	147,792,190.00	123,229,730.00	98,381,660.00	73,226,010.00
Class A-2	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-3	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	1,550,442,391.02	1,526,780,701.02	1,502,811,431.02	1,478,534,581.02	1,453,972,121.02	1,429,124,051.02	1,403,968,401.02
2005-A Prepayment Assumption	1.000000	0.984739	0.969279	0.953621	0.937779	0.921752	0.905528
Actual prepayment
Class A-1	219,700,000.00	194,021,770.50	167,542,031.49	140,333,636.29	109,964,262.38	79,252,685.76	46,299,939.86
Class A-2	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00	242,000,000.00
Class A-3	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	1,550,442,391.02	1,524,764,161.52	1,498,284,422.51	1,471,076,027.31	1,440,706,653.40	1,409,995,076.78	1,377,042,330.88
2005-A Pool Factor	1.000000	0.983438	0.966359	0.948811	0.929223	0.909415	0.888161
Monthly Residual Losses	(87,073.41)	(110,063.80)	(81,115.83)	(98,420.58)	(100,186.98)	(169,973.60)	(160,415.92)
2005-A Cumulative Residual Losses	(87,073.41)	(197,137.21)	(278,253.04)	(376,673.62)	(476,860.60)	(646,834.20)	(807,250.12)
2005-A Residual Losses
(as a % of Original Pool Balance)	0.006%	0.013%	0.018%	0.024%	0.031%	0.042%	0.052%
Monthly Net Credit Losses	(5,188.40)	(420,055.37)	(446,757.74)	(1,142,588.20)	(741,492.72)	(429,146.60)	(229,727.36)
2005-A Cumulative Net Credit Losses	(5,188.40)	(425,243.77)	(872,001.51)	(2,014,589.71)	(2,756,082.43)	(3,185,229.03)	(3,414,956.39)
2005-A Net Credit Losses
(as a % of Original Pool Balance)	0.000%	0.027%	0.056%	0.130%	0.178%	0.205%	0.220%
Delinquencies ($)
31-60	10,908,968.09	12,419,813.77	14,755,578.13	13,016,994.23	13,970,380.29	12,693,264.83	14,270,326.57
61-90	0.00	2,214,670.86	2,959,913.07	3,275,837.15	3,191,502.45	2,482,239.55	3,112,069.81
91-120+	0.00	0.00	978,815.52	1,502,993.23	1,003,119.14	669,529.14	877,874.48

Total	10,908,968.09	14,634,484.63	18,694,306.72	17,795,824.61	18,165,001.88	15,845,033.52	18,260,270.86

	Oct-05	Nov-05	Dec-05	Jan-06	Feb-06	Mar-06	Apr-06

Delinquencies (%)
31-60	0.70%	0.81%	0.98%	0.88%	0.97%	0.90%	1.04%
61-90	0.00%	0.15%	0.20%	0.22%	0.22%	0.18%	0.23%
91-120+	0.00%	0.00%	0.07%	0.10%	0.07%	0.05%	0.06%

Total	0.70%	0.96%	1.25%	1.21%	1.26%	1.12%	1.33%
2005-A 60+	0.00%	0.15%	0.26%	0.32%	0.29%	0.22%	0.29%
Delinquencies (units)
31-60	480	536	641	569	626	568	642
61-90	0	98	124	138	132	110	142
91-120+	0	0	44	65	41	31	39

Total	480	634	809	772	799	709	823
Residual Advances
Beginning Balance of Residual Advance	—	432,672.00	555,445.30	554,830.38	867,616.14	848,480.07	655,187.53
Reimbursement of Outstanding Advance	—	207,654.74	332,111.15	297,168.16	572,671.66	624,109.44	411,355.70
Additional Advance for Current Period	432,672.00	330,428.04	331,496.23	609,953.92	553,535.59	430,816.90	693,662.60

Ending Residual Advances	432,672.00	555,445.30	554,830.38	867,616.14	848,480.07	655,187.53	937,494.43
Payment Advances
Beginning Balance of Payment Advance	—	2,828,270.96	3,155,641.65	3,399,135.20	3,025,758.24	3,608,740.36	2,661,719.21
Reimbursement of Outstanding Payment Advance	—	1,058,850.09	1,219,175.76	1,532,532.00	1,154,881.12	1,857,091.65	877,431.28
Additional Payment Advance for Current Period	2,828,270.96	1,386,220.78	1,462,669.31	1,159,155.04	1,737,863.24	910,070.50	1,680,023.42

Ending Balance of Payment Advance	2,828,270.96	3,155,641.65	3,399,135.20	3,025,758.24	3,608,740.36	2,661,719.21	3,464,311.35
Total Collections	39,148,981.56	38,381,346.69	38,974,514.57	42,465,351.27	41,857,518.37	46,066,106.77	41,446,739.71
2005-A
Total Advances as a % of Total Collections	8.330%	4.473%	4.603%	4.166%	5.474%	2.911%	5.727%

	May-06	Jun-06	Jul-06	Aug-06	Sep-06

Prepayment Assumption
Class A-1	47,806,720.00	22,123,790.00	—	—	—
Class A-2	242,000,000.00	242,000,000.00	238,176,400.00	211,750,000.00	185,033,200.00
Class A-3	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	1,378,549,111.02	1,352,866,181.02	1,326,918,791.02	1,300,492,391.02	1,273,775,591.02
2005-A Prepayment Assumption	0.889133	0.872568	0.855832	0.838788	0.821556
Actual prepayment
Class A-1	15,020,916.09	—	—	—	—
Class A-2	242,000,000.00	223,994,918.30	190,947,992.62	158,035,062.72	122,954,154.18
Class A-3	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	1,345,763,307.11	1,312,737,309.32	1,279,690,383.64	1,246,777,453.74	1,211,696,545.20
2005-A Pool Factor	0.867987	0.846686	0.825371	0.804143	0.781517
Monthly Residual Losses	(198,160.71)	(242,707.20)	(276,506.57)	(392,821.96)	(332,500.38)
2005-A Cumulative Residual Losses	(1,005,410.83)	(1,248,118.03)	(1,524,624.60)	(1,917,446.56)	(2,249,946.94)
2005-A Residual Losses
(as a % of Original Pool Balance)	0.065%	0.081%	0.098%	0.124%	0.145%
Monthly Net Credit Losses	(331,456.49)	(198,538.33)	(533,546.81)	(364,585.57)	(620,507.18)
2005-A Cumulative Net Credit Losses	(3,746,412.88)	(3,944,951.21)	(4,478,498.02)	(4,843,083.59)	(5,463,590.77)
2005-A Net Credit Losses
(as a % of Original Pool Balance)	0.242%	0.254%	0.289%	0.312%	0.352%
Delinquencies ($)
31-60	13,589,682.87	12,845,409.23	14,870,938.10	13,566,367.84	14,500,373.08
61-90	3,146,330.55	3,465,933.35	3,503,759.53	4,282,413.02	4,552,856.67
91-120+	1,208,435.17	923,699.37	1,118,456.81	1,156,599.67	1,704,448.43

Total	17,944,448.59	17,235,041.95	19,493,154.44	19,005,380.53	20,757,678.18

	May-06	Jun-06	Jul-06	Aug-06	Sep-06

Delinquencies (%)
31-60	1.01%	0.98%	1.16%	1.09%	1.20%
61-90	0.23%	0.26%	0.27%	0.34%	0.38%
91-120+	0.09%	0.07%	0.09%	0.09%	0.14%

Total	1.33%	1.31%	1.52%	1.52%	1.71%
2005-A 60+	0.32%	0.33%	0.36%	0.44%	0.52%
Delinquencies (units)
31-60	632	603	700	655	714
61-90	139	163	163	198	215
91-120+	55	42	52	50	78

Total	826	808	915	903	1007
Residual Advances
Beginning Balance of Residual Advance	937,494.43	908,676.53	1,056,985.23	1,228,029.86	1,171,728.97
Reimbursement of Outstanding Advance	614,904.22	650,185.33	660,083.66	969,010.48	793,747.41
Additional Advance for Current Period	586,086.32	798,494.03	831,128.29	912,709.59	972,634.32

Ending Residual Advances	908,676.53	1,056,985.23	1,228,029.86	1,171,728.97	1,350,615.88
Payment Advances
Beginning Balance of Payment Advance	3,464,311.35	3,017,808.21	2,970,191.09	3,013,725.91	2,882,990.64
Reimbursement of Outstanding Payment Advance	1,505,567.15	1,242,060.29	1,182,848.34	1,238,226.51	992,679.67
Additional Payment Advance for Current Period	1,059,064.01	1,194,443.17	1,226,383.16	1,107,491.24	1,474,875.42

Ending Balance of Payment Advance	3,017,808.21	2,970,191.09	3,013,725.91	2,882,990.64	3,365,186.39
Total Collections	45,434,569.00	44,366,207.41	43,278,162.44	46,176,843.01	42,335,316.69
2005-A
Total Advances as a % of Total Collections	3.621%	4.492%	4.754%	4.375%	5.781%

	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Prepayment Assumption
Class A-1	—	—	—	—	—	—
Class A-2	158,026,000.00	129,228,000.00	93,702,400.00	58,564,000.00	23,788,600.00	—
Class A-3	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	445,000,000.00	433,296,500.00
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	1,246,768,391.02	1,217,970,391.02	1,182,444,791.02	1,147,306,391.02	1,112,530,991.02	1,077,038,891.02
2005-A Prepayment Assumption	0.804137	0.785563	0.762650	0.739986	0.717557	0.694666
Actual prepayment
Class A-1	—	—	—	—	—	—
Class A-2	90,112,149.81	56,211,054.31	20,046,114.44	—	—	—
Class A-3	445,000,000.00	445,000,000.00	445,000,000.00	429,961,032.35	392,601,045.09	357,869,209.45
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	1,178,854,540.83	1,144,953,445.33	1,108,788,505.46	1,073,703,423.37	1,036,343,436.11	1,001,611,600.47
2005-A Pool Factor	0.760334	0.738469	0.715143	0.692514	0.668418	0.646017
Monthly Residual Losses	(314,740.70)	(450,585.25)	(596,927.69)	(695,510.45)	(559,817.47)	(559,077.34)
2005-A Cumulative Residual Losses	(2,564,687.64)	(3,015,272.89)	(3,612,200.58)	(4,307,711.03)	(4,867,528.50)	(5,426,605.84)
2005-A Residual Losses
(as a % of Original Pool Balance)	0.165%	0.194%	0.233%	0.278%	0.314%	0.350%
Monthly Net Credit Losses	(1,194,252.97)	(1,182,839.34)	(406,374.61)	(274,696.90)	(233,721.70)	(190,487.78)
2005-A Cumulative Net Credit Losses	(6,657,843.74)	(7,840,683.08)	(8,247,057.69)	(8,521,754.59)	(8,755,476.29)	(8,945,964.07)
2005-A Net Credit Losses
(as a % of Original Pool Balance)	0.429%	0.506%	0.532%	0.550%	0.565%	0.577%
Delinquencies ($)
31-60	15,112,337.63	15,513,574.87	16,616,068.24	12,842,392.36	13,421,943.37	11,840,404.58
61-90	3,636,586.29	3,790,917.13	3,773,165.76	4,409,689.45	3,020,745.48	2,960,556.07
91-120+	1,567,928.49	1,353,564.97	1,338,222.22	1,189,550.70	1,180,564.93	724,700.33

Total	20,316,852.41	20,658,056.97	21,727,456.22	18,441,632.51	17,623,253.78	15,525,660.98

	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07

Delinquencies (%)
31-60	1.28%	1.35%	1.50%	1.20%	1.30%	1.18%
61-90	0.31%	0.33%	0.34%	0.41%	0.29%	0.30%
91-120+	0.13%	0.12%	0.12%	0.11%	0.11%	0.07%

Total	1.72%	1.80%	1.96%	1.72%	1.70%	1.55%
2005-A 60+	0.44%	0.45%	0.46%	0.52%	0.41%	0.37%
Delinquencies (units)
31-60	760	780	866	682	700	630
61-90	173	186	189	228	158	155
91-120+	74	60	67	61	62	37

Total	1007	1026	1122	971	920	822
Residual Advances
Beginning Balance of Residual Advance	1,350,615.88	2,021,797.71	3,553,887.25	4,908,970.03	4,811,470.56	5,602,117.42
Reimbursement of Outstanding Advance	907,569.61	1,355,148.71	2,445,583.27	3,332,099.43	3,055,168.03	4,111,127.27
Additional Advance for Current Period	1,578,751.44	2,887,238.25	3,800,666.05	3,234,599.96	3,845,814.89	5,807,866.24

Ending Residual Advances	2,021,797.71	3,553,887.25	4,908,970.03	4,811,470.56	5,602,117.42	7,298,856.39
Payment Advances
Beginning Balance of Payment Advance	3,365,186.39	2,989,226.06	3,180,848.85	3,443,735.94	2,778,582.87	3,173,406.24
Reimbursement of Outstanding Payment Advance	1,436,072.90	1,129,380.35	1,156,541.94	1,583,665.15	1,023,051.24	1,478,575.20
Additional Payment Advance for Current Period	1,060,112.57	1,321,003.14	1,419,429.03	918,512.08	1,417,874.61	868,235.39

Ending Balance of Payment Advance	2,989,226.06	3,180,848.85	3,443,735.94	2,778,582.87	3,173,406.24	2,563,066.43
Total Collections	43,609,945.23	45,770,119.42	45,361,943.65	50,560,052.76	45,733,978.42	55,810,897.11
2005-A
Total Advances as a % of Total Collections	6.051%	9.194%	11.508%	8.214%	11.509%	11.962%

	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07

Prepayment Assumption
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—	—	—
Class A-3	396,050,000.00	356,534,000.00	312,790,500.00	267,356,000.00	221,298,500.00	182,094,000.00	144,180,000.00	99,769,000.00	50,285,000.00
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	1,039,792,391.02	1,000,276,391.02	956,532,891.02	911,098,391.02	865,040,891.02	825,836,391.02	787,922,391.02	743,511,391.02	694,027,391.02
2005-A Prepayment Assumption	0.670642	0.645155	0.616942	0.587638	0.557932	0.532646	0.508192	0.479548	0.447632
Actual prepayment
Class A-1	—	—	—	—	—	—	—	—	—
Class A-2	—	—	—	—	—	—	—	—	—
Class A-3	313,690,600.60	270,723,285.01	227,775,335.44	185,017,528.07	140,718,475.43	95,824,776.98	55,355,424.87	7,286,638.87	—
Class A-4	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	488,700,000.00	442,277,580.55
Overcollateralization	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02	155,042,391.02

	957,432,991.62	914,465,676.03	871,517,726.46	828,759,919.09	784,460,866.45	739,567,168.00	699,097,815.89	651,029,029.89	597,319,971.57
2005-A Pool Factor	0.617522	0.589810	0.562109	0.534531	0.505959	0.477004	0.450902	0.419899	0.385258
Monthly Residual Losses	(653,862.82)	(910,678.70)	(680,222.26)	(456,093.81)	(610,114.47)	(575,591.21)	(1,139,355.86)	(1,719,085.06)	(2,200,408.36)
2005-A Cumulative Residual Losses	(6,080,468.66)	(6,991,147.36)	(7,671,369.62)	(8,127,463.43)	(8,737,577.90)	(9,313,169.11)	(10,452,524.97)	(12,171,610.03)	(14,372,018.39)
2005-A Residual Losses
(as a % of Original Pool Balance)	0.392%	0.451%	0.495%	0.524%	0.564%	0.601%	0.674%	0.785%	0.927%
Monthly Net Credit Losses	(55,703.91)	(241,295.55)	180,956.95	(372,269.14)	(157,253.22)	(362,660.31)	(552,721.69)	(351,511.02)	(363,623.08)
2005-A Cumulative Net Credit Losses	(9,001,667.98)	(9,242,963.53)	(9,062,006.58)	(9,434,275.72)	(9,591,528.94)	(9,954,189.25)	(10,506,910.94)	(10,858,421.96)	(11,222,045.04)
2005-A Net Credit Losses
(as a % of Original Pool Balance)	0.581%	0.596%	0.584%	0.608%	0.619%	0.642%	0.678%	0.700%	0.724%
Delinquencies ($)
31-60	10,970,785.72	11,782,567.25	11,993,528.91	11,225,518.28	9,388,438.94	11,928,097.33	10,224,234.23	10,233,780.82	10,638,664.15
61-90	2,886,375.95	2,392,315.78	3,226,976.97	2,840,543.36	3,075,678.38	3,107,929.58	2,518,287.17	3,054,806.81	2,954,201.49
91-120+	949,704.61	995,610.32	722,524.01	992,156.25	1,160,952.75	944,803.01	966,005.12	962,113.56	1,339,873.14

Total	14,806,866.28	15,170,493.35	15,943,029.89	15,058,217.89	13,625,070.07	15,980,829.92	13,708,526.52	14,250,701.19	14,932,738.78

	Apr-07	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07

Delinquencies (%)
31-60	1.15%	1.29%	1.38%	1.35%	1.20%	1.61%	1.46%	1.57%	1.78%
61-90	0.30%	0.26%	0.37%	0.34%	0.39%	0.42%	0.36%	0.47%	0.49%
91-120+	0.10%	0.11%	0.08%	0.12%	0.15%	0.13%	0.14%	0.15%	0.22%

Total	1.55%	1.66%	1.83%	1.82%	1.74%	2.16%	1.96%	2.19%	2.50%
2005-A 60+	0.40%	0.37%	0.45%	0.46%	0.54%	0.55%	0.50%	0.62%	0.72%
Delinquencies (units)
31-60	594	644	673	640	537	680	596	608	638
61-90	155	131	179	163	181	183	150	180	180
91-120+	52	56	41	55	64	56	56	57	76

Total	801	831	893	858	782	919	802	845	894
Residual Advances
Beginning Balance of Residual Advance	7,298,856.39	8,998,806.47	10,177,319.82	10,159,534.39	11,437,563.98	9,318,684.60	9,538,572.71	14,808,680.18	23,812,604.60
Reimbursement of Outstanding Advance	4,583,566.14	6,019,044.96	7,147,922.97	6,438,593.65	7,793,352.81	5,169,900.17	5,264,696.80	7,463,608.33	11,035,821.74
Additional Advance for Current Period	6,283,516.22	7,197,558.31	7,130,137.54	7,716,623.24	5,674,473.43	5,389,788.28	10,534,804.27	16,467,532.75	24,348,569.70

Ending Residual Advances	8,998,806.47	10,177,319.82	10,159,534.39	11,437,563.98	9,318,684.60	9,538,572.71	14,808,680.18	23,812,604.60	37,125,352.56
Payment Advances
Beginning Balance of Payment Advance	2,563,066.43	2,605,332.75	2,528,416.38	2,672,363.19	2,461,595.44	2,246,108.96	2,719,391.52	2,235,111.24	2,305,837.38
Reimbursement of Outstanding Payment Advance	1,005,140.66	1,046,085.18	943,220.58	1,120,499.37	1,052,785.09	767,062.97	1,242,351.13	868,175.57	902,988.38
Additional Payment Advance for Current Period	1,047,406.98	969,168.81	1,087,167.39	909,731.62	837,298.61	1,240,345.53	758,070.85	938,901.71	954,163.63

Ending Balance of Payment Advance	2,605,332.75	2,528,416.38	2,672,363.19	2,461,595.44	2,246,108.96	2,719,391.52	2,235,111.24	2,305,837.38	2,357,012.63
Total Collections	55,674,823.30	58,485,769.77	59,060,825.53	58,521,327.12	55,693,691.60	49,920,762.62	58,951,352.13	64,865,137.91	71,813,317.21
2005-A
Total Advances as a % of Total Collections	13.167%	13.964%	13.913%	14.741%	11.692%	13.281%	19.156%	26.835%	35.234%

2006-A Static Pool Data

	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07

Prepayment Assumption
Class A-1	228,300,000.00	199,671,180.00	170,540,100.00	140,906,760.00	107,643,450.00	71,343,750.00
Class A-2	548,000,000.00	548,000,000.00	548,000,000.00	548,000,000.00	548,000,000.00	548,000,000.00
Class A-3	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00
Class A-4	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00
Overcollateralization	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36

	1,719,278,529.36	1,690,649,709.36	1,661,518,629.36	1,631,885,289.36	1,598,621,979.36	1,562,322,279.36
2006-A Prepayment Assumption	1.000000	0.983348	0.966405	0.949169	0.929821	0.908708
Actual prepayment
Class A-1	228,300,000.00	201,833,238.70	175,394,106.91	145,428,722.11	114,391,685.10	77,472,133.86
Class A-2	548,000,000.00	548,000,000.00	548,000,000.00	548,000,000.00	548,000,000.00	548,000,000.00
Class A-3	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00
Class A-4	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00
Overcollateralization	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36

	1,719,278,529.36	1,692,811,768.06	1,666,372,636.27	1,636,407,251.47	1,605,370,214.46	1,568,450,663.22
2006-A Pool Factor	1.000000	0.984606	0.969228	0.951799	0.933746	0.912273
Monthly Residual Losses	(3,538.20)	(80,763.03)	(144,537.63)	(236,529.95)	(464,510.47)	(519,153.84)
2006-A Cumulative Residual Losses	(3,538.20)	(84,301.23)	(228,838.86)	(465,368.81)	(929,879.28)	(1,449,033.12)
2006-A Residual Losses
(as a % of Original Pool Balance)	0.000%	0.005%	0.013%	0.027%	0.054%	0.084%
Monthly Net Credit Losses	(147,568.88)	(214,719.64)	(254,741.42)	(884,220.80)	(435,587.59)	(340,970.23)
2006-A Cumulative Net Credit Losses	(147,568.88)	(362,288.52)	(617,029.94)	(1,501,250.74)	(1,936,838.33)	(2,277,808.56)
2006-A Net Credit Losses
(as a % of Original Pool Balance)	0.009%	0.021%	0.036%	0.087%	0.113%	0.132%
Delinquencies ($)
31-60	9,426,314.11	12,985,743.09	11,128,613.15	12,964,655.17	12,604,560.88	12,716,369.78
61-90	44,025.18	2,024,394.52	2,957,905.30	2,519,995.50	2,430,991.34	2,642,147.39
91-120+	0.00	17,469.43	806,418.68	800,862.01	865,392.85	1,088,939.65

Total	9,470,339.29	15,027,607.04	14,892,937.13	16,285,512.68	15,900,945.07	16,447,456.82

	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Apr-07

Delinquencies (%)
31-60	0.55%	0.77%	0.67%	0.79%	0.79%	0.81%
61-90	0.00%	0.12%	0.18%	0.15%	0.15%	0.17%
91-120+	0.00%	0.00%	0.05%	0.05%	0.05%	0.07%

Total	0.55%	0.89%	0.89%	1.00%	0.99%	1.05%
2006-A 60+	0.00%	0.12%	0.23%	0.20%	0.21%	0.24%
Delinquencies (units)
31-60	402	568	488	561	558	571
61-90	2	88	122	111	106	113
91-120+	0	1	36	35	37	46

Total	404	657	646	707	701	730
Residual Advances
Beginning Balance of Residual Advance	—	704,157.28	1,671,392.79	2,584,583.95	4,224,078.70	7,030,712.23
Reimbursement of Outstanding Advance	—	383,638.88	1,063,112.00	1,587,910.63	2,975,881.73	4,440,048.28
Additional Advance for Current Period	704,157.28	1,350,874.39	1,976,303.16	3,227,405.38	5,782,515.26	4,934,008.98

Ending Residual Advances	704,157.28	1,671,392.79	2,584,583.95	4,224,078.70	7,030,712.23	7,524,672.93
Payment Advances
Beginning Balance of Payment Advance	—	2,917,612.49	3,579,176.15	2,954,102.82	3,647,515.30	2,945,852.82
Reimbursement of Outstanding Payment Advance	—	1,039,851.49	1,699,144.54	1,128,808.75	1,747,876.96	1,130,417.73
Additional Payment Advance for Current Period	2,917,612.49	1,701,415.15	1,074,071.21	1,822,221.23	1,046,214.48	1,356,234.28

Ending Balance of Payment Advance	2,917,612.49	3,579,176.15	2,954,102.82	3,647,515.30	2,945,852.82	3,171,669.37
Total Collections	42,311,279.84	40,822,962.17	46,900,384.68	45,483,445.03	54,884,911.07	53,496,406.43
2006-A
Total Advances as a % of Total Collections	8.560%	7.477%	6.504%	11.102%	12.442%	11.758%

	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07

Prepayment Assumption
Class A-1	34,770,090.00
Class A-2	548,000,000.00	546,465,600.00	510,407,200.00	473,581,600.00	434,509,200.00	396,697,200.00	361,460,800.00	325,512,000.00
Class A-3	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00
Class A-4	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00
Overcollateralization	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36

	1,525,748,619.36	1,489,444,129.36	1,453,385,729.36	1,416,560,129.36	1,377,487,729.36	1,339,675,729.36	1,304,439,329.36	1,268,490,529.36
2006-A Prepayment Assumption	0.887435	0.866319	0.845346	0.823927	0.801201	0.779208	0.758713	0.737804
Actual prepayment
Class A-1	41,895,738.38	6,868,164.52	—	—	—	—	—	—
Class A-2	548,000,000.00	548,000,000.00	518,328,207.36	480,972,670.68	442,068,282.08	406,767,047.55	369,874,652.96	335,533,796.36
Class A-3	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00	540,000,000.00
Class A-4	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00	252,500,000.00
Overcollateralization	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36	150,478,529.36

	1,532,874,267.74	1,497,846,693.88	1,461,306,736.72	1,423,951,200.04	1,385,046,811.44	1,349,745,576.91	1,312,853,182.32	1,278,512,325.72
2006-A Pool Factor	0.891580	0.871207	0.849953	0.828226	0.805598	0.785065	0.763607	0.743633
Monthly Residual Losses	(571,656.21)	(399,064.37)	(294,503.38)	(412,680.32)	(394,406.89)	(538,530.65)	(579,019.87)	(575,703.19)
2006-A Cumulative Residual Losses	(2,020,689.33)	(2,419,753.70)	(2,714,257.08)	(3,126,937.40)	(3,521,344.29)	(4,059,874.94)	(4,638,894.81)	(5,214,598.00)
2006-A Residual Losses	0.118%	0.141%	0.158%	0.182%	0.205%	0.236%	0.270%	0.303%
(as a % of Original Pool Balance)
Monthly Net Credit Losses	(1,099,561.93)	216,591.94	(1,124,383.99)	(661,045.21)	(587,493.28)	(1,530,723.68)	(602,474.07)	(1,017,737.69)
2006-A Cumulative Net Credit Losses	(3,377,370.49)	(3,160,778.55)	(4,285,162.54)	(4,946,207.75)	(5,533,701.03)	(7,064,424.71)	(7,666,898.78)	(8,684,636.47)
2006-A Net Credit Losses
(as a % of Original Pool Balance)	0.196%	0.184%	0.249%	0.288%	0.322%	0.411%	0.446%	0.505%
Delinquencies ($)
31-60	14,344,415.33	15,887,901.77	15,421,997.92	14,941,900.71	18,936,353.55	17,311,452.49	18,178,864.22	19,375,150.40
61-90	2,853,713.23	3,414,964.32	4,262,921.67	4,185,341.61	4,808,580.13	3,841,255.94	5,028,222.46	5,298,909.96
91-120+	1,001,018.96	1,221,908.12	1,609,158.01	1,667,555.98	1,855,559.43	1,646,843.08	1,391,149.52	2,117,961.56

Total	18,199,147.52	20,524,774.21	21,294,077.60	20,794,798.30	25,600,493.11	22,799,551.51	24,598,236.20	26,792,021.92

	May-07	Jun-07	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07

Delinquencies (%)
31-60	0.94%	1.06%	1.06%	1.05%	1.37%	1.28%	1.38%	1.52%
61-90	0.19%	0.23%	0.29%	0.29%	0.35%	0.28%	0.38%	0.41%
91-120+	0.07%	0.08%	0.11%	0.12%	0.13%	0.12%	0.11%	0.17%

Total	1.19%	1.37%	1.46%	1.46%	1.85%	1.69%	1.87%	2.10%
2006-A 60+	0.25%	0.31%	0.40%	0.41%	0.48%	0.41%	0.49%	0.58%
Delinquencies (units)
31-60	650	733	719	705	899	830	892	952
61-90	125	152	194	195	228	187	242	264
91-120+	42	51	69	76	90	76	65	102

Total	817	936	982	976	1217	1093	1199	1318
Residual Advances
Beginning Balance of Residual Advance	7,524,672.93	6,642,754.10	5,823,725.24	6,380,516.43	7,342,577.70	7,581,292.27	8,052,719.75	8,676,206.82
Reimbursement of Outstanding Advance	4,964,657.78	4,228,036.13	3,523,585.35	4,280,939.17	4,388,856.96	3,901,073.47	3,514,187.54	3,545,865.96
Additional Advance for Current Period	4,082,738.95	3,409,007.27	4,080,376.54	5,243,000.44	4,627,571.53	4,372,500.95	4,137,674.61	5,415,323.16

Ending Residual Advances	6,642,754.10	5,823,725.24	6,380,516.43	7,342,577.70	7,581,292.27	8,052,719.75	8,676,206.82	10,545,664.02
Payment Advances
Beginning Balance of Payment Advance	3,171,669.37	3,147,648.31	3,562,575.84	3,418,920.29	3,247,315.20	4,145,028.44	3,445,393.53	3,721,118.63
Reimbursement of Outstanding Payment Advance	1,300,406.97	1,129,529.29	1,430,060.41	1,418,235.57	1,033,624.39	1,841,244.77	1,229,169.07	1,430,055.80
Additional Payment Advance for Current Period	1,276,385.91	1,544,456.82	1,286,404.86	1,246,630.48	1,931,337.63	1,141,609.86	1,504,894.17	1,507,702.97

Ending Balance of Payment Advance	3,147,648.31	3,562,575.84	3,418,920.29	3,247,315.20	4,145,028.44	3,445,393.53	3,721,118.63	3,798,765.80
Total Collections	52,613,243.79	54,424,135.95	53,355,769.40	55,661,316.82	50,191,477.41	52,783,146.10	49,112,436.93	47,176,318.31
2006-A
Total Advances as a % of Total Collections	10.186%	9.102%	10.058%	11.659%	13.068%	10.447%	11.489%	14.675%

2007-A Static Pool Data

	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07

Prepayment Assumption
Class A-1	150,000,000.00	129,885,000.00	109,410,000.00	88,605,000.00	67,470,000.00	46,020,000.00
Class A-2	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00
Class A-3	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
Class A-4	365,079,000.00	365,079,000.00	365,079,000.00	365,079,000.00	365,079,000.00	365,079,000.00
Overcollateralization	107,810,471.05	107,810,471.05	107,810,471.05	107,810,471.05	107,810,471.05	107,810,471.05

	1,197,889,471.05	1,177,774,471.05	1,157,299,471.05	1,136,494,471.05	1,115,359,471.05	1,093,909,471.05
2007-A Prepayment Assumption	1.000000	0.983208	0.966115	0.948747	0.931104	0.913197
Actual prepayment
Class A-1	150,000,000.00	126,833,219.81	107,604,200.41	88,652,894.37	67,523,879.49	46,727,362.78
Class A-2	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00	375,000,000.00
Class A-3	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00	200,000,000.00
Class A-4	365,079,000.00	365,079,000.00	365,079,000.00	365,079,000.00	365,079,000.00	365,079,000.00
Overcollateralization	107,810,471.05	107,810,471.05	107,810,471.05	107,810,471.05	107,810,471.05	107,810,471.05

	1,197,889,471.05	1,174,722,690.86	1,155,493,671.46	1,136,542,365.42	1,115,413,350.54	1,094,616,833.83
2007-A Pool Factor	1.000000	0.980660	0.964608	0.948787	0.931149	0.913788
Monthly Residual Losses	(17,967.56)	(121,583.34)	(66,902.93)	(37,113.29)	(98,692.97)	(58,747.08)
2007-A Cumulative Residual Losses	(17,967.56)	(139,550.90)	(206,453.83)	(243,567.12)	(342,260.09)	(401,007.17)
2007-A Residual Losses	0.001%	0.012%	0.017%	0.020%	0.029%	0.033%
(as a % of Original Pool Balance)
Monthly Net Credit Losses	(650,484.71)	(63,562.84)	(363,350.37)	(1,001,943.34)	(1,068,912.07)	(703,609.13)
2007-A Cumulative Net Credit Losses	(650,484.71)	(714,047.55)	(1,077,397.92)	(2,079,341.26)	(3,148,253.33)	(3,851,862.46)
2007-A Net Credit Losses	0.054%	0.060%	0.090%	0.174%	0.263%	0.322%
(as a % of Original Pool Balance)
Delinquencies ($)
31-60	8,528,903.24	10,301,657.45	13,380,472.50	12,151,089.64	15,280,180.69	16,275,598.96
61-90	38,092.75	1,929,364.99	2,551,570.49	2,758,706.85	3,355,770.10	4,246,474.84
91-120+	16,330.17	167,293.85	1,022,579.39	1,467,823.97	967,418.36	1,910,730.41

Total	8,583,326.16	12,398,316.29	16,954,622.38	16,377,620.46	19,603,369.15	22,432,804.21

	Jul-07	Aug-07	Sep-07	Oct-07	Nov-07	Dec-07

Delinquencies (%)
31-60	0.71%	0.88%	1.16%	1.07%	1.37%	1.49%
61-90	0.00%	0.16%	0.22%	0.24%	0.30%	0.39%
91-120+	0.00%	0.01%	0.09%	0.13%	0.09%	0.17%

Total	0.72%	1.06%	1.47%	1.44%	1.76%	2.05%
2007-A 60+	0.00%	0.18%	0.31%	0.37%	0.39%	0.56%
Delinquencies (units)
31-60	396	477	630	572	723	782
61-90	2	90	119	128	157	198
91-120+	1	7	47	69	45	90

Total	399	574	796	769	925	1070
Residual Advances
Beginning Balance of Residual Advance	—	227,159.34	202,632.67	296,827.79	287,380.53	374,390.69
Reimbursement of Outstanding Advance	—	201,335.14	126,976.38	178,254.21	195,978.71	249,931.58
Additional Advance for Current Period	227,159.34	176,808.47	221,171.50	168,806.95	282,988.87	295,881.84

Ending Residual Advances	227,159.34	202,632.67	296,827.79	287,380.53	374,390.69	420,340.95
Payment Advances
Beginning Balance of Payment Advance	—	2,343,740.93	2,409,878.62	3,258,768.55	2,788,933.55	3,065,065.22
Reimbursement of Outstanding Payment Advance	—	938,807.22	714,747.92	1,394,163.16	1,012,914.58	1,055,060.30
Additional Payment Advance for Current Period	2,343,740.93	1,004,944.91	1,563,637.85	924,328.16	1,289,046.25	1,344,932.39

Ending Balance of Payment Advance	2,343,740.93	2,409,878.62	3,258,768.55	2,788,933.55	3,065,065.22	3,354,937.31
Total Collections	30,320,428.40	30,395,051.29	27,938,910.03	31,554,887.14	29,835,903.15	28,902,832.50
2007-A
Total Advances as a % of Total Collections	8.479%	3.888%	6.388%	3.464%	5.269%	5.677%

PROSPECTUS

Nissan Auto Lease Trusts
Issuing Entities

Nissan Auto Leasing LLC II
Depositor

Nissan Motor Acceptance Corporation
Servicer/Sponsor

Asset Backed Notes

The Issuing Entities

1.	A new issuing entity will be formed to issue each series of notes.

2.	The property of each issuing entity will consist of:

•	a certificate evidencing a 100% beneficial interest in a pool of closed-end Nissan and Infiniti vehicle leases, the related Nissan and Infiniti leased vehicles, all proceeds of those leased vehicles, all of the dealers’ rights with respect to those leases and leased vehicles,

•	amounts deposited in any reserve or similar account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•	the proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreement,

•	the rights of the related indenture trustee as secured party under a back-up security agreement with respect to the certificate and the undivided beneficial interest in the related pool assets,

•	the rights of the issuing entity to funds on deposit from time to time in separate trust accounts specified in the applicable prospectus supplement,

•	the rights of the depositor, as transferee under a certain certificate transfer agreement,

•	the rights of the issuing entity, as transferee under a certain certificate transfer agreement,

•	the rights of the issuing entity and the indenture trustee under any credit enhancement issued with respect to any particular series or class,

•	the rights of the issuing entity as a third-party beneficiary of the related servicing agreement, including the right to certain advances from the servicer, to the extent relating to the pool assets, and a certain trust agreement, and

•	all proceeds of the foregoing.

The Notes:

1.	will be asset-backed securities sold periodically in one or more series,

2.	will be paid only from the assets of the related issuing entity, and

3.	will be issued as part of a designated series that may include one or more classes.

Before you decide to invest in any of the notes, please read this prospectus and the prospectus supplement that will be attached to this prospectus. There are material risks in investing in the notes. Please read the risk factors beginning on page 10 of this prospectus and in the applicable prospectus supplement. The notes will represent obligations of the related issuing entity only and will not represent obligations of or interests in Nissan Motor Acceptance Corporation, Nissan Auto Leasing LLC II, Nissan-Infiniti LT or any of their other respective affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined that this prospectus or the applicable prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The amounts, prices and terms of each offering of notes will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus. This prospectus may be used to offer and sell any series of notes only if accompanied by the prospectus supplement for that series.

The date of this prospectus is April 14, 2008.

Prospectus

i

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
AND THE APPLICABLE PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents that progressively provide varying levels of detail: this prospectus, which provides general information, some of which may not apply to a particular series of notes including your series, and the applicable prospectus supplement, which will describe the specific terms of the offered notes.

We have started with several introductory sections describing the issuing entity and the notes in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms — gives a brief introduction to the notes to be offered; and

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the notes.

You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption “Index of Principal Terms” beginning on page 102 in this prospectus.

Whenever we use words like “intends,” “anticipates” or “expects,” or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

The notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on specific dates. The notes are complex investments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing the notes.

WHERE YOU CAN FIND MORE INFORMATION

The depositor, Nissan-Infiniti LT and NILT Trust have filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement that includes this prospectus and certain amendments and exhibits under the Securities Act of 1933, as amended, relating to the offering of the notes described herein. This prospectus does not contain all of the information in the Registration Statement. Annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K, and amendments to those reports will be prepared, signed and filed with the SEC by the depositor or the servicer on behalf of each issuing entity. Electronic or paper copies of these reports and the Registration Statement will not be posted on the registrants’ web sites for administrative reasons, but will be provided free of charge upon written request to Nissan Motor Acceptance Corporation, P.O. Box 685011, Franklin, Tennessee 37067-5011. The reports and the Registration Statement are also available for inspection and copying at the SEC’s Public Reference Room, located at 100 F Street N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

SUMMARY OF TERMS

This summary highlights selected information from this prospectus and may not contain all of the information that you need to consider in making your investment decision. This summary provides an overview of certain information to aid your understanding and is qualified in its entirety by the full description of this information appearing elsewhere in this prospectus and the applicable prospectus supplement. You should carefully read both documents to understand all of the terms of the offering.

Issuing Entity:	The issuing entity will be formed for each series of notes by a trust agreement between the depositor and the trustee of the issuing entity.

Depositor:	Nissan Auto Leasing LLC II.

Sponsor, Servicer and Administrative Agent:	Nissan Motor Acceptance Corporation.

Indenture Trustee:	The indenture trustee under the indenture pursuant to which the notes of each series will be issued will be named in the prospectus supplement for that series.

Owner Trustee:	The owner trustee for the issuing entity issuing each series of notes will be named in the prospectus supplement for that series.

Titling Trust:	Nissan-Infiniti LT.

Titling Trustee:	NILT, Inc.

Securities Offered:	Notes of a series may include one or more classes, and will be issued pursuant to an indenture. Some of the notes issued by the issuing entity may not be offered to the public. The applicable prospectus supplement will specify the class or classes of notes that are being offered by it. The issuing entity will also issue certificates representing all of the beneficial ownership interests in the issuing entity. These certificates will not be offered to the public and will be retained by the depositor. Other than those certificates, no other series or classes of securities will be backed by the same asset pool or otherwise have claims on the same assets. No securityholder approval is necessary for the issuance of such notes or the certificates. The terms of each class of notes in a series described in the applicable prospectus supplement will include the following:

1. the stated principal amount of each class of notes; and

2. the interest rate (which may be fixed, variable, adjustable or some combination of these rates) or method of determining the interest rate.

A class of notes may differ from other classes of notes in one or more aspects, including:

1. timing and priority of payments;

2. seniority;

3. allocation of losses;

4. interest rate or formula;

5. amount of interest or principal payments; and

6. whether interest or principal will be payable to holders of the class if specified events occur.

If the issuing entity issues notes and certificates, the notes will be the only securities being offered to you. The depositor will retain all of the certificates. Payment on the certificates, if any are issued, will be subordinated to payment on one or more classes of notes to the extent described in the applicable prospectus supplement.

The SUBI Certificate:	Motor vehicle dealers in the Nissan Motor Acceptance Corporation network of dealers have assigned closed-end retail lease contracts and have sold the related Nissan and Infiniti leased vehicles — which may include Nissan and Infiniti automobiles, minivans, sport utility vehicles and light-duty trucks — to Nissan-Infiniti LT. The leases have been or will be underwritten using the underwriting criteria described in this prospectus under “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures.”

On or before the date the notes of a series are issued, Nissan-Infiniti LT will establish a special unit of beneficial interest, which is also called a SUBI, and allocate to the SUBI certain leases and related leased vehicles owned by Nissan-Infiniti LT. Each lease and the related leased vehicle allocated to the SUBI will be selected based on criteria specified in a servicing agreement among Nissan Motor Acceptance Corporation, as servicer, NILT Trust and Nissan-Infiniti LT. These criteria will be described in the applicable prospectus supplement.

Each SUBI will be represented by a SUBI certificate representing a beneficial interest in that SUBI. Upon the creation of a SUBI, Nissan-Infiniti LT will issue the related SUBI certificate to NILT Trust, the beneficiary of Nissan-Infiniti LT. NILT Trust will then sell the SUBI certificate to Nissan Auto Leasing LLC II pursuant to a SUBI certificate transfer agreement. The SUBI certificate will be resold by Nissan Auto Leasing LLC II to the issuing entity pursuant to a trust SUBI certificate transfer agreement in exchange for the notes and certificates issued by the issuing entity.

The Issuing Entity’s Property:	The property of each issuing entity:

1. will be described in the applicable prospectus supplement,

2. will be primarily the SUBI certificate and the proceeds received on the related assets, including the right to receive monthly payments under the leases and the amounts realized from sales of the related leased vehicles on or after a specified cut-off date, and

3. will include other related assets such as:

• amounts deposited in specified bank accounts,

• proceeds of any hedge or similar agreement and the rights of the issuing entity under such agreement,

• any other enhancement issued with respect to any particular series or class, and

• the rights of the depositor and the issuing entity in the agreements specified in the applicable prospectus supplement.

For more information regarding assets of the issuing entity, you should refer to “The Issuing Entities — Property of the Issuing Entities” in

this prospectus and “The Issuing Entity — Property of the Issuing Entity” in the applicable prospectus supplement.

Credit Enhancement:	The issuing entities may include features designed to provide protection to one or more classes of notes. These features are referred to as “credit enhancement.” Credit enhancement may include any one or more of the following:

1. subordination of one or more other classes of notes;

2. subordination of certificates to one or more classes of notes;

3. one or more reserve accounts;

4. over-collateralization;

5. letters of credit or other credit facilities;

6. surety bond or insurance policies;

7. guaranteed investment contracts;

8. cash collateral guaranties or accounts; or

9. cash deposits.

The specific terms of any enhancement applicable to an issuing entity or to the notes issued by an issuing entity will be described in detail in the applicable prospectus supplement. See “Additional Information Regarding The Notes — Credit Enhancement” in this prospectus for general terms applicable to the different forms of credit enhancement that may be used by the issuing entities.

Hedge Agreement:	To the extent specified in the applicable prospectus supplement, one or more classes of notes may have the benefit of a currency swap, an interest rate swap or a combined currency and interest rate swap, or an interest rate cap entered into between the issuing entity or indenture trustee for the benefit of the holders of the notes and a counterparty specified in the applicable prospectus supplement, the principal terms and provisions of which will be specified in the applicable prospectus supplement. See “Description of the Hedge Agreement” in this prospectus.

Indenture Defaults:	The indenture governing the terms and conditions of the notes of each series includes a list of adverse events called indenture defaults. Indenture defaults include the following:

• the issuing entity fails to pay interest on any note within five days of its due date,

• the issuing entity fails to pay the principal of any note in full on its final scheduled payment date,

      • the issuing entity defaults in the observance or performance of any covenant or agreement of the issuing entity, or any representation or warranty of the issuing entity made in the indenture or in any certificate or other writing delivered under the indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the outstanding principal amount of the notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of notes holding not less than the majority of the aggregate principal amount of the notes, voting as a single class, or

• certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity (which, if involuntary, remains unstayed for more than 90 days).

Indenture Default Remedies:	If an indenture default occurs and is continuing with respect to a series of notes, the related indenture trustee or holders of at least a majority of the outstanding principal amount of that series of notes, voting as a single class, may declare the principal of those notes immediately due and payable. That declaration, under limited circumstances, may be rescinded by the holders of at least a majority of the outstanding principal amount of the notes voting as a single class. After an indenture default and the acceleration of the affected notes, funds on deposit in the collection account and any of the issuing entity’s bank accounts with respect to the affected notes will be applied to pay principal of and interest on those notes in the order and amounts specified in the applicable prospectus supplement.

If an indenture default relates to a failure of the issuing entity to pay interest on the notes when due or principal of the notes on their respective final scheduled payment dates, and the notes are accelerated following such indenture default, the indenture trustee may elect to sell the assets of the issuing entity. For other indenture defaults, the indenture trustee may only sell the assets of the issuing entity if (i) the Hedge Counterparty, if any, under the Hedge Agreement, if any, and the holders of all outstanding notes of that series consent to the sale, (ii) the proceeds from the sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding notes of that series and any unpaid amounts due to the Hedge Counterparty, if any, under the Hedge Agreement, if any, or (iii) the indenture trustee determines that the proceeds from the sale would not be sufficient to make all payments on the outstanding notes of that series, but the holders of at least 66 2/3% of the outstanding principal amount of the affected notes voting as a single class, otherwise consent to the sale.

For more detailed information regarding the events constituting an indenture default and the remedies available following such default, you should refer to “Description of the Indenture — Indenture Defaults” and “— Remedies Upon an Indenture Default” in this prospectus.

Servicing/Administrative Agent:	Nissan Motor Acceptance Corporation, as the servicer, will be responsible for servicing the leases, handling the disposition of the related vehicles when the leases terminate or when vehicles relating to defaulted leases are repossessed, and collecting amounts due in respect of the leases. In addition, Nissan Motor Acceptance Corporation will act as administrative agent for the issuing entity. The issuing entity will pay Nissan Motor Acceptance Corporation a monthly fee specified in the applicable prospectus supplement for performing the functions of an administrator and third party servicer of the leases. The servicer will also receive additional servicing compensation in the form of, among other things, late fees, extension fees, and other administration fees and expenses or similar charges received by the servicer during that month.

Optional Purchase:	The servicer may have the option to purchase or cause to be purchased all of the assets of the issuing entity when then current securitization value of the leases and the related leased vehicles provided in the applicable prospectus supplement declines to or below a specified percentage of the securitization value of the leases and related leased vehicles as of the cutoff date.

You should refer to “Description of the Trust Agreement — Termination” in this prospectus and “Additional Information Regarding the Securities — Optional Purchase” in the applicable prospectus supplement for more detailed information regarding the optional purchase of notes and certificates.

Advances:	The servicer is required to advance to the issuing entity (i) lease payments that are due but unpaid by the lessee and (ii) proceeds from expected sales on leased vehicles for which the related leases have terminated to the extent provided in the applicable prospectus supplement. The servicer will not be required to make any advance if it determines that it will not be able to recover an advance from future payments on the related lease or leased vehicle.

For more detailed information regarding advances made by the servicer and reimbursement of advances, you should refer to “Description of the Servicing Agreement — Advances” in this prospectus and “Additional Information Regarding the Securities — Advances” in the applicable prospectus supplement.

Reallocation of Leases and Leased Vehicles from the SUBI:	With respect to each series of notes, the servicer will be obligated to reallocate from the related SUBI any leases and related leased vehicles that do not meet certain representations and warranties. In addition, the servicer will be obligated to reallocate from the SUBI the leased vehicles relating to any leases for which the servicer grants a term extension that either extends the lease term beyond the final scheduled payment date of the latest maturing class of notes or extends the lease term more than six months beyond the original lease maturity date. In connection with such reallocation, the servicer will be required to pay the related issuing entity the repurchase payments for the lease. If a lessee changes the domicile of or title to the related leased vehicle to any jurisdiction in which the titling issuing entity is not qualified and licensed to do business or any other jurisdiction specified in the applicable prospectus supplement, the titling issuing entity, or the titling trustee on behalf of the titling issuing entity, will cause the affected lease and leased vehicle either to be reallocated from the

SUBI or to be conveyed to the servicer. In connection with such reallocation or reconveyance, the titling issuing entity, or the titling trustee on behalf of the titling issuing entity, will pay to the related trust the repurchase payments.

For more information regarding the representations and warranties made by the servicer for each series of notes, you should refer to “The Leases — General,” “— Representations, Warranties and Covenants” in this prospectus and “The Leases — Characteristics of the Leases” in the applicable prospectus supplement. For more information regarding the obligation of the servicer to reallocate leases and the related leased vehicles from the SUBI for each series of notes, you should refer to “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” in this prospectus.

Tax Status:	Subject to the important considerations described herein, special federal income tax counsel to the depositor and the issuing entity will deliver its opinion that the notes of each series will be characterized as debt for federal income tax purposes, and that the issuing entity will not be characterized as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes. A purchaser of the notes will agree to treat the notes as debt for all applicable tax purposes.

You should refer to “Material Federal Income Tax Consequences” in this prospectus and the applicable prospectus supplement for more detailed information on the application of federal and other tax laws.

ERISA Considerations:	If you are a Benefit Plan (as defined in “ERISA Considerations” in this prospectus), you should review the considerations discussed under “ERISA Considerations” in this prospectus and the applicable prospectus supplement and consult counsel before investing in the notes. In general, subject to those considerations and conditions described in that section and to the extent specified in the applicable prospectus supplement, you may purchase notes of any series.

RISK FACTORS

You should consider the following risk factors and the risks described in the section captioned “Risk Factors” in the applicable prospectus supplement in deciding whether to purchase notes of any class.

You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement	The issuing entity does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related SUBI certificate, together with its right to payments under any hedge agreement and available funds in certain accounts. The notes of a series represent obligations solely of the issuing entity and will not be insured or guaranteed by any entity. Accordingly, you will rely primarily upon collections on the leases and the related leased vehicles allocated to the SUBI for your series of notes and, to the extent available, any credit enhancement for the issuing entity, including incoming payments under any hedge agreement and amounts on deposit in any reserve account or similar account. Funds on deposit in any reserve account or similar account will cover delinquencies on the leases and losses on the leases and leased vehicles up to a certain amount. However, if delinquencies and losses exceed the available credit enhancement for your series of notes, including the credit enhancement provided by subordination of the certificates, you may experience delays in payments due to you and you could suffer a loss. You will have no claim to any amounts properly distributed to the transferor or to others from time to time.

The residual values established by Nissan Motor Acceptance Corporation are future projections that are based on projections by Automotive Lease Guide, as described in the applicable prospectus supplement. There is no guarantee that the assumptions regarding future events that are used to determine residual values will prove to be correct. If the residual values of the leased vehicles as originally determined by Nissan Motor Acceptance Corporation are substantially higher than the sales proceeds actually realized upon the sale of the leased vehicles, you may suffer losses if the available credit enhancement for your series of notes is exceeded.

For a discussion of factors that may contribute to residual value losses, you should refer to “Risk Factors — Used car market factors may increase the risk of loss on your investment,” ‘‘— Increased turn-in rates may increase losses” and “Nissan Motor Acceptance Corporation — Determination of Residual Values” in this prospectus and “Risk Factors — The concentration of leased vehicles to particular models could negatively affect the pool assets” and “— The geographic concentration of the leases, economic factors and lease performance could negatively affect the pool assets” in the applicable prospectus supplement.

Used car market factors may increase the risk of loss on your investment	The used car market is affected by supply and demand, consumer tastes, economic factors and manufacturer decisions on pricing of new car models. For instance, introduction of a new model with additional equipment not reflected in the manufacturer’s suggested retail price may impact the resale value of the existing portfolio of similar model types. Discount pricing incentives or other marketing incentive programs on new cars by Nissan North America, Inc. or by its competitors that effectively reduce the prices of new cars may have the effect of reducing demand by consumers for used cars. Other factors that are beyond the control of the issuing entity, the depositor and the servicer could also have a negative impact on the value of a vehicle. If the proceeds actually realized upon the sale of the leased vehicles are substantially lower than the residual values originally established by Nissan Motor Acceptance Corporation, you may suffer a loss on your investment.

Increased turn-in rates may increase losses	Losses may be greater as turn-in rates upon the expiration of leases increase because more used cars would be available on the used car market. Under each lease, the lessee may elect to purchase the related vehicle at the expiration of the lease for an amount generally equal to the stated residual value established at the inception of the lease. Lessees who decide not to purchase their related vehicles at lease expiration will expose the issuing entity to possible losses if the sale prices of such vehicles in the used car market are less than their respective stated residual values. The level of turn-ins at termination of the leases could be adversely affected by lessee views on vehicle quality, the relative attractiveness of new models available to the lessees, sales and lease incentives offered with respect to other vehicles (including those offered by Nissan Motor Acceptance Corporation), the level of the purchase option prices for the related vehicles compared to new and used vehicle prices and economic conditions generally. The early termination of leases by lessees may affect the number of turn-ins in a particular month. If losses resulting from increased turn-ins exceed the credit enhancement available for your series of notes, you may suffer a loss on your investment.

Returns on your investments may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity	You may receive payment of principal on your notes earlier than you expected for the reasons set forth below. You may not be able to invest the principal paid to you earlier than you expected at a rate of return that is equal to or greater than the rate of return on your notes.

The amount of principal distributed on your notes and the time when you receive those distributions depend on the rate of payments and losses relating to the leases and the leased vehicles. Prepayments, liquidations of defaulted leases, reallocations from the SUBI of leases and the related vehicles that do not meet certain eligibility criteria or indenture defaults that result in an acceleration of payments on the notes will shorten the life of the notes to an extent that cannot be fully predicted.

The servicer may be required to reallocate from the SUBI certain leases and leased vehicles if there is a breach of the representations and warranties relating to those leases or leased vehicles. In connection with such reallocation, the servicer will be obligated to pay the issuing entity an amount equal to (i) the present value of the monthly payments remaining to be made under the affected lease, discounted at a rate specified in the applicable prospectus supplement, (ii) the residual value of the leased vehicle and (iii) any delinquent payments not paid by the lessee. The servicer may also be entitled to purchase all of the assets of the issuing entity when the aggregate securitization value of the leases and the related leased vehicles is at or below a specified percentage, set forth in the applicable prospectus supplement, of the initial aggregate securitization value of the leases and the related leased vehicles on the related cutoff date.

Further, the leases allocated to the SUBI may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related leased vehicles or for other reasons. For example, a lessee under certain circumstances may elect to terminate the lease prior to its maturity in order to enter into a new lease contract for a different Nissan or Infiniti vehicle. In the case of such early termination, any payments due and payable by the lessee will be paid and deposited into the related collection account within the time period required for the servicer to deposit collections into the related collection account.

Each of these payments will have the effect of accelerating the payment of principal and shortening the average lives of all outstanding notes of a series. The servicer has limited historical experience with respect to prepayments on the leases, and is not aware of publicly available industry statistics that detail the prepayment experience for contracts similar to the leases. For these reasons, the servicer cannot predict the actual prepayment rates for the leases. You will bear any reinvestment risks resulting from a faster or slower rate of payments of the leases and the leased vehicles, including the risk that available investments at that time have lower interest rates than the rates offered by your notes.

For more information regarding prepayments or delinquencies, you should refer to “Maturity, Prepayment and Yield Considerations” in this prospectus and “Prepayments, Delinquencies, Repossessions and Net Losses” in the applicable prospectus supplement. For more information regarding the servicer’s obligation to reallocate leases and leased vehicles from the SUBI, you should refer to “Description of the Servicing Agreement — Sale and Disposition of Leased Vehicles” and “— Purchase of Leases Before Their Lease Maturity Dates” in this prospectus. For more information regarding the optional purchase by the servicer, you should refer to “Additional Information Regarding the Securities — Optional Purchase” in the applicable prospectus supplement. For more detailed information regarding the collection procedures for leases that have terminated, defaulted or become uncollectible, you should refer to “Nissan Motor Acceptance Corporation — Collection and Repossession Procedures,” “Nissan Motor Acceptance Corporation — Extensions and Pull-Forwards,” “The Leases — Early Termination,” and “Description of the Servicing Agreement — Realization Upon Liquidated Leases” in this prospectus.

Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes	Because the SUBI will represent a beneficial interest in the related SUBI assets, you will be dependent on payments made on the leases allocated to the SUBI for your series of notes and proceeds received in connection with the sale or other disposition of the related leased vehicles for payments on your notes. Except to the extent of the back-up security interest as discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this prospectus, the issuing entity of a series will not have a direct ownership interest in the leases or a direct ownership interest or perfected security interest in the leased vehicles — which will be titled in the name of the titling issuing entity or the titling trustee on behalf of the titling trust. It is therefore possible that a claim against or lien on the leased vehicles or the other assets of the titling trust could limit the amounts payable in respect of the SUBI certificate to less than the amounts received from the lessees of the leased vehicles or received from the sale or other disposition of the leased vehicles.

Further, liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust (including the leases and the leased vehicles allocated to the SUBI) and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes Nissan Motor Acceptance Corporation and its affiliates. Because these liens could attach directly to the leases and leased vehicles allocated to the SUBI and because the issuing entity does not have a prior perfected security interest in the assets of the SUBI, these liens could have priority over the interest of the issuing entity in the assets of the SUBI.

To the extent a third-party makes a claim against, or files a lien on, the assets of the titling trust, including the leased vehicles allocated to the SUBI for your series of notes, it may delay the disposition of those leased vehicles or reduce the amount paid to the holder of the related SUBI certificate. If that occurs, you may experience delays in payment or losses on your investment.

For more information on the effect of third-party claims or liens on payment of the notes, you should refer to “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities,” “— The SUBI” and “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this prospectus.

Failure to comply with consumer protection laws could result in a loss	Federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements on retail lease contracts such as the leases. The failure by the titling trust to comply with these requirements may give rise to liabilities on the part of the titling trust or the issuing entity of a series (as owner of the related SUBI certificate). Further, many states have adopted “lemon laws” that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a lemon law could result in, among other things, the termination of the related lease and/or the requirement that a portion of payment previously paid by the lessee be refunded. Nissan Motor Acceptance Corporation will represent and warrant that each lease complies with applicable law in all material respects. If that representation and warranty relating to any lease allocated to a SUBI for a series of notes proves incorrect, materially and adversely affects the interest of the issuing entity, and is not timely cured, Nissan Motor Acceptance Corporation will be required to repurchase the beneficial interest in the noncompliant lease and repurchase related leased vehicle from the issuing entity. To the extent that Nissan Motor Acceptance Corporation fails to make such repurchase, or to the extent that a court holds the titling trust or the issuing entity liable for violating consumer protection laws regardless of such a repurchase, a failure to comply with consumer protection laws could result in required payments by the titling trust or the issuing entity. If sufficient funds are not available to make both payments to lessees and on your notes, you may suffer a loss on your investment in the notes.

For a discussion of federal and state consumer protection laws which may affect the leases, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Law” in this prospectus.

If ERISA liens are placed on the titling trust assets, you could suffer a loss	Liens in favor of and/or enforceable by the Pension Benefit Guaranty Corporation could attach to the leases and leased vehicles owned by the titling trust and could be used to satisfy unfunded ERISA obligations of any member of a controlled group that includes Nissan Motor Acceptance Corporation and its affiliates. Because these liens could attach directly to the leases and leased vehicles and because the issuing entity does not have a prior perfected security interest in the assets included in a SUBI, these liens could have priority over the interest of the issuing entity in the assets included in a SUBI. As of the date of this prospectus, neither Nissan Motor Acceptance Corporation nor any of its affiliates had any material unfunded liabilities with respect to their respective defined benefit pension plans. Moreover, the depositor believes that the likelihood of this liability being asserted against the assets of the titling trust or, if so asserted, being successfully pursued, is remote. However, you cannot be sure the leases and leased vehicles will not become subject to an ERISA liability.

Vicarious tort liability may result in a loss	Some states allow a party that incurs an injury involving a leased vehicle to sue the owner of the vehicle merely because of that ownership. Most states, however, either prohibit these vicarious liability suits or limit the lessor’s liability to the amount of liability insurance that the lessee was required to carry under applicable law but failed to maintain.

On August 10, 2005, President Bush signed into law the Safe Accountable, Flexible, and Efficient Transportation Equity Act of 2005 (the “Transportation Act”), Pub. L. No. 109-59. The Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). This provision of the Transportation Act was effective upon enactment and applies to any action commenced on or after August 10, 2005. The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and it is expected that the Transportation Act should reduce the likelihood of vicarious liability being imposed on the titling trust.

Most state and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, had reached a contrary conclusion in a recent case involving Nissan-Infiniti LT. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. This case, however, was recently overruled by a New York appellate court.

Nissan Motor Acceptance Corporation maintains, on behalf of the titling trust contingent liability, insurance coverage against third party claims that provides coverage with no annual or aggregate cap on the number of claims thereunder, providing a minimum primary coverage of $1 million combined single limit coverage per occurrence and a minimum excess coverage of $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period. If Nissan Motor Acceptance Corporation ceases to maintain this insurance coverage or the insurance coverage protecting the titling trust is insufficient to cover, or does not cover, a material claim, that claim could be satisfied out of the proceeds of the vehicles and leases allocated to the SUBI for your series of notes and you could incur a loss on your investment.

If vicarious liability imposed on the titling trust exceeds the coverage provided by its primary and excess liability insurance policies, or if lawsuits are brought against either the titling trust or Nissan Motor Acceptance Corporation involving the negligent use or operation of a leased vehicle, you could experience delays in payments due to you, or you may ultimately suffer a loss.

For a discussion of the possible liability of the titling trust in connection with the use or operation of the leased vehicles, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles — Vicarious Tort Liability” in the this prospectus.

A depositor or servicer bankruptcy could delay or limit payments to you	Following a bankruptcy or insolvency of the servicer or the depositor, a court could conclude that the SUBI certificate for your series of notes is owned by the servicer or the depositor, instead of the issuing entity. This conclusion could be either because the transfer of that SUBI certificate from the depositor to the issuing entity was not a true sale or because the court concluded that the depositor or the issuing entity should be consolidated with the servicer or the depositor for bankruptcy purposes. If this were to occur, you could experience delays in payments due to you, or you may not ultimately receive all amounts due to you as a result of:

• the automatic stay, which prevents a secured creditor from exercising remedies against a debtor in bankruptcy without permission from the court, and provisions of the United States bankruptcy code that permit substitution for collateral in limited circumstances,

• tax or government liens on the servicer’s or the depositor’s property (that arose prior to the transfer of the SUBI certificate to the issuing entity) having a prior claim on collections before the collections are used to make payments on the notes, and

• the fact that neither the issuing entity nor the indenture trustee for your series of notes has a perfected security interest in the leased vehicles allocated to the SUBI and may not have a perfected security interest in any cash collections of the leases and leased vehicles allocated to the SUBI held by the servicer at the time that a bankruptcy proceeding begins.

For a discussion of how a bankruptcy proceeding of the servicer, the depositor or certain related entities may affect the issuing entity and the notes, you should refer to “Additional Legal Aspects of the Titling Trust and the SUBI — Insolvency Related Matters” in this prospectus.

The return on your notes could be reduced by shortfalls due to military action	The effect of any current or future military action by or against the United States, as well as any future terrorist attacks, on the performance of the leases is unclear, but there may be an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the leases and the leased vehicles.

The Servicemembers Civil Relief Act and similar state laws may provide relief to members of the military on active duty, including reservists or national guard members, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including non-payment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease contract for a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charges may be imposed on the lessee for such termination. No information can be provided as to the number of leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have increased and may continue to increase the number of citizens who are in active military service, including persons in reserve or national guard status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the servicer to repossess a defaulted vehicle during the related obligor’s period of active duty and, in some cases, may require the servicer to extend the maturity of the lease contract, lower the monthly payments and readjust the payment schedule for a period of time after the completion of the obligor’s military service. It is not clear that the Servicemembers Civil Relief Act would apply to leases such as the leases allocated to a SUBI. If a lessee’s obligation to make lease payments is reduced, adjusted or extended, or if the lease is terminated early and no early termination charge is imposed, the servicer will not be required to advance those amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and the certificates.

For more information regarding the effect of the Servicemembers Civil Relief Act and other similar legislation, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles — Consumer Protection Law” in this prospectus.

You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds	So long as Nissan Motor Acceptance Corporation is servicer, if each condition to making monthly deposits as may be required by the servicing agreement (including the satisfaction of specified ratings criteria of Nissan Motor Acceptance Corporation and the absence of any servicer default) is satisfied, Nissan Motor Acceptance Corporation, as the servicer, may retain all payments on the leases received from the related lessees and all proceeds relating to the leases and the leased vehicles collected during a collection period until the business day preceding the related payment date (currently, Nissan Motor Acceptance Corporation does not satisfy these conditions). During this time, the servicer may invest such amounts at its own risk and for its own benefit and need not segregate such amounts from its own funds. On or before the business day preceding a date on which payments are due to be made on a series of notes, the servicer must deposit into the related collection account, all payments on the leases received from the lessees and all proceeds relating to the leases and the leased vehicles collected during the related collection period. If the servicer is unable to deposit these amounts into the collection account, you might incur a loss on your notes.

Factors affecting the information management systems of Nissan Motor Acceptance Corporation may increase the risk of loss on your investment	The success of your investment depends upon the ability of the servicer, Nissan Motor Acceptance Corporation, to store, retrieve, process and manage substantial amounts of information. If Nissan Motor Acceptance Corporation or any of these providers experiences interruptions or loss in its information processing capabilities, its business, financial conditions, results of operations and ultimately your notes may suffer.

Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes	Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or a third party servicer to whom Nissan Motor Acceptance Corporation outsources its activities may result in servicing disruptions or reduce the market value of your notes. Nissan Motor Acceptance Corporation currently outsources some of its activities as servicer to third party servicers. In the event of a termination and replacement of Nissan Motor Acceptance Corporation as the servicer, or if any of the third party servicers cannot perform its activities, there may be some disruption of the collection activity with respect to delinquent leases and therefore delinquencies and credit losses could increase. As servicer, Nissan Motor Acceptance Corporation is required to reallocate certain leases that do not comply with representations and warranties made by Nissan Motor Acceptance Corporation (for example, representations relating to the compliance of the lease contracts with applicable laws). If Nissan Motor Acceptance Corporation becomes unable to reallocate any of such leases or make the related payment to the issuing entity, investors could suffer losses. In addition, adverse corporate developments with respect to servicers of asset-backed securities or their affiliates have in some cases also resulted in a reduction in the market value of the related asset-backed securities. For example, Nissan Motor Acceptance Corporation is an indirect wholly-owned subsidiary of Nissan Motor Co., Ltd. Although Nissan Motor Co., Ltd. is not guaranteeing the obligations of the issuing entity for any series of notes, if Nissan Motor Co., Ltd. ceased to manufacture vehicles or support the sale of vehicles or if Nissan Motor Co., Ltd faced financial or operational difficulties, such events may reduce the market value of Nissan and Infiniti vehicles, and ultimately the amount realized on any Nissan or Infiniti leased vehicle, including the leased vehicles allocated to the SUBI for your series of notes.

You may experience a loss or a delay in receiving payments on the notes if the assets of the issuing entity are liquidated	If certain events of default under the agreements specified in the applicable prospectus supplement (including indenture defaults) occur and the notes of a series are accelerated, the assets of the related issuing entity may be liquidated. If a liquidation occurs close to the date when one or more classes of notes of that series would otherwise be paid in full, repayment of such classes might be delayed while liquidation of the assets is occurring. It is difficult to predict the length of time that will be required for liquidation of the assets of the issuing entity to be completed. In addition, the amount received from liquidation may be less than the aggregate principal amount of the outstanding notes of that series. In that circumstance, the principal amount of those notes will not be paid in full. Even if liquidation proceeds are sufficient to repay the notes in full, any liquidation that causes the principal of one or more classes of notes to be paid before the related final scheduled payment date will involve the prepayment risks described under “Risk Factors — Returns on your investments may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this prospectus.

Because the notes are in book-entry form, your rights can only be exercised indirectly	Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System in Europe or Asia. Transfers of interests in the notes within The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank/S.A./NV as operator of the Euroclear System must be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a definitive note representing your interest. The notes of a series will remain in book-entry form except in the limited circumstances described under the caption “Additional Information Regarding the Notes — Definitive Notes” in this prospectus. Unless and until the notes cease to be held in book-entry form, the indenture trustee will not recognize you as a “Noteholder” and the owner trustee will not recognize you as a “Securityholder,” as those terms are used in the indenture, the trust agreement and the servicing agreement. As a result, you will only be able to exercise the rights as a noteholder indirectly through The Depository Trust Company (if in the United States) and its participating organizations, or Clearstream Banking, société anonyme and Euroclear Bank S.A./NV as operator of the Euroclear System (in Europe or Asia) and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge or transfer your notes to persons or entities that do not participate in The Depository Trust Company, Clearstream Banking, société anonyme or Euroclear Bank S.A./NV as operator of the Euroclear System. In addition, having the notes in book-entry form may reduce their liquidity in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Interest and principal on the notes of any series will be paid by the related issuing entity to The Depository Trust Company as the record holder of those notes while they are held in book-entry form. The Depository Trust Company will credit payments received from the issuing entity to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the issuing entity.

The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an indenture default	The amount of principal required to be paid to you prior to the applicable final scheduled payment date set forth in the applicable prospectus supplement generally will be limited to amounts available for those purposes. Therefore, the failure to pay principal of a note before the applicable final scheduled payment date generally will not result in an indenture default for any series of notes until the applicable final scheduled payment date for that series of notes.

If the issuing entity enters into a currency swap or an interest rate swap, payments on the notes will be dependent on payments made under the swap agreement	If the issuing entity enters into a currency swap, interest rate swap or a combined currency and interest rate swap, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the related currency swap or the interest rate swap, as applicable. If the issuing entity does not receive the payments it expects from the swap counterparty, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while payments under the leases are fixed monthly obligations. The issuing entity may enter into an interest rate swap to reduce its exposure to changes in interest rates. An interest rate swap requires one party to make payments to the other party in an amount calculated by applying an interest rate (for example, a floating rate) to a specified notional amount in exchange for the other party making a payment calculated by applying a different interest rate (for example, a fixed rate) to the same notional amount. For example, if the issuing entity issues $100 million of notes bearing interest at a floating rate based on the London Interbank Offered Rate, it might enter into a swap agreement under which the issuing entity would pay interest to the swap counterparty in an amount equal to an agreed upon fixed rate on $100 million in exchange for receiving interest on $100 million at the floating rate based on the London Interbank Offered Rate. The $100 million would be the “notional” amount because it is used simply to make the calculation. In an interest rate swap, no principal payments are exchanged.

If the issuing entity issues notes denominated in a currency other than U.S. dollars, the issuing entity will need to make payments on the notes in a currency other than U.S. dollars, as described in the applicable prospectus supplement. Payments collected on the leases and the related leased vehicles, however, will be made in U.S. dollars. If this occurs, the issuing entity may enter into a currency swap to reduce its exposure to changes in currency exchange rates. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the issuing entity issues notes denominated in Swiss Francs, it might enter into a swap agreement with a swap counterparty under which the issuing entity would use the collections on the leases to pay U.S. dollars to the swap counterparty in exchange for receiving Swiss Francs at a predetermined exchange rate to make the payments owed on the notes.

The terms of any currency swap or interest rate swap will be described in more detail in the applicable prospectus supplement.

If the issuing entity enters into an interest rate cap agreement, payments on the notes will be dependent on payments made under the interest rate cap agreement	If the issuing entity enters into an interest rate cap agreement, the amounts available to the issuing entity to pay interest and principal of all classes of the notes will depend in part on the terms of the interest rate cap agreement and the performance by the cap provider of its obligations under the interest rate cap agreement. If the issuing entity does not receive the payments it expects from the cap provider, the issuing entity may not have adequate funds to make all payments to noteholders when due, if ever.

If the issuing entity issues notes with adjustable interest rates, interest will be due on the notes at adjustable rates, while payments under the leases are fixed monthly obligations. If this occurs, the issuing entity may enter into an interest rate cap agreement with a cap provider to reduce its exposure to changes in interest rates. An interest rate cap agreement may require that if the specified interest rate related to any payment date exceeds the cap rate specified in the applicable prospectus supplement, the cap provider pays to the issuing entity an amount equal to the product of:

• the specified interest rate for the related payment date minus the cap rate;

• the notional amount of the cap, which will be equal to the total outstanding principal amount of the notes on the first day of the accrual period related to such payment date; and

• a fraction, the numerator of which is the actual number of days elapsed from and including the previous payment date, to but excluding the current payment date, or with respect to the first payment date, from and including the closing date, to but excluding the first payment date, and the denominator of which is 360 or 365, as specified in the applicable prospectus supplement.

During those periods in which the specified interest rate is substantially greater than the cap rate, the issuing entity will be more dependent on receiving payments from the cap provider in order to make payments on the notes. If the cap provider fails to pay the amounts due under the interest rate cap agreement, the amount of credit enhancement available in the current or any future period may be reduced and you may experience delays and/or reductions in the interest and principal payments on your notes.

The terms of any interest rate cap will be described in more detail in the applicable prospectus supplement.

The rating of a swap counterparty or cap provider may affect the ratings of the notes	If a issuing entity enters into an interest rate swap agreement, a currency swap agreement or an interest rate cap agreement, the rating agencies that rate the notes will consider the provisions of such interest rate swap agreement, currency swap agreement or interest rate cap agreement, as applicable, and the rating of the swap counterparty or the cap provider, as applicable, in rating the notes. If a rating agency downgrades the debt rating of the swap counterparty or the cap provider, it is also likely to downgrade the rating of the notes. Any downgrade in the rating of the notes could have severe adverse consequences on their liquidity or market value.

To provide some protection against the adverse consequences of a downgrade, the swap counterparty or cap provider may be permitted, but generally not required, to take the following actions if the rating agencies reduce its debt ratings below certain levels:

• assign the interest rate swap agreement, the currency swap agreement or interest rate cap agreement, as applicable, to another party;

• obtain a replacement interest rate swap agreement, currency swap agreement or interest rate cap agreement, as applicable, on substantially the same terms as the existing interest rate swap agreement, the currency swap agreement or interest rate cap agreement, as applicable; or

• establish any other arrangement satisfactory to the rating agencies.

Any interest rate swap, currency swap or interest rate cap involves a high degree of risk. A trust will be exposed to this risk should it use either of these mechanisms. For this reason, only investors capable of understanding these risks should invest in the notes. You are strongly urged to consult with your financial advisors before deciding to invest in the notes if a swap or interest rate cap is involved.

The notes are not suitable investments for all investors	The notes are complex investments that are not a suitable investment if you require a regular predictable schedule of payments. The notes should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, residual value, default and market risk, the tax consequences of an investment and the interaction of these factors.

You must rely for repayment only upon the issuing entity’s assets which may not be sufficient to make full payments on your notes	Your notes are asset backed securities issued by and represent obligations of the issuing entity only and do not represent obligations of or interest in Nissan Motor Acceptance Corporation, Nissan Auto Leasing LLC II or any of their respective affiliates. Distributions on any class of securities will depend solely on the amount and timing of payments and other collections in respect of the related leases and any credit enhancement for the notes specified in the applicable prospectus supplement. We cannot assure you that these amounts, together with other payments and collections in respect of the related leases, will be sufficient to make full and timely distributions on your notes. The notes and the leases will not be insured or guaranteed, in whole or in part, by the United States or any governmental entity or, unless specifically set forth in the applicable prospectus supplement, by any provider of credit enhancement.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes	If a lessee sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the lessee’s obligations to repay amounts due on its lease. As a result, that lease would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount.

THE ISSUING ENTITIES

Formation

Nissan Auto Leasing LLC II (the “Depositor”) will establish, for each series of notes (the “Notes”), a new issuing entity (each, an “Issuing Entity”) pursuant to a trust agreement (as it may be amended and restated from time to time, each a “Trust Agreement”).

The terms of each series of Notes and, if applicable, the certificates (the “Certificates,” and together with the Notes, the “Securities”) issued by the related Issuing Entity and additional information concerning the assets of the Issuing Entity and any applicable credit enhancement will be set forth in a supplement (each, a “Prospectus Supplement”) related to this prospectus (the “Prospectus”).

The Issuing Entity for each series of Notes will not engage in any activity other than:

•	issuing and making payments on the Notes and the Certificates that it issues,

•	acquiring the related SUBI Certificate from the Depositor in exchange for (i) issuance of the Notes to the Depositor, (ii) certain capital contributions from the Depositor and (iii) issuance of the Certificates to the Depositor,

•	assigning, granting and pledging the Issuing Entity’s Estate to the related Indenture Trustee as security for the Notes,

•	managing and distributing to the holders of the Certificates any portion of the Issuing Entity’s Estate released from the lien of the related Indenture,

•	engaging in any other activities that are necessary, suitable or convenient to accomplish any of the purposes listed above or in any way connected with those activities,

•	engaging in any other activities as may be required, to the extent permitted under the related financing documents, to conserve the Issuing Entity’s Estate, and

•	engaging in ancillary or related activities as specified in the applicable Prospectus Supplement.

Property of the Issuing Entities

Nissan Motor Acceptance Corporation (“NMAC”) established Nissan-Infiniti LT, a Delaware statutory trust (the “Titling Trust”), to purchase new vehicle, closed-end fixed rate lease contracts originated through dealers of primarily Nissan- and Infiniti-branded new and used automobiles and light-duty trucks (“Dealers”). All of the Dealers have entered into agreements with NMAC or Infiniti Financial Services, which is a division of NMAC, pursuant to which the Dealers have assigned and will assign retail closed-end motor vehicle lease contracts to the Titling Trust. The Titling Trust was created in July 1998 to avoid the administrative difficulty and expense associated with retitling leased vehicles for the securitization of motor vehicle leases. See “The Titling Trust” in this Prospectus. The Titling Trust issued to NILT Trust (the “UTI Beneficiary”) an undivided trust interest (the “UTI”) representing the entire beneficial interest in the unallocated assets of the Titling Trust. See “The Titling Trust — Property of the Titling Trust” in this Prospectus. On or before the date of the initial issuance of any series of Notes (each, a “Closing Date”), the UTI Beneficiary will instruct the trustee of the Titling Trust to establish a special unit of beneficial interest (the “SUBI”) and allocate to the SUBI a separate portfolio of leases (the “Leases”), the related vehicles leased under the Leases (the “Leased Vehicles”) and other associated assets of the Titling Trust. The SUBI will represent the entire beneficial interest in the Leases, Leased Vehicles and the related assets (collectively, the “SUBI Assets”). Upon the creation of the SUBI, the separate portfolio of related Leases, the related Leased Vehicles and the related assets will no longer constitute assets of the Titling Trust represented by the UTI, and the interest in the Titling Trust Assets represented by the UTI will be reduced accordingly. The SUBI will not represent a beneficial interest in any Titling Trust Assets other than the related SUBI Assets. Payments made on or in respect of any Titling Trust Assets other than the SUBI Assets allocated to a series of Notes and Certificates will not be available to make payments on that series of Notes and Certificates.

The Titling Trust will issue a certificate evidencing the SUBI (the “SUBI Certificate”) to or upon the order of the UTI Beneficiary. The SUBI Certificate will evidence an indirect beneficial interest, rather than a direct legal interest, in the related Leases and the Leased Vehicles. With respect to each series of Notes and Certificates, the UTI Beneficiary will sell, transfer and assign the related SUBI Certificate to the Depositor. The Depositor will in turn transfer and assign the SUBI Certificate to the Issuing Entity in exchange for the Notes and Certificates issued by the Issuing Entity. Each Issuing Entity will rely primarily upon collections from the Leases and proceeds from the disposition of the related Leased Vehicles to make payments on the related series of Notes.

In addition to a SUBI Certificate, the property of each Issuing Entity (the “Issuing Entity’s Estate”) will include the following:

•	amounts deposited in any reserve or similar account (including investment earnings, net of losses and investment expenses, on amounts on deposit therein),

•	the proceeds of any hedge or similar agreement and the rights of the Issuing Entity under such agreement,

•	the rights of the related Indenture Trustee as secured party under a back-up security agreement with respect to the SUBI Certificate and the undivided beneficial interest in the related SUBI Assets,

•	the rights of the Issuing Entity to funds on deposit from time to time in separate trust accounts specified in the applicable Prospectus Supplement,

•	the rights of the Depositor, as transferee under the SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity, as transferee under the Trust SUBI Certificate Transfer Agreement,

•	the rights of the Issuing Entity and the Indenture Trustee under any credit enhancement issued with respect to any particular series or class, and

•	the rights of the Issuing Entity as a third-party beneficiary of the related Servicing Agreement, including the right to certain advances from the Servicer, to the extent relating to the SUBI Assets, and the SUBI Trust Agreement, and

•	all proceeds of the foregoing.

The Notes will be the only securities being offered to you, the Depositor will retain all of the Certificates and payment on the Certificates will be subordinated to payments on one or more classes of Notes to the extent described in the applicable Prospectus Supplement. See “Additional Information Regarding the Notes — Subordination of Certificates to Notes” in this Prospectus.

USE OF PROCEEDS

The net proceeds from the sale of each series of Notes received by the Depositor will be used (i) to pay NILT Trust for the related SUBI Certificate, (ii) to make capital contributions, if any, to the Issuing Entity, (iii) if specified in the applicable Prospectus Supplement, to purchase an interest rate swap agreement, a currency swap agreement or a interest rate cap and to fund the Reserve Account and (iv) to pay down warehouse debt owed to the warehouse lenders.

THE TITLING TRUST

General

Nissan-Infiniti LT, the Titling Trust, is a Delaware statutory trust and is governed by an amended and restated trust and servicing agreement, dated as of August 26, 1998 (the “Titling Trust Agreement”), among NILT Trust, as the UTI Beneficiary, NMAC as servicer (the “Servicer”), NILT, Inc., as trustee (the “Titling Trustee”), Wilmington Trust Company, as Delaware trustee, and U.S. Bank National Association (“U.S. Bank”), as trust agent (in that capacity, the “Trust Agent”). To provide for the servicing of the Titling Trust Assets, the Titling Trust, the Servicer and the UTI Beneficiary have entered into the Servicing Agreement (the “Basic Servicing

Agreement”), dated as of March 1, 1999. The primary business purpose of the Titling Trust is to take assignments of, and serve as record holder of title to, leases and leased vehicles, in order to facilitate the securitization of the leases and leased vehicles in connection with the issuance of asset backed securities.

Except as otherwise described under “Description of the SUBI Trust Agreement” in this Prospectus, under the Titling Trust Agreement, the Titling Trust has not and will not:

•	issue beneficial or other interests in the Titling Trust Assets, notes or certificates other than (i) with respect to each issuance of Notes, the related SUBI and SUBI Certificate, (ii) one or more special units of beneficial interest, each consisting of a portfolio of leases and related leased vehicles separate from the portfolio allocated to the SUBI (each, an “Other SUBI”), (iii) one or more certificates representing each Other SUBI (the “Other SUBI Certificates”), and (iv) the UTI and one or more certificates representing the UTI (the “UTI Certificates”),

•	borrow money, except from NMAC, the UTI Beneficiary or their respective affiliates in connection with funds used to acquire leases and leased vehicles,

•	make loans,

•	invest in or underwrite securities,

•	offer notes and certificates in exchange for Titling Trust Assets, with the exception of the SUBI Certificate issued with respect to any series of Notes and Certificates and the UTI Certificates,

•	repurchase or otherwise reacquire, other than for purposes of cancellation, any UTI Certificate or, except as permitted by or in connection with permitted financing transactions, any SUBI Certificate, or

•	grant any security interest in or lien on any Titling Trust Assets.

For more information regarding the Titling Trust and the servicing of the Leases and Leased Vehicles, you should refer to “Description of the SUBI Trust Agreement” and “Description of the Servicing Agreement” in this Prospectus.

The UTI Beneficiary

NILT Trust is the UTI Beneficiary under the Titling Trust Agreement. The sole beneficiary of the UTI Beneficiary is NMAC. The UTI Beneficiary was formed as a Delaware statutory trust in July 1998 for the sole purpose of being initial beneficiary of the Titling Trust, holding the UTI Certificate, acquiring interests in one or more SUBIs, and engaging in related transactions. So long as any financings involving interests in the Titling Trust, including the transactions described in this Prospectus and any applicable Prospectus Supplement, are outstanding, NMAC may not transfer its beneficial interest in the UTI Beneficiary. The principal offices of NILT Trust are located at 333 Commerce Street, Nashville, Tennessee, 37201-1800, and its telephone number is (615) 625-1224.

The Titling Trustee

U.S. Bank, as trust agent, serves as agent for the Titling Trustee to perform some functions of the Titling Trustee under the Titling Trust Agreement. Under the Titling Trust Agreement, if U.S. Bank can no longer act as the trust agent, the designees of the UTI Beneficiary — which may not be the UTI Beneficiary or any of its affiliates — will have the option to purchase the stock of the Titling Trustee for a nominal amount. If the UTI Beneficiary does not timely exercise that option, a successor trust agent appointed by the Titling Trustee will have the option to purchase the stock of the Titling Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Titling Trustee to another party. The principal offices of NILT, Inc. are located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604, and its telephone number is (312) 325-8902.

Property of the Titling Trust

The assets of the Titling Trust (the “Titling Trust Assets”) generally consist of:

•	leases originated by Dealers and assigned to the Titling Trust and all monies due from the lessees thereunder,

•	leased vehicles and all proceeds of those leased vehicles,

•	all of the Dealers’ rights with respect to those leases and leased vehicles,

•	the rights to proceeds from any physical damage, liability or other insurance policies, if any, covering the leases or the related lessees or the leased vehicles, including but not limited to the Contingent and Excess Liability Insurance, and

•	all proceeds of the foregoing.

From time to time after the date of this Prospectus and any applicable Prospectus Supplement, Dealers may assign additional leases to the Titling Trust and, as described below, title the related leased vehicles in the name of the Titling Trust (or a nominee or trustee thereof on behalf of the Titling Trust).

Lease Origination and the Titling of Vehicles

All leases owned by the Titling Trust have been or will be underwritten using the underwriting criteria described under “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures” in this Prospectus. Under each lease, the Titling Trust (or a nominee or trustee thereof on behalf of the Titling Trust) will be listed as the owner of the related leased vehicle on the related certificate of title. Except as described below, liens will not be placed on the certificates of title, nor will new certificates of title be issued, to reflect the interest of any Trust, as holder of a SUBI Certificate, in the related Leased Vehicles. The certificates of title to those Leased Vehicles registered in several states will, however, reflect a first lien held by the Titling Trust or NMAC (the “Administrative Lien”) that will exist solely to provide for delivery of title documentation of those Leased Vehicles to the Titling Trustee or the Servicer. Each entity that records an Administrative Lien (other than the Titling Trust) will enter into an agreement by which it acknowledges that it has no interest in the related Leased Vehicles and additionally waives, quitclaims and releases any claim that it may have against the Leased Vehicles by virtue of such liens.

After the sale of the SUBI Certificate to an Issuing Entity, the Servicer will be obligated to reallocate from the related SUBI any Leases and related Leased Vehicles that do not meet certain representations and warranties. Those representations and warranties relate primarily to the origination of the Leases and do not typically relate to the creditworthiness of the related lessees or the collectibility of the Leases. For more information regarding the specific representations and warranties made by the Servicer for each series of Notes, you should refer to “The Leases — General,” “— Representations, Warranties and Covenants” in this Prospectus and “The Leases — Characteristics of the Leases” in the applicable Prospectus Supplement. In addition, the Servicer will be obligated to reallocate from the related SUBI the Leased Vehicles relating to any Leases for which the Servicer grants a lease term extension which either extends the lease term beyond the final scheduled payment date of the latest maturing Class of Notes or extends the Lease term for more than six months beyond the original maturity date of the Lease (each, a “Term Extension”), and in connection with such reallocation, the Servicer will be required to pay the related Issuing Entity an amount equal to (x) the sum of (i) the present value, discounted at a rate specified in the applicable Prospectus Supplement, of (i) the monthly payments remaining to be made under the affected Lease, and (ii) the base residual of the Leased Vehicles, which will be calculated as described in the applicable Prospectus Supplement (the “Base Residual”), and (y) any delinquent payments not paid by the lessee (collectively, the “Repurchase Payments”). If a lessee changes the domicile of or title to the related Leased Vehicle to any jurisdiction in which the Titling Trust is not qualified and licensed to do business (or exempt from such qualification or licensing) or any other jurisdiction specified in the applicable Prospectus Supplement (each, a “Restricted Jurisdiction”), the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, will cause the affected Lease and Leased Vehicle either to be reallocated from the SUBI to the UTI or to be conveyed to the Servicer. In connection with such reallocation or reconveyance, the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, will pay to the related Issuing Entity the Repurchase Payments. See “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” in this Prospectus.

All leased vehicles owned by the Titling Trust will be held for the benefit of entities that from time to time hold beneficial interests in the Titling Trust. Those interests will be evidenced by one or more SUBIs or the UTI. Entities holding beneficial interests in the Titling Trust will not have a direct ownership in the related leases or a direct ownership or perfected security interest in the related leased vehicles. Therefore, if the transfer of a SUBI Certificate from the Depositor to the related Issuing Entity were recharacterized as a secured loan, that Issuing

Entity would not have a perfected lien in the related SUBI Assets, unless a validly filed financing statement is in effect in each of the appropriate jurisdictions, to the extent that the security interest may be perfected by filing a financing statement under the Uniform Commercial Code (the “UCC”). The Servicer has agreed to file or cause to be filed a financing statement and any appropriate continuing statements in each of the appropriate jurisdictions. For further information regarding the titling of the Leased Vehicles and the interests of the related Issuing Entities therein, you should refer to “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this Prospectus.

THE SUBI

General

On or prior to the Closing Date for each series of Notes, the SUBI relating to that series of Notes will be issued by the Titling Trust pursuant to a supplement to the Titling Trust Agreement (the “SUBI Supplement” and, together with the Titling Trust Agreement, the “SUBI Trust Agreement”). To provide for the servicing of the related SUBI Assets, the Titling Trust, the Servicer and the UTI Beneficiary will enter into a supplement to the Basic Servicing Agreement (together with the Basic Servicing Agreement, the “Servicing Agreement”). Each SUBI Certificate will evidence an indirect beneficial interest, rather than a direct legal interest, in the related SUBI Assets, which will generally consist of the Leases and the Leased Vehicles allocated to that SUBI, and all proceeds of or payments on or in respect of those Leases or Leased Vehicles received or due after the close of business on the applicable cut-off date (each, a “Cutoff Date”) and other related SUBI Assets, including:

•	amounts in the applicable accounts relating to that SUBI and received in respect of the Leases allocated to that SUBI or the sale of the related Leased Vehicles,

•	certain monies due under or payable in respect of the Leases and the Leased Vehicles after the related Cutoff Date, including the right to receive payments made to NMAC, the Depositor, the Titling Trust, the Titling Trustee or the Servicer under any insurance policy relating to the Leases, the Leased Vehicles or the related lessees, and

•	all proceeds of the foregoing.

A SUBI will not represent a beneficial interest in any Titling Trust Assets other than the related SUBI Assets, and neither the Issuing Entity nor the related Noteholders will have an interest in the UTI, any Other SUBI issued by the Titling Trust, or any assets of the Titling Trust evidenced by the UTI or any Other SUBI. Payments made on or in respect of Titling Trust Assets not represented by a SUBI will not be available to make payments on the Notes relating to that SUBI.

On or prior to each Closing Date, the Titling Trust will issue the related SUBI Certificate to or upon the order of NILT Trust, as UTI Beneficiary.

Transfers of the SUBI Certificate

Simultaneously with the issuance of the SUBI Certificate to the UTI Beneficiary, the UTI Beneficiary will convey that SUBI Certificate to the Depositor pursuant to a transfer agreement (the “SUBI Certificate Transfer Agreement”). The UTI Beneficiary will covenant to treat each conveyance of the SUBI Certificate to the Depositor as a true sale, transfer and assignment for all purposes.

Immediately after the transfer of the SUBI Certificate to the Depositor, the Depositor will:

•	transfer to the related Issuing Entity, without recourse, all of its right, title and interest in and to the SUBI Certificate under a transfer agreement (the “Trust SUBI Certificate Transfer Agreement”), and

•	deliver the SUBI Certificate to the Issuing Entity.

In exchange, the Issuing Entity will transfer to the Depositor the Notes and, if any, the Certificates that it issues.

Immediately following the transfer of the SUBI Certificate to the Issuing Entity, the Issuing Entity will pledge its interest in the related Issuing Entity’s Estate, which includes the SUBI Certificate, to the related Indenture Trustee as security for the Notes.

THE DEPOSITOR

Nissan Auto Leasing LLC II (“NALL II”), the Depositor, is a special purpose limited liability company that was formed under the laws of Delaware on October 24, 2001. The sole member of the Depositor is NMAC. NMAC may not transfer its membership interest in the Depositor so long as any financings involving interests held by the Depositor at any time in the Titling Trust, including the transaction described in this Prospectus and the applicable Prospectus Supplement, are outstanding.

The limited liability company agreement of the Depositor limits its activities to the following purposes:

•	acquire from, or sell to, NMAC or its Dealers or affiliates its rights and interest in and to (including any beneficial interests in and to) receivables or leases arising out of or relating to the sale or lease of Nissan and Infiniti vehicles, moneys due under the receivables and the leases, security interests in the related financed or leased vehicles and proceeds from claims on the related insurance policies (collectively, the “Receivables”),

•	acquire from NMAC or any of its affiliates as the holder of the UTI or one or more SUBIs and act as the beneficiary of any such SUBIs, and sell to NMAC or reallocate to the UTI certain of the leased vehicles and related leases comprising such SUBIs,

•	acquire, own and assign the Receivables and SUBIs, the collateral securing the Receivables and SUBIs, related insurance policies, agreements with Dealers or lessors or other originators or servicers of the Receivables and any proceeds or rights thereto (the “Collateral”),

•	transfer the Receivables and SUBIs and/or related Collateral to a trust pursuant to one or more pooling and servicing agreements, sale and servicing agreements or other agreements (the “Pooling Agreements”) to be entered into by, among others, NALL II, the related trustee and the servicer of the Receivables or SUBIs,

•	authorize, sell and deliver any class of certificates or notes issued by the Issuing Entity under the related Pooling Agreements,

•	acquire from NMAC the certificates or notes issued by one or more trusts to which NMAC or one of its subsidiaries transferred the Receivables,

•	issue and deliver one or more series and classes of notes and certificates secured by or collateralized by one or more pools of the Receivables, the SUBIs or the Collateral,

•	sell and issue the notes and certificates secured by the SUBIs or the Receivables and the related Collateral to certain purchasers, pursuant to indentures, purchase agreements or other similar agreements (collectively, the “Purchase Agreements”),

•	loan to, or borrow from, affiliates or others or otherwise invest or apply funds received as a result of NALL II’s interest in any of the notes or certificates and any other income,

•	perform its obligations under the Pooling Agreements and Purchase Agreements, including entering into one or more interest rate cap agreements to the extent permitted by and in accordance with the terms of such Pooling Agreements or Purchase Agreements, and

•	engage in any activity and exercise any powers permitted to limited liability companies under the laws of the State of Delaware that are related or incidental to the foregoing.

Since its formation in October 2001, NALL II has been the Depositor in each of NMAC’s lease securitization transactions, and has not participated in or been a party to any other financing transactions. For more information regarding NMAC’s lease securitization program, you should refer to “Nissan Motor Acceptance Corporation — NMAC Responsibilities in Securitization Program — Leases” in this Prospectus.

On each Closing Date, the UTI Beneficiary will convey the related SUBI Certificate to the Depositor, and the Depositor will immediately convey that SUBI Certificate to the Issuing Entity issuing the related series of Notes and Certificates in exchange for those Notes and Certificates. The Depositor will then sell the Notes to the underwriters for that series pursuant to an underwriting agreement. For more information regarding the transfers of the SUBI Certificate on each Closing Date and the sale of the related series of Notes to the underwriters, you should refer, respectively, to “The SUBI — Transfers of the SUBI Certificate” in this Prospectus and “Underwriting” in the applicable Prospectus Supplement.

If the Issuing Entity of a series issues Certificates, the Depositor will generally retain all of those Certificates. As the holder of Certificates, the Depositor will have various rights and obligations under the related Trust Agreement, including (i) removal of the Servicer upon the occurrence and continuance of a Servicer Default relating to the applicable series of Notes, (ii) appointment of a successor trustee upon resignation and removal of the Trustee of the related Issuing Entity, and (iii) indemnification of the Trustee of the related Issuing Entity. Notwithstanding the foregoing, the rights of the Depositor, as holder of the Certificates of a series, to take any action affecting the related Issuing Entity’s Estate will be subject to the rights of the Indenture Trustee under the related Indenture. For more information regarding the rights and obligations of the Depositor upon the initial issuance of a series of Notes, you should refer to “Description of the Trust Agreement” in this Prospectus.

The principal office of the Depositor is located at 333 Commerce Street, Nashville, Tennessee, 37201-1800, and its telephone number is (615) 725-1127.

NISSAN MOTOR ACCEPTANCE CORPORATION

Overview

NMAC was incorporated in the state of California in November 1981 and began operations in February 1982. NMAC is a wholly owned subsidiary of Nissan North America, Inc. (“NNA”), the primary distributor of Nissan and Infiniti vehicles in the United States. NNA is a direct wholly owned subsidiary of Nissan Motor Co., Ltd., a Japanese corporation (“NML”), which is a worldwide manufacturer and distributor of motor vehicles and industrial equipment.

The retail installment contracts that NMAC purchases are sourced from Dealers and are for new, “near-new,” used and certified near-new and used automobiles. A “near-new” vehicle is defined as any make vehicle up to three model years old. NMAC introduced the “near-new” classification in April 1995 principally to distinguish off-lease vehicles from other used vehicles. A used vehicle is defined as any pre-owned Nissan or Infiniti vehicles four or five model years old, and other makes of pre-owned vehicles up to five model years old. Certified vehicles are Nissan and Infiniti vehicles which have been inspected by Dealers and that meet certain published standards. The leases NMAC purchases are for new-vehicle, closed-end lease contracts also sourced from the Dealers. See “The Leases — General” in this Prospectus. The disposition of any leased vehicle not purchased by the lessee upon maturity is discussed under “— Lease Return and Remarketing” and “— Methods of Vehicle Disposal” in this Prospectus. NMAC collects payments and services the leases and sales contracts, employing various collection methods including a behavioral-based collection strategy to minimize risk of loss.

NMAC extends credit lines to Dealers that operate exclusive Nissan and Infiniti dealerships, to Dealers that operate Nissan, Infiniti and non-Nissan and non-Infiniti franchises in one dealership, and also to Dealers that operate dealerships franchised by non-Nissan and non-Infiniti manufacturers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business. Dealers who have non-Nissan and non-Infiniti franchises may use part of NMAC’s financing, pursuant to their related wholesale financing agreement, to finance vehicles purchased from other manufacturers. NMAC also extends term loans and revolving lines of credit to Dealers for business acquisitions, facilities refurbishment, real estate purchases, construction and working capital requirements.

The principal executive offices of NMAC are located at 333 Commerce Street, Nashville, Tennessee, 37201-1800, and its telephone number is (214) 596-4000. NMAC also has a centralized operations center in Irving, Texas, which performs underwriting, servicing and collection activities. Certain back office operations, including finance, accounting, legal and human resources, have been reorganized as functional departments under NNA. The effect has been to lower costs, streamline processes and improve communication.

Financing Operations

NMAC provides indirect retail automobile and light-duty truck installment sale and lease financing by purchasing retail installment contracts and leases from authorized Nissan- and Infiniti- Dealers and, to a limited extent other domestic and import franchised Dealers, in all 50 states of the United States. NMAC also provides direct wholesale financing to many of those Dealers, by financing inventories and other dealer activities, such as business acquisitions, facilities refurbishment, real estate purchases and working capital requirements.

Retail installment contracts and leases that are purchased by NMAC must comply with NMAC’s underwriting standards and other requirements under existing agreements between NMAC and the Dealers. After purchasing the financing contracts, NMAC has responsibility for contract administration and collection. See “— Lease Underwriting Procedures” in this Prospectus.

Retail Financing

The retail installment contracts that NMAC acquires from Dealers are assigned to NMAC. NMAC also takes steps under the relevant laws of the state in which the related financed vehicle is located to perfect its security interest, including, where applicable, causing the related Dealer to have a notation of NMAC’s lien recorded on the related certificate of title and obtaining possession of that certificate of title. As a result, NMAC has the right to repossess the assets if customers fail to meet contractual obligations as well as the right to enforce collection actions against the obligors under the contracts. Upon default, NMAC sells the vehicles through auctions. Repossessed vehicles are sold through a variety of distribution channels. Substantially all of NMAC’s retail financing receivables are non-recourse to the Dealers, which relieves the Dealers from financial responsibility in the event of repossession.

Wholesale and Other Dealer Financing

NMAC supports vehicle Dealers by offering wholesale and other Dealer financing for a variety of Dealers’ business needs.

Wholesale Financing.  NMAC provides wholesale financing to vehicle Dealers for their purchase of inventories of new and used Nissan, Infiniti and other vehicles in the normal course of business for their sale to retail buyers and lessees. NMAC acquires a security interest in vehicles financed under wholesale loans, which NMAC perfects through UCC filings. These financings in some cases may be backed by a subordinated security interest in parts inventory, machinery, tools, equipment, fixtures and service accounts of Dealers. In most cases, NMAC obtains the guarantee of a Dealer’s parent holding company or affiliate or the Dealers’ principal’s personal guarantee.

Other Dealer Financing.  NMAC extends term loans and revolving lines of credit to Dealers for business acquisitions, facilities refurbishment, real estate purchases, construction, and working capital requirements. NMAC also provides financing to various multi-franchise dealer organizations, referred to as dealer groups, for wholesale, working capital, real estate and business acquisitions. The wholesale new vehicle credit lines, mortgage, construction and equipment loans are typically secured with liens on real estate, vehicle inventory, and/or other dealership assets, as appropriate. NMAC requires a personal guarantee from the Dealer and other owners of 10% interests or more in the dealership entity, or dealerships, unless waived.

Although the loans are typically collateralized or guaranteed the value of the underlying collateral or guarantees may not be sufficient to cover NMAC’s exposure under such agreements.

Lease Financing

For a description of NMAC’s lease financing business, you should refer to “The Issuing Entities — Property of the Issuing Entities” and “— Lease Underwriting Procedures”, in this Prospectus.

NMAC Responsibilities in Securitization Program

The primary funding source for NMAC has been the packaging and sale of retail installment contracts, loans and leases through asset-backed securitization transactions. Three types of assets are sold through NMAC’s asset-backed securitization program: retail installment contracts, operating leases and floorplan loans to Dealers. As described in more detail below, NMAC’s primary responsibilities with respect to each type of securitized assets consist of (i) acquiring the retail installment contracts and leases from Dealers and making loans to Dealers, (ii) selling the loans and leases to a special purpose entity in connection with an asset-backed securitization transaction, and (iii) servicing the loans and leases throughout the life of the asset-backed securitization transaction.

Retail Installment Contracts

The retail installment contracts purchased by NMAC (each, a “retail receivable”) are underwritten using NMAC’s standard underwriting procedures, which emphasize, among other factors, the applicant’s willingness and ability to pay and the value of the vehicle to be financed. You should refer to “— Lease Underwriting Procedures” in this Prospectus for more detailed information regarding NMAC’s underwriting standards.

In connection with each asset-backed securitization transaction involving retail receivables, NMAC will sell its selected portfolio of retail receivables to Nissan Auto Receivables Corporation II (“NARC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NARC II then re-sells the retail receivables to the related issuing entity issuing notes and/or certificates secured by those retail receivables.

NMAC will act as the servicer and, in that capacity, will handle all collections, administer defaults and delinquencies and otherwise service the retail receivables. NMAC considers a retail receivable to be past due when the obligor under the contract fails to make at least 80% of a payment by the due date and delinquent when 20% or more of a scheduled payment is past due for a specified number of days. If a payment is delinquent, NMAC will soon thereafter initiate telephone contacts and may mail notices requesting payment. If the delinquent receivable cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the vehicle and, in limited circumstances, may reverse the charge off when the obligor agrees to bring the receivable current and it would not be feasible to repossess the vehicle. However, in those circumstances, the receivable will still be treated as a defaulted receivable in the Basic Documents. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells those vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the retail receivable are pursued by or on behalf of NMAC to the extent practicable and legally permitted. NMAC attempts to contact the obligor of the contract and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

The servicer will be obligated to advance to the related issuing entity interest on any retail receivable that is due but unpaid by the obligor on the retail receivable. The servicer will not be required, however, to make such an advance (other than the advance of an interest shortfall arising from a prepaid retail receivable) if it determines that it will not be able to recover an advance from an obligor. In addition, if a retail receivable is a “defaulted receivable” or the servicer determines that any recovery from payments made on or with respect to such retail receivable is unlikely, the servicer will be reimbursed for all outstanding advances on that receivable from general collections on the receivables.

NARC II has filed registration statements, including certain amendments and exhibits, under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC in connection with each offering of securities backed by the retail receivables of NMAC. For more information regarding these asset-backed securitization transactions, you should review the registration statements and other reports filed by NARC II with the SEC at http://www.sec.gov.

Loans to Dealers

NMAC extends credit to Dealers to finance their inventory of automobiles and light-duty trucks based upon established credit lines. Each Dealer requesting to establish a credit line is evaluated by NMAC’s commercial credit department based on several criteria, including evaluation of the Dealer’s current state of operations and management.

Upon approval, each Dealer enters into an automotive wholesale financing and security agreement with NMAC (each, an “account”) that provides NMAC, among other things, with a priority security interest in the financed vehicles. The principal and interest payments received on each account are the “floorplan receivables.” In connection with each asset-backed securitization transaction involving floorplan receivables, NMAC will designate certain accounts and sell the floorplan receivables arising from those accounts to Nissan Wholesale Receivables Corporation II (“NWRC II”), a Delaware corporation and a wholly owned subsidiary of NMAC. NWRC II will then re-sell the floorplan receivables to the related issuing entity issuing notes secured by those floorplan receivables.

NMAC will service the floorplan receivables in accordance with customary procedures and guidelines that it uses in servicing Dealer floorplan receivables for its own account or for others and in accordance with the agreements it has entered into with the Dealers. Servicing activities performed by the servicer include, among others, collecting and recording payments, making any required adjustment to the floorplan receivables, monitoring Dealer payments, evaluating increases in credit limits and maintaining internal records with respect to each account. The servicer may also change, in limited circumstances, the terms of the floorplan receivables under the designated accounts. These terms may include the applicable interest rates, payment terms and amount of the Dealer’s credit line under the designated account, as well as the underwriting procedures.

Upon the sale of a NMAC financed vehicle, NMAC is entitled to receive payment in full of the related advance the earlier of 10 calendar days of the sale or two business days after the dealership has received payment therefor. Dealers remit payments by check or electronically directly to NMAC. If the financed vehicle is not sold or leased within a year, the advance for such vehicle is typically due in the twelfth month after the date funded, but, with NMAC approval, may be repaid in equal monthly installments beginning on the thirteenth month.

NWRC II has filed a registration statement and certain amendments and exhibits under the Securities Act with the SEC relating to each offering of securities backed by the floorplan receivables of NMAC. For more information regarding these transactions, you should review the registration statement and other reports filed by NWRC II with the SEC at http/www.sec.gov.

Leases

As described in more detail elsewhere in this Prospectus and the applicable Prospectus Supplement, NMAC (i) underwrites the leases that will be assigned to the Titling Trust, (ii) selects the leases and the leased vehicles that will be allocated to each SUBI, and (iii) services the leases and the leased vehicles owned by the Titling Trust. As the servicer for the Leases and the related Leased Vehicles owned by the titling Trust, NMAC will service the leases and the leased vehicles, using the same degree of skill and attention that it exercises with respect to comparable assets that it services for itself or others. See “Description of the Servicing Agreement — General” in this Prospectus. NMAC will also serve as the administrative agent for each series of Notes and, in that capacity, will provide notices and perform other administrative obligations required to be performed by the related Issuing Entity or the Trustee under the related Indenture. For more information regarding NMAC’s lease financing business and its responsibilities as servicer and administrator, you should refer, respectively, to “Nissan Motor Acceptance Corporation,” “Description of the Servicing Agreement” and “Description of the Trust Administration Agreement” in this Prospectus and “Nissan Motor Acceptance Corporation — Securitization — Lease Securitization” in the applicable Prospectus Supplement.

Lease Underwriting Procedures

Both retail installment contract and lease applications are subject to the same credit policies and procedures at NMAC. Contracts that are purchased must comply with NMAC’s underwriting standards and other requirements, as described below, under existing agreements between NMAC and the Dealers. NMAC’s underwriting standards emphasize the prospective lessee’s ability to pay, as well as the asset value of the motor vehicle to be financed. NMAC’s underwriting, servicing and collection activities are conducted principally at a centralized processing center in Irving, Texas.

NMAC’s credit decision is influenced by, among other things, the applicant’s credit score as obtained by NMAC from the three national credit bureaus Equifax, Experian and TransUnion. A lease application may be reviewed by the credit officers within NMAC’s consumer credit department. Depending on their level and experience, credit officers may have the authority to approve or deny certain types of lease applications. For example, newly hired credit analysts are assigned level 1 authority, which allows them to approve applications with a FICO Score of 620 and above and amounts up to $35,000 ($50,000 for analysts assigned to Infiniti Financial Services). More senior credit analysts are given level 2 authority, which allows them to approve applications with a FICO Score as low as 500 and amounts up to $75,000. A credit supervisor has level 3 authority, and may approve amounts up to $150,000 for any FICO Score. Finally, level 4 authority is reserved for the regional credit manager, the senior manager of the consumer credit and risk management departments, and the regional financial service managers, all of whom can approve or deny any type of lease application.

NMAC makes its final credit decision based upon the degree of credit risk with respect to each lease applicant. NMAC also uses a repeat customer algorithm to grant pre-approvals to existing lease customers. From September 1996 through October 2001, NMAC utilized its own empirically derived scorecards. However, for competitive reasons, NMAC switched to risk models developed by Fair Isaac Corporation beginning October 4, 2001. These generic scorecards (“FICO Scores”) allow Dealers to evaluate customers’ credit quality during the hours that NMAC is not open for business.

Determination of Residual Values

The value of the Notes being issued is based on the aggregate Securitization Value of the Leases and the related Leased Vehicles. The term “Securitization Value” means, for each Lease and the related Leased Vehicle, (a) as of the maturity date of the related Lease, an amount equal to the Base Residual of the related Leased Vehicle and (b) as of any date other than the maturity date of the related Lease, an amount equal to the sum of the present value of the remaining monthly lease payments and the Base Residual, the calculation of such amount will be more fully described in the applicable Prospectus Supplement. The Base Residual of the related Leased Vehicle will be calculated as provided in the applicable Prospectus Supplement, and is based on the expected value of the Leased Vehicle at Lease termination.

The Leases and Leased Vehicles that will be allocated to each SUBI after the date of this Prospectus will have been originated under revised residual policies that were initiated in fiscal year 1999. Notwithstanding the foregoing, no assurance can be given as to NMAC’s future experience with respect to the return rates of Nissan and Infiniti vehicles relating to leases originated under these revised residual policies. In addition, no assurance can be given that NMAC’s experience with respect to the return of off-lease Nissan and Infiniti vehicles or related residual value losses, or the experience of any Issuing Entity of a series with respect to the related Leased Vehicles, will be similar to that set forth in the residual value loss experience table. If the residual values of the Leased Vehicles, as originally determined by NMAC are substantially higher than the sales proceeds actually realized upon the sale of the Leased Vehicles, you may suffer losses on your investment. See “Risk Factors — You may experience a loss if defaults on the leases or residual value losses exceed the available credit enhancement” in this Prospectus. For more information regarding NMAC’s procedures for realizing the residual value of leased vehicles, see “— Methods of Vehicle Disposal” and “— Collection and Repossession Procedures” below.

Lease Return and Remarketing

NMAC handles all remarketing of leased vehicles, including customer service, collections, accounting, the end of term process and titling. NNA’s remarketing department, in conjunction with NMAC’s Marketing and Remarketing department (“NMAC Remarketing”), conducts a direct mail campaign to lessees of Nissan-brand vehicles at 180 days and 90 days prior to the lease maturity date. Lessees of Infiniti-brand vehicles receive communications at 180 days, 120 days, 90 days, and 30 days prior to their lease maturity date.

•	180 day mailer — explains end of lease options, information on the end of term process and product information. A business reply card is enclosed in this mailer for the lessee to indicate if the lessee would like to order a model specific brochure.

•	90 day mailer — explains end of term options, end of term process and provides more in-depth information regarding the pre-return and inspection process. A brochure describing excessive wear and tear and a key assessment card are also included, along with a pre-approval certificate (if the lessee qualifies) and information on the owner loyalty program. A business reply card is enclosed in this mailer for the lessee to indicate if the lessee would like to order a model specific brochure.

At 60 days to maturity, NMAC’s Lease Customer Network Department (“LCN”) begins placing calls to a lessee to:

•	Obtain the lessee’s end of term intentions and document the current mileage on the lease vehicle;

•	Determine the date the lessee plans to return the vehicle and the dealership to which the vehicle will be returned;

•	Assist and educate the lessee regarding the end of lease process;

•	Advise the lessee of the need for a complimentary pre-termination inspection of the vehicle that can be conducted at the lessee’s home or place of business, and transfer the lessee to NMAC’s independent inspection company to schedule an appointment;

•	Advise the lessee (if any repairs are made to the vehicle after it has been pre-inspected) to contact LCN to schedule another inspection;

•	Advise the lessee to schedule an appointment with the Dealer for return of the vehicle;

•	Provide the lessee with information on special owner loyalty programs and new model information;

•	Educate the lessee regarding end of lease liability billing;

•	Provide product brochures on new models;

•	Advise the lessee to sign, via electronic signature pad, and retain a copy of the federal odometer statement completed on-line at the dealership upon return of the vehicle; and

•	If applicable, advise the lessee of state-specific rights pertaining to the pre-termination vehicle inspection and/or counter inspection of the lessee’s vehicle.

Lease Vehicle Maintenance

Each NMAC form of lease provides that the lessee is responsible for all maintenance, repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of a lease, if the lessee does not purchase the leased vehicle, the lease requires the lessee to pay the lessor any applicable charges for excess mileage or excess wear and tear (“Excess Mileage and Excess Wear and Tear Charges”). The Excess Mileage and Excess Wear and Tear Charges are assessed to compensate the lessor in connection with, among others: (1) inoperative mechanical parts including powertrain accessories; (2) dents, scratches, chips or rusted areas on the body; (3) mismatched paint; (4) broken windows or inoperative window mechanisms; (5) broken headlight lenses or sealed beams, dents, cuts, scratches or gouges in the bumpers; (6) broken grilles or dents in the grilles; (7) single dents or a series of small dents on other parts, including headlight and taillight bezels; (8) seats, seat belts, head lining, door panels or carpeting that are torn or are damaged beyond ordinary wear and use or are burned; (9) any windshield damage with chips, cracks or bull’s-eyes; (10) any tire not part of a matching set of five tires (or four with an emergency spare), or tires with less than 1/8 inch of tread remaining at the shallowest point, or tires which are not a matching set of tires of comparable type and quality to the tires furnished with the vehicle upon commencement of the lease; or (11) missing parts, accessories and adornments, including bumpers, ornamentation, aerials, hubcaps, chrome stripping, rearview mirrors, radio and stereo components, or emergency spare. If the lessee fails to pay the Excess Mileage and Excess Wear and Tear Charges, NMAC generally follows the collection and repossession procedures described in “Nissan Motor Acceptance Corporation — Collection and Repossession Procedures” in this Prospectus.

Methods of Vehicle Disposal

NMAC Remarketing handles all motor vehicle sales for NMAC including repossessions and end of term leases. The department is managed at a centralized location in Irving, Texas, with the LCN call center, also located in Irving, Texas and field representatives located near their respective auction sites.

Each lease provides that upon maturity, the lessee has the option to purchase the related motor vehicle for an amount equal to the related Contract residual, plus any remaining contractual obligations or customer liabilities provided in the gross payoff quote. If the lessee does not exercise this option, the related “grounding” Dealer has the option to purchase the vehicle at the Contract residual. NMAC utilizes the Remarketing Portfolio Manager (“RPM”) ) system, an electronic grounding, recovery and sales procedure, to obtain the related vehicle federal odometer statement and electronic customer signature for all returned off-lease vehicles. The RPM system is also utilized by the grounding Dealer to process the purchase by the grounding Dealer or the lessee, as the case may be, of the related motor vehicle. After a two day grounding Dealer sale period, eligible Infiniti vehicles are offered to non-grounding Infiniti franchise dealers at contract residual for another two day sale cycle. All returned vehicles that have not been purchased by the lessee grounding Dealer or non-grounding Infiniti Dealer are then shipped to auction by NMAC Remarketing. As of February 2008, Nissan Dealers were re-activated into the “upstream sales” process for non-grounding Dealers to coincide with the implementation of ACH electronic payments for Dealers and the elimination of physical check payments for off-lease vehicles. Once at auction, small volumes of off-lease and fleet vehicles are offered weekly to all Nissan and Infiniti Dealers via the auction internet sales systems (Manheim OVE & Adesa Bid Now Buy Now). All remaining auction inventory is managed through Corporate Closed and Open Auction sales. NMAC uses a system of auto auctions throughout the United States and views speed and efficiency of operations balanced with maximizing recovery values as the most critical aspects of managing off-lease vehicle inventory. NMAC has an internal target of 45 days from the time a leased vehicle is turned in at a franchise Dealer until it is sold at auction. Credit repossessions are handled in accordance with various state requirements.

All remarketing operations are electronic. This allows NMAC to control inventory management, select the best sales channel, manage the flow of vehicles to the auction and placement of the vehicles to auction locations that it believes will yield the highest net recovery value. As of February 27, 2008, NMAC Remarketing was in the final review and selection stage of a request for proposal to acquire an auction determination model and, possibly, a complementary vehicle pricing system. The auction determination model will assist NMAC Remarketing in assessing optimal distribution of remarketing inventory with the objective of most efficiently remarketing off-lease vehicles. Potential inventory transfer is evaluated for improved recovery value by market/auction location net of transportation and time depreciation expenses. Sophisticated price sensitivity modeling is utilized incorporating current market conditions and anticipated supply shifts.

Each vehicle is required to be inspected by an independent third party at the auction locations to determine its condition prior to sale. Prior to grounding at the Dealer, each lessee is offered a complimentary pre-termination “field based inspection” (FBI). The inspection at auction is utilized to ensure mileage and damage disclosures are current and accurate at the time of auction. Condition reports are electronically transmitted to the remarketing department’s system. Based on the vehicle’s condition and mileage, NMAC Remarketing assigns a target auction floor price to such vehicle. Field representatives are charged with maximizing the recovery values of the off-lease vehicles as depreciating assets by managing the auction sale process and determining which vehicles to sell or pass on a given day. Vehicles that are not offered for sale are offered again on the next available auction date.

In general, off-lease vehicles are sold in the following order of preference: (a) Customer — to the lease customer at Contract residual plus any other customer liabilities (assuming the customer is not leasing or purchasing a replacement Nissan/Infiniti vehicle); (b) Grounding Dealer — to the grounding Dealer at Contract residual; (c) Non-Grounding Infiniti/Nissan Dealers — to eligible non-grounding Dealers at Contract residual; (d) Auction Internet Sales System — NMAC makes available some of these off-lease and fleet vehicles for sale to Nissan and Infiniti Dealers over the Manheim OVE & Adesa Bid Now Buy Now auction internet system; (e) Corporate Closed Auction — open to both Nissan and Infiniti Dealers regardless of which division’s off-lease vehicle is sold; and (f) Open Auction — open to any licensed Dealer in the United States. NMAC favors corporate closed auctions and gives franchise Dealers the first opportunity to purchase the cleaner off-lease vehicles; however, open auctions are used to keep the closed auction market values in line and as off-lease vehicle inventories dictate relative to market demand. On-line Simulcast and Liveblock auctions run concurrently with many corporate closed and open auction events to increase buyer participation and bidding activity resulting in maximized values.

NMAC has regular sales at major auction locations throughout the United States. NMAC’s highest off-lease return volume has historically been in the northeast region. From time to time, auction capacity and demand for pre-owned vehicles in the northern markets is insufficient to absorb the volume. Therefore, NMAC will transport vehicles to different regions where it perceives there to be a greater demand in order to maximize the vehicles’ recovery values.

Insurance on the Leased Vehicles

NMAC’s form of lease requires that lessees maintain motor vehicle liability and motor vehicle physical damage insurance on the leased vehicle. The motor vehicle liability coverage must provide minimum limits of $100,000 per person and $300,000 combined limit per accident for bodily injury to third parties, and $50,000 for damage to the property of third parties ($30,000 in Hawaii). These limits exceed the statutory minimums required by many states. The insurance policy must name the Titling Trust, or the Titling Trustee, on behalf of the Titling Trust, as an additional insured and loss payee. The motor vehicle physical damage coverage must provide comprehensive and collision coverage for the actual cash value of the vehicle, with maximum deductibles of $1,000 for each such coverage. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of policies vary. NMAC requires lessees to provide evidence that the specified insurance coverage and additional insured loss payee provisions are in effect at the inception of the lease. If a lessee does not have appropriate insurance at the time of registration, NMAC’s policies and procedures require it to repossess the related vehicle. NMAC’s historical experience and expectation is that the number of leased vehicles repossessed as a result of the failure of the lessee to maintain appropriate insurance has not been and will not be material.

For vehicle leases originated prior to April 1, 2004, NMAC provided Guaranteed Automobile Protection coverage on all leased vehicles with no additional cost to the lessee. If a lessee’s vehicle is destroyed or irretrievably lost as a result of theft, an accident or other reason that meets NMAC’s published criteria, and NMAC determines that the lessee is not in default, NMAC will accept the actual cash value paid by the lessee’s insurance company as payment in full of the lease balance. If the insurance loss proceeds exceed the lessee’s lease obligations, it is NMAC’s policy not to refund the excess to the lessee (unless required by state law); however, such refunds are granted on a case-by-case basis. If the lessee owes any past due payments or other amounts under the lease, NMAC may use the security deposits to offset such amounts.

NMAC does not require lessees to carry credit disability, credit life, credit health or other similar insurance coverage, which provides for payments to be made on the leases on behalf of lessees in the event of disability or death. To the extent that the lessee obtains any of these insurance coverages, payments received by NMAC with respect to such coverage will be applied by NMAC, if permitted by applicable law, to payments on the related lease.

Contingent and Excess Liability Insurance

In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the leases, and as additional protection if a lessee fails to maintain the required insurance, NMAC maintains contingent liability or similar types of insurance for the benefit of, among others, NMAC, the Titling Trustee, on behalf of the Titling Trust, the UTI Beneficiary, the Depositor and each Issuing Entity issuing a series of Notes, against third party claims that may be raised against the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, with respect to any leased vehicle owned by the Titling Trust (the “Contingent and Excess Liability Insurance”). The Contingent and Excess Liability Insurance provides a minimum primary coverage of $1 million combined single limit coverage per occurrence and a minimum excess coverage of $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period. Claims could be imposed against the assets of the Titling Trust, in excess of such coverage. In that event, you could incur a loss on your investment. See “Risk Factors — Vicarious tort liability may result in a loss,” “Additional Legal Aspects of the Titling Trust and the SUBI — The SUBI” and “Additional Legal Aspects of the Leases and the Leased Vehicles — Vicarious Tort Liability” in this Prospectus for a discussion of related risks.

With respect to damage to the leased vehicles, each lessee is required by the related lease to maintain comprehensive and collision insurance. As more fully described under “Description of the Servicing Agreement — Insurance on Leased Vehicles” in this Prospectus, the Servicer will generally not be required to monitor a lessee’s continued compliance with insurance requirements. If the foregoing insurance coverage is exhausted or unavailable for any reason and no third-party reimbursement for any damage is available, you could incur a loss on your investment.

The Servicing Agreement for each Issuing Entity will provide that for so long as any of the related series of Notes are outstanding, neither the Titling Trustee nor NMAC may terminate or cause the termination of any Contingent and Excess Liability Insurance policy unless (i) a replacement insurance policy is obtained that provides coverage against third party claims that may be raised against the Titling Trust, the Trustee on behalf of the Titling Trust or the related Issuing Entity in an amount at least equal to $1 million combined single limit per occurrence and excess coverage of at least $15 million combined single limit each occurrence, without limit on the number of occurrences in any policy period (which insurance policy may be a blanket insurance policy covering the Servicer and one or more of its affiliates), and (ii) each rating agency then rating that series of Notes (each, a “Rating Agency”) receives prior written notice of such termination and any replacement insurance. These obligations of NMAC will survive any termination of NMAC as Servicer under the related Servicing Agreement, until such time as claims can no longer be brought that would be covered by such insurance policies, whether as a result of the expiration of any applicable statute of limitations period or otherwise.

Collection and Repossession Procedures

There are several methods for lessees to make monthly lease payments. Most lessees either mail payments, along with a payment statement, to one of four lockboxes or submit payments using online bill payment services offered by an individual lessee’s bank, known as consumer electronic receivables. A small percentage of lessees (1) use NMAC’s automated clearinghouse system, (2) make cash payments through Western Union, (3) use Bill Matrix, an electronic payment service provider, to make payments by phone or online, or (4) physically deposit their payments into a drop box. Lease payments are due on the 1st through the 28th day of each calendar month. Generally, all payments received by NMAC which can be identified will be deposited into the related collection account within two business days after identification, unless certain conditions as set forth in the related Servicing Agreement have been met, which would then permit deposits on a monthly basis. See “Description of the Servicing Agreement — Collections” in this Prospectus.

NMAC considers a lease to be delinquent when 5% or more of the payment amount is past due. If a lease is delinquent, NMAC will charge a late fee where permissible and not exceeding statutory limits for each month that the lease is delinquent. Since August 2000, NMAC has utilized behavioral based campaigns in its collection activities. The behavioral based campaigns are comprised of two areas in addressing delinquent lessees. The first assesses the risk of the delinquent lessee through a behavioral scoring algorithm. The algorithm prioritizes the lessee from high to low risk and calling campaigns are structured to target high-risk lessees. Secondly, based on the score, management determines the best strategy for past due letters. Assessing the score allows the managers to focus resources on higher risk lessees. Lower risk lessees may receive no communication from NMAC unless the delinquency becomes more severe. If the delinquent lease cannot be brought current or completely collected within 60 to 90 days, NMAC generally attempts to repossess the related leased vehicle. NMAC holds repossessed vehicles in inventory to comply with any applicable statutory requirements for reinstatement and then sells or otherwise disposes of the vehicles. Any deficiencies remaining after repossession and sale of the vehicle or after the full charge-off of the lease are pursued by or on behalf of NMAC to the extent practicable and legally permitted. See “Additional Legal Aspects of the Leases and Leased Vehicles — Deficiency Judgments” in this Prospectus. NMAC attempts to contact lessees and establish and monitor repayment schedules until the deficiencies are either paid in full or become impractical to pursue.

Extensions and Pull-Forwards

On occasion, NMAC may extend the term of a lease if the lessee requests such extension and is not in default on any of its obligations under the lease and if the lessee agrees to continue to make monthly payments. Lessees at the end of a lease who intend to lease or purchase another Nissan or an Infiniti automobile but cannot do so at lease maturity for reasons such as awaiting delivery of a new vehicle, preference for the next model year or other timing circumstances, may qualify for a lease term extension of up to twelve months on contract terms greater than 24 months or up to three months on contract terms up to 24 months. Lessees who wish to extend their lease term beyond the original Lease Maturity Date must sign and return a lease extension agreement.

In the future NMAC may adopt incentive programs that encourage lease term extensions in circumstances other than in connection with the lease or purchase of another Nissan or Infiniti automobile. If NMAC grants a Term Extension, the Servicer will be required to deposit into the related Collection Account an amount equal to the Repurchase Payment, at which time such lease and the related leased vehicle will be repurchased from the Issuing Entity and reallocated from the related SUBI to the UTI and will no longer constitute assets of such SUBI.

NMAC, as Servicer, may also permit a lessee under a pull-forward program to terminate a lease prior to its maturity in order to allow such lessee, among other things, (i) to enter into a new lease contract for a new Nissan or Infiniti vehicle or (ii) to purchase a new Nissan or Infiniti vehicle, provided that the lessee is not in default on any of its obligations under the related Lease and the financing of the related vehicle is provided by NMAC (each, a “Pull-Forward”). In the case of such early termination, all Pull-Forward Payments due and payable by the lessee under the lease will be paid and deposited in the related Collection Account within the time period required for the Servicer to deposit collections into the related Collection Account; provided that if the Servicer waives the Pull-Forward Payment (or any portion thereof) payable by the lessee during any Collection Period, the Servicer will be required to deposit the waived amount of the Pull-Forward Payment into the related Collection Account by the next deposit date related to such Collection Period. The lessee may still be responsible for (a) any amounts assessed by the Servicer as a result of excessive wear and tear, (b) any excess mileage charge for the period for which the lease was in effect, pro-rated monthly and (c) any taxes related to the termination of the lease. The “Pull-Forward Payment” with respect of any lease will mean some or all of the monthly payments not yet due with respect to that Lease, which may vary by particular program.

Delinquency, Repossession and Loss Data

Information concerning NMAC’s experience pertaining to delinquencies, repossessions and net losses on its portfolio of motor vehicle leases (including leases owned by NMAC or the Titling Trust and leases that have been sold but are still being serviced by NMAC) will be set forth in the applicable Prospectus Supplement. There can be no assurance that the delinquency, repossession and net loss experience on any pool of Leases will be comparable to prior experience or to the information in any Prospectus Supplement.

Like Kind Exchange

In January 2001, NMAC implemented a like kind exchange (“LKE”) program for its lease portfolio. Previously, NMAC recognized a taxable gain on the resale of most vehicles returned to the Titling Trust upon lease termination. The LKE program is designed to permit NMAC to defer recognition of taxable gain by exchanging Matured Vehicles and Defaulted Vehicles, for new vehicles (the “Replacement Vehicles”):

•	The documents governing the LKE program requires the proceeds from the sale of a Matured Vehicle or a Defaulted Vehicle to be assigned to, and deposited directly with, a Qualified Intermediary (the “QI”) rather than being paid directly to NMAC as Servicer.

•	In order to enable NMAC to take advantage of the tax deferral, the Matured Vehicle or the Defaulted Vehicle will be reallocated from the related SUBI to the UTI at the same time and in exchange for the same dollar amount that such Matured Vehicle or Defaulted Vehicle is sold at auction. See “Description of the Servicing Agreement — Sale and Disposition of Leased Vehicles” in this Prospectus.

•	The QI uses the proceeds of the sale, together with additional funds, if necessary, to purchase Replacement Vehicles.

•	The Replacement Vehicles are then transferred to the Titling Trust and become part of the UTI.

•	The Titling Trust is then deemed to have exchanged Matured Vehicles and Defaulted Vehicles for the Replacement Vehicles and NMAC is not required to recognize any taxable gain.

Because the related SUBI will receive amounts equal to the Reallocation Payments for the Leased Vehicles in the same time frame as if there was no reallocation from that SUBI to the UTI, the LKE program is not anticipated to have any impact on the amounts and timing of payments to be received by the related Issuing Entity from the disposition of the Leased Vehicles.

“Reallocation Payments” means, with respect to any Matured Vehicle or Defaulted Vehicle reallocated from the SUBI to the UTI pursuant to the LKE program, the Net Liquidation Proceeds for such Matured Vehicle or Defaulted Vehicle.

“Net Liquidation Proceeds” will mean Liquidation Proceeds reduced by the related expenses.

THE LEASES

General

Each of the Leases allocated to a SUBI will have been originated by a Dealer in the ordinary course of that Dealer’s business and assigned to the Titling Trust on or prior to the related Cutoff Date, in accordance with the underwriting procedures described under “Nissan Motor Acceptance Corporation — Lease Underwriting Procedures” in this Prospectus. NMAC represents in the Servicing Agreement for each Issuing Entity that it uses no adverse selection procedures in selecting any Leases or Leased Vehicles for allocation to the related SUBI. NMAC strives to select a pool of Leases that is a representative sample of its overall portfolio of closed-end leases, maturing over the anticipated life of the related transaction. NMAC believes that no procedures adverse to the pool assets were used in the selection process. Each Lease is an operating lease for accounting purposes and is selected from those retail closed-end leases held in the Titling Trust’s portfolio that meet several criteria. These criteria provide that each Lease:

•	relates to a Nissan or Infiniti automobile, light duty truck, minivan or sport utility vehicle,

•	was originated in the United States,

•	provides for level payments that fully amortize the adjusted capitalized cost of the Lease at a contractual annual percentage rate (the “Lease Rate”) to the related Contract residual over the Lease Term, and

•	satisfies the other criteria, if any, set forth in the applicable Prospectus Supplement.

The Servicing Agreement for each Issuing Entity provides that if the Titling Trustee, NMAC, the related Trustees or the Depositor discovers a breach of any representation, warranty or covenant referred to in the preceding paragraph that materially and adversely affects the interest of the Issuing Entity in the related Lease or Leased Vehicles, and such breach is not cured in all material respects on or before the date specified in the applicable Prospectus Supplement, the Lease and related Leased Vehicle will be reallocated to the UTI. In connection with such reallocation, NMAC will be required to remit the Repurchase Payment to the Issuing Entity. Under some circumstances, the Servicer will be required to make Repurchase Payments in respect of Leases as to which the Servicer grants a Term Extension and, in certain circumstances, the Titling Trust, or the Titling Trustee on behalf of the Titling Trust, will be required to make Repurchase Payments in respect of Leases as to which the related lessee changes the domicile of or title to a Leased Vehicle to a Restricted Jurisdiction. See “Description of the Servicing Agreement — Purchase of Leases Before Their Lease Maturity Dates” in this Prospectus.

Each Lease will be a closed-end lease.  Over the term of each Lease (the “Lease Term”), the lessee is required to make level monthly payments intended to cover the cost of financing the related Leased Vehicle, scheduled depreciation of the Leased Vehicle and certain sales, use or lease taxes. From each payment billed with respect to a Leased Vehicle, the amounts that represent the financing cost and depreciation of the Leased Vehicle (including any capitalized amounts, such as insurance and warranty premiums) (the “Monthly Payment”) will be available to the related Issuing Entity to make payments in respect of the Notes and Certificates. At the scheduled end of the Lease Term (the “Lease Maturity Date”), the lessee has two options:

(1)	the lessee can purchase the Leased Vehicle at the Contract residual stated in the Lease, or

(2)	the lessee can return the Leased Vehicle to, or upon the order of, the lessor and pay an amount (the “Disposition Amount”) determined by adding (a) any due but unpaid payments and other charges under the Lease, (b) any amounts assessed by the Servicer as a result of excessive wear and tear, (c) any excess mileage charge for the period for which the Lease was in effect, pro-rated monthly and (d) any taxes related to the termination of the Lease.

The Contract residuals paid by lessees to purchase Leased Vehicles and all amounts assessed and collected by the Servicer in connection with the Excess Mileage and Excess Wear and Tear Charges upon return of the Leased Vehicles will be available to the Issuing Entity to make payments on the related series of Notes. As a consequence of the frequency of prepayments by lessees prior to the related Lease Maturity Dates, NMAC does not expect many of the Leases to run to their full terms. See “Maturity, Prepayment and Yield Considerations” in this Prospectus.

Early Termination

In most instances, a Lease will allow the related lessee to terminate the Lease before the related Lease Maturity Date (each, a “Lessee Initiated Early Termination”) provided that the lessee is not in default of its obligations under the Lease. A lessee wishing to terminate a Lease will be required to pay, unless required otherwise by state or federal law, the required Disposition Amount (under some lease contracts), as defined above, plus an “Early Termination Charge” equal to the lesser of (i) the difference between, on the one hand, (a) the sum of the present value of (1) the remaining Monthly Payments and (2) the Contract residual of the related Leased Vehicle and, on the other hand, (b) a wholesale value assigned to the Leased Vehicle by NMAC in accordance with the Lease agreement executed by the lessee under which trade guides are established as the evaluation method (except as required by state law) (or by written agreement between NMAC, on behalf of the Titling Trust, and the lessee) or (ii) the remaining Monthly Payments. A lessee may dispute the valuation of a vehicle, in which case the lessee may submit a third-party professional appraisal.

Credit Termination

Each Lease also allows the lessor to terminate the Lease and repossess the related Leased Vehicle upon a lessee default (each, a “Credit Termination”). Events of default under a Lease include, but are not limited to:

1. the failure by a lessee to make a payment when due,

2. the failure of the lessee to provide truthful information on the credit application,

3. the failure of the lessee to maintain insurance coverage required by the Lease,

4. the failure of the lessee to timely or properly perform any obligation under the Lease,

5. the bankruptcy or other insolvency of the lessee, or

6. any other act by the lessee constituting a default under applicable law.

If the lessor terminates a Lease early due to a Credit Termination, the lessee will owe an amount determined by adding the following:

1. the Disposition Amount (including payments accrued under the Lease through the date of termination),

2.	the Early Termination Charge described above, except that the option to pay only the un-accrued remaining monthly payments is not available and the vehicle valuation is determined by auction,

3. collection, repossession, transportation, storage and Disposition Expenses, and

4. reasonable attorneys’ fees and court costs, to the extent permitted by law.

“Disposition Expenses” will mean with respect to a Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer, all expenses and other amounts reasonably incurred by the Servicer in connection with such sale or disposition, including, without limitation, sales commissions, and expenses incurred in connection with making claims under any Contingent and Excess Liability Insurance or other applicable insurance policies. Disposition Expenses will be reimbursable to the Servicer as a deduction from Net Auction Proceeds and from amounts on deposit in the related SUBI Collection Account.

A Lease may also terminate prior to its Lease Maturity Date if the related Leased Vehicle has been lost, stolen or damaged beyond economic repair (each, a “Casualty Termination” and, together with a Lessee Initiated Early Termination and a Credit Termination, the “Early Lease Terminations”). If the Leased Vehicle is stolen (and not recovered) or destroyed, and, so long as the lessee has complied with the lessee’s insurance obligations under the

Lease and is not otherwise in default of its obligations under the Lease, the lessee’s insurance covers the casualty, the Servicer will accept the amount of the applicable deductible paid by the lessee and the actual cash value paid by the lessee’s insurance company (“Insurance Proceeds”) in full satisfaction of the lessee’s obligations under the Lease. If the Insurance Proceeds exceed the amount of the lessee’s obligations under the Lease, it is NMAC’s policy to not refund the excess to the lessee (subject to certain exceptions granted on a case-by-case basis), unless otherwise required by applicable law, and will be available to the related Issuing Entity to make payments in respect of the related series of Notes. Conversely, if the Insurance Proceeds are less than the amount of the lessee’s obligations under the Lease, the shortfall will reduce the amount available to the related Issuing Entity for distribution to the Noteholders of the related series. If the lessee owes any past due payments or other amounts under the Lease, the Servicer may use the related Security Deposit to offset such amounts. Any Insurance Expenses incurred by the Servicer will be reimbursable to the Servicer as a deduction from Net Insurance Proceeds.

Security Deposits

The Titling Trust’s rights related to the Leases allocated to a SUBI will include all rights under those Leases to the refundable security deposit paid by the lessees at the time the Leases are originated (the “Security Deposit”). The Security Deposit is available as security for nonpayment of lease payments and excess wear and tear charges. As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees and will apply the proceeds of these Security Deposits in accordance with the terms of the Leases, its customary and usual servicing procedures and applicable law. The Servicer will not be required to segregate Security Deposits from its own funds (except as may be required under state law). Any income earned from any investment on the Security Deposits by the Servicer will be for the account of the Servicer as additional servicing compensation (except for income earned on Security Deposits paid in connection with Leases originated in New York, which income, if any, must be reserved for the lessee who initially paid the related Security Deposit).

Representations, Warranties and Covenants

The Leases and Leased Vehicles allocated to a SUBI for a particular Issuing Entity will be described in a schedule appearing as an exhibit to the related SUBI Supplement that will identify for each Lease:

•	the identification number of the Lease,

•	the identification number of the related Leased Vehicle,

•	the related Lease Maturity Date and

•	the Securitization Value of the Lease and the related Leased Vehicle on NMAC’s books as of the related Cutoff Date.

In the Servicing Agreement for each Issuing Entity, NMAC will make representations and warranties with respect to each Lease and related Leased Vehicle as described generally in the first paragraph under “The Leases
 — General” in this Prospectus and in greater detail in the applicable Prospectus Supplement. The Servicing Agreement for each Issuing Entity will also provide that if the Titling Trustee, NMAC, the Trustee of the related Issuing Entity, the Indenture Trustee or the Depositor discovers a breach of any representation, warranty or covenant referred to under “The Leases — General” in this Prospectus, which materially and adversely affects the related Trust’s interest in the Lease or Leased Vehicle, and which breach is not cured in all material respects prior to the end of the Collection Period that includes the 60th day (or, if the servicer elects, an earlier date) after the date that the Servicer discovers such breach (whether pursuant to such notice or otherwise), the noncompliant Lease and related Leased Vehicle (and any other related SUBI Assets) will be reallocated to the UTI or transferred to the Servicer on the deposit date related to such Collection Period. In connection with this reallocation, NMAC will be required to deposit (or cause to be deposited) into the related Collection Account the Repurchase Payment on the deposit date related to such Collection Period.

Upon such payment, the related Lease and Leased Vehicle will no longer constitute assets of the related SUBI. The foregoing payment obligation will survive any termination of NMAC as Servicer under the related Servicing Agreement. Under some circumstances, the Servicer will be required to make Repurchase Payments in respect of Leases as to which the Servicer grants a Term Extension and, in certain circumstances, the Titling Trust, or the

Titling Trustee on behalf of the Titling Trust, will be required to make Repurchase Payments in respect of Leases as to which the related lessee changes the domicile of or title to a Leased Vehicle to a Restricted Jurisdiction. See “Description of the Servicing Agreement — Purchases of Leases Before Their Lease Maturity Dates” in this Prospectus.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

General

Information regarding maturity and prepayment considerations with respect to each series of Notes is set forth under “Weighted Average Life of the Notes” in the applicable Prospectus Supplement and “Risk Factors — Returns on your investments may be reduced by prepayments on the leases, indenture defaults, optional redemption, reallocation of the leases and the leased vehicles from the SUBI or early termination of the issuing entity” in this Prospectus. The rate of payment of principal of each class of Notes will depend primarily on the rate of payment on the related Leases and the Leased Vehicles (including scheduled payments on and prepayments and liquidations of the Leases) and losses on those Leases and Leased Vehicles, which cannot be predicted with certainty.

A prepayment of a Lease in full (including payment in respect of the Contract residual of the related Leased Vehicle) may be in the form of:

•	proceeds resulting from Early Lease Terminations, including Net Insurance Proceeds and Net Liquidation Proceeds, or

•	Repurchase Payments and Reallocation Payments made or caused to be made by the Servicer.

“Net Insurance Proceeds” means, with respect to any Leased Vehicle, Lease or lessee, all related Insurance Proceeds, net of the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in liquidation expenses or Disposition Expenses that are recoverable by the Servicer under the Servicing Agreement.

“Insurance Expenses” means, with respect to any Leased Vehicle, Lease or lessee, the amount thereof (a) applied to the repair of the related Leased Vehicle, (b) released to the lessee in accordance with applicable law or the customary servicing procedures of the Servicer or (c) representing other related expenses incurred by the Servicer not otherwise included in Disposition Expenses that are recoverable by the Servicer under the related Servicing Agreement. Insurance Expenses will be reimbursable to the Servicer as a deduction from Net Insurance Proceeds.

The rate of prepayment on the Leases (including payment in respect of the Contract residual of the related Leased Vehicle) may be influenced by a variety of economic, social and other factors, including the availability of competing lease programs and the conditions in the used motor vehicle market. In general, prepayments of Leases will shorten the weighted average life of the related series of Notes, which is the average amount of time during which each dollar of the principal amount of the Notes is outstanding. As the rate of payment of principal on a series of Notes will depend primarily on the rate of payment — including prepayments — of the related Leases, the final payment of principal of a class or a series of Notes could occur significantly earlier than the applicable final scheduled payment date. If Lease prepayments cause the principal of the related class or series of Notes to be paid earlier than anticipated, the related Noteholders will bear the risk of being able to reinvest principal payments at interest rates at least equal to the interest rates payable on the Notes.

Historical levels of lease delinquencies and defaults, leased vehicle repossessions and losses and residual value losses are discussed under “Nissan Motor Acceptance Corporation — Delinquency, Repossession and Loss Data” in this Prospectus. NMAC can give no assurances that the Leases will experience the same rate of prepayment or default or any greater or lesser rate than NMAC’s historical rate, or that the residual value experience of Leased Vehicles related to Leases that are scheduled to reach their Lease Maturity Dates will be the same as NMAC’s historical residual value loss experience for all of the retail leases in its portfolio (including leases that NMAC has sold to third parties but continues to service).

The effective yield on, and average life of, a series of Notes will depend upon, among other things, the amount of scheduled and unscheduled payments on or in respect of the related Leases and Leased Vehicles and the rate at which such payments are paid to the holders of the Notes. In the event of prepayments of the Leases (and payment of the Contract residual of the related Leased Vehicles), Noteholders who receive such amounts may be unable to reinvest the related payments received on their Notes at yields as high as the interest rate payable on the Notes. The timing of changes in the rate of prepayments on the Leases and payments in respect of the related Leased Vehicles may also significantly affect an investor’s actual yield to maturity and the average life of the related series of Notes. A substantial increase in the rate of payments on or in respect of the Leases and related Leased Vehicles (including prepayments and liquidations of the Leases) may shorten the final maturity of, and may significantly affect the yield on, the related series of Notes.

The yield to an investor who purchases Notes of a series in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Leases is actually different than the rate the investor anticipates at the time it purchases those Notes.

In sum, the following factors will affect an investor’s expected yield:

•	the price the investor paid for Notes of a series,

•	the rate of prepayments, including losses, in respect of the Leases and the related Leased Vehicles, and

•	the investor’s assumed reinvestment rate.

These factors do not operate independently, but are interrelated. For example, if the rate of prepayments on the Leases and the related Leased Vehicles is slower than anticipated, the investor’s yield will be lower if interest rates exceed the investor’s expectations and higher if interest rates fall below the investor’s expectations. Conversely, if the rate of prepayments on or in respect of the Leases and the related Leased Vehicles is faster than anticipated, the investor’s yield will be higher if interest rates surpass the investor’s expectations and lower if interest rates fall below the investor’s expectations.

In addition, if not previously paid prior to such time, the Notes of a series will be prepaid in full if the Servicer has an option to purchase the related SUBI Certificate and other assets of the Issuing Entity and exercises that option. See “Description of the Trust Agreement — Termination” in this Prospectus and “Additional Information Regarding the Securities — Optional Purchase” in the applicable Prospectus Supplement.

NOTE FACTORS AND TRADING INFORMATION

The “Note Factor” for each class of Notes will be a seven-digit decimal that the Servicer will compute prior to each payment with respect to that class of Notes. The Note Factor represents the remaining outstanding principal amount of that class of Notes, as of the close of business on the last day of the applicable Collection Period, as a fraction of the initial outstanding principal amount of that class of Notes.

Each Note Factor will initially be 1.0000000 and thereafter the Note Factor will decline to reflect reductions in the outstanding principal amount of the applicable class of Notes. A Noteholder’s portion of the aggregate outstanding principal amount of the related class of Notes is the product of (1) the original denomination of that Noteholder’s Note and (2) the applicable Note Factor.

Noteholders of a series will receive monthly reports concerning payments received on the related Leases and Leased Vehicles, the Note Factor for each class of Notes, if applicable, and various other items of information. See “Additional Information Regarding the Securities — Statement to Securityholders” in the applicable Prospectus Supplement.

THE NOTES

General

Each Issuing Entity will issue one or more classes (each, a “class”) of Notes pursuant to the terms of an indenture (the “Indenture”). A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes with respect to each series and the related Indenture.

Each class of Notes will initially be represented by one or more Notes, in each case registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”), except as set forth below. Notes will be available for purchase in the denominations specified in the applicable Prospectus Supplement in book-entry form only. No holder of record of the Notes (each, a “Noteholder”) will be entitled to receive a physical certificate representing a Note until Definitive Notes are issued under the limited circumstances described in this Prospectus or in the applicable Prospectus Supplement. All references in this Prospectus and in the applicable Prospectus Supplement to actions by Noteholders refer to actions taken by DTC upon instructions from its Direct Participants and all references in this Prospectus and in the applicable Prospectus Supplement to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to DTC or its nominee, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC’s procedures. See “Additional Information Regarding the Notes — Book-Entry Registration” and “— Definitive Notes” in this Prospectus.

Principal of and Interest on the Notes

The applicable Prospectus Supplement will describe the timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of Notes of a given series. The rights of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any other class or classes of Notes of that series. Payments of interest on the Notes will generally be made prior to payments of principal. A series may include one or more classes of Notes (the “Strip Notes”) entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate (and which may be zero for some classes of Strip Notes), or any combination of the foregoing. The applicable Prospectus Supplement will specify the interest rate for each class of Notes of a given series or the method for determining the interest rate. One or more classes of Notes of a series may be redeemable in whole or in part, including as a result of the Servicer exercising its option to purchase the assets of the related Issuing Entity or other early termination of the related Issuing Entity.

One or more classes of Notes of a given series may have fixed principal payment schedules, in the manner and to the extent set forth in the applicable Prospectus Supplement. Noteholders of those Notes would be entitled to receive as payments of principal and interest on the dates specified in the applicable Prospectus Supplement (each, a “Payment Date”).

One or more classes of Notes of a given Issuing Entity may have targeted scheduled Payment Dates, in the manner and to the extent set forth in the applicable Prospectus Supplement. Such Notes will be paid in full on their respective targeted scheduled Payment Dates to the extent the related Issuing Entity is able to issue certain variable pay term notes in sufficient principal amounts. The proceeds of issuance of such variable pay term notes, which may be issued publicly or privately, will be applied to pay the specified class of Notes, in the manner set forth in the applicable Prospectus Supplement, and such variable pay term notes will receive principal payments in the amounts and with the priority specified in the applicable Prospectus Supplement.

Payments of interest to Noteholders of all classes within a series will generally have the same priority. Under some circumstances, on any Payment Date, the amount available for those payments could be less than the amount of interest payable on the Notes. If this is the case, each class of Noteholders will receive its ratable share (based upon the aggregate amount of interest due to that class of Noteholders) of the aggregate amount of interest available for payment on the Notes.

If a series of Notes includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each of those classes will be set forth in the applicable Prospectus Supplement. Payments of principal and interest of any class of Notes will be made on a pro rata basis among all the Noteholders of that class.

ADDITIONAL INFORMATION REGARDING THE NOTES

Fixed Rate Notes

Any class of Notes (other than some classes of Strip Notes) may bear interest at a fixed rate per annum (“Fixed Rate Notes”) or at a variable or adjustable rate per annum (“Floating Rate Notes”), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Notes will bear interest at the applicable per annum interest rate specified in the applicable Prospectus Supplement. Interest on each class of Fixed Rate Notes will be computed on the basis of either a 360-day year consisting of twelve 30-day months or the actual number of days elapsed and a 360-day year, as set forth in the applicable Prospectus Supplement. See “The Notes — Principal and Interest on the Notes” and “Additional Information Regarding the Notes — Subordination of Certificates to Notes” in this Prospectus.

Floating Rate Notes

Each class of Floating Rate Notes will bear interest during each applicable Accrual Period at a rate per annum determined by reference to the relevant London Interbank Offered Rate (“LIBOR”), for a specified period, plus or minus the number of basis points to be added to or subtracted from LIBOR for the applicable Floating Rate Notes (the “Spread”), if any, in each case, as specified in the applicable Floating Rate Note and in the applicable Prospectus Supplement.

Each applicable Prospectus Supplement will specify whether the rate of interest on the related Floating Rate Notes will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period (each, an “Interest Reset Period”) and the dates on which that interest rate will be reset (each, an “Interest Reset Date”). The Interest Reset Date will be, in the case of Floating Rate Notes which reset:

1.	daily, each Business Day;

2.	weekly, the Wednesday of each week (with the exception of weekly reset Treasury Rate Notes which will reset the Tuesday of each week);

3.	monthly, the third Wednesday of each month;

4.	quarterly, the third Wednesday of March, June, September and December of each year;

5.	semiannually, the third Wednesday of the two months specified in the applicable Prospectus Supplement; and

6.	annually, the third Wednesday of the month specified in the applicable Prospectus Supplement.

If any Interest Reset Date for a Floating Rate Note would otherwise be a day that is not a Business Day, that Interest Reset Date will be postponed to the next succeeding day that is a Business Day and if that Business Day falls in the next succeeding calendar month, that Interest Reset Date will be the immediately preceding Business Day. Unless specified otherwise in the applicable Prospectus Supplement, “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York; Minneapolis, Minnesota; Wilmington, Delaware, Irving, Texas; Nashville, Tennessee or, if so stated in the related Prospectus Supplement, the principal place of business of the Swap Counterparty, if any, are authorized or obligated by law, regulation, executive order or decree to be closed. A Business Day also must be a day that is a London Business Day. “London Business Day” means any day (a) if the Index Currency is other than the Euro, on which dealings in deposits in that Index Currency are transacted in the London interbank market or (b) if the Index Currency is the Euro, a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System (“TARGET system”) is open and on which commercial banks and foreign exchange markets settle payments in London and New York.

If any Payment Date for any Floating Rate Note (other than the final scheduled Payment Date) would otherwise be a day that is not a Business Day, that Payment Date will be the next succeeding day that is a Business Day except that, if that Business Day falls in the next succeeding calendar month, that Payment Date will be the immediately preceding Business Day. If the final scheduled Payment Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on that payment will accrue for the period from and after that final scheduled Payment Date.

Each Floating Rate Note will accrue interest on an “Actual/360” basis, an “Actual/Actual” basis or a “30/360” basis, in each case as specified in the applicable Prospectus Supplement. For Floating Rate Notes calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each Accrual Period will be calculated by multiplying:

1.	the face amount of that Floating Rate Note;

2.	the applicable interest rate; and

3.	the actual number of days in the related Accrual Period, and dividing the resulting product by 360 or 365, as applicable (or, with respect to an Actual/Actual basis Floating Rate Note, if any portion of the related Accrual Period falls in a leap year, the product of (1) and (2) above will be multiplied by the sum of (x) the actual number of days in that portion of that Accrual Period falling in a leap year divided by 366 and (y) the actual number of days in that portion of that Accrual Period falling in a non-leap year divided by 365).

For Floating Rate Notes calculated on a 30/360 basis, accrued interest for an Accrual Period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that Accrual Period. With respect to any Floating Rate Note that accrues interest on a 30/360 basis, if any Payment Date, including the related final scheduled Payment Date, falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day as if made on the date that payment was due, and no interest will accrue on the amount so payable for the period from and after that Payment Date. The Accrual Period with respect to any class of Floating Rate Notes will be set forth in the applicable Prospectus Supplement.

As specified in the applicable Prospectus Supplement, Floating Rate Notes of a given class may also have either or both of the following (in each case expressed as a rate per annum): (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any Accrual Period and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any Accrual Period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Notes, the interest rate applicable to any class of Floating Rate Notes will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

Each Issuing Entity with respect to which a class of Floating Rate Notes will be issued will appoint, and enter into agreements with, a calculation agent (each, a “Calculation Agent”) to calculate interest rates on each class of Floating Rate Notes issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each class of Floating Rate Notes of a given series, which may be the related Trustee or Indenture Trustee with respect to that series. All determinations of interest by the Calculation Agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Notes of a given class. All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts used in or resulting from that calculation on Floating Rate Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

LIBOR for each Interest Reset Period will be determined by the Calculation Agent for each Floating Rate Note as follows:

1.	If “LIBOR Telerate” is specified in the applicable Prospectus Supplement, or if none of “LIBOR Reuters,” “LIBOR Bloomberg” and “LIBOR Telerate” is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement commencing on the second London Business Day immediately following the applicable Interest Determination Date (as defined in the applicable Transfer and Service Agreement) that appears on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on the applicable Interest Determination Date.

If “LIBOR Reuters” is specified in the applicable Prospectus Supplement, LIBOR will be the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on the applicable Interest Determination Date, if at least two offered rates appear (except as provided in the following sentence). If the Designated LIBOR Page by its terms provides for only a single rate, then the single rate will be used.

If “LIBOR Bloomberg” is specified in the applicable Prospectus Supplement, LIBOR will be the arithmetic mean of the offered rates (unless the specified Designated LIBOR Page by its terms provides only for a single rate, in which case that single rate will be used) for deposits in the Index Currency having the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page specified in the applicable Prospectus Supplement as of 11:00 a.m. London time, on that Interest Determination Date, if at least two offered rates appear (unless, as described above, only a single rate is required) on that Designated LIBOR Page.

2.	With respect to an Interest Determination Date on which no rate appears on the applicable Designated LIBOR Page as specified above, LIBOR for the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of at least two quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market, which may include the Calculation Agent and its affiliates, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity designated in the applicable Prospectus Supplement, commencing on the second London Business Day immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the applicable Index Currency in that market at that time. If at least two such quotations are provided, LIBOR determined on the applicable Interest Determination Date will be the arithmetic mean of the quotations. If fewer than two quotations referred to in this paragraph are provided, LIBOR determined on the applicable Interest Determination Date will be the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., or such other time specified in the applicable Prospectus Supplement, in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks, which may include the Calculation Agent and its affiliates, in that Principal Financial Center selected by the Calculation Agent for loans in the Index Currency to leading European banks, having the Index Maturity designated in the applicable Prospectus Supplement and in a principal amount that is representative for a single transaction in the Index Currency in that market at that time. If the banks so selected by the Calculation Agent are not quoting as mentioned in this paragraph, LIBOR for the applicable Interest Determination Date will be LIBOR in effect on the applicable Interest Determination Date.

“Index Currency” means the currency (including composite currencies) specified in the applicable Prospectus Supplement as the currency for which LIBOR will be calculated. If no currency is specified in the applicable Prospectus Supplement, the Index Currency will be U.S. dollars.

“Designated LIBOR Page” means either:

1.	If “LIBOR Telerate” is designated in the applicable Prospectus Supplement or none of “LIBOR Reuters,” “LIBOR Bloomberg” and “LIBOR Telerate” is specified in the applicable Prospectus Supplement as the method for calculating LIBOR, the display on Bridge Telerate, Inc. or any successor service on the page designated in the applicable Prospectus Supplement or any page as may replace the designated page on that service or for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency;

2.	If “LIBOR Reuters” is designated in the applicable Prospectus Supplement, the display on the Reuters Monitor Money Rates Service or any successor service on the page designated in the applicable Prospectus Supplement or any other page as may replace the designated page on that service for the purpose of displaying the London interbank offered rates of major banks for the applicable Index Currency; or

3.	If “LIBOR Bloomberg” is designated in the applicable Prospectus Supplement, the display on Bloomberg on the page designated in the applicable Prospectus Supplement (or another page that may replace that designated page on that service for the purpose of displaying London interbank rates of major banks) for the applicable Index Currency.

“Principal Financial Center” means, the capital city of the country to which the Index Currency relates, except that with respect to U.S. dollars, Euro, Deutsche marks, Canadian dollars, Portuguese escudos, South African rand, Swiss francs and Dutch guilders, the Principal Financial Center will be the City of New York, London, Frankfurt, Toronto, London, Johannesburg, Zurich and Amsterdam, respectively, or as specified in the applicable Prospectus Supplement.

Credit Enhancement

Credit enhancement for your series or class of Notes may be in the form of overcollateralization (which is effectively subordination of a portion of the interest in the related Issuing Entity’s Assets not allocable to your series or any other series), subordination of other series or classes of Notes, issuance of one or more classes of Certificates that are subordinate to one or more classes of Notes, a reserve account, a demand note, a liquidity agreement, a letter of credit, a surety bond, an insurance policy or any combination of the above. The Prospectus Supplement for each series of Notes will specify the form, amount, limitations and provider of any credit enhancement available to that series or, if applicable, to particular classes of that series.

The presence of credit enhancement for the benefit of any class or series of Securities is intended to enhance the likelihood of receipt by the Securityholders of that class or series of the full amount of principal and interest due thereon and to decrease the likelihood that those Securityholders will experience losses. Any form of credit enhancement will have limitations and exclusions from coverage thereunder, which will be described in the applicable Prospectus Supplement. The credit enhancement for a class or series of securities will not provide protection against all risks of loss and may not guarantee repayment of the entire outstanding principal balance and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders may suffer a loss on their investment in those securities, as described in the applicable Prospectus Supplement.

Subordination Between Classes

If so specified in the applicable Prospectus Supplement, one or more classes of a series will be subordinated as described in the Prospectus Supplement to the extent necessary to fund payments with respect to the Notes that are more senior within that series. The rights of the holders of the subordinated Notes to receive distributions of principal of and/or interest on any Payment Date for that series will be subordinate in right and priority to the rights of the holders of Notes within that series that are more senior, but only to the extent set forth in the Prospectus Supplement. If so specified in the Prospectus Supplement, subordination may apply only in the event of specified types of losses or shortfalls not covered by another credit enhancement.

The applicable Prospectus Supplement will also set forth information concerning:

•	the amount of subordination of a class or classes of subordinated Notes within a series,

•	the circumstances in which that subordination will be applicable,

•	the manner, if any, in which the amount of subordination will change over time, and

•	the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated Notes will be distributed to holders of Notes of that series that are more senior.

Subordination of Certificates to Notes

The Certificates issued by an Issuing Entity will be in definitive form and retained by the Depositor. Payments on the Certificates will be subordinated to payments on the Notes to the extent described in the applicable Prospectus Supplement. The Certificates will not bear interest.

Reserve Account

If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by the establishment of a segregated trust account, referred to as the reserve account, which will be funded, to the extent provided in the applicable Prospectus Supplement, through an initial deposit and/or through periodic deposits of available excess cash from the related SUBI Assets. The reserve account is intended to assist with the payment of interest and/or principal on the Notes of a series or the related classes and other expenses and amounts of that series or classes in the manner specified in the applicable Prospectus Supplement.

Letter of Credit

If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against specified losses or shortfalls in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the applicable Prospectus Supplement. The maximum liability of an issuer of a letter of credit will be set forth in the applicable Prospectus Supplement.

Surety Bond or Insurance Policy

If so specified in the Prospectus Supplement, credit enhancement for a series or one or more of the related classes will be provided by one or more insurance companies. The insurance policy will guarantee, with respect to one or more classes of the related series, distributions of interest, principal and other expenses and amounts in the manner and amount specified in the applicable Prospectus Supplement.

No Cross-Default /Cross-Collateralization

The occurrence of an Indenture Default with respect to one series of Notes does not automatically result in a default under any other series of Notes or other indebtedness of NMAC. However, the occurrence and continuation of certain events, such as the commencement of bankruptcy proceedings against NMAC, may constitute a servicer default under one or more series of Notes as well as other indebtedness of NMAC. If this occurs, NMAC’s financial condition, cash flow and its ability to service the leases or otherwise satisfy all of its debt obligations may be impaired, and you may suffer a loss in your investment. See “Risk Factors — Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

Payments received on the SUBI Certificate for each series of Notes are not available to make payments on other SUBI Certificates or the UTI Certificate. However, each Issuing Entity and the related Indenture Trustee will not have a direct ownership interest in the related SUBI Assets or a perfected security interest in those SUBI Assets (except to the extent of the back-up security interest as discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this Prospectus). If any liability arises from a lease or leased vehicle that is an asset of another SUBI or the UTI, the Titling Trust Assets (including the SUBI Assets allocated to a particular series of Notes) will be subject to this liability if the assets of such other SUBI or the UTI, as the case may be, are insufficient to pay the liability. Under these circumstances, investors in a series of Notes could incur a loss on their investment. See “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” and “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities” in this Prospectus.

Book-Entry Registration

The information in this section concerning DTC and DTC’s book-entry system has been provided by DTC. Neither NMAC nor NALL II has independently verified the accuracy of this information.

General

Each class of Notes offered by this Prospectus and each applicable Prospectus Supplement will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. Noteholders may hold beneficial interests in the Notes through the DTC (in the United States) or Clearstream Banking, société anonyme (“Clearstream Banking Luxembourg”) or Euroclear Bank S.A./NV (the “Euroclear Operator”) as operator of the Euroclear System (“Euroclear”) (in Europe or Asia) directly if they are participants of those systems, or indirectly through organizations which are participants in those systems.

No Noteholder will be entitled to receive a certificate representing that person’s interest in the Notes, except as set forth below. Unless and until Notes of a series are issued in fully registered certificated form under the limited circumstances described below, all references in this Prospectus and the applicable Prospectus Supplement to actions by Noteholders will refer to actions taken by DTC upon instructions from Direct Participants, and all references in this Prospectus to distributions, notices, reports and statements to Noteholders will refer to distributions, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to Noteholders in accordance with DTC procedures. Therefore, it is anticipated that the only Noteholder will be Cede & Co., the nominee of DTC. Noteholders will not be recognized by the related Trustee as Noteholders as those terms will be used in the relevant agreements will only be able to exercise their collective rights as holders of Notes of the related class indirectly through DTC, the Direct Participants and the Indirect Participants, as further described below. In connection with such indirect exercise of rights through the DTC system, Noteholders may experience some delays in their receipt of payments, since distributions on book-entry securities first will be forwarded to Cede & Co. Notwithstanding the foregoing, Noteholders are entitled to all remedies available at law or in equity with respect to any delay in receiving distributions on the securities, including but not limited to remedies set forth in the relevant agreements against parties thereto, whether or not such delay is attributable to the use of DTC’s book-entry system.

Under a book-entry format, because DTC can only act on behalf of Direct Participants that in turn can only act on behalf of Indirect Participants, the ability of a Noteholder to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates or notes for such book-entry securities. In addition, issuance of the notes in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

Clearstream Banking Luxembourg and Euroclear will hold omnibus positions on behalf of their participants (referred to herein as “Clearstream Banking Participants” and “Euroclear Participants,” respectively) through customers’ securities accounts in their respective names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold those positions in customers’ securities accounts in the Depositaries’ names on the books of DTC.

Transfers between Direct Participants will occur in accordance with DTC rules. Transfers between Clearstream Banking Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking Luxembourg or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. However, each of these cross-market transactions will require delivery of instructions to the relevant

European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Banking Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities received in Clearstream Banking Luxembourg or Euroclear as a result of a transaction with a Direct Participants will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Euroclear or Clearstream Banking Luxembourg participant on that business day. Cash received in Clearstream Banking Luxembourg or Euroclear as a result of sales of Notes by or through a Clearstream Banking Participant or a Euroclear Participant to a Direct Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York UCC, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of Direct Participants of DTC and Members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, (“NSCC,” “GSCC,” “MBSCC” and “EMCC,” also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”) highest rating: AAA. The rules applicable to DTC and its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of Notes of one or more series under the DTC system must be made by or through Direct Participants, which will receive a credit for those Notes on DTC’s records. The ownership interest of each actual purchase of each Note (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmation from DTC providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interest in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC will be registered in the name of DTC’s partnership nominee, Cede or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the

Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the related Indenture Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede’s consenting or voting rights to those Direct Participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the related Indenture Trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the related Indenture Trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the related Indenture Trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the related Indenture Trustee. Under such circumstances, in the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

The Depositor, the Trustee of the related Issuing Entity or the Administrative Agent of a series may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered to DTC. See “— Definitive Notes” in this Prospectus.

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Banking Luxembourg holds securities for its participating organizations (“Clearstream Banking Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Banking Participants through electronic book-entry changes in accounts of Clearstream Banking Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking Luxembourg in any of various currencies, including United States dollars. Clearstream Banking Luxembourg provides to Clearstream Banking Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Banking Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Banking Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each applicable Prospectus Supplement. Indirect access to Clearstream Banking Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear System (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by the Euroclear Operator under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of Notes offered by this Prospectus and each applicable Prospectus Supplement. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

Payments with respect to Notes held through Clearstream Banking Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Banking Participants or Euroclear Participants in accordance with the relevant system’s rules and procedures, to the extent received by its Depositary. Those payments will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences” in this Prospectus. Clearstream Banking Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder on behalf of a Clearstream Banking Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream Banking Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Banking Luxembourg and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

None of the Servicer, the Depositor, the Administrative Agent, the related Indenture Trustee or Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Notes held by Cede, DTC, Clearstream Banking Luxembourg or Euroclear, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Notes

The Notes of any series will be issued in fully registered, certificated form “(Definitive Notes”) to Noteholders or their respective nominees, rather than to DTC or its nominee, only if:

1.	DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes of that series and none of the Depositor, the related Indenture Trustee of the Issuing Entity and the Administrative Agent are unable to locate a qualified successor;

2.	the Depositor, the Trustee of the related Issuing Entity or the Administrative Agent at its option, to the extent permitted by applicable law, elects to terminate the book-entry system through DTC; or

3.	after the occurrence of an Indenture Default with respect to a series, holders representing at least a majority of the outstanding principal amount of the related Notes, voting as a single class, advise the Indenture Trustee through DTC and its Direct Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) with respect to the Notes is no longer in the best interests of the Noteholders.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee will be required to notify all related Noteholders through DTC’s Direct Participants of the availability of Definitive Notes. Upon surrender by DTC of the definitive certificates representing the corresponding Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue those Notes as Definitive Notes to the Noteholders.

Payments on the Definitive Notes and Certificates will be made by the Indenture Trustee or the Owner Trustee, as the case may be, directly to the holders of the Definitive Notes or Certificates in accordance with the procedures set forth in this Prospectus and to be set forth in the Indenture and the Trust Agreement. Interest and principal payments on the Securities on each Payment Date will be made to the holders in whose names the related Definitive Notes or Certificates, as applicable, were registered at the close of business on the related Deposit Date. Payments will be made by check mailed to the address of such holders as they appear on the Note register or Certificate register, as applicable, except that a Securityholder with Notes or Certificates having original denominations aggregating at least $1 million may request payment by wire transfer of funds pursuant to written instructions delivered to the applicable Trustee at least five Business Days prior to the Deposit Date. The final payment on the Certificates and on any Definitive Notes will be made only upon presentation and surrender of the Certificates or Definitive Notes, as applicable, at the office or agency specified in the notice of final payment to Securityholders. The Indenture Trustee or the Owner Trustee, as the case may be, or a paying agent will provide such notice to the registered Securityholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.

Definitive Notes will be transferable and exchangeable at the offices of the Indenture Trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but each of the related Indenture Trustee or the Owner Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Restrictions on Ownership and Transfer

There are no restrictions on ownership or transfer of any Note of a series. However, the Notes of any series are complex investments. Only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of the investment and the interaction of these factors should consider purchasing any series of Notes. See “Risk Factors — The notes are not suitable investments for all investors” in this Prospectus. In addition, because the Notes of a series will not be listed on any securities exchange, you could be limited in your ability to resell them. See “Risk Factors — You may have difficulty selling your notes and/or obtaining your desired price due to the absence of a secondary market” in the applicable Prospectus Supplement.

Certificates of a series will be retained by the Depositor, and may not be sold or transferred unless the Depositor dissolves or is terminated.

DESCRIPTION OF THE INDENTURE

The following summary describes material terms of the Indenture pursuant to which the Issuing Entity will issue a series of Notes. A form of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Additional provisions of any Indenture for a series of Notes will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Indenture.

Indenture Defaults

With respect to the Notes of a given series, Indenture Defaults under the related Indenture (each, an “Indenture Default”) will consist of:

1.	a default for five days or more in the payment of interest on any of those Notes, when the same becomes due and payable;

2.	a default in the payment of principal of any of those Notes on the related final scheduled payment date or on a payment date fixed for redemption of those Notes;

3.	a default in the observance or performance of any covenant or agreement of the Issuing Entity, or any representation or warranty of the Issuing Entity made in the related Indenture or in any certificate or other writing delivered under the related Indenture that proves to have been inaccurate in any material respect at the time made, which default or inaccuracy materially and adversely affects the interests of the Noteholders, and the continuation of that default or inaccuracy for a period of 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (A) such failure is capable of remedy within 90 days or less and (B) a majority of the aggregate outstanding principal amount of the Notes, voting as a single class, consent to such longer cure period) after written notice thereof is given to the Issuing Entity by the Indenture Trustee or to the Issuing Entity and the Indenture Trustee by the holders of not less than the majority of the aggregate principal amount of the Notes, voting as a single class; or

4.	certain events of bankruptcy, insolvency, receivership or liquidation of the applicable Issuing Entity (which, if involuntarily, remains unstayed for more than 90 days).

Noteholders holding at least a majority of the aggregate principal amount of a series of Notes outstanding, voting together as a single class, may waive any past default or Indenture Default prior to the declaration of the acceleration of the maturity of the Notes, except a default in the payment of principal of or interest on the Notes, or in respect of any covenant or provision in the related Indenture that cannot be modified or amended without unanimous consent of the Noteholders.

However, the amount of principal required to be paid to Noteholders of that series under the related Indenture will generally be limited to amounts available to be deposited in the related Collection Account. Therefore, the failure to pay any principal on any class of Notes of a series generally will not result in the occurrence of an Indenture Default until the final scheduled payment date for that class of Notes or the payment date fixed for redemption of the Notes of that series. See “Risk Factors — The failure to make principal payments on the notes prior to the applicable final scheduled payment date will generally not result in an indenture default” in this Prospectus. In addition, as described below, following the occurrence of an Indenture Default (other than the events described in (1) and (2) above) and acceleration of the maturity of the Notes, the related Indenture Trustee is not required to sell the assets of the related Issuing Entity, and may sell those assets only after meeting requirements specified in the related Indenture. In that case, even if the maturity of the Notes has been accelerated, there may not be any funds to pay principal of the Notes.

The Issuing Entity for each series of Notes will be required to give the related Indenture Trustee and each Rating Agency prompt written notice of each Indenture Default on the part of the Administrative Agent under the related Indenture and of each default under any Hedge Agreement on the part of the Cap Provider or Swap Counterparty, as applicable, under the related Hedge Agreement. In addition, on (i) any Payment Date on which the Issuing Entity for a series of Notes has not received from the Cap Provider or Swap Counterparty, as applicable, any amount due from the Cap Provider or Swap Counterparty on such Payment Date, (ii) the Business Day following any such Payment Date if the Issuing Entity has not yet received such amount due from the Cap Provider or Swap Counterparty, as applicable, or (iii) the Business Day on which such failure to pay by the Cap Provider or Swap Counterparty, as applicable, becomes an event of default under the related Hedge Agreement, the Issuing Entity of that series will be required to give immediate notice to the Cap Provider or Swap Counterparty, as applicable, the related Indenture Trustee and each Rating Agency.

Remedies Upon an Indenture Default

If an Indenture Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee or the holders of at least a majority of the aggregate principal amount of such Notes, voting as a single class, may declare the principal of the Notes to be immediately due and payable. This declaration may be rescinded by the holders of at least a majority of the then outstanding aggregate principal amount of the Notes of that series, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the related Indenture Trustee if:

•	the Issuing Entity has deposited with that Indenture Trustee an amount sufficient to pay (1) all interest on and principal of the Notes as if the Indenture Default giving rise to that declaration had not occurred and (2) all amounts advanced by that Indenture Trustee and its costs and expenses, and

•	all Indenture Defaults — other than the nonpayment of principal of the Notes that has become due solely due to that acceleration — have been cured or waived.

If the Notes of a series have been declared due and payable following an Indenture Default, the related Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party, including foreclosure or sale of the related Issuing Entity’s Estate, or elect to maintain that Issuing Entity’s Estate and continue to apply proceeds from that Issuing Entity’s Estate as if there had been no declaration of acceleration. The Indenture Trustee for a series of Notes may not, however, unless it is required to sell the related Issuing Entity’s Estate under the related Trust Agreement as a result of the bankruptcy or insolvency of that Issuing Entity, sell that Issuing Entity’s Estate following an Indenture Default (other than the events described in (1) and (2) under “Indenture Defaults” in this Prospectus, above) unless:

•	the Hedge Counterparty, if any, under the Hedge Agreement, if any, and the holders of all outstanding Notes of that series consent to the sale;

•	the proceeds of that sale are sufficient to pay in full the principal of and the accrued and unpaid interest on all outstanding Notes of that series at the date of the sale and any unpaid amounts due to the Hedge Counterparty, if any, under the Hedge Agreement, if any; or

•	the Indenture Trustee determines that proceeds of the related Issuing Entity’s Estate would not be sufficient on an ongoing basis to make all payments on the outstanding Notes of that series as those payments would have become due if the obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of holders of at least 66 2/3% of the aggregate principal amount of all Notes of that series outstanding, voting together as a single class.

An Indenture Trustee may, but is not required to, obtain and rely upon an opinion of an independent accountant or investment banking firm as to the sufficiency of the related Issuing Entity’s Estate to pay interest on and principal of the Notes on an ongoing basis. Any sale of the Issuing Entity’s Estate, other than a sale resulting from the bankruptcy, insolvency or termination of the related Issuing Entity, is subject to the requirement that an opinion of counsel be delivered to the effect that such sale will not cause the Titling Trust or the Issuing Entity to be classified as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes.

In the event of a sale of the Issuing Entity’s Estate, either as a result of the bankruptcy or insolvency of the Issuing Entity or following the occurrence of an Indenture Default under the circumstances described in the prior paragraph, at the direction of the Indenture Trustee or the Noteholders, the proceeds of such sale, together with available monies on deposit in the Reserve Account, will be distributed in the following priority: first, to the Indenture Trustee for amounts due as compensation or indemnity payments pursuant to the terms of the Indenture; second, to the Servicer for reimbursement of all outstanding advances; third, to the Servicer for amounts due in respect of unpaid Servicing Fees; fourth, to the Noteholders to pay due and unpaid interest — including any overdue interest and, to the extent permitted under applicable law, interest on any overdue interest at the related Note Rate or Note Rates; fifth, to the holders of the Class A-1 Notes to pay due and unpaid principal on the Class A-1 Notes; sixth, to the holders of all other classes of Notes to pay due and unpaid principal on those classes of Notes, which shall be allocated to such classes of Notes on a pro rata basis; and seventh, to the Certificateholder.

Subject to the provisions of the applicable Indenture relating to the duties of the related Indenture Trustee, if an Indenture Default occurs and is continuing with respect to a series of Notes, the related Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the related series of Notes if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with that request. Subject to such provisions for indemnification and certain limitations contained in the related Indenture, the holders of at least a majority of the aggregate principal amount of the Notes then outstanding for a given series, voting together as a single class, will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the related Indenture Trustee or exercising any trust power conferred on that Indenture Trustee.

No holder of any series of Notes will have the right to institute any proceeding with respect to the related Indenture unless:

•	holders of such series of Notes previously have given the related Indenture Trustee written notice of a continuing Indenture Default,

•	holder of such series of Notes holding not less than 25% of the aggregate principal amount of the Notes then outstanding of such series have made written request of the related Indenture Trustee to institute that proceeding in its own name as Indenture Trustee,

•	holders of such series of Notes have offered the related Indenture Trustee reasonable indemnity,

•	the related Indenture Trustee has for 60 days failed to institute that proceeding, and

•	no direction inconsistent with that written request has been given to the related Indenture Trustee during that 60-day period by Noteholders holding at least a majority of the aggregate principal amount of the Notes of that series, voting as a single class.

With respect to any Issuing Entity, neither the related Indenture Trustee nor the related Owner Trustee in their respective individual capacities, nor any holder of a Certificate, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of interest on or principal of the related series of Notes of or for the obligations of the related Issuing Entity or the related Indenture Trustee, in its capacity as Indenture Trustee, contained in the applicable Indenture.

Certain Covenants

Under the related Indentures, each Issuing Entity will covenant that it will not,

•	engage in any activities other than financing, acquiring, owning, pledging and managing the related SUBI Certificate as contemplated by the related Indenture and the other Basic Documents relating to that Trust,

•	sell, transfer, exchange or otherwise dispose of any of its assets, including those assets included in the related Issuing Entity’s Estate, except as expressly permitted by the related Indenture and the other Basic Documents applicable to that series,

•	claim any credit on or make any deduction from the principal of and interest payable on the Notes of the related series — other than amounts withheld under the Internal Revenue Code of 1986, as amended (the “Code” or applicable state law) — or assert any claim against any present or former holder of those Notes because of the payment of taxes levied or assessed upon that Issuing Entity,

•	permit (1) the validity or effectiveness of the related Indenture to be impaired, (2) any person to be released from any covenants or obligations with respect to those Notes under that Indenture except as may be expressly permitted by that Indenture, (3) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of that Indenture) to be created on or extend to or otherwise arise upon or burden the assets of that Issuing Entity or any part thereof, or any interest therein or the proceeds therefrom (other than tax liens, mechanics’ liens and other liens arising by operation of law in any of the related SUBI Assets and solely as a result of an action or omission of the related lessee) or (4) except as provided in the Basic Documents, the lien of the related Indenture to not constitute a first priority (other than with respect to any such tax, mechanics’ or other lien) security interest in the estate of the Issuing Entity,

•	incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Basic Documents, or

•	except as otherwise permitted in the Basic Documents, dissolve or liquidate in whole or in part.

Replacement of the Indenture Trustee

With respect to the Notes of a given series, the holders of at least a majority of the aggregate principal amount of those Notes outstanding, voting together as a single class, may remove the related Indenture Trustee without cause by so notifying the Indenture Trustee and the related Issuing Entity, and following that removal may appoint a successor Indenture Trustee, provided, that any applicable rating condition shall have been satisfied. Any successor Indenture Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act of 1939 (the “TIA”), and in addition, have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of “A” or better by Standard & Poor’s and Moody’s Investors Service “(Moody’s”) or be otherwise acceptable to each Rating Agency then rating that series of Notes.

The Indenture Trustee for each series of Notes may resign at any time by so notifying the related Issuing Entity, the Servicer and each Rating Agency then rating that series of Notes. Each Issuing Entity will be required to remove the related Indenture Trustee if the Indenture Trustee:

•	ceases to be eligible to continue as the Indenture Trustee,

•	is adjudged to be bankrupt or insolvent,

•	commences a bankruptcy proceeding, or

•	otherwise becomes incapable of acting.

Upon the resignation or removal of the Indenture Trustee for a series of Notes, or the failure of the related Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee, the Issuing Entity will be required promptly to appoint a successor Indenture Trustee. All reasonable costs and expenses incurred in connection with removing and replacing the Indenture Trustee for a series of Notes will be by the Administrative Agent.

Duties of Indenture Trustee

Except during the continuance of an Indenture Default, the Indenture Trustee for each series of Notes will:

•	perform such duties, and only such duties, as are specifically set forth in the related Indenture,

•	rely, as to the truth of the statements and the correctness of the opinions expressed therein, on certificates or opinions furnished to the Indenture Trustee that conform to the requirements of the related Indenture, and

•	examine any such certificates and opinions that are specifically required to be furnished to an Indenture Trustee by the related Indenture to determine whether or not they conform to the requirements of the related Indenture.

Upon the continuance of an Indenture Default with respect to a series of Notes, the related Indenture Trustee will be required to exercise the rights and powers vested in it by the Indenture and use the same degree of care and skill in the exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs.

Compensation and Indemnity

The Servicer for each series of Notes will:

•	pay the related Indenture Trustee from time to time reasonable compensation for its services,

•	reimburse the related Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee, and

•	indemnify the related Indenture Trustee for, and hold it harmless against, any loss, liability or expense, including reasonable attorneys’ fees and expenses, incurred by it in connection with the performance of its duties as Indenture Trustee.

No Indenture Trustee for any series of Notes will be indemnified by the Servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that such Indenture Trustee will not be liable:

•	for any error of judgment made by it in good faith, unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts,

•	with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the related Noteholders in accordance with the terms of the related Indenture, and

•	for interest on any money received by it except as the Indenture Trustee and the related Issuing Entity may agree in writing.

The Indenture Trustee for each series of Notes will not be deemed to have knowledge of any event unless an officer of that Indenture Trustee has actual knowledge of the event or has received written notice of the event in accordance with the provisions of the related Indenture.

Access to Noteholder Lists

If Definitive Notes are issued for a series of Notes in the limited circumstances set forth in “Additional Information Regarding the Notes — Definitive Notes” in this Prospectus, or the Indenture Trustee for that series of Notes is not the Note registrar, the related Trust will furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the related Noteholders:

•	as of each deposit date for that series, within five days after the applicable deposit date and

•	within 30 days after receipt by the Issuing Entity of a written request for that list, as of not more than ten days before that list is furnished.

Annual Compliance Statement

Each Issuing Entity will be required to file an annual written statement with the related Indenture Trustee certifying the fulfillment of its obligations under the related Indenture.

Reports and Documents by Indenture Trustee to Noteholders

The Indenture Trustee for each series of Notes will be required to mail each year to the related Noteholders of record a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the related Indenture, the outstanding principal amount, the Note Rate and the Note Final Scheduled Payment Date in respect of each class of Notes, the indebtedness owing by the Issuer to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee and any action taken by the Indenture Trustee that materially affects the Notes of the related series and that has not been previously reported. The Indenture Trustee for each series of Notes will also deliver, at the expense of the related Trust, to each Noteholder of that series such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such holder to prepare its federal and state income tax returns.

The Indenture Trustee for each series of Notes will be required to furnish to any related Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) duplicates or copies of all reports, notices, requests, demands, certificates and any other documents furnished to the Indenture Trustee under the Basic Documents.

If required by TIA Section 313(a), within 60 days after each March 31, beginning in the year stated in the applicable Prospectus Supplement, the Indenture Trustee for each series of Notes will be required to mail to each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a).

Under the Servicing Agreement, each Issuing Entity will cause the Servicer to deliver to the Indenture Trustee, the Owner Trustee and each paying agent, if any, on or prior to the related payment date, a report describing distributions to be made to the Noteholders for the related Collection Period and Accrual Period. The form of such report will be described in the applicable Prospectus Supplement. The Indenture Trustee will make such reports available to the Noteholders pursuant to the terms of the Indenture.

Satisfaction and Discharge of Indenture

The Indenture for a series of Notes will be discharged with respect to the collateral securing those Notes upon the delivery to the related Indenture Trustee for cancellation of all of such Notes or, with specified limitations, upon deposit with the related Indenture Trustee of funds sufficient for the payment in full of those Notes.

Amendment

The Indenture may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the related series of Noteholders will require the consent of such Noteholders evidencing not less than a majority of the aggregate outstanding amount of the Notes of that series voting together as a single class or (B) such amendment will not, as evidenced by an officer’s certificate of the Servicer or the Depositor, as applicable, delivered to the Indenture Trustee, materially and adversely affect the interests of such Noteholders and (ii) any amendment that adversely affects the interests of the related Certificateholder, the Indenture Trustee, the Owner Trustee, the Servicer or the Administrator, will require the prior written consent of each person whose interests are adversely affected. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related Indenture may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without notice to the Rating Agencies and the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent. An amendment will be deemed not to materially and adversely affect the interests of the Noteholders of a series if the Rating Agency Condition is satisfied with respect to such amendment and the officer’s certificate described in the preceding sentence is provided to the Indenture Trustee. However, for so long as any Notes of a series are outstanding, the related Issuing Entity’s rights in the related SUBI Certificate will be subject to the lien of the Indenture. Therefore, the Indenture Trustee will be the holder of the SUBI Certificate for purposes of determining whether any proposed amendment to the related SUBI Trust Agreement, the Servicing Agreement or the Trust Agreement will materially adversely affect the interests of the holders of such SUBI Certificate. The consent of the Certificateholder of a series or the related Owner Trustee, the Servicer or the Administrator, will be deemed to have been given if the Servicer or Depositor, as applicable, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Indenture Trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

“Rating Agency Condition” means, with respect to any event or action and each Rating Agency, either (a) written confirmation by such Rating Agency that the occurrence of such event or action will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event or action at least ten days prior to such event (or, if ten days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event or action, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the ten day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event or action had been previously satisfied pursuant to clause (a) or clause (b) above.

Under the Indenture, neither the trustee of NILT Trust, nor the Indenture Trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the trustee of NILT Trust and the Indenture Trustee, as applicable, an officer’s certificate to that effect, and the trustee of NILT Trust and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

In addition, without the consent of each Noteholder affected thereby, no amendment or supplemental indenture may, among other things:

•	change the Note Final Scheduled Payment Date of or the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto;

•	reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Noteholders of which is required for any such amendment or supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of the Indenture or Indenture Defaults thereunder and their consequences provided for in the Indenture;

•	reduce the percentage of the aggregate outstanding principal amount of the Notes required to direct the Indenture Trustee to direct the Issuer to sell the Issuing Entity’s Estate pursuant after an Indenture Default, if the proceeds of such sale would be insufficient to pay the aggregate outstanding principal amount of the Notes plus accrued but unpaid interest on the Notes;

•	modify any provision of the section in the Indenture permitting amendments with Noteholder consent, except to increase any percentage specified therein or to provide that certain additional provisions of the Indenture or the other Basic Documents cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

•	modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation);

•	permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Issuing Entity’s Estate or, except as otherwise permitted or contemplated herein, terminate the lien of the Indenture on any property at any time subject thereto or deprive any Noteholder of the security provided by the lien of the Indenture; or

•	impair the right to institute suit for the enforcement of payment as provided in the Indenture.

DESCRIPTION OF THE TRUST AGREEMENT

The following summary describes material terms of the Trust Agreement pursuant to which the Issuing Entity of a series will be created and Certificates will be issued. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The provisions of any Trust Agreement may differ from those described in this Prospectus and, if so, will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Trust Agreement.

Authority and Duties of the Owner Trustee

If the Issuing Entity for a given series has issued Certificates pursuant to a Trust Agreement, the related Owner Trustee will administer the Issuing Entity in the interest of the holders of the Certificates (each, a “Certificateholder” and together with the Noteholders, the “Securityholders”), subject to the lien of the related Indenture, in accordance with the Trust Agreement and the other Basic Documents applicable to that series.

The Owner Trustee will not be required to perform any of the obligations of the Issuing Entity under the related Trust Agreement or the other Basic Documents that are required to be performed by:

•	the Servicer under the related Servicing Agreement or the SUBI Trust Agreement,

•	the Depositor under the related Trust Agreement, the Indenture or the SUBI Certificate Transfer Agreement,

•	the Administrative Agent under the Trust Administration Agreement, or

•	the Indenture Trustee under the related Indenture.

The Trustee for each Issuing Entity will not manage, control, use, sell, dispose of or otherwise deal with any part of the related Issuing Entity’s Estate except in accordance with (i) the powers granted to and the authority conferred upon that Trustee pursuant to the related Trust Agreement, (ii) the other Basic Documents to which the Issuing Entity or the Trustee is a party, and (iii) any document or instruction delivered to that Trustee pursuant to the related Trust Agreement. In particular, the Trustee for each Issuing Entity will not transfer, sell, pledge, assign or convey the related SUBI Certificate except as specifically required or permitted by the Basic Documents relating to that series.

Restrictions on Actions by the Owner Trustee

The Owner Trustee of each Issuing Entity may not:

•	initiate or settle any claim or lawsuit involving that Issuing Entity, unless brought by the Servicer to collect amounts owed under a Lease,

•	file an amendment to the related Certificate of Trust for an Issuing Entity (unless such amendment is required to be filed under applicable law),

•	amend the related Indenture in circumstances where the consent of any Certificateholder of the related series is required,

•	amend the related Trust Agreement where Certificateholder consent is required,

•	amend the related Trust Agreement where Certificateholder consent is not required if such amendment materially adversely affects the Certificateholder of the related series,

•	amend any other Basic Document other than pursuant to, and in accordance with, the amendment provision set forth in such Basic Document, or

•	appoint a successor Owner Trustee or Indenture Trustee.

unless (1) the Owner Trustee provides 30 days’ written notice thereof to the Certificateholder and each Rating Agency and (2) the Certificateholder of that series does not object in writing to any such proposed amendment within 30 days of that notice.

Actions by Certificateholder and Owner Trustee with Respect to Certain Matters

The Owner Trustee of each Issuing Entity may not, except upon the occurrence of a Servicer Default subsequent to the payment in full of the reduced series of the Notes and in accordance with the written directions of the Certificateholder, remove the Servicer with respect to the related SUBI Assets or appoint a successor servicer with respect thereto. However, that Owner Trustee will not be required to follow any directions of the Certificateholder if doing so would be contrary to any obligation of the Owner Trustee or the related Issuing Entity. The Owner Trustee of each Issuing Entity may not sell the related SUBI Certificate except in the event of the bankruptcy or dissolution of the Depositor, or upon an Indenture Default with respect to that series of Notes (including the bankruptcy or dissolution of the related Issuing Entity). Upon any such sale of the related SUBI Certificate, the related SUBI Assets will be distributed to the purchaser thereof and will no longer constitute Titling Trust Assets, and the Leased Vehicles may be retitled as directed by that purchaser.

The right of the Depositor or the Certificateholder of a series to take any action affecting the related Issuing Entity’s Estate will be subject to, as applicable, the rights of the Indenture Trustee under the related Indenture.

Restrictions on Certificateholder’s Powers

The Certificateholder of a series will not direct the related Owner Trustee, and the Owner Trustee is not obligated to follow any direction from the Certificateholder, to take or refrain from taking any action if such action or inaction (i) would be contrary to any obligation of the Issuing Entity for that series or the Owner Trustee under the related Trust Agreement or any of the other Basic Documents applicable to that series or (ii) would be contrary to the purpose of the Issuing Entity for that series.

Resignation and Removal of the Owner Trustee

The Owner Trustee of each Issuing Entity may resign at any time upon written notice to the Administrative Agent, the Servicer, the Depositor, the related Indenture Trustee and the Certificateholder of that series, whereupon the Depositor will be obligated to appoint a successor Trustee. The Depositor or the Certificateholder may remove the related Owner Trustee if that Owner Trustee becomes insolvent, ceases to be eligible or becomes legally unable to act. Upon removal of the Owner Trustee, the Depositor will appoint a successor Owner Trustee. The Depositor will be required to deliver notice of such resignation or removal of that Owner Trustee and the appointment of a successor Owner Trustee to each Rating Agency.

The Owner Trustee of each Issuing Entity and any successor thereto must at all times:

•	be able to exercise corporate trust powers,

•	be subject to supervision or examination by federal or state authorities,

•	have a combined capital and surplus of at least $50 million, and

•	have a long-term debt rating of “A” or better by Standard & Poor’s and Moody’s or be otherwise acceptable to each Rating Agency.

Each Rating Agencies must receive prior written notice of the proposed successor Owner Trustee. Any co-trustee or separate trustee appointed for the purpose of meeting applicable state requirements will not be required to meet these eligibility requirements.

Termination

The Trust Agreement for each Issuing Entity will terminate upon (a) the final distribution of all funds or other property or proceeds of the related Issuing Entity’s Estate in accordance with the terms of the related Indenture, as specified in the related Trust Agreement, (b) the final distribution on the Certificates as specified in the related Trust Agreement or (c) at the option of the Servicer, a purchase of the related SUBI Certificate and other assets from the Issuing Entity if certain conditions specified in the applicable Prospectus Supplement are satisfied (an “Optional Purchase”). See “Additional Information Regarding the Securities — Optional Purchase” in the applicable Prospectus Supplement.

Liabilities and Indemnification

The Depositor will indemnify the Owner Trustee of each Issuing Entity for any expenses incurred by the Owner Trustee in the performance of that Owner Trustee under the related Trust Agreement. The Depositor will not be entitled to make any claim upon the related Issuing Entity’s Estate for the payment of any such liabilities or indemnified expenses. The Depositor will not indemnify the Owner Trustee for expenses resulting from the willful misconduct, bad faith or negligence of that Owner Trustee, or for the inaccuracy of any representation or warranty of such Owner Trustee in the related Trust Agreement. The Owner Trustee of each Issuing Entity will not be liable for:

•	any error in judgment of an officer of that Owner Trustee made in good faith, unless it is proved that such officer was negligent in ascertaining the facts,

•	any action taken or omitted to be taken in accordance with the instructions of any related Certificateholder, the related Indenture Trustee, if any, the Depositor, the Administrative Agent or the Servicer,

•	payments on the related series of Securities in accordance with their terms, or

•	the default or misconduct of the Administrative Agent, the Servicer, the Depositor or the related Indenture Trustee, if any.

No provision in the Trust Agreement or any other Basic Document will require the Owner Trustee of any Issuing Entity to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers under the related Trust Agreement or under any other Basic Document if the Owner Trustee has reasonable grounds for believing that reimbursement of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it. In addition, the Owner Trustee of each Issuing Entity will not be responsible for or in respect of the validity or sufficiency of the related Trust Agreement or for the due execution thereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the related Issuing Entity’s Estate or for or in respect of the validity or sufficiency of the other Basic Documents, other than the execution of and the certificate of authentication of the Certificates of the related series, and the Owner Trustee of each Issuing Entity will in no event be deemed to have assumed or incurred any liability, duty or obligation to any Securityholder or any third party dealing with the Issuing Entity or the Issuing Entity’s Estate, other than as expressly provided for in the related Trust Agreement and the other Basic Documents for that series.

Amendment

The Trust Agreement may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the Noteholders or the Certificateholder will require the consent, respectively, of Noteholders evidencing not less than a majority of the aggregate outstanding amount of the Notes voting together as a single class, or of the Certificateholder or (B) such amendment will not, as evidenced by an officer’s certificate of the Depositor delivered to the Indenture Trustee (with respect to the Noteholders) or the Certificateholder, as applicable, adversely affect the interests of the Noteholders or the Certificateholder, as the case may be and (ii) any amendment that adversely affects the interests of the Servicer or the Indenture Trustee will require the prior written consent of the Persons whose interests are adversely affected, provided, further that an Opinion of Counsel will be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding Notes for federal income tax purposes, or cause the related Issuing Entity or the SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related Trust Agreement may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without notice to the Rating Agencies and the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent. An amendment will be deemed not to materially and adversely affect the interests of the Noteholders of the related series if the Rating Agency Condition is satisfied with respect to such amendment and the officer’s certificate described in the preceding sentence is provided to the Indenture Trustee. The consent of the Servicer will be deemed to have been given if the Depositor, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Indenture Trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, with respect to any series of Notes, no amendment to the Trust Agreement will (i) reduce the interest rate or principal amount of any Note, change the due date of any installment of principal of or interest in any Note, or the Redemption Price or delay the final scheduled payment date of any Note without the consent of the holder of such Note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the outstanding Notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal amount of the outstanding Notes which were required to consent to such matter before giving effect to such amendment. Further, any of the Basic Documents (other than the Trust Administration Agreement, the Trust Agreement and the Indenture) may be amended without the consent of any of the Noteholders or any other Person to add, modify or eliminate those provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to any of those amendments that the Rating Agency Condition has been met and the officer’s certificate of the Servicer or the Depositor, as applicable, regarding no material adverse affect is delivered to the Indenture Trustee.

The Trust Agreement may also be amended or supplemented from time to time, at the request of the holders of no less than 66 2/3% of all outstanding Certificates of a series (provided that if the Depositor and its affiliates do not hold all of the Certificates, then the Certificates held by the Depositor and its affiliates will not be deemed Outstanding for purposes of that amendment provision) to approve any trust purpose with respect to the related Issuing Entity in addition to the purpose authorized pursuant to the Trust Agreement, upon not less that 90 days notice to each Rating Agency and each Noteholder and subject to each of (1) the prior written notice to each Rating Agency of such action, and (2) the consent of the holders of at least 66 2/3% of all outstanding Notes (including such Notes, if any, owned by the Issuer, the Depositor, the Servicer (as long as NMAC or an affiliate is the Servicer) and their respective affiliates), and provided, further that an opinion of counsel will be furnished to the Indenture Trustee and the Owner Trustee to the effect that such amendment or supplement will not affect the treatment of any outstanding Notes for federal income tax purposes, or cause the related Issuing Entity or the SUBI Certificate to be classified as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

Under the Trust Agreement, neither the trustee of NILT Trust, nor the Indenture Trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the trustee of NILT Trust and the Indenture Trustee, as applicable, an officer’s certificate to that effect, and the trustee of NILT Trust and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE SUBI TRUST AGREEMENT

The following summary describes material terms of the Titling Trust Agreement, as supplemented by a SUBI Supplement for each series of Notes, pursuant to which the SUBI will be allocated to that series of Notes. The Titling Trust Agreement and a form of the SUBI Supplement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any SUBI Supplement may differ from those described in this Prospectus and, if so, will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the SUBI Trust Agreement.

The SUBI, Other SUBIs and the UTI

The UTI Beneficiary is the initial beneficiary of the Titling Trust. The UTI Beneficiary may from time to time assign, transfer, grant and convey, or cause to be assigned, transferred, granted and conveyed, to the Titling Trustee, in trust, Titling Trust Assets. The UTI Beneficiary will hold the UTI, which represents a beneficial interest in all Titling Trust Assets other than Titling Trust Assets allocated to a SUBI ( the “UTI Assets”). The UTI Beneficiary may in the future create and sell or pledge one or more SUBIs in connection with financings similar to the transaction described in this Prospectus and the applicable Prospectus Supplement or other transactions. Each holder or pledgee of the UTI will be required to expressly waive any claim to all Titling Trust Assets other than the UTI Assets and to fully subordinate any such claims to those other Titling Trust Assets if the waiver is not given full effect. Each holder or pledgee of a SUBI will be required to expressly waive any claim to all Titling Trust Assets, except for the related SUBI Assets, and to fully subordinate those claims to the Titling Trust Assets if the waiver is not given effect. Except under the limited circumstances described under “Additional Legal Aspects of the Titling Trust and the SUBI — The SUBI” in this Prospectus, the assets of a SUBI allocated to a series of Notes will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBI. Assets of Other SUBIs (the “Other SUBI Assets”) will not be available to make payments in respect of, or pay expenses relating to, the Titling Trust Assets or that particular SUBI.

Each SUBI will be created pursuant to a supplement to the Titling Trust Agreement, which will amend the Titling Trust Agreement only with respect to that SUBI or other SUBIs to which it relates. The SUBI Supplement will amend the Titling Trust Agreement only as it relates to that SUBI. No other supplement to the Titling Trust Agreement will amend the Titling Trust Agreement as it relates to such SUBI.

All Titling Trust Assets, including assets of each SUBI, will be owned by the Titling Trustee on behalf of the beneficiaries of the Titling Trust. The SUBI Assets allocated to each series of Notes will be segregated from the rest of the Titling Trust Assets on the books and records of the Titling Trustee and the Servicer, and the holders of other beneficial interests in the Titling Trust — including the UTI and any Other SUBIs — will have no rights in or to those SUBI Assets. Liabilities of the Titling Trust will be respectively allocated to the SUBI Assets for each Trust and the UTI Assets if incurred in each case with respect thereto, or will be allocated pro rata among all Titling Trust Assets if incurred with respect to the Titling Trust Assets generally.

Special Obligations of the UTI Beneficiary

The UTI Beneficiary will be liable for all debts and obligations arising with respect to the Titling Trust Assets or the operation of the Titling Trust, except that its liability with respect to any pledge of the UTI and any assignee or pledgee of a SUBI and the related SUBI Certificate will be as set forth in the financing documents relating thereto. To the extent the UTI Beneficiary pays or suffers any liability or expense with respect to the Titling Trust Assets or the operation of the Titling Trust, the UTI Beneficiary will be indemnified, defended and held harmless out of the assets of the Titling Trust against any such liability or expense, including reasonable attorneys’ fees and expenses.

Titling Trustee Duties and Powers; Fees and Expenses

Under the SUBI Trust Agreement, the Titling Trustee will be required (a) to apply for and maintain, or cause to be applied for and maintained, all licenses, permits and authorizations necessary or appropriate to accept assignments of Leases and Leased Vehicles and to carry out its duties as Titling Trustee and (b) when required by applicable state law or administrative practice, to file or cause to be filed applications for certificates of title as are necessary or appropriate so as to cause the Titling Trust or the Titling Trustee on behalf of the Titling Trust to be recorded as the owner or holder of legal title of record to the Leased Vehicles owned by the Titling Trust. Except during the continuance of an event of default as defined under the SUBI Trust Agreement, the Titling Trustee need perform only those duties specifically set forth in the SUBI Trust Agreement. During the continuance of an event of default as defined under the SUBI Trust Agreement, the Titling Trustee shall exercise such of the rights and powers vested in it by the SUBI Trust Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such prudent person’s own affairs. No provision of the SUBI Trust Agreement shall be construed to relieve the Titling Trustee from liability for its own negligent action, its own negligent failure to act, its own bad faith or its own willful misconduct.

The Titling Trustee may be replaced by the UTI Beneficiary if it ceases to be qualified in accordance with the terms of the SUBI Trust Agreement or if certain representations and warranties made by the Titling Trustee therein prove to have been materially incorrect when made, or in the event of certain events of bankruptcy or insolvency of the Titling Trustee.

The Titling Trustee will make no representations as to the validity or sufficiency of any SUBI or the related SUBI Certificate — other than the execution and authentication of the SUBI Certificate — or of any Lease, Leased Vehicle or related document, will not be responsible for performing any of the duties of the UTI Beneficiary or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets or the investment of any of such monies before such monies are deposited into the Accounts relating to one or more SUBIs and the UTI. The Titling Trustee will not independently verify any Leases or Leased Vehicles. The duties of the Titling Trustee will generally be limited to the acceptance of assignments of leases, the titling of vehicles in the name of the Titling Trust or the Titling Trustee on behalf of the Titling Trust, the creation of one or more SUBIs and the UTI, the creation of the Collection Account relating to a SUBI and other accounts, the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the SUBI Trust Agreement, in which case the Titling Trustee will only be required to examine them to determine whether they conform to the requirements of the SUBI Trust Agreement, and (as a joint and several obligation, with NILT Trust, the UTI Beneficiary and any person(s) designated as a Beneficiary of the SUBI) the filing of any financing statements to the extent necessary to perfect (or evidence) the allocation of Titling Trust Assets to a SUBI.

The Titling Trustee will be under no obligation to exercise any of the rights or powers vested in it by the SUBI Trust Agreement, to make any investigation of any matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the UTI Beneficiary, the Servicer or the holders of a majority in interest in the related SUBI, unless such party or parties have offered to the Titling Trustee reasonable security or indemnity against any costs, expenses or liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination will be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee, will be a reimbursable expense of the Titling Trustee.

The Titling Trustee may enter into one or more agreements with such person or persons, including, without limitation, any affiliate of the Titling Trustee, as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to the UTI Beneficiary. The Titling Trustee has engaged U.S. Bank as trust agent. Under the SUBI Trust Agreement, the Trust Agent will perform each and every obligation of the Titling Trustee under the SUBI Trust Agreement.

Resignation and Removal of the Titling Trustee

The Titling Trustee may not resign without the express written consent of the UTI Beneficiary, which consent will not be unreasonably withheld. The UTI Beneficiary at its discretion may remove the Titling Trustee, or may remove the Titling Trustee if at any time the Titling Trustee ceases to be (i) a corporation organized under the laws of the United States or any state, (ii) qualified to do business in the states required in writing by the Servicer or (iii) acceptable to each Rating Agency then rating any series of Notes. In addition, the UTI Beneficiary may remove the Titling Trustee if (A) any representation or warranty made by the Titling Trustee under the SUBI Trust Agreement was untrue in any material respect when made, and the Titling Trustee fails to resign upon written request by the UTI Beneficiary, (B) at any time the Titling Trustee is legally unable to act, or adjudged bankrupt or insolvent, (C) a receiver of the Titling Trustee or its property has been appointed or (D) any public officer has taken charge or control of the Titling Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

Upon the removal of the Titling Trustee, the UTI Beneficiary will promptly appoint a successor titling trustee . Any resignation or removal of the Titling Trustee and appointment of a success titling trustee will not become effective until acceptance of appointment by the successor titling trustee.

Any successor titling trustee will execute and deliver to the Servicer, the predecessor titling trustee, the UTI Beneficiary and the holder of all SUBI Certificates written acceptance of its appointment as Titling Trustee. Upon accepting its appointment as Titling Trustee, the Titling Trustee will mail a notice of its appointment to the Rating Agencies then rating all outstanding series of Notes.

Indemnity of Titling Trustee and Trust Agent

The Titling Trustee and the Trust Agent will be indemnified and held harmless out of and to the extent of the Titling Trust Assets with respect to any loss, liability, claim, damage or reasonable expense, including reasonable fees and expenses of counsel and reasonable expenses of litigation (collectively, a “loss”), arising out of or incurred in connection with (a) any of the Titling Trust Assets, including, without limitation, any loss relating to the leases or the leased vehicles, any personal injury or property damage claims arising with respect to any leased vehicles or any loss relating to any tax arising with respect to any Titling Trust Asset, or (b) the Titling Trustee’s or the Trust Agent’s acceptance or performance of the Issuing Entity’s duties contained in the SUBI Trust Agreement. Notwithstanding the foregoing, neither the Titling Trustee nor the Trust Agent will be indemnified or held harmless out of the Titling Trust Assets as to such a loss:

•	for which the Servicer will be liable under the related Servicing Agreement,

•	incurred by reason of the Titling Trustee’s or the Trust Agent’s willful misfeasance, bad faith or negligence, or

•	incurred by reason of the Titling Trustee’s or the Trust Agent’s breach of its respective representations and warranties made in the SUBI Trust Agreement or any Servicing Agreement.

Termination

The Titling Trust will dissolve and the obligations and responsibilities of the UTI Beneficiary and the Titling Trustee will terminate upon the later to occur of the full payment of all amounts owed under the Titling Trust Agreement, all of the Trust Agreements and Indentures and any financing in connection with all SUBIs.

Issuing Entity as Third-Party Beneficiary

As the holder of a SUBI Certificate, each Issuing Entity will be a third-party beneficiary of the SUBI Trust Agreement. Therefore, the Issuing Entity may, and, upon the direction of holders of the related Notes and, if any, Certificates holding at least a majority of the aggregate unpaid principal amount of such Notes, unless a higher percentage is required by the related Trust Agreement or the Indenture, voting together as a single class, will exercise any right conferred by the SUBI Trust Agreement upon a holder of any interest in the related SUBI. However, during the term of the Indenture relating to a series of Notes, the Issuing Entity will pledge the related SUBI Certificate to the Indenture Trustee and any action with respect to that SUBI must be approved by the related Noteholders in such percentage as is required by the Indenture.

Amendment

The SUBI Trust Agreement may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the related series of Noteholders will require the consent of such Noteholders evidencing not less than a majority of the aggregate outstanding amount of the Notes of that series voting together as a single class or (B) such amendment will not, as evidenced by an officer’s certificate of the Servicer or the Depositor, as applicable, delivered to the Indenture Trustee, materially and adversely affect the interests of such Noteholders and (ii) any amendment that adversely affects the interests of the related Certificateholder, the Indenture Trustee or the Owner Trustee will require the prior written consent of each person whose interests are adversely affected. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related SUBI Trust Agreement may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without notice to the Rating Agencies and the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent. An amendment will be deemed not to materially and adversely affect the interests of the Noteholders of a series if the Rating Agency Condition is satisfied with respect to such amendment and the officer’s certificate described in the preceding sentence is provided to the Indenture Trustee. The consent of the Certificateholder of a series or the related Owner Trustee will be deemed to have been given if the Servicer or Depositor, as applicable, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Indenture Trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, no amendment to the SUBI Trust Agreement will (i) reduce the interest rate or principal amount of any Note, change the due date of any installment of principal of or interest on any Note, or the Redemption Price, or delay the final scheduled payment date of any Note without the consent of the holder of such Note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the outstanding Notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal amount of the outstanding Notes which were required to consent to such matter before giving effect to such amendment. Further, the SUBI Trust Agreement may be amended without the consent of any of the Noteholders or any other Person to add, modify or eliminate those provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to adverse effect is delivered to the Indenture Trustee.

Under the SUBI Trust Agreement, neither the trustee of NILT Trust, nor the Indenture Trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the trustee of NILT Trust and the Indenture Trustee, as applicable, an officer’s certificate to that effect, and the trustee of NILT Trust and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE SERVICING AGREEMENT

The following summary describes material terms of the Basic Servicing Agreement and the supplement to the Basic Servicing Agreement in connection with each series of Notes. The Basic Servicing Agreement and a form of the servicing supplement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The provisions of any supplement to the Basic Servicing Agreement may differ from those described in this Prospectus and, if so, will be described in the applicable Prospectus Supplement. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Servicing Agreement.

General

Under the Servicing Agreement for each Issuing Entity, the Servicer will perform on behalf of the Titling Trust all of the obligations of the lessor under the Leases, including, but not limited to, collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of Matured Vehicles or Defaulted Vehicles, overseeing the Leases, commencing legal proceedings to enforce Leases and servicing the Leases, including accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information. In this regard, the Servicer will make reasonable efforts to collect all amounts due on or in respect of the Leases and, in a manner consistent with the Servicing Agreement, will be obligated to service the Leases with the same degree of care and diligence as (i) NMAC employs in servicing leases and leased vehicles serviced by NMAC in its own account that are not assigned to the Titling Trust, or (ii) if NMAC is no longer the Servicer, is customarily exercised by prudent servicers employed to service retail leases of automobiles, sport utility vehicles, minivans or light-duty trucks, as applicable, for themselves or others. Each Trust will be a third-party beneficiary of the related Servicing Agreement. Consistent with the foregoing, the Servicer may in its discretion waive any Administrative Charges, in whole or in part, in connection with any delinquent payments due on a Lease. Administrative Charges are additional compensation payable to the Servicer. See “— Servicing Compensation” in this Prospectus. Accordingly, the amount of Administrative Charges actually waived by the Servicer during any Collection Period will not be included in the Collections received by the Servicer for any series of Notes. See
“— Collections” in this Prospectus.

The Servicing Agreement for each Issuing Entity will require the Servicer to obtain all licenses and make all filings required to be held or filed by the Titling Trust in connection with the ownership of Leases and Leased Vehicles and take all necessary steps to maintain evidence of the Titling Trust’s ownership on the certificates of title to the Leased Vehicles.

The Servicer will be responsible for filing all periodic sales and use tax or property, real or personal, tax reports, periodic renewals of licenses and permits, periodic renewals of qualifications to act as a statutory trust and other periodic regulatory filings, registrations or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

Custody of Lease Documents and Certificates of Title

To reduce administrative costs and ensure uniform quality in the servicing of the Leases and NMAC’s own portfolio of leases, the Titling Trustee will appoint the Servicer as its agent, bailee and custodian of the Leases, the certificates of title relating to the Leased Vehicles, the insurance policies and insurance records and other documents related to the Leases and the related Lessees and Leased Vehicles. Such documents will not be physically segregated from other leases, certificates of title, insurance policies and insurance records or other documents related to other leases and vehicles owned or serviced by the Servicer, including leases and vehicles that are UTI Assets or Other

SUBI Assets. The accounting records and computer systems of NMAC will reflect the allocation of the Leases and Leased Vehicles to the SUBI and the interest of the holders of the related SUBI Certificate therein. UCC financing statements reflecting certain interests in the Leases will be filed as described under “Additional Legal Aspects of the Leases and Leased Vehicles — Back-up Security Interests” in this Prospectus.

Accounts

The Servicer will establish and maintain with the Indenture Trustee of each series of Notes one or more accounts (each, a “Collection Account”) in the name of the Indenture Trustee on behalf of the related Noteholders, into which payments received on or in respect of the Leases and the Leased Vehicles and amounts released from any reserve account or other form of credit enhancement will be deposited for payment to the related Noteholders.

The accounts to be established with respect to each Issuing Entity, including any reserve account and related Collection Accounts, will be described in the applicable Prospectus Supplement.

Collections

General.  Under the Servicing Agreement for each Issuing Entity, except as otherwise permitted under the Monthly Remittance Condition as described under “— Monthly Remittance Condition” in this Prospectus, below, the Servicer will deposit collections received into the related Collection Account within two business days of identification thereof. “Collections” with respect to any Collection Period for each series of Notes will include all net collections collected or received in respect of the related SUBI Assets during such Collection Period, which are allocable to the related series of Notes and Certificates, including (in each case to the extent not duplicative):

•	all Monthly Payments and Payments Ahead (when such Payments Ahead are received), amounts paid to the Servicer to purchase a Leased Vehicle and other payments under the Leases (other than Administrative Charges),

•	all Repurchase Payments,

•	all Pull-Forward Payments,

•	all Reallocation Payments,

•	all Residual Value Surplus,

•	all Excess Mileage and Excess Wear and Tear Charges,

•	all Monthly Sale Proceeds,

•	all Net Liquidation Proceeds,

•	all Net Insurance Proceeds,

•	all Recoveries,

•	all Remaining Net Auction Proceeds, and

•	all Remaining Payoffs.

“Auction Proceeds” will mean, with respect to each Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds.

“Early Termination Purchase Option Price” will mean, with respect to any Lease that is terminated prior to its Lease Maturity Date, the amount paid by the related obligor or a Dealer to purchase the related Leased Vehicle.

“Liquidation Proceeds” will mean the gross amount received by the Servicer in connection with the attempted realization of the full amounts due or to become due under any Lease and of the Base Residual of the Leased Vehicle, whether from the sale or other disposition of the related Leased Vehicle (irrespective of whether or not such proceeds exceed the related Base Residual), the proceeds of any repossession, recovery or collection effort, the proceeds of recourse or similar payments payable under the related Dealer agreement, receipt of insurance proceeds and application of the related Security Deposit and the proceeds of any disposition fees or other related proceeds.

“Monthly Early Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or Dealers with respect to Early Termination Purchase Option Price payments during such Collection Period and (ii) Net Auction Proceeds received by the Servicer in such Collection Period for Leased Vehicles with respect to which the related Leases were terminated and that were sold in such Collection Period on or after the termination of the related Leases prior to their respective Lease Maturity Dates, reduced by amounts required to be remitted to the related lessees under applicable law.

“Monthly Sales Proceeds” will mean the sum of the Monthly Early Termination Sale Proceeds and the Monthly Scheduled Termination Sale Proceeds.

“Monthly Scheduled Termination Sale Proceeds” will mean, with respect to a Collection Period, all (i) amounts paid by lessees or Dealers if either the lessee or a Dealer elects to purchase a Leased Vehicle for its Contract residual following a termination of the related Lease at its Lease Maturity Date and (ii) Net Auction Proceeds received by the Servicer during such Collection Period for Leased Vehicles that matured and were sold in such Collection Period on or after the termination of the related Leases at their respective Lease Maturity Dates plus all Net Insurance Proceeds, reduced by amounts required to be remitted to the related lessees under applicable law.

“Net Auction Proceeds” will mean with respect to a Collection Period, all amounts received by the Servicer in connection with the sale or disposition of any Leased Vehicle that is sold at auction or otherwise disposed of by the Servicer during such Collection Period, other than Insurance Proceeds, reduced by the related Disposition Expenses and, in the case of a Matured Vehicle, any outstanding Sales Proceeds Advances.

“Payment Ahead” will mean any payment of all or a part of one or more Monthly Payments remitted by a lessee with respect to a Lease in excess of the Monthly Payment due with respect to such Lease, which amount the lessee has instructed the Servicer to apply to Monthly Payments due in one or more subsequent Collection Periods.

“Recoveries” will mean, with respect to a Collection Period, the sum of all amounts received (net of taxes) with respect to Leases that (a) became Liquidated Leases before such Collection Period and (b) have reached their respective Lease Maturity Dates or were terminated as a result of Early Lease Terminations before such Collection Period and with respect to which the proceeds from the sale of the related Leased Vehicles were received before such Collection Period, minus any amounts remitted to the related lessees as required by law.

“Remaining Net Auction Proceeds” will mean Net Auction Proceeds less amounts included in Monthly Scheduled Termination Sale Proceeds, Monthly Early Termination Sale Proceeds and Liquidation Proceeds.

“Remaining Payoffs” will mean amounts paid to the Servicer to purchase Leased Vehicles, less amounts included in Monthly Scheduled Termination Sale Proceeds and Monthly Early Termination Sale Proceeds.

“Residual Value Surplus” for each Leased Vehicle that is returned to the Servicer following the termination of the related Lease at its Lease Maturity Date or an Early Lease Termination, will mean the positive difference, if any, between (a) the Net Auction Proceeds from the sale of the Leased Vehicle plus all Net Insurance Proceeds and (b) the Base Residual of such Leased Vehicle.

Monthly Remittance Condition.  With respect to each Issuing Entity, the Servicer will deposit all payments (including any Repurchase Payments made by the Servicer) on the related Leases and Leased Vehicles collected during the collection period specified in the applicable Prospectus Supplement (each, a “Collection Period”) into the related Collection Account within two business days of identification thereof. However, so long as NMAC is the Servicer, if each condition to making monthly deposits as may be required by the related Servicing Agreement (including the satisfaction of specified rating criteria by NMAC and the absence of any Servicer Default) is satisfied, the Servicer may retain such amounts received during a Collection Period until such amounts are required to be disbursed on the next Payment Date. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the related Collection Account, certain advances previously paid to the related Issuing Entity. Except in certain circumstances described in the related Servicing Agreement, pending deposit into the related Collection Account, Collections may be used by the Servicer at its own risk and for its own benefit and will not be segregated from its own funds. See “Risk Factors — You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this Prospectus.

Net Deposits.  For so long as NMAC is the Servicer, the Servicer will be permitted to deposit into the related Collection Account only the net amount distributable to the Issuing Entity on the related Deposit Date. The Servicer will, however, account to the Issuing Entity, the related Trustee, the Indenture Trustee and the Noteholders as if all of the deposits and distributions described herein were made individually. This provision has been established for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts. If the Servicer were unable to remit the funds with respect to any series of Notes as described above, the related Noteholders might incur a loss. See “Risk Factors — You may suffer losses on your notes if the servicer holds collections and commingles them with its own funds” in this Prospectus.

Sale and Disposition of Leased Vehicles

Under the Servicing Agreement for each Issuing Entity, the Servicer, on behalf of the related Issuing Entity, will sell or otherwise dispose of (a) Leased Vehicles returned to, or repossessed by, the Servicer in connection with Credit Terminations (each, a “Defaulted Vehicle”) and (b) Leased Vehicles returned to the Servicer at the scheduled end of the related leases and in connection with Lessee Initiated Early Terminations and Casualty Terminations (each, a “Matured Vehicle”). In connection with such sale or other disposition, within two business days of receipt (unless the Monthly Remittance Condition is met), the Servicer will deposit into the related Collection Account all Net Auction Proceeds received during the related Collection Period. However, so long as the Servicer is making Sale Proceeds Advances, the Servicer may retain all Net Auction Proceeds received during a Collection Period until such amounts are required to be disbursed on the next Payment Date.

Immediately prior to the sale or disposition of a Matured Vehicle or a Defaulted Vehicle, the Servicer may reallocate such Matured Vehicle or Defaulted Vehicle to the UTI for purposes of implementing NMAC’s LKE program. In connection with such reallocation, the Titling Trust, or NILT Trust as the UTI Beneficiary, will cause to be deposited into the related Collection Account the Reallocation Payments no later than two business days after such reallocation. Upon receipt of the Reallocation Payments, the related Issuing Entity will have no claim against or interest in such Defaulted Vehicle or Matured Vehicle.

Purchase of Leases Before Their Lease Maturity Dates

In addition to reallocations of Leases and related Leased Vehicles under the circumstances described under “The Leases — Representations, Warranties and Covenants” in this Prospectus, if the Servicer grants a Term Extension with respect to a Lease, the Servicer will be required to (i) direct the Titling Trustee to reallocate from the related SUBI to the UTI that Lease and related Leased Vehicle or cause to be conveyed to the Servicer that Lease and related Leased Vehicle on the related Deposit Date, and (ii) remit to the related Collection Account an amount equal to the Repurchase Payment with respect to that Lease. If a lessee changes the domicile of or title to a Leased Vehicle to a Restricted Jurisdiction, the Titling Trust (or the Titling Trustee on behalf of the Titling Trust) will be required to reallocate, or cause to be reallocated, a Lease and the related Leased Vehicle from the related SUBI to the UTI, or otherwise to convey such Lease and related Leased Vehicle to the Servicer, and remit to the related Collection Account an amount equal to the Repurchase Payment with respect to that Lease, unless the Servicer has delivered to the related Trustees an officer’s certificate to the effect that vehicles may be titled in the name of the Titling Trustee on behalf of the Titling Trust and beneficial interests therein may be transferred without retitling in a Restricted Jurisdiction.

Notification of Liens and Claims

The Servicer will be required to notify as soon as practicable the Depositor (if NMAC is not acting as the Servicer), the related Indenture Trustee and the Titling Trustee of all liens or claims of any kind of a third party that would materially and adversely affect the interests of, among others, the Depositor or the Titling Trust in any Lease or Leased Vehicle. When the Servicer becomes aware of any such lien or claim with respect to any Lease or Leased Vehicle, it will take whatever action it deems reasonably necessary to cause that lien or claim to be removed.

Advances

To the extent provided in the applicable Prospectus Supplement, if payment on a Lease is not received in full by the end of the month in which it is due, the Servicer, subject to limitations set forth below, on each Deposit Date, the Servicer obligated to make, by deposit into the Collection Account, a Monthly Payment Advance in respect of the unpaid Monthly Payment of the related Leased Vehicles, and a Sales Proceeds Advance in respect of the Securitization Value of Leases relating to certain Matured Vehicles. As used in this Prospectus, an “Advance” refers to either a Monthly Payment Advance or a Sales Proceeds Advance. The Servicer will be required to make an Advance only to the extent that it determines that such Advance will be recoverable from future payments or collections on the related Lease or Leased Vehicle or otherwise. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled payments on the Leases and, accordingly, in respect of the Notes, rather than guarantee or insure against losses. Accordingly, all Advances will be reimbursable to the Servicer, without interest, as described below and in the applicable Prospectus Supplement.

Monthly Payment Advances.  If a lessee makes a Monthly Payment that is less than the total Monthly Payment billed with respect to the lessee’s vehicle for the related Collection Period, the Servicer may be required to advance the difference between (a) the amount of the Monthly Payment due, and (b) the actual lessee payment received less amounts thereof allocated to monthly sales, use, lease or other taxes (each, a “Monthly Payment Advance”).

The Servicer will be entitled to reimbursement of all Monthly Payment Advances from (a) subsequent payments made by the related lessee in respect of the Monthly Payment due or (b) if the Monthly Payment Advance has been outstanding for at least 90 days after the end of the Collection Period in respect of which such Monthly Payment Advance was made, from the related Collection Account.

Sales Proceeds Advances.  If the Servicer does not sell or otherwise dispose of a Leased Vehicle that became a Matured Vehicle by the end of the related Collection Period, on the related Deposit Date, the Servicer may be required to advance to the Issuing Entity an amount equal to, if the related Lease (i) terminated early but is not a Lease in default, the Securitization Value, and (ii) relates to a Leased Vehicle that matured on its scheduled termination date, the Base Residual (each, a “Sales Proceeds Advance”).

If the Servicer sells a Matured Vehicle after making a Sales Proceeds Advance, the Net Auction Proceeds will be paid to the Servicer up to the amount of such Sales Proceeds Advance, and the Residual Value Surplus will be deposited into the related Collection Account. If the Net Auction Proceeds are insufficient to reimburse the Servicer for the entire Sales Proceeds Advance, the Servicer will be entitled to reimbursement of the difference from the Collections on the related SUBI Assets, in respect of one or more future Collection Periods and retain such amount as reimbursement for the outstanding portion of the related Sales Proceeds Advance.

If the Servicer has not sold a Matured Vehicle within 90 days after it has made a Sales Proceeds Advance, it may be reimbursed for that Sales Proceeds Advance from amounts on deposit in the related Collection Account. Within six months of receiving that reimbursement, if the related Leased Vehicle has not been sold, the Servicer will, if permitted by applicable law, cause that Leased Vehicle to be sold at auction and will remit the proceeds (less expenses) associated with the disposition of that Leased Vehicle to the related Collection Account.

Insurance on Leased Vehicles

Each Lease will require the related lessee to maintain in full force and effect during the related Lease Term a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust as loss payee. Additionally, the lessee will be required to maintain vehicle liability insurance in amounts equal to the greater of the amount prescribed by applicable state law, or industry standards, as set forth in the related Lease (to the extent permitted by applicable law), naming the Titling Trust or the Titling Trustee, on behalf of the Titling Trust, as an additional insured.

Because lessees may choose their own insurers to provide the required coverage, the actual terms and conditions of their policies may vary. If a lessee fails to obtain or maintain the required insurance, the related Lease will be deemed in default.

NMAC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage that provides for payments to be made on the Leases on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained on behalf of a lessee, payments received in respect of such coverage may be applied to payments on the related Lease to the extent that such lessee’s beneficiary chooses to do so.

Realization Upon Liquidated Leases

The Servicer will use commercially reasonable efforts to repossess and liquidate Defaulted Vehicles. Such liquidation may be effected through repossession of Defaulted Vehicles and their disposition, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights of the lessor under the related Liquidated Lease, sell the related Defaulted Vehicle in accordance with such Liquidated Lease and commence and pursue any proceedings in connection with such Defaulted Lease. In connection with any such repossession, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in the industry, and in each case in compliance with applicable law, and to the extent more exacting, the practices and procedure used by the Servicer in respect of leases serviced by it for its own account. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Defaulted Vehicles, but will be entitled to reimbursement to the extent such costs constitute Disposition Expenses, or are expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of repossessed Leased Vehicles will constitute Liquidation Proceeds and will be deposited into the related Collection Account. To the extent not otherwise covered by Net Auction Proceeds or Liquidation Proceeds, the Servicer will be entitled to reimbursement of all Disposition Expenses from amounts on deposit in the related Collection Account upon presentation to the related Indenture Trustee of an officer’s certificate of the Servicer.

A “Liquidated Lease” will mean a Lease that is terminated and charged off by the Servicer prior to its Maturity Date following a default thereunder. Collections in respect of a Collection Period will include all Net Auction Proceeds and Net Liquidation Proceeds collected during that Collection Period.

Servicer Records, Determinations and Reports

The Servicer will retain or cause to be retained all data — including computerized records, operating software and related documentation — relating directly to or maintained in connection with the servicing of the Leases. Upon the occurrence and continuance of a Servicer Default and termination of the Servicer’s obligations under the related Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Leases to a successor servicer.

The Servicer will perform certain monitoring and reporting functions on behalf of the Depositor, the related Issuing Entity, the Trustees and the related Securityholders and the Certificateholder, including the preparation and delivery to the related Indenture Trustee, the Titling Trustee and each Rating Agency then rating the related series of Notes, on or before each Determination Date, of a certificate setting forth all information necessary to make all distributions required in respect of the related Collection Period, and the preparation and delivery of statements setting forth the information described under “— Evidence as to Compliance” in this Prospectus, and an annual officer’s certificate specifying the occurrence and status of any Servicer Default.

Evidence as to Compliance

Under the Servicing Agreement for each Issuing Entity, the Servicer will be required to furnish to the related Issuing Entity and the Indenture Trustee an annual servicer report detailing the Servicer’s assessment of its compliance with the servicing criteria set forth in the relevant SEC regulations for asset-backed securities transactions, including Item 1122 of Regulation AB, as of and for the period ending the end of each fiscal year of the Issuing Entity and the Servicer’s assessment report will identify any material instance of noncompliance. Under the Servicing Agreement, on or before the last day of the third month after the end of each fiscal year of the Issuing Entity (commencing on the first year after the issuance of the Notes), a firm of nationally recognized independent certified public accountants who may also render other services to the Servicer or to its affiliates will furnish to the related Issuing Entity, the Indenture Trustee and each Rating Agency with an attestation report as to such assessment report by the Servicer during the Servicer’s preceding fiscal year (or since the date of the issuance of the Notes in the case of the first such statement). The form of assessment report and attestation report required under the Servicing Agreement may be replaced by any similar form using any standards that are now or in the future in use by Servicer of comparable assets or which otherwise comply with any note, regulation, “no action” letter or similar guidelines promulgated by the SEC. The Servicing Agreement for each Issuing Entity will also provide for the delivery to the related Issuing Entity, the Indenture Trustee, each Rating Agency, and the Owner Trustee an annual servicing compliance statement, signed by an officer of the Servicer, stating that the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects and there has been no Servicer Default during the preceding 12 months ended or since the closing date in the case of the first such compliance statement — or, if there has been any Servicer Default, describing each such default and the nature and status thereof.

Copies of such statements, certificates and reports may be obtained by Noteholders or the Certificateholder by a request in writing addressed to the Indenture Trustee or the Owner Trustee, as the case may be, at the related corporate trust office. The annual servicer report, the annual attestation report, the annual Servicer’s statement of compliance and any areas of material non-compliance identified in such reports will be included in the Issuing Entity’s annual report on Form 10-K.

Servicing Compensation

The Servicer will be entitled to compensation for the performance of its servicing and administrative obligations with respect to the SUBI Assets allocated to a series of Notes under the related Servicing Agreement. The Servicer will be entitled to receive a fee in respect of the related SUBI Assets equal to, for each Collection Period, in an amount equal to a specified percent per annum as set forth in the applicable Prospectus Supplement (the “Servicing Rate”) of the aggregate Securitization Value of all Leases as of the first day of the related Collection Period (the “Servicing Fee”). The Servicing Fee will be payable on each Payment Date and will be calculated and paid based upon a 360-day year consisting of twelve 30-day months.

The Servicer will also be entitled to additional compensation in the form of expense reimbursement, administrative fees or similar charges paid with respect to the Leases, including disposition fees and any late payment fees, extension fees now or later in effect (collectively, the “Administrative Charges”). For each series of Notes, the Servicer will pay all expenses incurred by it in connection with its servicing and administration activities under the related Servicing Agreement and will not be entitled to reimbursement of such expenses. For more information regarding the reimbursement of Disposition Expenses and Insurance Expenses, you should refer, respectively, to “The Leases — Early Termination,” “Description of the Servicing Agreement — Advances” and “— Realization Upon Liquidated Leases” in this Prospectus. The Servicer will have no responsibility, however, to pay any losses with respect to any Titling Trust Assets.

The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Leases as an agent for the Titling Trust under the related Servicing Agreement, including collecting and processing payments, responding to inquiries of lessees, investigating delinquencies, sending payment statements, paying costs of the sale or other disposition of the related Matured Vehicles and Defaulted Vehicles, overseeing the related SUBI Assets and servicing the Leases, including making Advances, accounting for collections, furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information.

Servicer Resignation and Termination

The Servicer may not resign from its obligations and duties under the related Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer’s obligations under the related Servicing Agreement. The Servicer may not assign a Servicing Agreement with respect to a series of Notes or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein, or except in connection with a consolidation, merger, conveyance, transfer or assignment made in compliance with that Servicing Agreement.

The rights and obligations of the Servicer under the related Servicing Agreement may be terminated following the occurrence and continuance of a Servicer Default, as described under “— Servicer Defaults” in this Prospectus.

Indemnification by and Limitation of Liability of the Servicer

The Servicer will indemnify the Trustees and their respective agents for any loss, liability, claim, damage or expense that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement, but only to the extent such liability arose out of the Servicer’s negligence, willful misconduct, bad faith or recklessness.

The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees and agents will be under any liability to the related Issuing Entity or the related Securityholders for taking any action or for refraining from taking any action pursuant to the Servicing Agreement or for errors in judgment; provided, however, that neither the Servicer nor any other person described above will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the Servicer’s servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability. The Servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. Any indemnification or reimbursement of the Servicer could reduce the amount otherwise available for distribution to Securityholders.

Servicer Defaults

“Servicer Default” under each Servicing Agreement will consist of the following:

(a)	any failure by the Servicer to deliver or cause to be delivered any required payment to (i) the related Indenture Trustee for distribution to the Noteholders, (ii) if applicable, the Owner Trustee of the related Issuing Entity for distribution to the Certificateholder, which failure continues unremedied for five Business Days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the related Indenture Trustee, the Certificateholder or Noteholders evidencing at least a majority interest of the aggregate outstanding principal amount of the outstanding Notes of the related series, voting together as a single class,

(b)	any failure by the Servicer to duly observe or perform in any material respect any of its other covenants or agreements in the Servicing Agreement, which failure materially and adversely affects the rights of any holder of the related SUBI Certificate, the Noteholders or the Certificateholder, as applicable, and which continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the outstanding Notes of the related series, voting as a single class, consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Indenture Trustee or the related holders evidencing at least a majority of the outstanding Notes of the related series, voting as a single class, or such default becomes known to the Servicer,

(c)	any representation, warranty or statement of the Servicer made in the Servicing Agreement, any other Basic Document to which the Servicer is a party or by which it is bound or any certificate, report or other writing delivered pursuant to the Servicing Agreement that proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of the SUBI Certificate, the Noteholders or the Certificateholder of the related series, and continues unremedied for 60 days (or for such longer period not in excess of 90 days as may be reasonably necessary to remedy such failure; provided that (1) such failure is capable of remedy within 90 days or less and (2) a majority of the outstanding Notes of the related series, voting as a single class, consents to such longer cure period) after receipt by the Servicer of written notice thereof from the Titling Trustee or the related holders evidencing at least a majority of the outstanding Notes of the related series, voting as a single class, or such incorrectness becomes known to the Servicer, or

(e)	the occurrence of certain events of bankruptcy, insolvency, receivership or liquidation respect of the Servicer (in each case, remains unstayed and effect for a period of 90 consecutive days).

Rights Upon Servicer Default

Upon the occurrence of any Servicer Default, the sole remedy available to the holder of the related SUBI Certificate will be to remove the Servicer and appoint a successor servicer. However, if the commencement of a bankruptcy or similar case or proceeding were the only default, the Servicer or its trustee-in-bankruptcy might have the power to prevent that removal. See “— Removal or Replacement of the Servicer” in this Prospectus.

Removal or Replacement of the Servicer

Upon the occurrence of a Servicer Default, the Titling Trustee may, to the extent such Servicer Default relates (a) to all Titling Trust Assets, upon the direction of the holders of all SUBI Certificates and the UTI Certificate, excluding NMAC, the UTI Beneficiary or any other affiliate of the Servicer, terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to all Titling Trust Assets or (b) only to assets of a particular SUBI, upon the direction of the holder and pledgee of the related SUBI Certificate, terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to such SUBI Assets. For purposes of the immediately preceding sentence, the holder and pledgee of a SUBI Certificate will be the related Indenture Trustee acting at the direction of Noteholders of the related series holding not less than 66 2/3% of the aggregate principal amount of the Notes of that series, voting together as a single class. After the lien of the Indenture has been released, the Owner Trustee, acting at the direction of the Certificateholder, may remove the Servicer upon a Servicer Default. In each case, the Titling Trustee will effect that termination by delivering notice thereof to the Servicer, with a copy to each Rating Agency then rating the affected series of Notes, the Transferor, NILT Trust, and, any other holders of securities related to any Other SUBIs affected by that Servicer Default.

Upon the termination or resignation of the Servicer, the Servicer, subject to that termination or removal, will continue to perform its functions as Servicer, in the case of (a) termination, until the earlier of the date specified in the termination notice or, if no such date is specified therein, the date of the Servicer’s receipt of such notice, and (b) resignation, until the later of (1) the date upon which the resigning Servicer becomes unable to act as Servicer, as specified in the resignation notice, or (2) a successor servicer has assumed the duties of the Servicer under the related Servicing Agreement.

In the event of a termination of the Servicer as a result of a Servicer Default with respect only to the assets of one SUBI, the Titling Trustee, acting at the direction of the holder and pledgee of the related SUBI Certificate — which holder will be the related Indenture Trustee, acting at the direction of Noteholders holding not less than 66 2/3% of the aggregate principal amount of the related series of Notes, voting together as a single class, so long as any such series of Notes are outstanding and thereafter the Owner Trustee of the related Issuing Entity acting at the direction of the Certificateholder — will appoint a successor servicer. The Titling Trustee will have the right to approve that successor servicer, and that approval may not be unreasonably withheld. If a successor servicer is not appointed by the effective date of the predecessor servicer’s resignation or termination, then the Trust Agent will act as successor servicer. If the Trust Agent is legally unable to act as the Servicer, then the Titling Trust will be required to appoint, or petition a court of competent jurisdiction to appoint, any established entity the regular business of which includes the servicing of motor vehicle leases or retail installment contracts as the successor servicer. All reasonable costs and expenses incurred in connection with transferring the servicing of the related Leases and the Leased Vehicles to the successor services will be paid by the predecessor servicer (or, if the predecessor servicer is the Trust Agent, by NMAC).

Upon the appointment of a successor servicer, the successor servicer will assume all of the rights and obligations of the Servicer under the related Servicing Agreement; provided, however, that no successor servicer will have any responsibilities with respect to the purchase of additional leases or vehicles by the Titling Trust or with respect to making advances. Any compensation payable to a successor servicer may not be in excess of that permitted the predecessor servicer unless the holders of the UTI and the SUBIs, as the case may be, bear such excess costs exclusively. If a bankruptcy trustee or similar official has been appointed for the Servicer, that trustee or official may have the power to prevent an Indenture Trustee, the Trustee of an Issuing Entity, the Noteholders of a

series or (if applicable) the related Certificateholder from effecting that transfer of servicing. The predecessor servicer will have the right to be reimbursed for any outstanding advances made with respect to the related SUBI Assets to the extent funds are available therefore in respect of the advances made.

Waiver of Past Defaults

With respect to any Servicer Default related to a series of Notes, the Trustee of the Titling Trust, acting on the direction of the holders of Notes evidencing a majority of the principal amount of the then outstanding Notes of the related series, may waive any default of the Servicer in the performance of its obligations under the related Servicing Agreement and, upon any such waiver, such default will cease to exist and any Servicer Default arising therefrom will be deemed to have been remedies for all purposes under the related Servicing Agreement. No such waiver will extend to any subsequent or other Servicer Default.

Termination

The Servicing Agreement for each Issuing Entity will terminate upon the earlier to occur of (a) the dissolution of the Titling Trust or (b) with respect to the Servicer, but not as to the applicable successor servicer, the resignation or removal of the Servicer with respect to that SUBI in accordance with the terms of the related Servicing Agreement, which will effect a termination only with respect to the related SUBI Assets and not with respect to any other Titling Trust Assets.

Amendment

The Servicing Agreement may be amended without the consent of any other person; provided that (i) either (A) any amendment that materially and adversely affects the interests of the related series of Noteholders will require the consent of such Noteholders evidencing not less than a majority of the aggregate outstanding amount of the Notes of that series voting together as a single class or (B) such amendment will not, as evidenced by an officer’s certificate of the Servicer or the Depositor, as applicable, delivered to the Indenture Trustee, materially and adversely affect the interests of such Noteholders and (ii) any amendment that adversely affects the interests of the related Certificateholder, the Indenture Trustee or the Owner Trustee will require the prior written consent of each person whose interests are adversely affected. Notwithstanding the foregoing, if a Hedge Agreement is entered into for any series of Notes, the related Servicing Agreement may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without notice to the Rating Agencies and the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent. An amendment will be deemed not to materially and adversely affect the interests of the Noteholders of a series (including without limitation, any amendment to add, modify or eliminate any provisions in the Servicing Agreement or supplement as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect)) if the Rating Agency Condition is satisfied with respect to such amendment and the officer’s certificate described in the preceding sentence is provided to the Indenture Trustee. The consent of the Certificateholder of a series or the related Owner Trustee will be deemed to have been given if the Servicer or Depositor, as applicable, does not receive a written objection from such person within ten (10) Business Days after a written request for such consent will have been given. The Indenture Trustee may, but will not be obligated to, enter into or consent to any such amendment that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under the Basic Documents or otherwise.

Notwithstanding the foregoing, no amendment to the Servicing Agreement will (i) reduce the interest rate or principal amount of any Note, change the due date of any installment of principal of or interest on any Note, or the Redemption Price, or delay the final scheduled payment date of any Note without the consent of the holder of such Note, or (ii) reduce the percentage of the aggregate outstanding principal amount of the outstanding Notes, the holders of which are required to consent to any matter without the consent of the holders of at least the majority of the aggregate outstanding principal amount of the outstanding Notes which were required to consent to such matter before giving effect to such amendment. Further, the Servicing Agreement may be amended without the consent of any of the Noteholders or any other Person to add, modify or eliminate those provisions as may be necessary or advisable in order to comply with or obtain more favorable treatment under or with respect to any law or regulation or any accounting rule or principle (whether now or in the future in effect); it being a condition to adverse effect is delivered to the Indenture Trustee.

Under the Servicing Agreement, neither the trustee of NILT Trust, nor the Indenture Trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the trustee of NILT Trust and the Indenture Trustee, as applicable, an officer’s certificate to that effect, and the trustee of NILT Trust and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE TRUST ADMINISTRATION AGREEMENT

General

NMAC, in its capacity as administrative agent for each series of Notes (the “Administrative Agent”), will enter into an agreement (as amended and supplemented from time to time, a “Trust Administration Agreement”) with the related Issuing Entity and the Indenture Trustee pursuant to which the Administrative Agent will agree, to the extent provided in that Trust Administration Agreement, to perform the administrative obligations required to be performed by the related Issuing Entity or the Owner Trustee under the Indenture and Trust Agreement. As compensation for the performance of the Administrative Agent’s obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the Administrative Agent will be entitled to a monthly administration fee in an amount that will be set forth in the applicable Prospectus Supplement (the “Administrative Fee”), which fee will be paid by the Servicer and not from the proceeds of the Leases, Leased Vehicles or other Titling Trust Assets an annual payment of compensation which shall be solely an obligation of the Servicer. The Administrative Agent will pay the fees and expenses of the Trustees of each related Issuing Entity and each paying agent, if any. The Trust Administration Agreement will be governed by the laws of the State of New York.

Amendment

The Trust Administration Agreement may be amended with the written consent of the Owner Trustee but without the consent of the Noteholders or the Certificateholder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Administration Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, that such amendment will not, as evidenced by an officer’s certificate of the Administrative Agent or the Depositor delivered to the Indenture Trustee, materially and adversely affect the interest of any Noteholder or the Certificateholder. The Trust Administration Agreement may also be amended with the written consent of the Owner Trustee, the Certificateholder and the Noteholders evidencing at least a majority of the aggregate outstanding principal amount of Notes of the related series for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of Trust Administration Agreement or of modifying in any manner the rights of Noteholders or Certificateholder; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the Leases or distributions that are required to be made for the benefit of the Noteholders or the Certificateholder or (ii) reduce the percentage of the Noteholders that are required to consent to any such amendment without the consent of the holders of all outstanding Notes of the related series. Notwithstanding the foregoing, the Administrative Agent may not amend the Trust Administration Agreement without the permission of the Depositor, which permission will not be unreasonably withheld.

Under the Trust Administration Agreement, neither the trustee of NILT Trust, nor the Indenture Trustee, as applicable, will be under any obligation to ascertain whether a Rating Agency Condition has been satisfied with respect to any amendment. When the Rating Agency Condition is satisfied with respect to such amendment, the Servicer will deliver to a responsible officer of the trustee of NILT Trust and the Indenture Trustee, as applicable, an officer’s certificate to that effect, and the trustee of NILT Trust and the Indenture Trustee may conclusively rely upon the officer’s certificate from the Servicer that a Rating Agency Condition has been satisfied with respect to such amendment.

DESCRIPTION OF THE HEDGE AGREEMENT

An Issuing Entity may enter into one or more currency swap agreements, interest rate swap agreements or interest rate cap agreements, or some combination thereof (each such agreement, with respect to an interest rate swap or a currency swap, a “Swap Agreement” or, with respect to an interest rate cap, a “Cap Agreement”, and, together with the Swap Agreement, collectively, each a “Hedge Agreement”) with NMAC or an unaffiliated third-party (in the case of a Swap Agreement, the “Swap Counterparty” or, in the case of a Cap Agreement, the “Cap Provider”, and, together with the Swap Counterparty, collectively, each a “Hedge Counterparty”), in order to reduce its exposure to currency and/or interest rate risks. The provisions of the Hedge Agreement, if any, will be described in the related Prospectus Supplement.

Payments Under the Hedge Agreement.

In general and as described more specifically in the applicable Prospectus Supplement, in respect of each Hedge Agreement entered into in respect of any interest rate swap transaction, on each Payment Date the Issuing Entity will be obligated to pay the Swap Counterparty a fixed rate payment based on a specified per annum fixed rate times the notional amount of such Hedge Agreement, and the Swap Counterparty will be obligated to pay a floating rate payment based on LIBOR times the same notional amount. Payments (other than swap termination payments) due under the Hedge Agreement between the Issuing Entity and the Swap Counterparty will be exchanged on a net basis under the Hedge Agreement

Defaults Under the Hedge Agreement.

Events of default under the Hedge Agreement will include among other things: (i) the failure to make payments due under the Hedge Agreement, (ii) the occurrence of certain bankruptcy events of the Issuing Entity or certain bankruptcy or insolvency events of the Hedge Counterparty; and (iii) certain other standard events of default including misrepresentation and merger by the Hedge Counterparty without assumption of its obligations under the Hedge Agreement, all as further specified in the related Prospectus Supplement.

Hedge Agreement Termination Events

Termination events under the Hedge Agreement may include, among other things, (i) illegality of the transactions contemplated by the Hedge Agreement, (ii) commencement of liquidation of the collateral (as described in the related Indenture) following an Indenture Default under the related Indenture, (iii) certain tax events, (iv) a merger or consolidation of the Hedge Counterparty into an entity with materially weaker creditworthiness, and (v) failure of the Hedge Counterparty to maintain its credit rating at certain levels, all as further specified in the related Prospectus Supplement.

Early Termination of the Hedge Agreement

Upon the occurrence of any event of default or termination event specified in the Hedge Agreement, the non-defaulting or non-affected party may elect to terminate the Hedge Agreement. If a Hedge Agreement is terminated due to an event of default or a termination event, a termination payment under the Hedge Agreement may be due to the Hedge Counterparty by the Issuing Entity or may be due to the Issuing Entity by the Hedge Counterparty.

MISCELLANEOUS PROVISIONS OF THE BASIC DOCUMENTS

The term “Basic Documents” refers to the Servicing Agreement, the SUBI Trust Agreement, the Trust Agreement, the Trust Administration Agreement, the Indenture, the SUBI Certificate Transfer Agreement, the Trust SUBI Certificate Transfer Agreement, the SUBI Certificate, the Back-up Security

Agreement, the Underwriting Agreement, the Hedge Agreement (if any), and the Securities related to an Issuing Entity. Forms of the Basic Documents have been filed as exhibits to the registration statement of which this prospectus is a part. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each applicable Basic Document and the applicable prospectus supplement.

If a Hedge Agreement is entered into for any series of Notes, the Basic Documents may not be amended in any way that would materially and adversely affect the rights of the related Hedge Counterparty without notice to the Rating Agencies and the consent of the Hedge Counterparty; provided that the Hedge Counterparty’s consent to any such amendment shall not be unreasonably withheld, and provided, further that the Hedge Counterparty’s consent will be deemed to have been given if the Hedge Counterparty does not object in writing within 10 days of receipt of a written request for such consent.

Bankruptcy Provisions

Each of the parties to the Basic Documents, and each Securityholder, by accepting the related security, including each Noteholder, by accepting the Note or a beneficial interest in the related Notes, will covenant and agree that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing (as defined below) have been paid in full, it will not institute against, or join any other person instituting against the Depositor, NILT, Inc., the Titling Trust, the Issuing Entity and any other affiliate of the Depositor or the UTI Beneficiary, any beneficiary, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law. A “Securitized Financing” is (i) any financing transaction undertaken by the Depositor or the UTI Beneficiary, or any of their affiliates, that is secured directly or indirectly, by any assets of the Titling Trust or the UTI, a SUBI or any interest therein and any financing undertaken in correction with the issuance, pledge or assignment of the UTI or a SUBI, (ii) any sale, lease or other transfer by the Depositor, or the UTI Beneficiary, or any of their affiliates, of an interest in the UTI or a SUBI or (iii) any other asset securitization, secured loan or similar transaction including assets of the Titling Trust or any beneficial interest in such assets or the Titling Trust.

Notes Owned by the Issuing Entity, the Depositor, the Servicer and their Affiliates

In general, except as otherwise described in this Prospectus and the Basic Documents, any Notes owned by the Issuing Entity, the Depositor, the Servicer (so long as NMAC or one of its affiliates is the Servicer) or any of their respective affiliates will be entitled to benefits under the Basic Documents equally and proportionately to the benefits afforded other owners of the Notes. See “The Issuing Entities — Formation,” “Description of the Trust Agreement — Restrictions on Actions by Owner Trustee,” “— Resignation and Removal of the Owner Trustee,” and “Description of the Servicing Agreement — Servicer Defaults” in this Prospectus.

Fees and Expenses

The Titling Trustee.  The Titling Trustee will be entitled to reasonable compensation for its services with respect to the SUBI Assets, which will be paid by the Servicer, the amount of which will be agreed upon from time to time by the Titling Trustee and the Servicer.

The Servicer.  As more fully described under “Description of the Servicing Agreement — Servicing Compensation” in this Prospectus, as compensation for the servicing of the SUBI Assets and administering the distribution of funds in respect thereof, the Servicer will be entitled to receive the Servicing Fee on each Payment Date, together with reimbursement of fees and expenses and any late payment fees now or later in effect or similar charges paid with respect to the Leases.

The Servicer will pay all expenses incurred by it in the performance of its duties under the Servicing Agreement, including fees and disbursements of independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Trustees. The Servicer will pay the fees and expenses of the Titling Trustee.

The Indenture Trustee.  As more fully described under “Description of the Indenture — Compensation and Indemnity” in this Prospectus, the Servicer will pay the Indenture Trustee compensation for its services and reimburse it for its reasonable expenses relating thereto.

The Owner Trustee and Paying Agent.  The Administrative Agent will pay the Owner Trustee and each paying agent such fees as have been agreed upon among the Depositor, the Administrative Agent and the Owner Trustee or the paying agent, and will reimburse the Owner Trustee and each paying agent for their reasonable expenses. The Administrative Agent will not be entitled to be reimbursed from the Issuing Entity’s Estate for the payment of such expenses.

The Administrative Agent.  As compensation for the performance of the Administrative Agent’s obligations under the Trust Administration Agreement and as reimbursement for its expenses related thereto, the Administrative Agent will be entitled to a monthly administration fee, which fee will be paid by the Servicer and not from the proceeds of the Leases, Leased Vehicles or other Titling Trust Assets. The Administrative Agent will pay the fees and expenses of the Owner Trustee, and each paying agent.

ADDITIONAL LEGAL ASPECTS OF THE TITLING TRUST AND THE SUBI

The Titling Trust

The Titling Trust is a Delaware statutory trust and has made trust filings or obtained certificates of authority to transact business in states where, in the Servicer’s judgment, such action may be required. Because the Titling Trust has been registered as a statutory trust for Delaware and other state law purposes, in similar form as a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. See “Risk Factors — A depositor or servicer bankruptcy could delay or limit payments to you” in this Prospectus. As such, the Titling Trust may be subject to insolvency laws under the United States Bankruptcy Code or similar state laws (“insolvency laws”), and claims against the Titling Trust Assets could have priority over the beneficial interest in those assets represented by a SUBI. In addition, claims of a third party against the Titling Trust Assets, including the assets of a SUBI, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Titling Trust, such as the Indenture Trustee for a series of Notes, as more fully described under “Nissan Motor Acceptance Corporation — Contingent and Excess Liability Insurance” and “Additional Legal Aspects of the Leases and the Leased Vehicles — Vicarious Tort Liability” in this Prospectus.

Qualification of NILT, Inc. as Fiduciary

State laws differ as to whether a corporate trustee that leases vehicles in that state, such as NILT, Inc., must qualify as a fiduciary. The consequences of the failure to be qualified as a fiduciary in a state where such qualification is required differ by state, but could include penalties against NILT, Inc. and its directors and officers, ranging from fines to the inability of NILT, Inc. to maintain an action in the courts of that state.

NMAC believes that NILT, Inc. does not exercise sufficient discretion in the performance of its duties under the SUBI Trust Agreement or take such other discretionary actions that it should be considered to be exercising fiduciary powers within the meaning of any applicable state law. However, no assurance can be given that NMAC’s view will prevail. However, no state in which (1) this issue is uncertain, (2) NILT, Inc. has not taken the actions necessary to qualify as a fiduciary and (3) the consequences of this failure would be material will represent a significant percentage of the value of the assets of any SUBI. Therefore, NMAC believes that the failure to be qualified as a fiduciary in any state where such qualification may ultimately be required will not materially and adversely affect the holders of any series of Notes. However, no assurance can be given in this regard.

Structural Considerations

Unlike many structured financings in which the holders of the notes have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Issuing Entity for each series of Notes will not directly own the related SUBI Assets. Instead, the Titling Trust will own the Titling Trust Assets, including all SUBI Assets, and the Titling Trustee will take actions with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (i.e., the holders of the UTI Certificate and all other SUBI Certificates). The primary asset of each Trust will be a SUBI Certificate evidencing a 100% beneficial interest in the related SUBI Assets, and the Indenture Trustee for that series of Notes will take action with respect thereto in the name of the Issuing Entity and on behalf of the related Noteholders and the Transferor. Beneficial interests in the Leases and Leased Vehicles represented by the SUBI Certificate, rather than direct legal ownership, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the transferee. The Servicer and/or the Titling Trustee will segregate the SUBI Assets allocated to a series of Notes from the other Titling Trust Assets on the books and records each maintains for these assets. Neither the Servicer nor any holders of other beneficial interests in the Titling Trust will have rights in such SUBI Assets, and payments made on any Titling Trust Assets other than those SUBI Assets generally will not be available to make payments on the related series of Notes or to cover expenses of the Titling Trust allocable to such SUBI Assets.

Allocation of Titling Trust Liabilities

The Titling Trust Assets are and may in the future be comprised of several portfolios of assets of one or more SUBIs, together with the UTI Assets. The UTI Beneficiary may in the future pledge the UTI as security for obligations to third-party lenders, and may in the future create and sell or pledge Other SUBIs in connection with other financings. The Titling Trust Agreement will permit the Titling Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the assets of a SUBI relating to a series of Notes, or relating to the assets of that SUBI generally. Pursuant to the Titling Trust Agreement, as among the beneficiaries of the Titling Trust, a Titling Trust liability relating to a particular portfolio of Titling Trust Assets will be allocated to and charged against the portfolio of Titling Trust Assets to which it belongs. Titling Trust liabilities incurred with respect to the Titling Trust Assets generally will be borne pro rata among all portfolios of Titling Trust Assets. The Titling Trustee and the beneficiaries of the Titling Trust, including the Issuing Entity for any series of Notes, will be bound by that allocation. In particular, the Titling Trust Agreement will require the holders from time to time of the UTI Certificate and any Other SUBI Certificates to waive any claim they might otherwise have with respect to any unrelated SUBI Assets and to fully subordinate any claims to those SUBI Assets in the event that such waiver is not given effect. Similarly, the holders of a SUBI Certificate with respect to a given series of Notes, or beneficial interests therein, will be deemed to have waived any claim they might otherwise have with respect to the UTI Assets or any Other SUBI Assets. See “Description of the SUBI Trust Agreement — The SUBI, Other SUBIs and the UTI” in this Prospectus.

Each Issuing Entity and the related Indenture Trustee will not have a direct ownership interest in the related SUBI Assets or a perfected security interest in those SUBI Assets (except to the extent of the back-up security interest as discussed in “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this Prospectus). As a result, claims of third-party creditors of the Titling Trust will generally take priority over the interests of the Trustees in such SUBI Assets. Potentially material examples of such claims could include:

(1)	tax liens arising against the Depositor, NMAC, the Titling Trust, the UTI Beneficiary or the related Issuing Entity;

(2)	liens arising under various federal and state criminal statutes;

(3)	certain liens in favor of the Pension Benefit Guaranty Corporation; and

(4)	judgment liens arising from successful claims against the Titling Trust arising from the operation of the leased vehicles constituting Titling Trust Assets.

See “Risk Factors — Interests of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes,” “— Vicarious tort liability may result in a loss,” “— A depositor or servicer bankruptcy could delay or limit payments to you,” “Additional Legal Aspects of the Leases and the Leased Vehicles — Vicarious Tort Liability” and “— Consumer Protection Law” in this Prospectus for a further discussion of these risks.

The assets of the Titling Trust are located in several states, the tax laws of which vary. If any state or locality imposes a tax on the Titling Trust at the entity level, the UTI Beneficiary has agreed to indemnify the holders of each

SUBI Certificate for the full amount of such taxes. Should the UTI Beneficiary fail to fulfill its indemnification obligations, amounts otherwise distributable to it as holder of the UTI Certificate will be applied to satisfy such obligations. However, it is possible that Noteholders of a series could incur a loss on their investment if the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such state or local tax liabilities.

The Titling Trust Agreement provides for the UTI Beneficiary to be liable as if the Titling Trust were a partnership and the UTI Beneficiary were the general partner of the partnership to the extent necessary after giving effect to the payment of liabilities allocated severally to the holders of one or more SUBI Certificates. However, it is possible that the Noteholders of a series could incur a loss on their investment to the extent any such claim were allocable to a Issuing Entity as the holder of a SUBI Certificate, either because a lien arose in connection with the assets of the related SUBI or if the UTI Beneficiary did not have sufficient assets available, including distributions in respect of the UTI, to satisfy such claimant or creditor in full.

The SUBI

Each SUBI will be issued pursuant to the applicable SUBI Trust Agreement and will evidence a beneficial interest in the related SUBI Assets. The SUBI will not represent a direct legal interest in the related SUBI Assets, nor will it represent an interest in any Titling Trust Assets other than such SUBI Assets. Under the allocation of Titling Trust liabilities described under “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities” in this Prospectus, payments made on or in respect of such other Titling Trust Assets will not be available to make payments on the Notes of a particular series or to cover expenses of the Titling Trust allocable to the related SUBI Assets. With respect to each series of Notes, the holders of the related SUBI Certificate (including the related Issuing Entity) will bear any liability to third parties arising from a Lease or the related Leased Vehicle allocated to that SUBI. If any such liability arises from a lease or leased vehicle that is an asset of an Other SUBI or the UTI, the Titling Trust Assets (including the SUBI Assets allocated to such series of Notes) will not be subject to this liability unless the assets of the Other SUBIs or the UTI are insufficient to pay the liability. In such event, because there will be no other assets from which to satisfy this liability, to the extent that it is owed to entities other than the Titling Trustee and the beneficiaries of the Titling Trust, the other Titling Trust Assets, including the assets of the SUBI, will be available to satisfy such liabilities. Under these circumstances, investors in the related series of Notes could incur a loss on their investment.

Similarly, to the extent that a third-party claim that otherwise would be allocable to an Other SUBI or UTI is satisfied out of the assets of a SUBI rather than the Other SUBI Assets or UTI Assets, and the claim exceeds the value of the Other SUBI Assets and the UTI Assets, the Titling Trustee will be unable to reallocate the remaining Titling Trust Assets so that each portfolio of SUBI and UTI Assets will bear the expense of the claim as nearly as possible if the claim has been properly allocated. In such circumstances, investors in the related series of Notes could incur a loss on their investment.

The Titling Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of assets of a particular SUBI rather than Other SUBI Assets or UTI Assets to which the related leases or leased vehicles are allocated, as the case may be, the Titling Trustee will reallocate the remaining Titling Trust Assets (i.e., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Titling Trust Agreement as set forth under “Description of the SUBI Trust Agreement — The SUBI, the Other SUBIs and the UTI” in this Prospectus.

The UTI Beneficiary has pledged the UTI Assets as security in connection with the financing of the acquisition of the UTI Assets and may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required to expressly disclaim any interest in the assets already allocated to an existing SUBI, and to fully subordinate any claims to the related SUBI Assets in the event that this disclaimer is not given effect.

The Issuing Entity for each series of Notes will generally be deemed to own the related SUBI Certificate and, through such ownership, to have an indirect beneficial ownership interest in the Leases and the related Leased Vehicles. If a court of competent jurisdiction were to recharacterize the sale to the Issuing Entity of the SUBI Certificate as a financing, that Issuing Entity (or, during the term of the related Indenture, the Indenture Trustee)

could instead be deemed to have a perfected security interest in the related SUBI Certificate, but in no event would the Issuing Entity or the Indenture Trustee be deemed to have a perfected security interest in the Leased Vehicles allocated to that SUBI.

Insolvency Related Matters

As described under “Description of the SUBI Trust Agreement — The SUBI, Other SUBIs and the UTI” and “— The SUBI” in this Prospectus, each holder or pledgee of the UTI Certificate and any Other SUBI Certificate will be required to expressly disclaim any interest in the SUBI Assets allocated to a series of Notes and to fully subordinate any claims to such SUBI Assets in the event that disclaimer is not given effect. Although no assurances can be given, the Depositor believes that in the event of a bankruptcy of NMAC or the UTI Beneficiary, the SUBI Assets allocated to a series of Notes would not be treated as part of NMAC’s or the UTI Beneficiary’s bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI, the UTI Certificate, Other SUBIs and Other SUBI Certificates should be enforceable. In addition, steps have been taken to structure the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by NMAC or the UTI Beneficiary under any insolvency laws will result in consolidation of the assets and liabilities of the Titling Trust, the Depositor or the related Issuing Entity with those of NMAC or the UTI Beneficiary. With respect to the Titling Trust, these steps include its creation as a separate, special purpose Delaware statutory trust of which the UTI Beneficiary is the sole beneficiary, pursuant to a trust agreement containing certain limitations (including restrictions on the nature of its business and on its ability to commence a voluntary case or proceeding under any insolvency law). With respect to the Depositor, these steps include its creation as a separate, special purpose limited liability company of which NMAC is the sole equity member, pursuant to a limited liability agreement containing certain limitations, including the requirement that the Depositor must have at all times at least two independent directors, and restrictions on the nature of its businesses and operations and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of the member and all directors, including each independent director.

However, delays in payments on a series of Notes and possible reductions in the amount of such payments could occur if:

•	a court were to conclude that the assets and liabilities of the Titling Trust, the Depositor or the related Issuing Entity should be consolidated with those of NMAC or the UTI Beneficiary in the event of the application of applicable insolvency laws to NMAC or the UTI Beneficiary,

•	a filing were to be made under any insolvency law by or against the Titling Trust, the Depositor or the related Issuing Entity, or

•	an attempt were to be made to litigate any of the foregoing issues.

If a court were to conclude that the transfer of a SUBI Certificate from the UTI Beneficiary to the Depositor, or the transfer of that SUBI Certificate from the Depositor to the related Issuing Entity, was not a true sale, or that the Depositor and the related Issuing Entity should be treated as the same entity as NMAC or the UTI Beneficiary for bankruptcy purposes, any of the following could delay or prevent payments on the related series of Notes:

•	the automatic stay, which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and provisions of the United States Bankruptcy Code that permit substitution of collateral in certain circumstances,

•	certain tax or government liens on NMAC’s or the UTI Beneficiary’s property (that arose prior to the transfer of a Lease to the related Issuing Entity) having a prior claim on collections before the collections are used to make payments on the Notes or

•	the related Issuing Entity not having a perfected security interest in the Leased Vehicles or any cash collections held by NMAC at the time that NMAC becomes the subject of a bankruptcy proceeding.

In an insolvency proceeding of NMAC, (1) Repurchase Payments made by NMAC, as Servicer, in respect of certain Leases, (2) payments made by NMAC on certain insurance policies required to be obtained and maintained by lessees pursuant to the Leases, (3) unreimbursed advances made by NMAC, as Servicer, pursuant to the

Servicing Agreement, and (4) payments made by NMAC to the Depositor may be recoverable by NMAC as debtor-in-possession or by a creditor or a trustee in bankruptcy of NMAC as a preferential transfer from NMAC if those payments were made within ninety days prior to the filing of a bankruptcy case in respect of NMAC or one year with respect to transfers to affiliates. In addition, the insolvency of NMAC could result in the replacement of NMAC as Servicer, which could in turn result in a temporary interruption of payments on any series of Notes. See “Risk Factors — A depositor or servicer bankruptcy could delay or limit payments to you” and “— Adverse events with respect to Nissan Motor Acceptance Corporation, its affiliates or third party servicers to whom Nissan Motor Acceptance Corporation outsources its activities may affect the timing of payments on your notes or have other adverse effects on your notes” in this Prospectus.

On each Closing Date, Mayer Brown LLP, special insolvency counsel to the Depositor, will deliver an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) to the effect that, subject to certain facts, assumptions and qualifications specified therein, under present reported decisional authority and statutes applicable to federal bankruptcy cases, if NMAC or the UTI Beneficiary were to become a debtor in a case under the Bankruptcy Code, if properly litigated, a bankruptcy court properly applying current law after analyzing the facts would not disregard the corporation form of NMAC or the trust form of the UTI Beneficiary or the separateness of NMAC or the UTI Beneficiary, from the Titling Trust or the Issuing Entity of the related series of Notes so as to substantively consolidate the assets and liabilities of Depositor, the Titling Trust, or the related Issuing Entity with the assets and liabilities of NMAC or the UTI Beneficiary. Among other things, such opinion will assume that each of the Titling Trust (or the Titling Trustee when acting on its behalf), the UTI Beneficiary and the Depositor will follow certain procedures in the conduct of its affairs, including maintaining separate records and books of account from those of NMAC or the UTI Beneficiary, not commingling its respective assets with those of NMAC or the UTI Beneficiary, doing business in a separate office from NMAC or the UTI Beneficiary and not holding itself out as having agreed to pay, or being liable for, the debts of NMAC or the UTI Beneficiary. In addition, such opinion will assume that except as expressly provided by the Titling Trust Agreement and the related Servicing Agreement (each of which contains terms and conditions consistent with those that would be arrived at on an arm’s length basis between unaffiliated entities in the belief of the parties thereto), NMAC and the UTI Beneficiary generally will not guarantee the obligations of the Titling Trust, the Depositor or the Issuing Entity to third parties, and will not conduct the day-to-day business or activities of any thereof, other than in NMAC’s capacity as Servicer acting under and in accordance with the related Servicing Agreement or in NMAC’s capacity as Administrative Agent under the related Trust Administration Agreement. Each of NMAC, the Titling Trust, the UTI Beneficiary and the Depositor intends to follow and has represented that it will follow these and other procedures related to maintaining the separate identities and legal existences of each of NMAC, the Titling Trust, the UTI Beneficiary and the Depositor. Such a legal opinion, however, will not be binding on any court.

If a case or proceeding under any insolvency law were to be commenced by or against NMAC or the UTI Beneficiary, and a court were to order the substantive consolidation of the assets and liabilities of any of such entities with those of the Titling Trust, the Depositor or the Issuing Entity or if an attempt were made to litigate any of the foregoing issues, delays in distributions on the SUBI Certificate (and possible reductions in the amount of such distributions) to the related Issuing Entity, and therefore to the Noteholders and the Certificateholder of the related series, could occur. In addition, the SUBI Trust Agreement provides that if the Depositor becomes bankrupt or insolvent or the related Issuing Entity is dissolved (which could occur as a result of the bankruptcy of the Depositor), the SUBI allocated to that series of Notes will be terminated and the SUBI Trust Agreement will terminate with respect to that SUBI. In each case, the Titling Trustee will be required to distribute the related SUBI Assets to the holder of that SUBI Certificate. Because the Issuing Entity for each series of Notes has pledged its rights in and to the related SUBI Certificate to the Indenture Trustee of that series of Notes, such distribution would be made to the Indenture Trustee, who would be responsible for retitling the Leased Vehicles. The cost of such retitling would reduce amounts payable from the SUBI Assets that are available for payments of interest on and principal of the related series of Notes and the Certificates, and in such event, investors in that series of Notes could suffer a loss on their investment.

The UTI Beneficiary will treat its conveyance of each SUBI Certificate to the Depositor as an absolute sale, transfer and assignment of all of its interest therein for all purposes. However, if a case or proceeding under any insolvency law were commenced by or against the UTI Beneficiary, and the UTI Beneficiary as debtor-in-possession or a creditor, receiver or bankruptcy trustee of the UTI Beneficiary were to take the position that the sale, transfer and assignment of each SUBI Certificate by the UTI Beneficiary to the Depositor should instead be treated as a pledge of that SUBI Certificate to secure a borrowing by the UTI Beneficiary, delays in payments of proceeds of that SUBI Certificate to the related Issuing Entity, and therefore to the related Noteholders, could occur or (should the court rule in favor of such position) reductions in the amount of such payments could result. On each Closing Date, Mayer Brown LLP, special insolvency counsel to the Depositor, will deliver an opinion to the effect that, subject to certain facts, assumptions and qualifications specified therein, if the UTI Beneficiary were to become a debtor in a case under the Bankruptcy Code subsequent to the sale, transfer and assignment of the related SUBI Certificate to the Depositor, the sale, transfer and assignment of that SUBI Certificate from the UTI Beneficiary to the Depositor would be characterized as a true sale, transfer and assignment, and that SUBI Certificate and the proceeds thereof would not be property of the UTI Beneficiary’s bankruptcy estate. As indicated above, however, such a legal opinion is not binding on any court.

As a precautionary measure, the Depositor will take the actions requisite to obtaining a security interest in each SUBI Certificate allocated to a series of Notes as against the UTI Beneficiary, which the Depositor will assign to the related Issuing Entity and the Issuing Entity will assign to the Indenture Trustee. The Indenture Trustee will perfect its security interest in that SUBI Certificate, which will be a “certificated security” under the UCC, by possession. Accordingly, if the conveyance of that SUBI Certificate by the UTI Beneficiary to the Depositor were not respected as an absolute sale, transfer and assignment, the Depositor (and ultimately the related Issuing Entity and the Indenture Trustee as successors in interest) should be treated as a secured creditor of the UTI Beneficiary, although a case or proceeding under any insolvency law with respect to the UTI Beneficiary could result in delays or reductions in distributions on that SUBI Certificate as indicated above, notwithstanding such perfected security interest.

If the Servicer were to become subject to a case under the Bankruptcy Code, certain payments made within one year of the commencement of such case (including Advances and Repurchase Payments) may be recoverable by the Servicer as debtor-in-possession or by a creditor or a trustee-in-bankruptcy as a preferential transfer from the Servicer. See “Risk Factors — A depositor or servicer bankruptcy could delay or limit payments to you” in this Prospectus.

ADDITIONAL LEGAL ASPECTS OF THE LEASES AND THE LEASED VEHICLES

Back-up Security Interests

The Leases are “tangible chattel paper” as defined in the UCC. Pursuant to the Delaware UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Depositor may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction of formation of the Depositor (i.e., the Delaware Secretary of State) and assigned to the related Issuing Entity and thereafter to the Indenture Trustee. On or prior to each Closing Date, “protective” UCC-1 financing statements will be filed in Delaware to effect this perfection, pursuant to a back-up security agreement entered into as of the Closing Date for a series of Notes, among the related Issuing Entity, NMAC, the Titling Trust, NILT Trust, the Depositor, and the Indenture Trustee (the “Back-up Security Agreement”). The back-up security interest that the Indenture Trustee for each series of Notes has in the related Leases could be subordinate to the interest of certain other parties who take possession of those Leases before the filings described above have been completed. Specifically, that Indenture Trustee’s security interest in the related Lease could be subordinate to the rights of a purchaser of such Lease who takes possession of the Lease without knowledge or actual notice of the Indenture Trustee’s security interest. The Leases will not be stamped to reflect the foregoing back-up security arrangements.

Various liens such as those discussed under “Additional Legal Aspects of the Titling Trust and the
SUBI — Allocation of Titling Trust Liabilities” in this Prospectus could be imposed upon all or part of the SUBI Assets allocated to a series of Notes (including the related Leased Vehicles) that, by operation of law, would take priority over the related Indenture Trustee’s interest therein. For a discussion of the risks associated with third-party liens on Leases and Leased Vehicles allocated to a series of Notes, see “Risk Factors — Interest of other persons in the leases and the leased vehicles could be superior to the issuing entity’s interest, which may result in delayed or reduced payment on your notes” in this Prospectus. Additionally, any perfected security interest of the

Indenture Trustee in all or part of the property of the Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets transferred by the Depositor to the related Issuing Entity pursuant to the Trust SUBI Certificate Transfer Agreement. Additionally, any perfected security interest of the Indenture Trustee in all or part of the property of the related Issuing Entity could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Depositor prior to any perfection of the transfer of the assets transferred by the Depositor to the related Trust pursuant to the Trust SUBI Certificate Transfer Agreement. See “Risk Factors — A depositor or servicer bankruptcy could delay or limit payments to you” in this Prospectus.

Vicarious Tort Liability

Although the Titling Trust will own the Leased Vehicles allocated to the SUBI and the related Issuing Entity will have a beneficial interest therein evidenced by the SUBI Certificate, the related lessees and their respective invitees will operate the Leased Vehicles. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action and is not preempted by the Transportation Act, the Titling Trust and the Titling Trust Assets may be subject to liability to such an injured party. However, the laws of many states either (i) do not permit these types of suits, or (ii) the lessor’s liability is capped at the amount of any liability insurance that the lessee was required to, but failed to, maintain (except for some states, such as New York, where liability is joint and several). Furthermore, the Transportation Act provides that an owner of a motor vehicle that rents or leases the vehicle to a person shall not be liable under the law of a state or political subdivision by reason of being the owner of the vehicle, for harm to persons or property that results or arises out of the use, operation, or possession of the vehicle during the period of the rental or lease, if (i) the owner (or an affiliate of the owner) is engaged in the trade or business of renting or leasing motor vehicles; and (ii) there is no negligence or criminal wrongdoing on the part of the owner (or an affiliate of the owner). The Transportation Act is intended to preempt state and local laws that impose possible vicarious tort liability on entities owning motor vehicles that are rented or leased and should reduce the likelihood of vicarious liability being imposed on the Titling Trust. Most state and federal courts considering whether the Transportation Act preempts state laws permitting vicarious liability have generally concluded that such laws are preempted with respect to cases commenced on or after August 10, 2005. One New York lower court, however, had reached a contrary conclusion in a recent case involving Nissan-Infiniti LT. This New York court concluded that the preemption provision in the Transportation Act was an unconstitutional exercise of congressional authority under the Commerce Clause of the United States Constitution and, therefore, did not preempt New York law regarding vicarious liability. This case, however, was recently overruled by a New York appellate court.

For example, under the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the leased vehicle by any person using the vehicle with the owner’s permission. The owner’s liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and the owner’s liability for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the leased vehicle must first be had against the operator’s property if the operator is within the jurisdiction of the court.

In contrast to California and many other states, in New York, the holder of title of a motor vehicle, including a Titling Trust as lessor, may be considered an “owner” and thus may be held jointly and severally liable with the lessee for the negligent use or operation of such motor vehicle. In New York, there does not appear to be a limit on an owner’s liability. In the context of the denial of a motion brought by the defendant to dismiss the case, the Supreme Court of New York ruled that a finance company acting as an agent for a Titling Trust may be considered an “owner” of a motor vehicle and thus subject to joint and several liability with the lessee for the negligent use or operation of the leased motor vehicle for the duration of a lease. As a result of the ruling in New York, losses could arise if lawsuits are brought against either the Titling Trust or NMAC, as agent of the Titling Trust, in connection with the negligent use or operation of any leased vehicles owned by the Titling Trust, including the Leased Vehicles allocated to a SUBI. This case was decided prior to the enactment of the Transportation Act. A New York court considering this issue after the enactment of the Transportation Act may reach a different conclusion given the broad federal preemption set forth in the Transportation Act. With the one exception noted above, New York courts have concluded that New York law, which imposes vicarious liability upon owners of motor vehicles for negligent acts of the users of such vehicles, is preempted by the Transportation Act.

NMAC believes that the Titling Trust’s insurance coverage is substantial and NMAC is a named insured under the Titling Trust’s applicable insurance policies. For more information regarding these insurance policies, you should refer to “Nissan Motor Acceptance Corporation — Insurance on the Leased Vehicles” and “— Contingent and Excess Liability Insurance” in this Prospectus. However, in the event that all applicable insurance coverage were to be exhausted (including the coverage provided by the Contingent and Excess Liability Insurance policies) and damages in respect of vicarious liability were to be assessed against the Titling Trust, claims could be imposed against the Titling Trust Assets, including any Leased Vehicles allocated to the SUBI for a series of Notes, and in certain circumstances, with respect to a leased vehicle that is allocated to other SUBIs or the UTI. If any of these claims were imposed against the Titling Trust Assets, investors could incur a loss on their investment. See “Additional Legal Aspects of the Titling Trust and the SUBI — Allocation of Titling Trust Liabilities” and “Additional Legal Aspects of the Leases and the Leased Vehicles — Back-up Security Interests” in this Prospectus.

Repossession of Leased Vehicles

If a default by a lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily attempt to retake possession of the related Leased Vehicle. Some jurisdictions limit the methods of vehicle recovery to judicial foreclosure or require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Other jurisdictions permit repossession without notice (although in some states a course of conduct in which the lessor has accepted late payments has been held to create a right of the lessee to receive prior notice), but only if the repossession can be accomplished peacefully. If a breach of the peace is unavoidable, the lessor must seek a writ of possession in a state court action or pursue other judicial action to repossess the Leased Vehicle.

After the Servicer has repossessed a Leased Vehicle, the Servicer may, to the extent required by applicable law, provide the lessee with a period of time within which to cure the default under the related Lease. If by the end of such period the default has not been cured, the Servicer will attempt to sell the Leased Vehicle. The Net Liquidation Proceeds therefrom may be less than the remaining amounts due under the Lease at the time of default by the lessee.

Deficiency Judgments

The Servicer will generally apply the proceeds of sale of a Leased Vehicle first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related Lease. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a Leased Vehicle do not cover the full amounts due under the related Lease, a deficiency judgment can be sought in those states that do not directly prohibit or limit such judgments. However, in some states, a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee would be expected to have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Even if a deficiency judgment is obtained, it may be settled at a significant discount or may prove impossible to collect all or any portion of a judgment.

Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

Consumer Protection Law

Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the

Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including:

(1)	the amount and type of all payments due at the time of origination of the lease,

(2)	a description of the lessee’s liability at the end of the Lease Term,

(3)	the amount of any periodic payments and manner of their calculation,

(4)	the circumstances under which the lessee may terminate the lease prior to the end of the Lease Term,

(5)	the capitalized cost of the vehicle, and

(6)	a warning regarding possible charges for early termination.

All states, except for the State of Louisiana, have adopted Article 2A of the UCC which provides protection to lessees through specified implied warranties and the right to cancel a lease relating to defective goods. Additionally, certain states such as California have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Titling Trust as owner or lessor of the Leases and may also apply to the Issuing Entity of a series as holder of the related SUBI Certificate. The failure to comply with these consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys’ fees. In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of any noncompliance.

Many states have adopted laws (each, a “Lemon Law”) providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer’s warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Titling Trust to terminate the related Lease and refund all or a portion of payments that previously have been paid with respect to that Lease. Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related Lease, the Lease will be deemed to be a Liquidated Lease and amounts received thereafter on or in respect of such Lease will constitute Liquidation Proceeds. As described under “The Leases — General” in this Prospectus, NMAC will represent and warrant to the Trustees as of the applicable Cutoff Date that the related Leases and Leased Vehicles comply with all applicable laws, including Lemon Laws, in all material respects. Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Lease terminated) in the future under a Lemon Law.

The Servicemembers Civil Relief Act and similar laws of many states may provide relief to members armed services, including members of the Army, Navy, Air Force, Marines, National Guard, Reservists, Coast Guard and officers of the National Oceanic and Atmospheric Administration and officers of the U.S. Public Health Service assigned to duty with the military, on active duty, who have entered into an obligation, such as a lease contract for a lease of a vehicle, before entering into military service and provide that under some circumstances the lessor may not terminate the lease contract for breach of the terms of the contract, including nonpayment. Furthermore, under the Servicemembers Civil Relief Act, a lessee may terminate a lease of a vehicle at anytime after the lessee’s entry into military service or the date of the lessee’s military orders (as described below) if (i) the lease is executed by or on behalf of a person who subsequently enters military service under a call or order specifying a period of not less than 180 days (or who enters military service under a call or order specifying a period of 180 days or less and who, without a break in service, receives orders extending the period of military service to a period of not less than 180 days); or (ii) the lessee, while in the military, executes a lease of a vehicle and thereafter receives military orders for a permanent change of station outside of the continental United States or to deploy with a military unit for a period of not less than 180 days. No early termination charge may be imposed on the lessee for such termination. No information can be provided as to the number of Leases that may be affected by these laws. In addition, current military operations of the United States, including military operations in Iraq and the Middle East, have persons in reserve status who have been called or will be called to active duty. In addition, these laws may impose limitations that would impair the ability of the Servicer to repossess a defaulted vehicle during the lessee’s period of active duty status. Thus, if a Lease goes into default, there may be delays and losses occasioned by the inability to exercise the rights of the Titling Trust with respect to the Lease and the related Leased Vehicle in a timely fashion. If a lessee’s obligations to make payments is reduced, adjusted or extended, the Servicer will not be required to advance such amounts. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the Notes and Certificates.

The Servicer will make representations and warranties in the Servicing Agreement that, as to each Lease and the related Leased Vehicle as of the relevant vehicle representation date, the Servicer has satisfied, or has directed the related Dealer to satisfy, the provisions of Servicing Agreement with respect to such Lease and the application for the related certificate of title. If any such representation and warranty proves to be incorrect with respect to any Lease, has certain material adverse effects and is not timely cured, the Servicer will be required under the Servicing Agreement to deposit an amount equal to the Repurchase Payment in respect of the Lease and the related Leased Vehicle into the applicable SUBI Collection Account unless the breach is cured in all material respects. See “The Leases — Representations, Warranties and Covenants” in this Prospectus for further information regarding the foregoing representations and warranties and the Servicer’s obligations with respect thereto.

Other Limitations

In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable insolvency laws, may interfere with or affect the ability of the Servicer to enforce the rights of the Titling Trust under the Leases. For example, if a lessee commences bankruptcy proceedings, the receipt of that lessee’s payments due under the related Lease is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the Lease to another party even though that Lease prohibits assignment.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of material federal income tax consequences of the purchase, ownership and disposition of the Notes. This discussion is based upon the advice of Mayer Brown LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Notes and, subject to the assumptions, qualifications, limitations and exceptions set forth in this discussion, the statements set forth herein under the heading “Material Federal Income Tax Consequences,” to the extent that such statements constitute matters of law or legal conclusions relating to the federal tax laws of the United States, constitute the opinion of Mayer Brown LLP. The law covered by the Mayer Brown LLP opinion is limited to the applicable provisions of the Code, Treasury regulations (including proposed and temporary Treasury regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations and the legislative history as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of the Mayer Brown LLP opinion. Mayer Brown LLP expresses no opinion as to the laws of any other jurisdiction and, unless otherwise specified, no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any country, municipality, subdivision or local authority or any jurisdiction. This discussion is directed solely to investors that hold the notes as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, noteholders that hold the notes as part of a hedge, straddle, integrated or conversion transaction, or noteholders whose functional currency is not the United States dollar, some of which may be subject to special rules.

Investors are encouraged to consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the Notes. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions or challenge the conclusions reached herein. Moreover, there are no cases or IRS rulings on transactions similar to those described herein with respect to the Issuing Entity involving debt issued by a trust with terms similar to those of the Notes. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes. This summary does not purport to deal with all aspects of federal income taxation that may be relevant to holders of Notes in light of their personal investment circumstances nor, except for certain limited discussions of particular topics, to certain types of holders of Notes subject to special treatment under the federal income tax laws (e.g., financial institutions, broker-dealers, life insurance companies and tax-exempt organizations).

Opinion Regarding Tax Status of the Notes and the Issuing Entity

In the opinion of Mayer Brown LLP, special tax counsel to the Depositor, subject to the assumptions and qualifications contained in such opinion, for federal income tax purposes under existing law: (i) the Notes will be treated as debt and (ii) the Issuing Entity will not be classified as an association (or publicly traded partnership) taxable as a corporation. This opinion will be based on the assumption that, among other things, the Securities will be issued pursuant to the terms of the Basic Documents and that such terms will be complied with.

Stated Interest

Except to the extent provided in the applicable Prospectus Supplement, stated interest on the Notes will be taxable as ordinary income for federal income tax purposes when received or accrued in accordance with a Note Owner’s method of tax accounting.

Original Issue Discount

A Note will be treated as issued with original issue discount (“OID”) if the excess of its “stated redemption price at maturity” over its issue price equals or exceeds a de minimis amount equal to 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years based on the anticipated weighted average life of the Note to its maturity. It is expected that the Notes will be issued with de minimis OID. Generally, the issue price of a Note should be the first price at which a substantial amount of the Notes included in the issue of which the Note is a part is sold to other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The stated redemption price at maturity of a Note is expected to equal the principal amount of the related note. Any amount not treated as OID because it is de minimis OID must be included in income (generally as gain from the sale of such note) as principal payments are received on the related Notes in the proportion that each such payment bears to the original principal amount of such note. The applicable Prospectus Supplement will disclose whether a series of Notes will be treated as issued with OID.

Note Owners of Notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest (“constant-yield method”). The Code requires that information with respect to the original issue discount accruing on any Note be reported periodically to the IRS and to certain categories of Note Owners.

Each Issuing Entity will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”). The OID Regulations concerning contingent payment debt instruments do not apply to prepayable debt instruments, such as the Notes, and other provisions of the OID Regulations either do not apply to prepayable securities such as the Notes or do not address the unique issues prepayable securities present.

The OID Regulations provide that, in the case of debt instruments such as the Notes, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the “Prepayment Assumption”), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the Notes will be the rate used in pricing the initial offering of those securities. If the Notes of a series are issued with original issue discount, the Prospectus Supplement for that series of Notes will specify the Prepayment Assumption. However, no representation is made (and special tax counsel is unable to opine) that the Notes of that series will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

The Note Owner of a Note issued with original issue discount must include in gross income the sum of the “daily portions” of such original issue discount for each day during its taxable year on which it held such note. In the case of an original Note Owner, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an “Accrual Period”) that begins on the day following a Payment Date (or in the case of the first such period, begins on the applicable closing date) and ends on the next succeeding Payment Date. The original issue discount accruing during each Accrual Period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

The portion of the original issue discount that accrues in any Accrual Period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the Accrual Period, of all of the distributions to be made on the note, if any, in future periods (taking into account events that have occurred during the Accrual Period such as prepayments or actual losses) and (B) the distributions made on the note during the Accrual Period that are included in such note’s stated redemption price at maturity, over (ii) the adjusted issue price of the Note at the beginning of the Accrual Period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the Notes will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Notes. For these purposes, the original yield to maturity of the Notes will be calculated based on their issue price and assuming that the Notes will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a Note at the beginning of any Accrual Period will equal the issue price of such Note, increased by the portion of the original issue discount that has accrued during prior Accrual Periods, and reduced by the amount of any distributions made on such Note in prior Accrual Periods that were included in such Note’s stated redemption price at maturity.

The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any Accrual Period computed as described above is negative, a Note Owner may only be entitled to offset such amount against positive original issue discount accruing on such Note in future Accrual Periods.

Market Discount

The Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if the Note Owner purchases a Note at a market discount (that is, a discount from its stated redemption price at maturity (which is generally the stated principal amount) or if the related Notes were issued with OID, its original issue price (as adjusted for accrued original issue discount, that exceeds a de minimis amount specified in the Code)) and thereafter (a) recognizes gain upon a disposition, or (b) receives payments of principal, the lesser of (i) such gain or principal payment or (ii) the accrued market discount, will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the related Note multiplied by a fraction, the numerator of which is the number of days the Note Owner held such Note and the denominator of which is the number of days from the date the Note Owner acquired such Note until its maturity date. The Note Owner may elect, however, to determine accrued market discount under the constant-yield method.

Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if such Note Owner makes such an election, it is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

Total Accrual Election

A Note Owner may elect to include in gross income all interest that accrues on a Note using the constant-yield method described above under the heading “— Original Issue Discount,” with modifications described below. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Amortizable Bond Premium”) or acquisition premium.

In applying the constant-yield method to a Note with respect to which this election has been made, the issue price of the Note will equal the electing Note Owner’s adjusted basis in the Note immediately after its acquisition, the issue date of the Note will be the date of its acquisition by the electing Note Owner, and no payments on the Note will be treated as payments of qualified stated interest. This election will generally apply only to the Note with respect to which it is made and may not be revoked without the consent of the IRS. Note Owners are encouraged to consult with their own advisers as to the effect in their circumstances of making this election.

Amortizable Bond Premium

In general, if a Note Owner purchases a Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such Note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant-yield method over the remaining term of the Note. Such Note Owner’s tax basis in the Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Note held by a Note Owner who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

Short-Term Debt

An owner of a Note, which has a fixed maturity date not more than one year from the issue date, will generally not be required to include OID income on the Note as it accrues. However, the foregoing rule may not apply if such owner holds the instrument as part of a hedging transaction, or as a stripped bond or stripped coupon or if the holder is:

•	an accrual method taxpayer,

•	a bank,

•	a broker or dealer that holds the Note as inventory,

•	a regulated investment company or common trust fund, or

•	the beneficial owner of specified pass-through entities specified in the Code.

An owner of a Note who is not required to include OID income on the Note as it accrues will instead include the OID accrued on the Note in gross income as principal is paid thereon, at maturity and upon a sale or exchange of the Note. Such owner would be required to defer deductions for any interest expense on an obligation incurred to purchase or carry the Note to the extent it exceeds the sum of any interest income and OID accrued on such Note. However, the owner may elect to include OID in income as it accrues on all obligations having a maturity of one year or less held by the owner in that taxable year or thereafter, in which case the deferral rule of the preceding sentence will not apply. For purposes of this paragraph, OID accrues on a Note on a straight-line basis, unless the owner irrevocably elects, under Treasury regulations, to apply a constant interest method, using the owner’s yield to maturity and daily compounding.

Disposition of the Notes

A Note Owner’s adjusted tax basis in a Note will be its cost, increased by the amount of any OID, market discount, acquisition discount and gain previously included in income with respect to the Note, and reduced by the amount of any payments on the Note that are not qualified stated interest and the amount of bond premium previously amortized with respect to the Note. A Note Owner will generally recognize gain or loss on the sale or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the tax basis of the Note. Such gain or loss will be capital gain or loss (except to the extent attributable to accrued but unpaid interest or as described under “— Market Discount” in this Prospectus) and will be long-term capital gain or loss if their Note was held for more than one year.

Information Reporting and Backup Withholding

The Indenture Trustee will be required to report annually to the IRS, and to each Note Owner, the amount of interest paid on the Notes (and the amount withheld for federal income taxes, if any) for each calendar year, except as to exempt recipients (generally, corporations, tax-exempt organizations, qualified pension and profit-sharing trusts, individual retirement accounts, or nonresident aliens who provide certification as to their status). Each Note Owner (other than Note Owners who are not subject to the reporting requirements) will be required to provide, under penalty of perjury, a certificate containing the Note Owner’s name, address, correct federal taxpayer identification number (which includes a social security number) and a statement that the Note Owner is not subject to backup withholding. Should a non-exempt Note Owner fail to provide the required certification or should the IRS notify the Indenture Trustee or the Issuing Entity that the Note Owner has provided an incorrect federal taxpayer identification number or is otherwise subject to backup withholding, the Indenture Trustee will be required to withhold (or cause to be withheld) on the interest otherwise payable to the Note Owner, and remit the withheld amounts to the IRS as a credit against the Note Owner’s federal income tax liability.

Tax Consequences to Foreign Investors

The following information describes the United States federal income tax treatment of investors that are not U.S. persons (each, a “Foreign Person”). The term “Foreign Person” means any Note Owner other than (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or a partnership for federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof (unless in the case of an entity treated as a partnership Treasury regulations are adopted that provide otherwise), (iii) an estate whose income is subject to United States federal income tax regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (b) such trust is eligible to and has elected to be treated as a domestic trust pursuant to the Code, despite not meeting the requirements described in (a). Interest paid or accrued to a Foreign Person that is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person, will generally be considered “portfolio interest” and generally will not be subject to United States federal income tax and withholding tax, as long as the Foreign Person (i) is not actually or constructively a “10 percent shareholder” of the Issuing Entity or NMAC, or a “controlled foreign corporation” with respect to which the Issuing Entity or NMAC is a “related person” within the meaning of the Code, and (ii) provides an appropriate statement, signed under penalty of perjury, certifying that the Note Owner is a Foreign Person and providing that Foreign Person’s name and address. The statement may be made on a Form W-8BEN or substantially similar substitute form, and the Foreign Person must inform the withholding agent of any change in the information on the statement within 30 days of the change. If a certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the withholding agent. However, in that case, the signed statement must be accompanied by Form W-8BEN or substitute form provided by the Foreign Person to the organization or institution holding the certificate on behalf of the Foreign Person. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest were not portfolio interest, then it would be subject to United States federal income and withholding tax at a rate of 30 percent unless reduced or eliminated pursuant to an applicable income tax treaty.

Any capital gain realized on the sale or other taxable disposition of a Note by a Foreign Person will be exempt from United States federal income and withholding tax provided that (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person, and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

If the interest, gain or income on a Note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person, the Note Owner (although exempt from the withholding tax previously discussed if a duly executed Form W-8ECI is furnished) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30 percent of its “effectively connected earnings and profits” within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

State and Local Tax Considerations

The discussion above does not address the tax consequences of purchase, ownership or disposition of the Notes under any state or local tax laws. Prospective investors are encouraged to consult their own tax advisors regarding state and local tax consequences of acquiring, owning and disposing of the Notes.

The tax discussions set forth above are included for general information only, and may not be applicable depending upon a note owner’s particular tax situation. Prospective purchasers are encouraged to consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA CONSIDERATIONS

General

Subject to the following discussion the Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the Code, as well as any entity holding “ plan assets” of any of the foregoing (each a “Benefit Plan”). Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code prohibit a Benefit Plan from engaging in certain transactions with persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

Prohibited Transactions

Certain transactions involving the Issuing Entity might be deemed to constitute or give rise to prohibited transactions under ERISA and Section 4975 of the Code with respect to a Benefit Plan that purchased Notes if assets of the Issuing Entity were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, as modified by Section 3(42) of ERISA (the “Plan Assets Regulation”), the assets of the Issuing Entity would be treated as “plan assets” of a Benefit Plan for purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquires an “equity interest” in the Issuing Entity and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Notes constitute debt for local law purposes, the Issuing Entity believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Issuing Entity incurs losses. This risk of recharacterization is enhanced for Notes that are subordinated to other classes of securities.

However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuing Entity, the Depositor, the Sponsor, the Administrative Agent, the Transferor, the Servicer, any Hedge Counterparty, the Titling Trustee, the Owner Trustee, the Indenture Trustee, any Certificateholder or any of their respective affiliates is or becomes a party in interest with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the identity of the Benefit Plan fiduciary making the decision to acquire a Note and the circumstances of the transaction. Included among these exemptions are: Prohibited Transaction Class Exemption (“PTCE”) 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain “in-house asset managers” and PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by independent “qualified professional asset managers.” In addition to the class exemptions listed above, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code for prohibited transactions between a Benefit Plan and a person or entity that is a party in interest to such Benefit Plan solely by reason of providing services to the Benefit Plan (other than a party in interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Benefit Plan involved in the transaction), provided that there is adequate consideration for the transaction. A purchaser of Notes should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these, or any other exemption, will be available with respect to any particular transaction involving the Notes and prospective purchasers that are Benefit Plans should consult with their advisors regarding the applicability of any such exemption.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements, however governmental plans may be subject to comparable state law restrictions.

A Benefit Plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Issuing Entity would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

Each purchaser or transferee of a Note, by its acceptance of that Note, will be deemed to have represented that (a) it is not acquiring the note (or any interest therein) with the assets of a Benefit Plan, or any other plan which is subject to applicable law that is substantially similar to the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA or Section 4975 of the Code; or (b) the acquisition, holding and disposition of such Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any substantially similar law.

UNDERWRITING

On the terms and conditions set forth in an underwriting agreement with respect to the Notes of a given series (the “Underwriting Agreement”), the Depositor will agree to cause the related Issuing Entity to sell to the underwriters named in the Underwriting Agreement and in the applicable Prospectus Supplement, and each of those underwriters will severally agree to purchase, the principal amount of each class of Notes the related series set forth in the Underwriting Agreement and in the applicable Prospectus Supplement.

In each Underwriting Agreement with respect to any given series of Notes, the several underwriters will agree, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Notes described in the Underwriting Agreement which are offered by this Prospectus and by the applicable Prospectus Supplement if any of those Notes are purchased.

Each Prospectus Supplement will either (1) set forth the price at which each class of Notes being offered by that Prospectus Supplement will be offered to the public and any concessions that may be offered to some dealers participating in the offering of those Notes, or (2) specify that the related Notes are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of that sale. After the initial public offering of those Notes, those public offering prices and those concessions may be changed.

The Underwriting Agreement will provide that the Depositor and NMAC will indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or contribute to payments the several underwriters may be required to make in respect thereof.

Each Issuing Entity may, from time to time, invest the funds in Accounts in eligible investments acquired from the underwriters. Pursuant to each Underwriting Agreement with respect to a given series of Notes and Certificates, the closing of the sale of any class of Notes subject to that Underwriting Agreement will be conditioned on the closing of the sale of all other classes of Notes of that series. The place and time of delivery of any series of Notes with respect to which this Prospectus is delivered will be set forth in the applicable Prospectus Supplement.

One of the underwriters, or its affiliate, may be a Hedge Counterparty.

LEGAL OPINIONS

Certain legal matters relating to the Notes of any series, including the legality of such Notes will be passed upon for the related Issuing Entity, the Depositor and the Servicer by the general counsel of the Servicer and Mayer Brown LLP. In addition, certain United States federal and tax and other matters will be passed upon for the related Issuing Entity by Mayer Brown LLP.

INDEX OF PRINCIPAL TERMS

Set forth below is a list of certain of the more important capitalized terms used in this Prospectus and the pages on which the definitions may be found.

30/360	44
account	30
Accrual Period	91
Actual/360	44
Actual/Actual	44
Administrative Agent	77
Administrative Charges	73
Administrative Fee	77
Administrative Lien	24
Advance	71
amortizable bond premium	92
Auction Proceeds	68
Back-up Security Agreement	85
Base Residual	24
Basic Documents	78
Basic Servicing Agreement	22
Beneficial Owner	49
Benefit Plan	94
Business Day	43
Calculation Agent	44
Cap Agreement	78
Cap Provider	78
Casualty Termination	38
Cede	42
certificated security	85
Certificateholder	59
Certificates	21
class	42
Clearstream Banking Luxembourg	48
Clearstream Banking Participants	50
Closing Date	21
Code	55
Collateral	26
Collection Account	68
Collection Period	69
Collections	68
Constant-yield method	90
Contingent and Excess Liability Insurance	34
Cooperative	51
Credit Termination	38
Cutoff Date	25
daily portions	91
Dealers	21
Defaulted Vehicle	70
Definitive Notes	51
Depositaries	48
Depositor	21
Designated LIBOR Page	45
Direct Participants	49
Disposition Amount	37
Disposition Expenses	38
DTC	42
DTCC	49
Early Lease Terminations	38
Early Termination Charge	38
Early Termination Purchase Option Price	68
EMCC	49
ERISA	94
Euroclear	48
Euroclear Operator	48
Euroclear Participants	50
Excess Mileage and Excess Wear and Tear Charges	32
FICO Scores	31
Fixed Rate Notes	43
Floating Rate Notes	43
floorplan receivables	30
Foreign Person	93
GSCC	49
Hedge Agreement	78
Hedge Counterparty	78
Indenture	42
Indenture Default	52
Index Currency	45
Indirect Participants	49
insolvency laws	80
Insurance Expenses	40
Insurance Proceeds	39
Interest Reset Date	43
Interest Reset Period	43
IRS	89
Issuing Entity	21
Issuing Entity’s Estate	22
LCN	32

Lease Maturity Date	37
Lease Rate	37
Lease Term	37
Leased Vehicles	21
Leases	21
Lemon Law	88
Lessee Initiated Early Termination	38
LIBOR	43
LIBOR Bloomberg	45
LIBOR Reuters	45
LIBOR Telerate	44
Liquidated Lease	72
Liquidation Proceeds	68
LKE	36
London Business Day	43
loss	65
market discount rules	91
Matured Vehicle	70
MBSCC	49
Monthly Early Termination Sale Proceeds	69
Monthly Payment	37
Monthly Payment Advance	71
Monthly Sales Proceeds	69
Monthly Scheduled Termination Sale Proceeds	69
Moody’s	56
NALL II	26
NARC II	29
Net Auction Proceeds	69
Net Insurance Proceeds	40
Net Liquidation Proceeds	37
NMAC	21
NMAC Remarketing	31
NML	27
NNA	27
Note Factor	41
Noteholder	42
Notes	21
NSCC	49
NWRC II	30
OID	90
OID Regulations	90
Optional Purchase	61
Other SUBI	23
Other SUBI Assets	63
Other SUBI Certificates	23
owner	86
Payment Ahead	69
Payment Date	42
Plan Assets Regulation	94
Pooling Agreements	26
portfolio interest	93
Prepayment Assumption	90
Principal Financial Center	46
Prospectus	21
Prospectus Supplement	21
PTCE	95
Pull-Forward	36
Pull-Forward Payment	36
Purchase Agreements	26
QI	36
Rating Agency	35
Rating Agency Condition	58
Reallocation Payments	37
Receivables	26
Recoveries	69
Remaining Net Auction Proceeds	69
Remaining Payoffs	69
Replacement Vehicles	36
Repurchase Payments	24
Residual Value Surplus	69
Restricted Jurisdiction	24
retail receivable	29
RPM	33
Sales Proceeds Advance	71
SEC	1
Securities	21
Securities Act	29
Securitization Value	31
Securitized Financing	79
Security Deposit	39
Securityholders	59
Servicer	22
Servicer Default	74
Servicing Agreement	25
Servicing Fee	73
Servicing Rate	73
Spread	43
Standard & Poor’s	49
Strip Notes	42

SUBI	21
SUBI Assets	21
SUBI Certificate	22
SUBI Certificate Transfer Agreement	25
SUBI Supplement	25
SUBI Trust Agreement	25
Swap Agreement	78
Swap Counterparty	78
TARGET system	43
Term Extension	24
Terms and Conditions	51
TIA	56
Titling Trust	21
Titling Trust Agreement	22
Titling Trust Assets	23
Titling Trustee	22
Trust Administration Agreement	77
Trust Agent	22
Trust Agreement	21
Trust SUBI Certificate Transfer Agreement	25
U.S. Bank	22
UCC	24
Underwriting Agreement	95
UTI	21
UTI Assets	63
UTI Beneficiary	21
UTI Certificates	23

$475,100,000

NISSAN AUTO LEASE TRUST
2008-A
Issuing Entity

$77,100,000 Asset Backed Notes, Class A-1

$173,000,000 Asset Backed Notes, Class A-2a Notes & Class A-2b Notes

$225,000,000 Asset Backed Notes, Class A-3a Notes & Class A-3b Notes

$25,474,000 Asset Backed Notes, Class A-4 Notes(1)

(1) The Class A-4 Notes are not being offered for sale by this Prospectus Supplement or the Prospectus.

Nissan Auto Leasing LLC II
Depositor

Nissan Motor Acceptance Corporation,
Sponsor/Servicer

PROSPECTUS SUPPLEMENT

Underwriters
Merrill Lynch & Co.
Citi
BNP PARIBAS
Deutsche Bank Securities
HSBC
JPMorgan
RBS Greenwich Capital

Dealer Prospectus Delivery Obligation.  For ninety days following the date of this Prospectus Supplement, all dealers that effect transactions in these notes, whether or not participating in the offering, may be required to deliver a Prospectus Supplement and Prospectus, such delivery obligation generally may be satisfied through the filing of the Prospectus Supplement and Prospectus with the Securities and Exchange Commission. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.